As filed with the Securities and Exchange Commission on October 9, 1996.
                                                   Registration No. 333-13217
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                                  ____________
                              AMENDMENT NO. 1 TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 _____________

                            CORPORATE EXPRESS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         Colorado                      5112                   84-0978360
(State or Other Jurisdiction     (Primary Standard          (I.R.S. Employer
Incorporation or Organization  Industrial Classification  Identification Number)
                                      Code Number)

                            325 Interlocken Parkway
                           Broomfield, Colorado 80021
                                 (303) 373-2800
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                                  JIRKA RYSAVY
                            Chief Executive Officer
                            Corporate Express, Inc.
                            325 Interlocken Parkway
                          Broomfield, Colorado  80021
                                 (303) 373-2800
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                               _________________

                                   Copies to:


     JUSTIN P. KLEIN, ESQ.                          MARTHA J. GORDON, ESQ.
   GERALD J. GUARCINI, ESQ.                        Sullivan & Worcestor LLP
Ballard Spahr Andrews & Ingersoll                   One Post Office Square
  1735 Market Street, 51st Floor                Boston, Massachusetts 02109-2106
Philadelphia, Pennsylvania 19103-7599                  (617) 338-2800
       (215) 665-8500

                                ________________

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and the effective time of the merger (the "Merger") of Bevo Acquisition Corp., Inc. into United TransNet, Inc. as described in the Agreement and Plan of Merger, dated as of September 10, 1996 (the "Merger Agreement"), attached as Appendix I to the Proxy Statement and Prospectus forming a part of this Registration Statement.

                         ______________________________

   If the securities being registered on this form are being offered in connection with the formation of a holding company and are in compliance with General Instruction G, check the following box. [_]

                         ______________________________

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
     Title of Each Class of                          Proposed Maximum   Proposed Maximum
        Securities to Be              Amount to       Offering Price        Aggregate            Amount of
           Registered              Be Registered(1)     Per Share       Offering Price(2)   Registration Fee(2)
-------------------------------------------------------------------------------------------------------------------
Common Stock ($.0002 par value)    4,311,425 shares        N/A           $155,786,182.       $47,207.93 (3)
===================================================================================================================

(1) Represents the maximum number of shares of Corporate Express, Inc. Common Stock, par value $.0002 per share, to be issued pursuant to the Merger Agreement in exchange for all of the issued and outstanding shares of Common Stock of United TransNet, Inc.

(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of the market value of the Common Stock of United TransNet, Inc. to be exchanged in the Merger, computed in accordance with Rule 457(c) on the basis of the average of high and low prices per share of such stock on the New York Stock Exchange Composite Tape on October 4, 1996.

(3)  Previously paid.
                   _________________________________________

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                            UNITED TRANSNET, INC.
                           1080 HOLCOMB BRIDGE ROAD
                           BUILDING 200, SUITE 140
                            ROSWELL, GEORGIA 30076

                                                           October 9, 1996

Dear Stockholder:

  It is a pleasure to invite you to the Special Meeting of Stockholders of United TransNet, Inc. ("United TransNet") in Atlanta, Georgia on November 7, 1996 at 10:00 a.m. local time, at the Renaissance Atlanta Hotel Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia (the "Special Meeting"). The sole purpose of the Special Meeting will be to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 10, 1996 (the "Merger Agreement"), by and among Corporate Express, Inc. ("Corporate Express"), Bevo Acquisition Corp., Inc. ("Acquisition Sub"), a wholly-owned subsidiary of Corporate Express, and United TransNet.

  The Merger Agreement provides, among other things, for the merger of Acquisition Sub with and into United TransNet (the "Merger") pursuant to which United TransNet will become a wholly-owned subsidiary of Corporate Express and each outstanding share of United TransNet Common Stock will be converted into
 .45 shares of Corporate Express Common Stock. Based upon the approximately 9,380,946 shares of United TransNet Common Stock outstanding as of October 3, 1996, United TransNet's stockholders will be issued approximately 4,221,425 shares of Corporate Express Common Stock in the Merger, representing approximately 5.6% of the total issued and outstanding shares of Corporate Express Common Stock after the Merger.

  The Merger Agreement contains a number of conditions and other terms, all of which are summarized, along with certain financial and other information, in the accompanying Proxy Statement and Prospectus. Please read and consider the Proxy Statement and Prospectus carefully.

  The vote of every stockholder is important. Mailing your completed proxy will not prevent you from voting in person at the Special Meeting if you wish to do so.

  Please sign, date and promptly mail your proxy. Your cooperation will be greatly appreciated.

  Your Board of Directors and management look forward to greeting those stockholders who are able to attend the Special Meeting.

                                          Sincerely,

                                          Philip A. Belyew

                                          Chairman of the Board

                             UNITED TRANSNET, INC.

                         1080 HOLCOMB BRIDGE ROAD
                            BUILDING 200, SUITE 140
                            ROSWELL, GEORGIA 30076

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 7, 1996

To the Stockholders of United TransNet:

  A Special Meeting of Stockholders of United TransNet, Inc., a Delaware corporation ("United TransNet"), will be held at the Renaissance Atlanta Hotel Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia, on November 7, 1996 at 10:00 a.m., local time, for the following purpose:

    To consider and act upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of September 10, 1996 by and among Corporate Express, Inc., Bevo Acquisition Corp., Inc. and United TransNet, and the conversion of each outstanding share of United TransNet Common Stock, par value $.001 per share, into .45 shares of Corporate Express Common Stock, par value $.0002 per share, all as more fully described in the accompanying Proxy Statement and Prospectus.

  Stockholders of record at the close of business on October 3, 1996 are entitled to notice of, and to vote at, the Special Meeting and any adjournments thereof. The United TransNet stock transfer books will remain open for the purchase and sale of United TransNet Common Stock. For a period of ten days prior to the Special Meeting, a complete list of the stockholders entitled to vote at the Special Meeting will be available at the offices of United TransNet for inspection by any stockholder of record for any purpose germane to the Special Meeting.

  All stockholders are cordially invited to attend the Special Meeting.

                                          By Order of the Board of Directors,

                                          Philip A. Belyew
                                          Chairman of the Board

Roswell, Georgia

October 9, 1996

  WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE SPECIAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

                        PROXY STATEMENT AND PROSPECTUS

                            CORPORATE EXPRESS INC.

                             UNITED TRANSNET, INC.

  This Proxy Statement and Prospectus (this "Proxy Statement and Prospectus") relates to the proposed merger (the "Merger") of Bevo Acquisition Corp., Inc. ("Acquisition Sub"), a wholly-owned subsidiary of Corporate Express, Inc. ("Corporate Express") with and into United TransNet, Inc. ("United TransNet") pursuant to an Agreement and Plan of Merger dated September 10, 1996, by and among Corporate Express, Acquisition Sub and United TransNet (the "Merger Agreement"). A copy of the Merger Agreement is attached hereto as Appendix I. As a result of the Merger, United TransNet will become a wholly-owned subsidiary of Corporate Express and the stockholders of United TransNet will receive approximately 4,221,425 shares of Corporate Express common stock, $.0002 par value ("Corporate Express Common Stock"), in exchange for all of the issued and outstanding shares of United TransNet common stock, $.001 par value ("United TransNet Common Stock"), of which 9,380,946 shares were outstanding as of October 3, 1996. Pursuant to the Merger, each outstanding share of United TransNet Common Stock will be converted into forty-five one hundredths (.45) of one share of Corporate Express Common Stock (the "Exchange Ratio"). The Exchange Ratio is subject to adjustment if, prior to Closing, Corporate Express (i) pays a dividend or makes a distribution in Corporate Express Common Stock, (ii) subdivides the outstanding shares of Corporate Express Common Stock, (iii) combines the outstanding shares of Corporate Express Common Stock into a smaller number of shares, (iv) pays a dividend or makes a distribution on Corporate Express Common Stock in shares other than Corporate Express Common Stock,(v) issues by reclassification of any class of Corporate Express Common Stock any shares of its capital stock, or (vi) takes any other corporate action which changes the number of shares of Corporate Express Common Stock outstanding. See "The Merger--Adjustments to Merger Consideration."

  This Proxy Statement and Prospectus serves as the proxy statement for United TransNet for its special meeting of stockholders to be held November 7, 1996 (the "Special Meeting"). See "The Special Meeting."

  This Proxy Statement and Prospectus also constitutes a prospectus of Corporate Express with respect to the shares of Corporate Express Common Stock to be issued to stockholders of United TransNet pursuant to the Merger Agreement. This Proxy Statement and Prospectus and the accompanying form of proxy are first being mailed to stockholders of United TransNet on or about October 9, 1996.

  SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN CONSIDERATIONS IN EVALUATING THE MERGER.

  No persons have been authorized to give any information or to make any representation other than those contained in this Proxy Statement and Prospectus in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, such information or representation should not be relied upon as having been authorized by Corporate Express or United TransNet. This Proxy Statement and Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer or proxy solicitation. Neither the delivery of this Proxy Statement and Prospectus nor any distribution of the securities offered hereby shall, under any circumstances, create any implication that there has been no change in the affairs of Corporate Express or United TransNet since the date hereof or that the information set forth or incorporated by reference herein is correct as of any time subsequent to its date. All information herein with respect to Corporate Express and Acquisition Sub has been furnished by Corporate Express, and all information herein with respect to United TransNet has been furnished by United TransNet.

THE SECURITIES TO WHICH THIS PROXY STATEMENT AND PROSPECTUS RELATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THE DATE OF THIS PROXY STATEMENT AND PROSPECTUS IS OCTOBER 9, 1996.

                           FORWARD-LOOKING STATEMENTS

  This Proxy Statement and Prospectus includes and incorporates by reference forward-looking statements based on current plans and expectations of Corporate Express, United TransNet and Acquisition Sub, relating to, among other matters, analyses, including an opinion from independent financial advisors to United TransNet's Board of Directors as to the fairness from a financial point of view of the Exchange Ratio to be offered to United TransNet's stockholders in the Merger, based upon forecasts of future results, and estimates of amounts that are not yet determinable. Such forward-looking statements are contained in the sections entitled "Summary," "Risk Factors," "The Merger," "The Companies" and other sections of this Proxy Statement and Prospectus. Such statements involve risks and uncertainties which may cause actual future activities and results of operations to be materially different from that suggested in this Proxy Statement and Prospectus, including among others, risks associated with the integration of acquisitions by Corporate Express, fluctuations in Corporate Express' operating results because of the acquisitions and seasonal influences and variations in stock prices, as well as other factors described elsewhere in this Proxy Statement and Prospectus.

                             AVAILABLE INFORMATION

  Each of Corporate Express and United TransNet are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at its principal office, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates or through the World Wide Web (http://www.sec.gov). The Corporate Express Common Stock is quoted on the Nasdaq National Market ("Nasdaq") and reports, proxy statements and other information concerning Corporate Express are available for inspection and copying at the Public Reference Section of Nasdaq, 1735 K Street, N.W., Washington, DC 20006. The United TransNet Common Stock is listed on the New York Stock Exchange (the "NYSE") and reports, proxy statements, and other information concerning United TransNet may also be inspected at the NYSE at 20 Broad Street, New York, New York 10005.

  Corporate Express has filed with the Commission a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-4 with respect to the Corporate Express Common Stock to be issued in the Merger. This Proxy Statement and Prospectus also constitutes a prospectus of Corporate Express filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules of the Commission. Statements made in this Proxy Statement and Prospectus as to the contents of any contract, agreement, or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be qualified in its entirety by such reference. The Registration Statement and any amendments thereto, including exhibits filed as part thereof, are available for inspection and copying at the Commission's offices as described above.

                               ----------------

  Corporate Express(R) is a registered service mark of Corporate Express, Inc.

                               ----------------

  As used in this Proxy Statement and Prospectus, "fiscal 1991," "fiscal 1992," "fiscal 1993," "fiscal 1994", "fiscal 1995" and "fiscal 1996" refer to Corporate Express' fiscal years ended or ending February 29, 1992, February 28, 1993, February 28, 1994, February 25, 1995, March 2, 1996 and March 1,
1997, respectively.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by Corporate Express with the Commission pursuant to the Exchange Act (File No. 0-24642) are hereby incorporated by reference in the Proxy Statement and Prospectus:

    1. Corporate Express' Annual Report on Form 10-K for the fiscal year ended March 2, 1996;

    2. Corporate Express' Quarterly Report on Form 10-Q for the quarter ended June 1, 1996;

    3. Corporate Express' Current Report on Form 8-K/A filed on June 19, 1996, and Corporate Express' Current Reports on Form 8-K filed on September 14, 1996 and September 20, 1996, respectively; and

    4. The description of the Corporate Express Common Stock contained in Corporate Express' Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

  All reports and other documents filed with the Commission by Corporate Express pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and Prospectus and prior to the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such reports and other documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement and Prospectus.

  This Proxy Statement and Prospectus incorporates documents by reference with respect to Corporate Express that are not presented herein or delivered herewith. Copies of these documents (not including exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents or herein) are available without charge to any person to whom this Proxy Statement and Prospectus is delivered upon written or oral request to Corporate Express, Inc., 325 Interlocken Parkway, Broomfield, Colorado 80021,
Attention: Secretary.

  In order to ensure timely delivery, any request for documents should be made by October 31, 1996.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
FORWARD-LOOKING STATEMENTS................................................   2
AVAILABLE INFORMATION.....................................................   2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   3
SUMMARY...................................................................   6
  Corporate Express.......................................................   6
  United TransNet.........................................................   8
  Strategic Reasons for the Merger........................................   8
  The Special Meeting.....................................................   9
  The Merger..............................................................   9
  Summary Combined Financial Statements...................................  13
  Comparative Historical and Pro Forma Per Share Data.....................  14
  Comparative Market Data.................................................  15
  Dividend Policy.........................................................  16
RISK FACTORS..............................................................  17
  Risks Relating to Corporate Express.....................................  17
  Risks Relating to United TransNet.......................................  19
  Risks Relating to the Merger............................................  20
THE SPECIAL MEETING.......................................................  21
  Special Meeting of United TransNet Stockholders.........................  21
  Quorum..................................................................  21
  Vote Required...........................................................  21
  Record Date; Stock Entitled to Vote.....................................  21
  Voting of Proxies.......................................................  22
  Revocation of Proxies...................................................  22
  Solicitation of Proxies.................................................  22
THE MERGER................................................................  23
  Merger Consideration....................................................  23
  Adjustments to Merger Consideration.....................................  23
  Conversion of Shares; Procedures for Exchange of Certificates;
   Fractional Shares......................................................  23
  Nasdaq Listing..........................................................  24
  Background of the Merger................................................  24
  Recommendation of the United TransNet Board of Directors................  27
  Reasons for the Merger..................................................  27
  Opinion of United TransNet's Financial Advisor..........................  28
  Effective Time of the Merger............................................  32
  Interests of Certain Persons in the Merger..............................  32
  Certain Federal Income Tax Consequences.................................  33
  Anticipated Accounting Treatment........................................  33
  Resale of Corporate Express Common Stock by Affiliates..................  34
  Certain Regulatory Matters..............................................  34
  Rights of Dissenting Stockholders.......................................  35
  Comparison of Stockholder Rights........................................  35
THE MERGER AGREEMENT......................................................  41
  Conditions to the Merger................................................  41
  Representations and Warranties..........................................  43
  Certain Covenants.......................................................  43
  No Solicitation.........................................................  45
  Additional Agreements...................................................  46
  Termination, Amendment and Waiver.......................................  49

                                                                            PAGE
                                                                            ----
SELECTED CONSOLIDATED FINANCIAL DATA--CORPORATE EXPRESS...................   50
SELECTED FINANCIAL DATA--UNITED TRANSNET..................................   52
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS--UNITED TRANSNET..............................................   57
THE COMPANIES.............................................................   63
  Corporate Express.......................................................   63
  United TransNet.........................................................   64
PRINCIPAL STOCKHOLDERS OF UNITED TRANSNET.................................   72
LEGAL MATTERS.............................................................   73
EXPERTS...................................................................   73
APPENDIX I--AGREEMENT AND PLAN OF MERGER DATED AS OF SEPTEMBER 10, 1996
 AMONG CORPORATE EXPRESS, ACQUISITION SUB AND UNITED TRANSNET ............
APPENDIX II--OPINION OF SMITH BARNEY INC..................................

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement and Prospectus. The information contained in this summary is qualified in its entirety by, and should be read in conjunction with, the detailed information and financial statements, including the notes thereto, appearing elsewhere in this Proxy Statement and Prospectus and the documents incorporated herein by reference.

                             CORPORATE EXPRESS

  Corporate Express is a leading provider of office products and services to large corporations. Since 1991, Corporate Express has expanded through acquisitions from a regional operation in Colorado to operations throughout the United States, Canada, the United Kingdom, Australia, Germany and New Zealand. Corporate Express believes it has developed a substantially different business model from traditional contract stationers, defining itself as a "Corporate Supplier" which provides a broad array of non-production goods and services to its customers while reducing overall procurement costs and providing a high level of customer service. The Company's current offering includes office supplies, computer and imaging supplies, computer software, office furniture, forms management, printing, same-day local delivery service and distribution logistics management. Corporate Express markets to its existing and prospective customers through a direct sales force and fulfills its products and services through over 500 locations and a fleet of approximately 7,000 owned or contracted vehicles.

  Corporate Express' target customers are large corporations with over 100 employees. Corporate Express believes that these large corporations increasingly are seeking to reduce the cost of procuring nonproduction goods and services and decrease the time and effort spent managing functions that are not considered core competencies. To that end, corporations are seeking to reduce the number of their suppliers in order to eliminate the internal costs associated with fragmented ordering systems, multiple invoices, deliveries, ordering procedures, uneven service levels and inconsistent product availability. Many large corporations operate from multiple locations and can benefit from selecting a single supplier who can service them nationally or internationally.

  In many non-production goods and services sectors, including office products and same-day local delivery, competition is often highly fragmented and consists primarily of smaller local or regional providers. Corporate Express believes that the desire of large corporations to reduce their number of suppliers to a small group of reliable and cost-effective partners will lead to a further consolidation of currently fragmented sectors, as well as initiate consolidations between sectors where the ultimate requirement will be the ability to meet customers' needs rather than to supply a particular product or service.

  Corporate Express' Corporate Supplier strategy is designed to reduce its customers' total costs and the internal effort necessary to manage the procurement of non-production goods and services. Corporate Express believes that its target customers value a high level of service including account relationship managers, delivery services and customized pricing, electronic interfaces, reporting formats and product catalogs. Corporate Express' broad product and service offering permits it to reduce the procurement costs its customers incur in dealing with multiple vendors while servicing customers' broad geographical service and delivery requirements.

  Corporate Express also seeks to continually reduce its merchandise and operating costs which should permit it to offer its customers lower prices. By purchasing most of its products directly from manufacturers in large volumes and limiting the number of manufacturers represented in its In-Stock Catalog and other specialty catalogs, Corporate Express is increasingly able to earn volume discounts and other allowances from its vendors.

  Corporate Express believes its computer systems represent a key strategic advantage which differentiates the Company from its competitors and permits it to achieve cost savings, provide superior customer service and centrally manage its operations.

  Corporate Express historically has grown and intends to continue to grow in the future through a combination of acquisitions and internal growth. Corporate Express plans to increase sales to existing customers by cross-selling its expanded product and service offering and developing existing customers into international, national or multi-regional accounts. Corporate Express seeks to gain new customers, including national and international accounts, through the marketing efforts of its direct sales force and through acquisitions of other suppliers and companies offering complementary products and services. Further, the merger with U.S. Delivery Systems, Inc. ("Delivery") has expanded Corporate Express' delivery capabilities and geographic coverage in the United States and Corporate Express has started to develop sales efforts in these new geographic areas. In addition, Corporate Express may open additional satellite sales offices and distribution breakpoints to serve new accounts and to continue to add new product and service capabilities.

  In order to better service its multi-national customers and to take advantage of the fragmented nature of many international markets, Corporate Express has devoted substantial resources to expanding outside of the United States, principally through acquisitions. Corporate Express has acquired or made investments in companies in Canada and Australia in calendar 1995, and in the United Kingdom, Germany and New Zealand in calendar 1996. The Company plans to enter additional international markets in the future. Over time, the Company plans to implement appropriate aspects of the Corporate Supplier business model in its international operations, including creating in-stock catalogs, consolidating warehouses, upgrading information systems, acquiring companies offering complementary products and services and focusing on larger customers and national and international accounts.

  Corporate Express was incorporated under the laws of Colorado in 1985. Corporate Express operates its business through various subsidiaries. Corporate Express' executive offices are located at 325 Interlocken Parkway, Broomfield, Colorado 80021, and its telephone number is (303) 373-2800.

RECENT DEVELOPMENTS

  Corporate Reorganization. As of June 18, 1996, Corporate Express consummated a reorganization pursuant to which Corporate Express formed CEX Holdings, Inc., a wholly-owned subsidiary organized under the laws of Colorado ("CEX Holdings"), and contributed substantially all of its assets, including the capital stock of most of its operating subsidiaries, and assigned substantially all of its liabilities, to CEX Holdings. Corporate Express believes that the reorganization will enable it to achieve certain tax advantages, provide it more flexibility to engage in certain financing transactions and allow it to better manage its operating subsidiaries.

  Acquisition Activity. Since the beginning of fiscal 1996, the Company has completed 55 acquisitions, including 46 office products companies and ten delivery companies. Of these acquisitions, 35 were in the United States, five were in Canada, six were in the United Kingdom, six were in Australia, two were in New Zealand and one was in Germany.

  Recent Financial Results. During the three months ended August 31, 1996, the Company's net sales were $602.4 million, net income was $11.2 million and earnings per share were $.15. For the prior year's three month period ended August 26, 1995, the Company's net sales were $371.1 million, net income was $5.8 million and earnings per share were $.09.

                              UNITED TRANSNET

  United TransNet offers a variety of customized distribution services for corporate customers with time-sensitive pickup and delivery requirements. Management believes that United TransNet is the second largest same-day delivery service provider in the United States. Through both its ground and air divisions, United TransNet provides scheduled and unscheduled time sensitive delivery service primarily for local and regional shipments. United TransNet's ground delivery business serves 47 states and all major metropolitan markets in the United States. United TransNet's fleet of approximately 4,300 ground transportation vehicles facilitates United TransNet's broad geographic coverage.

  United TransNet provides a variety of ground distribution services to a broad range of customers requiring reliable, expedited delivery, including (i) customized routed service, such as same-day delivery of documents, data and other paper instruments, primarily for financial institutions; (ii) small package and parcel service, such as just-in-time delivery of various products;
(iii) same-day and overnight pouch delivery service for items such as interoffice mail; and (iv) other valued-added services such as on-call deliveries, mailroom management, expedited mail delivery, warehousing and transportation network consulting services.

  United TransNet offers air expedited delivery service through commercial airlines and third party aircraft to transport time-sensitive documents and packages as well as time sensitive door-to-door air service, emergency and next-flight-out service throughout the United States.

  The principal components of United TransNet's operating strategy are to continue to focus primarily on customized, time sensitive scheduled delivery service, to maintain internal growth, to capitalize on favorable industry trends and to pursue an aggressive acquisition program to consolidate United TransNet's position and broaden its geographic reach. United TransNet seeks to acquire companies in markets where it already has a presence, in order to recognize substantial operating advantages and cost savings, and it also seeks to expand into new markets.

  United TransNet is a Delaware corporation, its offices are located at 1080 Holcomb Bridge Road, Building 200, Suite 140, Roswell, Georgia 30076 and its telephone number is (770) 518-1180.

                        STRATEGIC REASONS FOR THE MERGER

  The Corporate Express Board of Directors and management continually review strategic alternatives available to Corporate Express, including acquisitions, product and service extensions and geographic expansion. The Corporate Express Board of Directors believes that the merger with United TransNet will: (i) allow Corporate Express to offer various additional services which are complementary to its business; (ii) allow Corporate Express to expand the geographic reach of its distribution network by utilizing United TransNet facilities as additional delivery breakpoints; (iii) enhance Corporate Express' current same-day delivery capabilities;(iv) allow Corporate Express and United TransNet to cross-sell services to each other's customers; (v) create economies of scale by allowing the combined entity to consolidate operating facilities, reduce duplicative administrative functions and combine national marketing programs; (vi) decrease Corporate Express' cost of delivery of its office products; and (vii) create a combined entity positioned to compete more effectively on both a strategic and financial basis.

  The United TransNet Board of Directors believes that the Merger with Corporate Express will: (i) enhance the opportunities for internal growth of United TransNet's business through its combination with the complementary business and capabilities of Corporate Express; (ii) allow United TransNet to pursue its acquisition strategy with an experienced acquisition team and greater resources; (iii) enhance stockholder value through consolidations of operations and administrative functions and reductions in costs; and (iv) enhance its ability to capture national account business.

                              THE SPECIAL MEETING


Meeting of Stockholders.....  The Special Meeting of stockholders of United
                              TransNet will be held on Thursday, November 7, 1996 at 10:00 a.m. (local time) at the Renais-sance Atlanta Hotel Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia.

Matters to be Considered at
 the Special Meeting........  At the Special Meeting, stockholders will be asked to approve and adopt the Merger Agreement. Pursuant to the terms of the Merger Agreement, each share of United TransNet Common Stock will be converted into forty-five one hundredths (.45) of one share of Corporate Express Common Stock. The Exchange Ratio is subject to certain adjust-ments. See "The Merger--Merger Consideration" and "--Adjustments to Merger Consideration." For ad-ditional information relating to the Special Meeting, see "The Special Meeting."


Quorum; Vote Required.......  The presence, in person or by proxy, of the hold-
                              ers of a majority of the outstanding shares of United TransNet Common Stock at the Special Meet-ing is necessary to constitute a quorum at the Special Meeting. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of United TransNet Common Stock. See "The Special Meeting-- Vote Required" and "The Merger Agreement--Condi-tions to the Merger."


Record Date.................  Only stockholders of record of United TransNet
                              Common Stock at the close of business on October 3, 1996 (the "Record Date") are entitled to no-tice of and to vote at the Special Meeting. On that date, there were 9,380,946 shares of United TransNet Common Stock outstanding, with each share of United TransNet Common Stock entitled to cast one vote with respect to the Merger Agree-ment at the Special Meeting.

Security Ownership of
 Management.................  As of the Record Date, the directors and execu-
                              tive officers of United TransNet as a group had the power to vote approximately 32% of the out-standing shares of United TransNet Common Stock entitled to vote at the Special Meeting and have indicated that they intend to vote their shares in favor of the Merger Agreement. See "Principal Stockholders of United TransNet."

                                   THE MERGER


Effect of the Merger........  Pursuant to the Merger Agreement, Acquisition Sub
                              would merge with and into United TransNet, United TransNet would continue as the surviving corpora-tion (sometimes referred to as the "Surviving Corporation") and United TransNet would become a wholly-owned subsidiary of Corporate Express. All of the shares of United TransNet Common Stock is-sued and outstanding immediately prior to the consummation of the Merger would be automatically converted at the Effective Time (as defined be-
                              low) into the right to receive in the aggregate approximately 4,221,425 shares of Corpo
-------------------------------------------------------------------------------
                              rate Express Common Stock, representing approxi-mately 5.6% of the Corporate Express Common Stock outstanding after the Merger. Pursuant to the Merger, each share of United TransNet Common Stock would be converted into forty-five one hundredths (.45) of one share of Corporate Ex-press Common Stock (the "Exchange Ratio"). The Exchange Ratio is subject to adjustment if Corpo-rate Express takes certain actions with respect to the Corporate Express Common Stock. See "The Merger--Merger Consideration" and "--Adjustments to Merger Consideration."

Assumption of Options.......  Each unexpired option to acquire shares of United
                              TransNet Common Stock will be automatically con-verted at the Effective Time (as defined below) into an option to purchase shares of Corporate Express Common Stock. The number of shares which each option holder shall have the right to pur-chase, and the exercise price of such options, will be adjusted to reflect the Exchange Ratio. See "The Merger Agreement--Additional Agree-ments."

Recommendation of the Board
 of Directors and Reasons
 for the Merger.............
                              The United TransNet Board of Directors believes that the terms of the Merger are fair to and in the best interests of the United TransNet stock-holders and has unanimously approved the Merger Agreement and the related transactions. The United TransNet Board of Directors unanimously recommends that United TransNet stockholders ap-prove the Merger Agreement. See "The Merger--Rec-ommendations of the Board of Directors," "--Back-ground of the Merger" and "--Reasons for the Merger."

Opinion of United
 TransNet's Financial
 Advisor....................  Smith Barney Inc. ("Smith Barney") has delivered to the Board of Directors of United TransNet a written opinion dated the date of this Proxy Statement and Prospectus to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to the holders of United TransNet Common Stock. The full text of the written opinion of Smith Barney dated the date of this Proxy State-ment and Prospectus, which sets forth the assump-tions made, matters considered and limitations on the review undertaken, is attached as Appendix II to this Proxy Statement and Prospectus and should be read carefully in its entirety. Smith Barney's opinion is directed only to the fairness of the Exchange Ratio from a financial point of view, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Special Meeting. See "The Merger--Opinion of United TransNet's Fi-nancial Advisor."

Effective Time of the         The Merger will become effective at the time pro-
 Merger.....................  vided in a certificate of merger (the "Certifi-
                              cate of Merger") to be filed with the Secretary of State of Delaware (the "Effective Time"). The filing will be made simultaneously with or as soon as practicable after the closing of the Merger. The closing of the Merger (the "Closing") will occur on the fifth business day after all of the condi-tions to the Merger contained in the Merger
                              Agreement have been satisfied or waived. See "The
                              Merger Agreement--Conditions to the Merger."

Conditions to the Merger....  The obligations of Corporate Express and United
                              TransNet to consummate the Merger are subject to certain conditions including: (i) obtaining the approval of the stockholders of United TransNet;
                              (ii) obtaining authorization for listing on Nasdaq upon official notice of issuance, of the Corporate Express Common Stock to be issued in connection with the Merger; (iii) the expiration or termination of the relevant waiting period un-der the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (iv) the effectiveness of the Registration Statement of which this Proxy Statement and Prospectus is a part; (v) no order being entered in any action or proceeding or other legal restraint or prohibi-tion preventing the consummation of the Merger;
                              (vi) the receipt by each party of various legal, financial and accounting opinions, comfort let-ters and other certificates, consents, reports and approvals from the other parties to the Merger and from third parties; (vii) the accuracy in all material respects of the representations and warranties of each party and performance in all material respects of all agreements by each party; and (viii) the absence of any material ad-verse change in the business or financial condi-tion of Corporate Express or United TransNet. See "The Merger--Certain Regulatory Matters" and "The Merger Agreement--Conditions to the Merger."

No Solicitation.............  United TransNet has agreed that, prior to the Ef-
                              fective Time, it will not initiate or solicit any proposal or offer to acquire all or any substan-tial part of the business and properties of United TransNet and its subsidiaries or any capi-tal stock of United TransNet and its subsidiar-ies, whether by merger, purchase of assets, ten-der offer or otherwise. See "The Merger--No So-licitation."

Termination, Amendment and
 Waiver.....................  The Merger Agreement may be terminated at any time prior to the Effective Time by mutual con-sent of Corporate Express and United TransNet or, generally, by either party if (i) the Merger shall not have been completed by December 31, 1996, (ii) the Merger is enjoined by court order,
                              (iii) either party fails to perform in any mate-rial respect any of its covenants under the Merger Agreement or (iv) United TransNet's stock-holders fail to approve the Merger. In addition, either Corporate Express or United TransNet may extend the time for performance of any of the ob-ligations of the other party or may waive condi-tions with respect to those obligations. United TransNet may terminate the Merger Agreement in connection with consummating an alternative Ac-quisition Transaction (as hereinafter defined). See "The Merger Agreement--Termination, Amendment and Waiver."

Appraisal Rights............  United TransNet stockholders will not be entitled to any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Merger. See "The Merger-- Rights of Dissenting Stockholders."

Certain Regulatory Matters... Consummation of the Merger is subject to certain regulatory approvals. Although no assurance can be given, Corporate Express and United TransNet believe that the Merger can be effected in com-pliance with all federal and state regulations. See "The Merger--Certain Regulatory Matters."

Certain Federal Income Tax
 Consequences...............  The Merger is intended to qualify as a tax-free reorganization for federal income tax purposes so that no gain or loss would be recognized by Cor-porate Express or United TransNet, and no gain or loss would be recognized by United TransNet stockholders, except in respect of cash received for fractional shares. Consummation of the Merger is conditioned upon there being delivered to United TransNet an opinion of counsel prior to the Closing to the effect that the United TransNet stockholders will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger, except to the extent cash is received in lieu of fractional shares. See "The Merger--Certain Federal Income Tax Consequences."

Anticipated Accounting
 Treatment..................  The Merger is expected to qualify as a "pooling of interests" transaction for accounting and fi-nancial reporting purposes. Consummation of the Merger is conditioned upon there being delivered prior to the Closing a letter from Coopers & Lybrand L.L.P., certified public accountants, stating that the Merger will qualify as a pooling of interests transaction for financial accounting purposes. See "The Merger--Anticipated Accounting Treatment."

Interests of Certain
 Persons in the Merger......  In considering the recommendation of the United
                              TransNet Board of Directors with respect to the Merger, United TransNet stockholders should be aware that certain members of the United TransNet Board of Directors, as senior management of United TransNet, have interests in the Merger. See "The Merger-- Interests of Certain Persons in the Merger" for a description of such arrange-ments.

                     SUMMARY COMBINED FINANCIAL STATEMENTS

  The following unaudited combined financial data of Corporate Express and United TransNet give effect to the Merger by combining the results of operations of Corporate Express and United TransNet on a pooling of interests basis as if Corporate Express and United TransNet had been combined since inception. For other information regarding the combined financial data, see "Corporate Express, Inc. and United TransNet, Inc. Unaudited Combined and Pro Forma Financial Information." Estimated direct costs of the Merger and other costs of consolidation have not been determined and are not included in the following financial data.

                                                                  THREE MONTHS
                                 YEAR ENDED         YEAR ENDED       ENDED
                            FEBRUARY 25, 1995(1) MARCH 2, 1996(1) JUNE 1, 1996
                            -------------------- ---------------- ------------
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
UNAUDITED COMBINED
 STATEMENT OF OPERATIONS
 DATA:
Revenue....................       $927,918          $1,590,104     $  570,249
Operating profit...........         33,640              29,804         22,257
Net income.................         12,735               2,744         10,232
Net income per common
 share.....................       $    .25          $      .04     $      .13
Weighted average common
 shares outstanding........         49,195              72,017         79,346

                                                                     AS OF
                                                                  JUNE 1, 1996
                                                                  ------------
UNAUDITED COMBINED BALANCE
 SHEET DATA:
Working capital............                                        $  209,628
Total assets...............                                         1,203,574
Long-term debt and capital
 lease obligations
 (including current
 portion)..................                                           292,534
Shareholders' equity.......                                           540,826

--------

(1) The merger of six ground and air courier companies forming United TransNet and United TransNet's initial public offering were completed as of December 20, 1995 and as a result, there were no results of operations for United TransNet for the year ended February 25, 1995. The unaudited combined financial data for the year ended March 2, 1996 excludes the results of operations of United TransNet during the period from December 20, 1995 through December 31, 1995 due to immateriality.

              COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

  The following summary presents selected comparative per share information for
(i) Corporate Express on an historical basis in comparison with pro forma information giving effect to the Merger on a pooling of interests basis, and
(ii) United TransNet on an historical basis in comparison with its pro forma equivalent information after giving effect to the Merger, including the receipt of the Corporate Express Common Stock for the United TransNet Common Stock in accordance with the Merger. The pro forma financial information should be read in conjunction with the historical financial statements of Corporate Express and United TransNet and the related notes thereto contained elsewhere herein or incorporated herein by reference, and in conjunction with the unaudited pro forma financial information appearing elsewhere in this Proxy Statement and Prospectus.

  The following information is not necessarily indicative of the combined results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the combined results of operations in future periods or future combined financial position.

                                                                 THREE MONTHS
                                                 YEAR ENDED         ENDED
                                                MARCH 2, 1996    JUNE 1, 1996
                                              ----------------- --------------
Net income per common and common equivalent
 share from continuing operations:
  Corporate Express Historical...............       $ .04           $ .13
  Corporate Express and United TransNet
   Combined..................................         .04             .13
                                                                 THREE MONTHS
                                                PERIOD ENDED        ENDED
                                              DECEMBER 31, 1995 MARCH 30, 1996
                                              ----------------- --------------
  United TransNet Historical.................       $ .31           $ .18
  United TransNet Pro forma equivalent(1)....         .02             .06
                                                MARCH 2, 1996    JUNE 1, 1996
                                              ----------------- --------------
Stockholders' equity per common share:
  Corporate Express Historical...............       $7.19           $7.38
  Corporate Express and United TransNet
   Combined..................................        7.03            7.36
                                              DECEMBER 31, 1995 MARCH 30, 1996
                                              ----------------- --------------
  United TransNet Historical.................       $1.88           $2.64
  United TransNet Pro forma equivalent(2)....        3.16            3.31

--------

(1) Represents the Corporate Express and United TransNet combined net income per common and common equivalent share from continuing operations multiplied by the Exchange Ratio.

(2) Represents the Corporate Express and United TransNet combined stockholders' equity per common share multiplied by the Exchange Ratio.

--------------------------------------------------------------------------------

                            COMPARATIVE MARKET DATA

  Corporate Express Common Stock has been traded on Nasdaq under the symbol "CEXP" since September 23, 1994. The following table sets forth, for the fiscal quarters indicated, the high and low closing sale prices for the Corporate Express Common Stock, as reported by Nasdaq:

                                                                   HIGH   LOW
                                                                  ------ ------
   Fiscal 1994
     Third Quarter (from September 23)........................... $15.83 $12.83
     Fourth Quarter..............................................  17.50  11.00
   Fiscal 1995
     First Quarter...............................................  20.00  15.33
     Second Quarter..............................................  25.75  19.00
     Third Quarter...............................................  29.88  20.00
     Fourth Quarter..............................................  31.63  23.13
   Fiscal 1996
     First Quarter...............................................  42.25  28.88
     Second Quarter..............................................  45.81  32.75
     Third Quarter (through October 3)...........................  39.13  32.63

  As of October 3, 1996, Corporate Express Common Stock was held by approximately 565 holders of record.

  United TransNet Common Stock has been traded on the NYSE under the symbol "UT" since December 15, 1995. The initial public offering price of the Common Stock was $14.50 per share. The following table sets forth the range of high and low sale prices for the United TransNet Common Stock for the period from December 15, 1995 through September 24, 1996, as reported in the Wall Street
Journal:

                                                                    HIGH   LOW
                                                                   ------ ------
   Fiscal 1995
     Fourth Quarter (from December 15)............................ $15.25 $14.50
   Fiscal 1996
     First Quarter................................................  23.38  14.50
     Second Quarter...............................................  29.00  20.13
     Third Quarter ...............................................  24.88  10.25
     Fourth Quarter (through October 3)...........................  17.25  16.63

  As of October 3, 1996, United TransNet Common Stock was held by approximately 75 holders of record.

  The following table sets forth the closing price per share of Corporate Express Common Stock and United TransNet Common Stock on Nasdaq and the NYSE, respectively, and the equivalent per share price (as explained below) of United TransNet Common Stock on September 10, 1996, the business day preceding public announcement of the Merger:

    MARKET PRICE            CORPORATE EXPRESS UNITED TRANSNET     EQUIVALENT
    PER SHARE AT:             COMMON STOCK     COMMON STOCK   PER SHARE PRICE(1)
    -------------           ----------------- --------------- ------------------
   September 10, 1996......      $32.75           $15.50            $14.74

--------
(1) The equivalent per share price of a share of United TransNet Common Stock represents the closing price of a share of Corporate Express Common Stock on such date multiplied by the Exchange Ratio of .45 shares of Corporate Express Common Stock for each share of United TransNet Common Stock. The Exchange Ratio is subject to adjustment under certain circumstances. See "The Merger--Merger Consideration" and "--Adjustments to Merger Consideration."
--------------------------------------------------------------------------------

  United TransNet stockholders are advised to obtain current market quotations for Corporate Express Common Stock and United TransNet Common Stock. No assurance can be given as to the market price of Corporate Express Common Stock or United TransNet Common Stock at or, in the case of Corporate Express Common Stock, after the Effective Time.

                                DIVIDEND POLICY

  Corporate Express has not paid cash dividends since inception. It is anticipated that Corporate Express will retain all earnings for use in the expansion of the business and therefore does not anticipate paying any cash dividends in the foreseeable future. Corporate Express intends to retain its earnings to finance the expansion of its business and for general corporate purposes. Any future payment of dividends will be at the discretion of the Corporate Express Board of Directors and will depend upon, among other things, earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other relevant factors. Corporate Express' senior credit facility prohibits the distribution of dividends without the prior written consent of the lenders. Additionally, the indenture governing Corporate Express' 9 1/8% Senior Subordinated Notes prohibits any dividend which would cause a default under such indenture or which would cause the failure to comply with certain financial covenants.

  United TransNet does not anticipate paying any dividends on United TransNet Common Stock in the foreseeable future and intends to retain future earnings, if any, for its business. Any future payment of dividends on the United TransNet Common Stock is within the discretion of the Board of Directors of United TransNet and will depend on varying factors, including the capital requirements, operating results and financial condition of United TransNet from time to time. United TransNet's credit agreement limits United TransNet's ability to pay cash dividends on United TransNet Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--United TransNet--Liquidity and Capital Resources."

                                 RISK FACTORS

  In addition to other information in this Proxy Statement and Prospectus, the following factors should be considered carefully in evaluating the proposals to be voted on at the Special Meeting and in evaluating an investment in Corporate Express Common Stock.

RISKS RELATING TO CORPORATE EXPRESS

  Rapid Expansion; Integration of Acquisitions; Dependence on Acquisitions for Future Growth. Through numerous acquisitions completed since 1991, Corporate Express significantly increased the scope of its operations from a regional operation in Colorado to operations throughout the United States, Canada, the United Kingdom, Australia, Germany and New Zealand. The majority of these acquisitions have occurred within the past two years. To date in fiscal 1996, Corporate Express has completed 55 acquisitions. In fiscal 1995, Corporate Express completed 51 acquisitions. In fiscal 1994, Corporate Express completed 26 acquisitions. There can be no assurance that Corporate Express' management and financial controls, personnel, computer systems and other corporate support systems will be adequate to manage the increase in the size and scope of Corporate Express' operations and acquisition activity.

  An important part of Corporate Express' strategy is to integrate its acquisitions in North America into its operations and implement the Corporate Express business model. Corporate Express has not fully implemented the Corporate Express business model in many of its North American regions, which regions generally are not performing as favorably as the regions in which the Corporate Express business model has been implemented. There can be no assurance that Corporate Express will be able to implement key aspects of the Corporate Express business model in a timely manner without substantial costs, delays or other problems. Recent acquisitions may not achieve sales, profitability or asset productivity commensurate with Corporate Express' more mature regions. In addition, acquisitions involve a number of special risks, including adverse short-term effects on Corporate Express' reported operating results, the diversion of management's attention, the dependence on retention, hiring and training of key personnel, the amortization of acquired intangible assets and risks associated with unanticipated problems or legal liabilities, some or all of which could have a material adverse effect on Corporate Express' operations and financial performance.

  A major element of Corporate Express' business strategy is to continue to pursue acquisitions that either expand or complement its business in new or existing regions. Acquisitions have constituted, and Corporate Express expects that acquisitions will continue to constitute in the future, a principal component of growth in revenue and operating income. There can be no assurance that Corporate Express will be able to identify and acquire acceptable acquisition candidates on terms favorable to it and in a timely manner to the extent necessary to fulfill its expansion plans. A substantial portion of Corporate Express' capital resources could be used for these acquisitions. Consequently, Corporate Express may require additional debt or equity financing for future acquisitions, which additional financing may not be available on favorable terms, if at all. The failure to complete acquisitions and continue its expansion could have a material adverse effect on Corporate Express' financial performance. As Corporate Express proceeds with its acquisition strategy, it will continue to encounter the risks associated with the integration of acquisitions described above.

  International Expansion. Corporate Express acquired or made investments in companies in Canada and Australia in calendar 1995 and the United Kingdom, Germany and New Zealand in calendar 1996. Over time, Corporate Express plans to implement appropriate aspects of the Corporate Supplier business model in its international operations, including creating in-stock catalogs, consolidating warehouses, upgrading information systems, acquiring companies offering complementary products and services and focusing on larger customers and national and international accounts. Expansion into international markets may involve additional risks relating to implementing key aspects of the Corporate Express business model, as well as risks relating to currency exchange rates, new and different legal, tax, accounting and regulatory requirements, difficulties in staffing and managing foreign operations, operating difficulties and other factors. Due to a review of competition in the Australian office products market by the Australian Competition and Consumer Commission, future acquisitions of office products suppliers by Corporate Express' majority-owned subsidiary, Corporate Express Australia, may be subject to heightened regulatory scrutiny.

  Expanded Product and Service Offering. In recent months, Corporate Express has significantly expanded its product and service offering through the acquisition of Richard Young Journal, Inc. ("Young"), a computer products distributor, Delivery, a same-day local delivery company, and ASAP Software Express, Inc. ("ASAP"), a direct reseller of computer software and provider of related services. Certain complementary products now offered by Corporate Express, such as computer software, have lower gross profit margins than the products traditionally sold by Corporate Express. Corporate Express intends to continue to make additions to its product and service offering in the future. Moreover, the addition by Corporate Express to its product and service offering presents certain risks and uncertainties involving Corporate Express' relative unfamiliarity with these new products and services and the market for such new products and services. There can be no assurance that Corporate Express will be successful in developing or integrating these or other additions, or that its existing customers will accept such additions, to the products and services currently offered by Corporate Express.

  Dependence on Systems. In April 1996, Corporate Express began the implementation of a new 3.0 release of its "ISIS" computer software which is being developed to incorporate three-tier client/server architecture that is expected to permit customers and suppliers to better communicate with Corporate Express. ISIS is intended to give Corporate Express the ability to more readily customize its product offering, operating procedures and customer services. This is expected to provide Corporate Express with the ability to integrate various product and service offerings, enabling it to reduce procurement costs for its customers and add value as a service provider. There can be no assurance that Corporate Express' goals with respect to the systems will be attained. Pending full introduction of the ISIS upgrades, which could take longer than expected, various of Corporate Express' operations will be dependent upon different hardware or software operating systems which may be costly to maintain or integrate. Further, Corporate Express anticipates that ongoing modifications to its computer systems such as the introduction of the new release of ISIS will continue to be made in the future and such modifications may cause disruptions in operations, delay the integration of acquisitions, or cost more to design, implement or operate than currently budgeted. Any such disruptions, delays or costs could have a material adverse effect on Corporate Express' operations and financial performance.

  Although Corporate Express uses computers which have been reliable to date, it does not currently have redundant computer systems or redundant dedicated communication lines linking one of its computers to each regional warehouse. Corporate Express has taken precautions to protect itself from events that could interrupt its operations, including back-up power supplies that allow its computer system to function in the event of a power outage, off-site storage of back-up data, fire protection, physical security systems and an early warning detection and fire extinguishing system. Notwithstanding these precautions, there can be no assurance that a fire, flood or other natural disaster affecting Corporate Express' system or its dedicated communication line would not disable the system or prevent the system from communicating with the regional warehouses. The occurrence of any of these events could have a material adverse effect on Corporate Express' operations and financial performance.

  Substantial Competition. Corporate Express operates in a highly competitive environment. Corporate Express' principal competitors in North America for office supplies and computer products are regional and national contract stationers, including the contract stationer operations of office products superstores, large direct resellers, privately-held companies that generally operate in only one location, and distributors of business software for personal computers. In the delivery services sector, Corporate Express has numerous competitors, certain of which may have service capabilities which are equal to or greater than Corporate Express' and others which provide different types or levels of service.

  Each of Corporate Express' major product and service categories are within fragmented industries which are currently experiencing a trend toward consolidation. Certain of Corporate Express' competitors have greater financial resources than Corporate Express. In addition, there may be increasing competition for acquisition candidates and there can be no assurance that acquisitions will continue to be available on favorable terms, if at all.

  Fluctuations in Quarterly Operating Results. Corporate Express' product distribution business is subject to seasonal influences. In particular, net sales and profits in the United States and Canada are typically lower in the three months ending in late August due to lower levels of business activity during the summer months. Because cost of sales includes delivery and occupancy expenses, gross profit as a percentage of net sales may be impacted by seasonal fluctuations in net sales and the acquisition of less efficient operations. Quarterly results may be materially affected by the timing of acquisitions and the timing and magnitude of acquisition assimilation costs. Therefore, the operating results for any three month period are not necessarily indicative of the results that may be achieved for any subsequent fiscal quarter or for a full fiscal year.

  Dependence on Key Management. Corporate Express' success will continue to depend to a significant extent on its executive officers and other key management. Corporate Express has entered into employment agreements with certain executive officers. There can be no assurance that Corporate Express will be able to retain its executive officers and key personnel or attract additional qualified members of management in the future. In addition, the success of certain of Corporate Express' acquisitions may depend, in part, on Corporate Express' ability to retain certain management personnel of the acquired companies. The loss of the services of key managers could have a material adverse effect upon Corporate Express' business.

  Possible Volatility of Stock Price. The market price of Corporate Express' Common Stock has been, and can be expected to continue to be, subject to significant fluctuations caused by variations in quarterly operating results, litigation involving Corporate Express, announcements by Corporate Express or its competitors, general conditions in the office products and services industry and other factors. Since the beginning of fiscal 1996, the Common Stock has traded in the range of $28.88 to $46.75. The stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of publicly traded companies. These broad fluctuations may adversely affect the market price of Corporate Express Common Stock.

RISKS RELATING TO UNITED TRANSNET

  Absence of Combined Operating History. United TransNet was founded in October 1995 to effect the merger of six ground and air courier companies and prior to December 1995 conducted no operations. Prior to such mergers, each of such ground and air courier companies operated as a separate independent entity and there can be no assurance that United TransNet's management will successfully integrate the combined entity and effectively implement United TransNet's operating or growth strategies. See "The Companies--Business of United TransNet."

  Acquisition Strategy; Possible Need for Additional Financing. One of United TransNet's business strategies is to acquire additional scheduled ground and air courier companies that will complement its existing operations or provide it with an entry into regions it does not presently serve. There can be no assurance that United TransNet will be able to acquire or profitably manage additional companies or successfully integrate such additional companies into United TransNet. In addition, there can be no assurance that companies acquired in the future either will be beneficial to the successful implementation of United TransNet's overall strategy or will ultimately produce returns that justify the investment therein, or that United TransNet will be successful in achieving meaningful economies of scale through the acquisition thereof. See "The Companies--Business of United TransNet-- Acquisition Strategy."

  Highly Competitive Industry. The market for scheduled ground and air courier services is highly competitive. Competition on pricing is often intense in the courier industry, particularly for basic delivery services. Additionally, other companies with significantly greater financial and other resources than United TransNet that do not currently operate ground and air courier businesses may enter the industry in the future. See "The Companies--Business of United TransNet--Competition."

  Claims Exposure. As of June 29, 1996, United TransNet utilized the services of approximately 5,800 drivers and from time to time such drivers are involved in accidents. United TransNet carries liability insurance of $15 million for each such accident (it may effectively self-insure for the first $250,000 claimed), and independent owner/operators are required to maintain liability insurance of at least the minimum amounts required by applicable state law. Furthermore, all drivers and independent owner/operators are covered by United TransNet's fidelity bond. There can be no assurance that claims against United TransNet, whether under the liability insurance or the fidelity bond, will not exceed the applicable amount of coverage. In addition, United TransNet's increased visibility and financial strength as a public company may create additional claims exposure. If United TransNet were to experience a material increase in the frequency or severity of accidents, liability claims, workers' compensation claims, or unfavorable resolutions of claims, United TransNet's operating results could be materially adversely affected. In addition, significant increases in insurance costs could reduce United TransNet's profitability.

  Reliance on Key Personnel. United TransNet's operations are dependent on the continued efforts of its executive officers and senior management. Furthermore, United TransNet may to some extent be dependent on the senior management of companies that may be acquired in the future. If the executive officers of United TransNet become unable or decide not to continue in their present roles, or if a material number of such senior management fail to continue with United TransNet and United TransNet is unable to attract and retain other skilled employees, United TransNet's business could be adversely affected.

  Status of Independent Owner/Operators. From time to time, federal and state authorities have sought to assert that independent owner/operators in the transportation industry, including those utilized by United TransNet, are employees, rather than independent contractors. United TransNet believes that the independent owner/operators utilized by United TransNet are not employees under existing interpretations of federal and state laws. However, there can be no assurance that federal and state authorities will not challenge this position, or that other laws or regulations, including tax laws, or interpretations thereof, will not change. If, as a result of any of the foregoing, United TransNet is required to pay for and administer added benefits to independent owner/operators, United TransNet's operating costs would increase. Additionally, if United TransNet is required to pay backup withholding with respect to amounts paid to such persons, it may be required to pay penalties which could have a material adverse effect on operating results. See "The Companies--Business of United TransNet--Ground Courier Operations--Use of Independent Owner/Operators."

  Technology. Some analysts have predicted that the increased use of electronic funds transfers will cause the development of a "checkless society", which could adversely affect demand for United TransNet's services from the financial services industry. Similarly, technological advances in the nature of "electronic mail" and "telefax" have affected the demand for on-call delivery services by customers. While none of these technological developments has had a significant adverse impact on United TransNet's business to date, and although the number of checks written in the United States has increased annually since 1990, there can be no assurance that these or similar technologies will not have an adverse effect on United TransNet in the future. See "The Companies--Business of United TransNet--Business Strategy" and "-- Ground Courier Operations."

  Significant Influence of Directors and Executive Officers. As of the date of this Proxy Statement and Prospectus, United TransNet's directors and executive officers as a group beneficially owned approximately 32% of the outstanding United TransNet Common Stock. Although the directors and executive officers as a group do not hold a majority of the outstanding United TransNet Common Stock, they are in a position, if they act together, to exert significant influence over the election of directors and other corporate actions requiring stockholder approval, such as the Merger. See "Principal Stockholders of United TransNet."

RISKS RELATING TO THE MERGER

  No Assurance of Successful Integration of Certain Operations. Corporate Express and United TransNet have entered into the Merger Agreement with the expectation that the Merger will result in certain benefits for the combined company. See "The Merger--Reasons for the Merger." Achieving the anticipated benefits of the Merger will depend in part upon whether the integration of the two companies' businesses is achieved in an efficient and effective manner, and there can be no assurance that this will occur. The combination of the two companies will require, among other things, coordination of the companies' sales and marketing and research and development efforts. There can be no assurance that integration will be accomplished on a timely basis, or at all. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations. The integration of certain operations following the Merger will require the dedication of management resources which may distract attention from the day-to-day business of the combined company. Failure to effectively accomplish the integration of the two companies' operations could have a material adverse effect on Corporate Express' results of operations and financial condition.

  Exchange Ratio May Not Fully Reflect Changes in Stock Prices. The relative stock prices of Corporate Express Common Stock and United TransNet Common Stock at the Effective Time may vary significantly from the prices as of the date of execution of the Merger Agreement, the date hereof or the date on which United TransNet stockholders vote on the Merger due to, among other factors, changes in the business, operations and prospects of Corporate Express or United TransNet, market assessments of the likelihood that the Merger will be consummated and the timing thereof and general market and economic conditions. The Exchange Ratio is fixed and may not fully reflect the relative impact of a change in the value of Corporate Express Common Stock. Additionally, the Exchange Ratio will not be adjusted to reflect changes in the value of United TransNet Common Stock. See "The Merger--Adjustments to Merger Consideration."

                              THE SPECIAL MEETING

SPECIAL MEETING OF UNITED TRANSNET STOCKHOLDERS

  The Special Meeting will be held at the Renaissance Atlanta Hotel Concourse, One Hartsfield Centre Parkway, Atlanta, Georgia, on November 7, 1996, at 10:00 a.m., local time.

  At the Special Meeting, the stockholders of United TransNet will be asked to consider and vote upon the adoption and approval of the Merger Agreement under which, among other things, Acquisition Sub would be merged with and into United TransNet with United TransNet surviving the Merger. United TransNet would become a wholly-owned subsidiary of Corporate Express, and all of the issued and outstanding shares of United TransNet Common Stock would be converted into the right to receive, subject to and in accordance with the terms and conditions of the Merger Agreement, an aggregate of approximately 4,221,425 shares of Corporate Express Common Stock, and each unexpired and outstanding option to acquire United TransNet Common Stock (a "United TransNet Option") would be converted into an equivalent option to acquire Corporate Express Common Stock, with quantity and exercise price adjusted to reflect the Exchange Ratio. The Exchange Ratio is subject to adjustment in certain circumstances described herein. A copy of the Merger Agreement is attached hereto as Appendix I. See "The Merger--Adjustments to the Merger Consideration."

  The United TransNet Board of Directors has unanimously approved the Merger Agreement and recommends a vote FOR approval of the Merger Agreement.

QUORUM

  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of United TransNet Common Stock at the Special Meeting is necessary to constitute a quorum.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the outstanding shares of United TransNet Common Stock is required to approve the Merger Agreement.

RECORD DATE; STOCK ENTITLED TO VOTE

  The United TransNet Board of Directors has established October 3, 1996 as the date to determine those record holders of United TransNet Common Stock entitled to notice of and to vote at the Special Meeting. On that date, there were 9,380,946 shares of United TransNet Common Stock outstanding, with each share entitled to one vote with respect to the Merger Agreement.

VOTING OF PROXIES

  Shares represented by all properly executed proxies received in time for the Special Meeting will be voted at such meetings in the manner specified by the holders thereof. Properly executed proxies that do not contain voting instructions will be voted FOR approval of the Merger Agreement at the Special Meeting. It is not expected that any matter other than that referred to herein will be brought before the Special Meeting.

  If a holder of United TransNet Common Stock does not return a signed proxy card, his or her shares will not be voted and thus will have the effect of a vote against the Merger Agreement at the Special Meeting. Abstentions and broker non-votes will have the effect of a vote against the Merger Agreement at the Special Meeting.

  United TransNet has agreed to use its best efforts to cause its officers and employee directors to deliver to Corporate Express irrevocable proxies authorizing Corporate Express to vote all shares of United TransNet Common Stock held by such officer or employee director in favor of the Merger. It is expected that such irrevocable proxies will contain provisions for termination upon the occurrence of certain events, including (i) the termination of the Merger Agreement in accordance with its terms and (ii) the withdrawal by United TransNet of its approval of the Merger Agreement. Additionally, irrevocable proxies have been granted by BancBoston Ventures Inc., Fleet Venture Resources, Inc. and Fleet Venture Partners III, major stockholders of United TransNet with representation on its Board of Directors, which proxies terminate in the event that during the ten (10) trading days ending five (5) full days prior to the date of the Special Meeting, the average closing sales price of Corporate Express Common Stock is less than thirty dollars ($30.00) per share.

REVOCATION OF PROXIES

  Any holder of United TransNet Common Stock has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the Special Meeting by (i) filing a written revocation with the Secretary of United TransNet prior to the voting of such proxy, (ii) giving a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. Attendance by a stockholder at the Special Meeting will not itself revoke his or her proxy.

SOLICITATION OF PROXIES

  Solicitation of proxies for use at the Special Meeting may be made in person or by mail, telephone, telecopy or telegram. United TransNet will bear the cost of the solicitation of proxies from its stockholders, and Corporate Express and United TransNet will bear equally the cost of printing and mailing this Proxy Statement and Prospectus. In addition to solicitation by mail, the directors, officers and employees of United TransNet and its subsidiaries may solicit proxies from stockholders of United TransNet by telephone, telecopy, telegram or in person. United TransNet has requested banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of United TransNet Common Stock held of record by such entities, and United TransNet will, upon the request of such record holders, reimburse reasonable forwarding expenses. Corporate Communications, Inc., United TransNet's regularly retained adviser with respect to investor relations, will participate in the proxy solicitation process, but will receive no additional remuneration for these services.

  UNITED TRANSNET STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                  THE MERGER

MERGER CONSIDERATION

  Pursuant to the Merger Agreement, at the Effective Time, Acquisition Sub will merge with and into United TransNet. Upon consummation of the Merger, each share of United TransNet Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of United TransNet Common Stock owned by United TransNet as treasury stock and shares of United TransNet Common Stock owned by Corporate Express, Acquisition Sub or any wholly-owned subsidiary of Corporate Express or United TransNet to be canceled in accordance with the Merger Agreement) shall be converted into .45 shares of Corporate Express Common Stock, and each unexpired United TransNet Option to purchase United TransNet Common Stock which is outstanding at the Effective Time shall automatically be converted into an option to purchase .45 shares of Corporate Express Common Stock, at an exercise price which is adjusted to reflect the Exchange Ratio.

  Immediately after the Effective Time, the stockholders of United TransNet will hold approximately 5.6% of the outstanding Corporate Express Common Stock.

  The consideration to be issued to each United TransNet stockholder in the Merger will be that number of shares of Corporate Express Common Stock which is determined by multiplying the Exchange Ratio by the number of shares of United TransNet Common Stock held by such United TransNet stockholder on the Closing Date (as hereinafter defined). The Exchange Ratio shall equal .45 shares of Corporate Express Common Stock for each share of United TransNet Common Stock immediately prior to the Effective Time.

ADJUSTMENTS TO MERGER CONSIDERATION

  If, prior to Closing, Corporate Express: (i) pays a dividend or makes a distribution on any class of Corporate Express Common Stock in shares of any class of Corporate Express Common Stock; (ii) subdivides the outstanding shares of any class of Corporate Express Common Stock into a greater number of shares; (iii) combines the outstanding shares of any class of Corporate Express Common Stock into a smaller number of shares; (iv) pays a dividend or makes a distribution on any class of Corporate Express Common Stock in shares of its capital stock other than Corporate Express Common Stock; (v) issues by reclassification of any class of Corporate Express Common Stock any shares of its capital stock; or (vi) takes any other corporate action the effect of which is to change the number of shares of Corporate Express Common Stock outstanding, then the Exchange Ratio in effect immediately prior to such action shall be proportionately adjusted so that the holder of any shares of United TransNet Common Stock or any United TransNet Option thereafter shall receive the aggregate number and kind of shares of Corporate Express Common Stock (and other capital stock, as the case may be) which it would have owned immediately following such action if such shares of United TransNet Common Stock or such United TransNet Options had been converted to Corporate Express Common Stock or options to purchase Corporate Express Common Stock, as the case may be, immediately prior to such action. The adjustment in the Exchange Ratio shall become effective immediately after the applicable record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination, reclassification or other corporate action.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL
SHARES

  The conversion of United TransNet Common Stock into Corporate Express Common Stock will occur automatically at the Effective Time.

  Promptly after the Special Meeting of United TransNet's stockholders at which the Merger will be considered, Chemical Trust Company of California, or another bank or trust company designated by Corporate Express and reasonably acceptable to United TransNet, in its capacity as Exchange Agent (the "Exchange Agent"), will mail a transmittal form to each United TransNet stockholder. The transmittal form will contain instructions with respect to the surrender of certificates representing United TransNet Common Stock to be exchanged for Corporate Express Common Stock.

  UNITED TRANSNET STOCKHOLDERS SHOULD NOT FORWARD UNITED TRANSNET STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. UNITED TRANSNET STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

  No fractional shares of Corporate Express Common Stock will be issued to any United TransNet stockholder upon consummation of the Merger. For each fractional share that would otherwise be issued, the Exchange Agent will pay by check an amount equal to a pro rata portion of the closing price of Corporate Express Common Stock as reported on Nasdaq on the last trading day immediately preceding the Effective Time.

NASDAQ LISTING

  It is a condition to the Merger that the shares of Corporate Express Common Stock to be issued in the Merger be authorized for listing on Nasdaq, upon official notice of issuance.

BACKGROUND OF THE MERGER

  In the ordinary course of Corporate Express' business, Corporate Express routinely analyzes potential combinations and acquisitions of companies which offer products or services complementary to those offered by Corporate Express and consistent with its Corporate Supplier business model. In this regard, on March 1, 1996, Corporate Express merged with Delivery in order to, among other things, allow Corporate Express to offer various additional services complementary to its business, allow Corporate Express to expand the geographic reach of its existing distribution facilities by utilizing Delivery facilities as additional delivery breakpoints and create a combined entity positioned to compete more effectively on both a strategic and financial basis. Corporate Express' management believes that United TransNet's concentration on certain geographical markets will enhance Corporate Express' current capabilities for same-day delivery services nationally.

  At various times during 1994 and 1995, following Delivery's initial public offering, representatives of Delivery contacted the principals of five of the six companies which ultimately merged in December 1995 to form United TransNet. Although several of the companies provided financial information for review by Delivery representatives, none of the contacts or ensuing discussions resulted in any verbal or written agreements or understandings, and such discussions were not continued.

  In mid-March 1996, following the merger of Delivery with Corporate Express, Mr. Clayton K. Trier, Chief Executive Officer of Delivery and a director of Corporate Express, contacted Mr. Philip A. Belyew, President and Chairman of United TransNet, by telephone. Mr. Trier expressed a desire to merge United TransNet with Corporate Express. Mr. Belyew indicated his receptiveness to considering such a proposal, and agreed to meet with Mr. Trier.

  On April 19, 1996, Mr. Belyew and two other United TransNet directors, Mr. Craig A. Deery and Mr. Habib Y. Gorgi, visited Corporate Express' offices in Broomfield, Colorado. They attended presentations by Mr. Trier, Mr. Jirka Rysavy, Corporate Express' Chairman and Chief Executive Officer, and Mr. Robert L. King, Corporate Express' President and Chief Operating Officer, and also toured Corporate Express' facilities. The parties discussed the proposed structure and valuation of a merger of the two companies, historical and projected earnings of United TransNet and the proposed terms of a merger agreement. The parties did not reach mutually agreeable understandings on the basis for a transaction at this meeting.

  On May 7, 1996, at a meeting of the Board of Directors of United TransNet held in Atlanta, Georgia, Mr. Belyew discussed his meetings and contacts with Corporate Express and Delivery. The Board agreed to proceed with the discussions.

  On May 16, 1996, the Corporate Express Board of Directors met by telephonic conference call. Therein the Board authorized members of management of Corporate Express and Delivery to continue negotiations with United TransNet. On May 17, 1996, Mr. Belyew and Mr. Trier met while attending a conference in Orlando, Florida and engaged in further discussions. On May 28, 1996, Mr. Belyew, Mr. Ronald J. Barowski, Executive

Vice President and Chief Financial Officer of United TransNet, and Mr. R. David England, Jr., United TransNet's Executive Vice President, Ground, made a presentation to Corporate Express and Delivery senior executives at Corporate Express' offices in Broomfield, Colorado. Further discussions were arranged in order to consider United TransNet's financial information in more detail.

  From June 3, 1996 through June 5, 1996, Delivery senior executives and their accountants met with United TransNet senior executives and their accountants at the corporate headquarters of United TransNet in Roswell, Georgia. The parties reviewed United TransNet's historical financial performance and earnings projections. The parties continued to discuss terms of the transaction, but these discussions did not result in an agreement on definitive terms of the proposed merger.

  On June 8, 1996, the parties reached an agreement on the general terms of a proposed merger, subject to negotiation of a definitive merger agreement, receipt of fairness opinions from their respective financial advisors, completion of due diligence by both parties and the approval of their respective Boards of Directors.

  On June 9, 1996, the United TransNet Board of Directors met by telephone conference call. The Board approved the continuation of discussions with Corporate Express leading to a definitive merger agreement. In light of its preliminary determination that a merger with Corporate Express appeared to be in the best interests of United TransNet and its stockholders, the Board authorized Mr. Belyew to commission qualified consultants for the purpose of evaluating Corporate Express. Subsequently, United TransNet retained Smith Barney to assist United TransNet in evaluating from a financial point of view the fairness of the proposed merger consideration to the holders of United TransNet Common Stock, and engaged other professional advisors to assist in the conduct of due diligence on behalf of United TransNet's Board of Directors.

  From June 16, 1996 through June 18, 1996, certain members of Delivery's management and outside legal counsel conducted legal due diligence at the offices of United TransNet's outside legal counsel in Boston, Massachusetts. On June 19, 1996 and June 20, 1996, certain members of Delivery's senior management and United TransNet's senior management and United TransNet's outside legal counsel continued negotiations regarding the terms of the merger agreement. The parties failed to reach an agreement on certain terms of the proposed transaction.

  On June 30, 1996, the United TransNet Board of Directors met in Atlanta, Georgia to consider the merger with Corporate Express. At the meeting, Mr. Belyew and Mr. Gorgi discussed the course of discussions since the Board's last meeting. The Board then considered the proposed merger, based upon an exchange ratio of .667 shares of Corporate Express Common Stock for each share of United TransNet Common Stock, and in connection therewith, considered at length the desirability of remaining independent and proceeding with United TransNet's acquisition program. The Board reviewed with Smith Barney the valuation methodologies to be utilized by Smith Barney in connection with its financial analysis of the exchange ratio. The Board also considered the results of due diligence presentations with respect to Corporate Express and Delivery and an analysis of a draft merger agreement and the principal terms and conditions remaining unresolved. Thereupon the Board unanimously approved the proposed merger and execution and delivery of a merger agreement based upon the satisfactory resolution of such terms and conditions and, subject to such satisfactory resolution, to recommend the approval of the transaction to the United TransNet stockholders.

  On July 1, 1996, the Corporate Express Board of Directors held a special meeting in Broomfield, Colorado to consider the proposed merger with United TransNet. The Board reviewed the rationale for the proposed merger, the current terms of the merger agreement, the status of the preliminary due diligence reviews and the public documents of United TransNet. The Board discussed the terms of the proposed merger and concluded that they needed additional information to make a decision regarding the proposed merger. The Board requested certain members of Delivery's and Corporate Express' senior management to complete the financial reporting, operations, and information and communication systems due diligence review and provide a report to the Board summarizing their findings.

  From July 2, 1996 through July 8, 1996, various members of Corporate Express' and Delivery's senior management conducted the requested due diligence reviews and reported their findings to Mr. Trier.

  On July 2, 1996 and July 3, 1996, merger discussions continued at the United TransNet offices in Roswell, Georgia between representatives of the two companies and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), advisors to Corporate Express. The representatives reviewed financial projections for United TransNet and discussed certain other unresolved issues, including closing conditions to be contained in a merger agreement. These discussions continued by telephone among various of the representatives on July 4, 1996 and July 5, 1996, but were unsuccessful.

  On July 9, 1996, the Corporate Express Board of Directors held a special telephonic meeting to review the due diligence findings and discuss the status of negotiations with United TransNet. The Board recommended continuing discussions and further diligence with respect to the financial projections and prospects of United TransNet but did not approve the proposed terms of the merger.

  On July 9, 1996 and July 10, 1996, Messrs. Belyew, Barowski, England and Gorgi, representatives of United TransNet's independent accountants, and Mr. Sam R. Leno, Chief Financial Officer of Corporate Express, Mr. James Haddox, Vice President--Finance of Delivery, Mr. Trier and representatives of Corporate Express' independent accountants, met in Atlanta, Georgia in order to continue the discussions relating to the proposed merger. The parties discussed United TransNet's performance for its second fiscal quarter, including its anticipated earnings shortfall, and management's projections for the balance of the fiscal year. After the meeting, the various issues in the proposed merger remained unresolved.

  On July 11, 1996, the United TransNet Board of Directors met by telephone. The Board determined that discussions with Corporate Express should continue, and indicated the terms under which a proposed merger would be acceptable.

  From July 11, 1996 through July 17, 1996, despite further telephonic discussions among various representatives of United TransNet and Corporate Express, the parties were unable to reach agreement. On July 17, 1996, the United TransNet Board of Directors met by telephone in order to discuss the status of the merger negotiations and the inability of the parties to agree on the terms of a merger agreement. Another topic of the meeting was United TransNet's intention to announce promptly an anticipated loss for the second quarter of 1996, whatever the status of merger negotiations. On July 17, 1996, the Corporate Express Board of Directors held a special telephonic meeting to decide on the potential transaction with United TransNet. After discussion the Corporate Express Board voted unanimously to reject the proposed transaction with United TransNet. On July 19, 1996, Mr. Belyew and Mr. Gorgi spoke by telephone with Mr. Rysavy, and all merger discussions were terminated.

  On July 22, 1996, United TransNet issued a press release stating that it anticipated reporting a loss for its second fiscal quarter. The trading price of the United TransNet Common Stock on the NYSE fell sharply.

  On August 15, 1996, Mr. Trier placed a telephone call to Mr. Chee B. Louie, a director of United TransNet. Mr. Trier requested Mr. Louie to explore with Mr. Belyew and others United TransNet's receptiveness to reopening merger negotiations at a lower exchange ratio.

  On August 26, 1996, the Corporate Express Board of Directors met at Corporate Express' headquarters in Broomfield, Colorado. The Board had previously been provided with the results of the due diligence review of United TransNet's operations. The Board discussed the proposed transaction and authorized management to continue discussions and indicated the approximate exchange ratio range, based upon available revised earnings projections for United TransNet, within which the Board would ultimately approve the transaction.

  On August 29, 1996, Mr. Rysavy called Mr. Gorgi. The two men discussed the possibility of a merger, and determined to attempt to complete negotiation of a definitive merger agreement before proceeding to negotiate the valuation of United TransNet for purposes of the merger.

  From September 2, 1996 through September 9, 1996, negotiations were conducted by telephone among representatives of the two companies, with the agreement, other than an exchange ratio, being substantially finalized on September 5, 1996.

  On September 5, 1996, Mr. Gorgi and Mr. Rysavy spoke by telephone in order to negotiate the exchange ratio for the United TransNet Common Stock for purposes of the merger. After extensive discussion, the two men tentatively agreed to an exchange ratio, subject to Corporate Express' verification of assumptions concerning United TransNet's financial trends and approval by their respective Boards of Directors.

  On September 8, 1996, representatives of Corporate Express and DLJ met with representatives of United TransNet at United TransNet's offices and reviewed United TransNet's financial information and revised earnings projections for United TransNet's third and fourth quarters of calendar 1996.

  On September 8, 1996, the Board of Directors of United TransNet met by telephone conference call and approved proceeding with the merger with Corporate Express and the proposed exchange ratio of .48 shares of United TransNet Common Stock for each share of Corporate Express Common Stock.

  On September 9, 1996, representatives for both parties continued to negotiate the exchange ratio for the United TransNet Common Stock. In light of the parties' assessment of the anticipated change in United TransNet's financial prospects the Exchange Ratio was reduced to .45 shares of United TransNet Common Stock for each share of Corporate Express Common Stock, subject to approval by each company's Board of Directors.

  Later on September 9, 1996, the United TransNet Board of Directors met by telephonic conference call and unanimously approved the Merger Agreement and the Exchange Ratio.

  Also on September 9, 1996, the Corporate Express Board of Directors met by telephonic conference call to approve the final terms of the Merger Agreement. Mr. Trier and Mr. Leno presented a review of the material terms of the transaction, the results of the due diligence review, United TransNet's current forecasts and analysts' expectations. The Board of Directors reviewed and discussed the revenue and earnings trends for United TransNet. After further discussion, the Board unanimously approved the Merger Agreement and the Exchange Ratio.

  On September 10, 1996, the Merger Agreement was executed and delivered on behalf of both companies.

RECOMMENDATION OF THE UNITED TRANSNET BOARD OF DIRECTORS

  For the reasons described under "--Reasons for the Merger," the United TransNet Board of Directors has unanimously approved the Merger and recommends that United TransNet stockholders vote FOR approval of the Merger Agreement.

REASONS FOR THE MERGER

  Corporate Express. The Corporate Express Board of Directors believes that the Merger with United TransNet will: (i) allow Corporate Express to offer various additional services which are complementary to its business; (ii) allow Corporate Express to expand the geographic reach of its distribution network by utilizing United TransNet facilities as additional delivery breakpoints; (iii) enhance Corporate Express' current same-day delivery capabilities; (iv) allow Corporate Express and United TransNet to cross-sell services to each other's customers; (v) create economies of scale by allowing the combined entity to consolidate operating facilities, reduce duplicative administrative functions and combine national marketing programs; (vi) decrease Corporate Express' cost of delivery of its office products; and (vii) create a combined entity positioned to compete more effectively on both a strategic and financial basis.

  In reaching the conclusions discussed above, the Corporate Express Board of Directors considered, among other things: (i) the judgment, advice and analyses of its management; (ii) the financial advice and analyses provided by DLJ; (iii) the financial condition, results of operations and cash flows of Corporate Express and United TransNet, both on a historical and a prospective basis; (iv) the synergies, cost reductions and operating efficiencies that should become available to the combined enterprise as a result of the Merger;
(v) the strategic benefits of the Merger; (vi) the terms and conditions of the Merger Agreement, which were viewed as providing an equitable basis for the Merger from the standpoint of Corporate Express; (vii) the historical market prices and trading information with respect to Corporate Express Common Stock and United TransNet Common Stock; (viii) the tax effects of the Merger on Corporate Express; (ix) the significant enhancement of the strategic and market position of the combined enterprise; and (x) the ability to consummate the Merger as a pooling of interests under generally accepted accounting principles.

  United TransNet. The Board of Directors of United TransNet has concluded that the Merger is fair to and in the best interests of the United TransNet stockholders after considering financial, business, securities market and other information available to the Board concerning Corporate Express and United TransNet, including the investigations of Corporate Express by United TransNet management and consultation with United TransNet's legal, financial, accounting and business advisors. The principal reasons the Board reached this conclusion follow.

  Management believes that United TransNet's two-prong growth strategy, of pursuing national accounts for internal growth and acquisitions to expand its revenue base, would be enhanced by the Merger, thereby creating a more attractive investment opportunity for United TransNet stockholders. United TransNet's management believes that customers find the ability to obtain multiple services from a single vendor attractive. Corporate Express, United TransNet and Delivery each provide complementary types of services, with Corporate Express providing technical information and support services, United TransNet providing scheduled courier services, route consolidation expertise and emphasis on statewide delivery service, and Delivery providing same-day delivery services and established access to independent contractors, whose services would enhance the ability of United TransNet to provide statewide delivery service as efficiently as possible. If the Merger is consummated, United TransNet management believes that United TransNet would have greater opportunities to pursue internal growth both by marketing its increased services to new customers and by cross-selling to its own customers, Corporate Express' large corporate customers and Delivery's primarily same-day delivery customers.

  In United TransNet's pursuit of strategic acquisitions, United TransNet management believes that, if the Merger is consummated, United TransNet will have greater access to capital due to Corporate Express' larger, more established presence. Additionally, United TransNet would have access to an experienced acquisition team with an established history of completing successful acquisitions. This would permit United TransNet's management to identify and pursue strategic acquisitions with less of a commitment of time and resources from those principally responsible for day-to-day management.

  Finally, United TransNet's management believes that the Merger, if consummated, would create an opportunity to achieve economies of scale by allowing the combined entity to consolidate operating facilities, reduce duplicative administrative functions and create a combined entity positioned to compete more effectively on both a strategic and financial basis than United TransNet could were it to remain independent.

OPINION OF UNITED TRANSNET'S FINANCIAL ADVISOR

  Smith Barney was retained by United TransNet to evaluate the fairness, from a financial point of view, to the holders of United TransNet Common Stock of the consideration to be received by such holders in the Merger. Smith Barney delivered a written opinion, dated September 10, 1996, to the Board of Directors of United TransNet to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to the holders of United TransNet Common Stock. Smith Barney has confirmed its opinion dated September 10, 1996 by delivery of a written opinion dated the date of this Proxy Statement and Prospectus. In connection with its opinion dated the date of this Proxy Statement and Prospectus, Smith Barney updated certain of the analyses performed in connection with its opinion dated September 10, 1996 and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.

  In arriving at its opinion, Smith Barney reviewed the Merger Agreement and, in connection with its opinion dated the date of this Proxy Statement and Prospectus, reviewed this Proxy Statement and Prospectus, and held discussions with certain senior officers, directors and other representatives and advisors of United TransNet and certain senior officers of Corporate Express concerning the businesses, operations and prospects of United TransNet and Corporate Express. Smith Barney examined certain publicly available business and financial information relating to United TransNet and Corporate Express as well as certain financial forecasts and other information and data for United TransNet and Corporate Express which were provided to or otherwise discussed with Smith Barney by the respective managements of United TransNet and Corporate Express, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. Smith Barney reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of United TransNet Common Stock and Corporate Express Common Stock; historical and projected earnings and operating data of United TransNet and Corporate Express; and the capitalization and financial condition of United TransNet and Corporate Express. Smith Barney also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Smith Barney considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Smith Barney considered relevant in evaluating those of United TransNet and Corporate Express. Smith Barney also evaluated the potential pro forma financial impact of the Merger on Corporate Express. In addition to the foregoing, Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Smith Barney deemed appropriate in arriving at its opinion. Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Smith Barney as of the date of its opinion.

  In rendering its opinion, Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Smith Barney. With respect to financial forecasts and other information and data furnished to or otherwise reviewed by or discussed with Smith Barney, the managements of United TransNet and Corporate Express advised Smith Barney that such forecasts and other information and data were reasonably prepared on bases reflecting the best then currently available estimates and judgments of the managements of United TransNet and Corporate Express and the strategic implications and operational benefits anticipated to result from the Merger. Smith Barney assumed, with the consent of the Board of Directors of United TransNet, that the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Smith Barney's opinion, as set forth therein, relates to the relative values of United TransNet and Corporate Express. Smith Barney did not express any opinion as to what the value of the Corporate Express Common Stock actually will be when issued to United TransNet stockholders pursuant to the Merger or the price at which the Corporate Express Common Stock will trade subsequent to the Merger. Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of United TransNet or Corporate Express nor did Smith Barney make any physical inspection of the properties or assets of United TransNet or Corporate Express. In addition, Smith Barney was not requested to, and did not, participate in the negotiation or structuring of the Merger, nor was Smith Barney requested to, and Smith Barney did not, approach or hold discussions with third parties to solicit indications of interest in a possible acquisition of United TransNet. Although Smith Barney evaluated the Exchange Ratio from a financial point of view, Smith Barney was not asked to and did not recommend the specific consideration payable in the Merger, which was determined through negotiation between United TransNet and Corporate Express. No other limitations were imposed by United TransNet on Smith Barney with respect to the investigations made or procedures followed by Smith Barney in rendering its opinion.

  THE FULL TEXT OF THE WRITTEN OPINION OF SMITH BARNEY DATED THE DATE OF THIS PROXY STATEMENT AND PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX II AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF UNITED TRANSNET COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. SMITH BARNEY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF SMITH BARNEY SET FORTH IN THIS PROXY STATEMENT AND PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In preparing its opinion, Smith Barney performed a variety of financial and comparative analyses, including those described below performed by Smith
Barney in connection with its opinion dated September 10, 1996. The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Smith Barney made numerous assumptions with respect to United TransNet, Corporate Express, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of United TransNet and Corporate Express. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of business or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Smith Barney's opinion and analyses were only one of many factors considered by the Board of Directors of United TransNet in its evaluation of the Merger and should not be viewed as determinative of the views of United TransNet's Board of Directors or management with respect to the Exchange Ratio or the proposed Merger.

  Selected Company Analysis. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of United TransNet and the following selected publicly traded companies in the following segments of the courier industry: (i) Roll-ups and Consolidators: American Medical Response, Inc., Coach USA, Inc., Consolidated Delivery & Logistics, Inc., FYI, Inc., Physicians Resource Group, Inc., Sanifill, Inc., and U.S. Office Products Company; and (ii) Freight Forwarding and Logistics: Air Express International Corporation, Expeditors International of Washington, Inc., Fritz Companies, Inc., Eagle USA Airfreight, Inc., Harper Group, Inc., Hub Group, Inc., and Mark VII, Inc. (collectively, the "United TransNet Comparables"). Smith Barney compared market values as multiples of, among other things, latest 12 months net income and estimated calendar 1996 and 1997 net income, and adjusted market values (equity market value, plus total debt and the book value of preferred stock, less cash and cash equivalents) as multiples of, among other things, latest 12 months revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT"). Net income projections for the United TransNet Comparables were based on estimates of selected investment banking firms and net income projections for United TransNet were based on internal estimates of the management of United TransNet. All multiples were based on closing stock prices on September 5, 1996. The multiples of latest 12 months net income, estimated calendar 1996 and 1997 net income and latest 12 months revenue, EBITDA and EBIT for the United TransNet Comparables were 27.3x, 23.8x, 18.0x, 2.2x, 11.9x and 17.0x, respectively. The multiples of latest 12 months net income, estimated calendar 1996 and 1997 net income and latest 12 months revenue, EBITDA and EBIT of United TransNet were 40.2x, 23.3x, 10.4x, 0.6x, 12.0x and 23.5x, respectively. The multiples of latest 12 months net income, estimated calendar 1996 and 1997 net income and latest 12 months revenue, EBITDA and EBIT for United TransNet implied by the Exchange Ratio (based on a closing stock price of Corporate Express Common Stock on September 6, 1996) were 52.1x, 34.5x, 17.2x, 0.6x, 16.2x and 24.0x, respectively.

  Using publicly available information, Smith Barney analyzed similar market values and trading multiples of Corporate Express and the following selected publicly traded companies in the following segments of the courier industry:
(i) Office Products: BT Office Products International, Inc., U.S. Office Products Company, and Viking Office Products, Inc.; (ii) Retail Office
Products: Office Depot Inc., OfficeMax Inc., Staples Inc., and United Stationers Inc.; (iii) Telemarketers: APAC Teleservices Inc., SITEL Corporation, and Sykes Enterprises Inc.; and (iv) Outsourcing Companies:
Digital Solutions, Inc., Employee Solutions, Inc., Vincam Group, Inc., and AccuStaff, Inc. (collectively, the "Corporate Express Comparables" and, together with the United TransNet Comparables, the "Selected Companies"). Net income projections for the Corporate Express Comparables were based on estimates of selected investment banking firms and net income projections for Corporate Express were based on internal estimates of the management of Corporate Express. All multiples were based on closing stock prices on September 6, 1996. The average of the mean multiples of latest 12 months net income, estimated calendar 1996 and 1997 net income and latest 12 months revenue, EBITDA and EBIT for the Corporate Express Comparables were 95.2x, 45.9x, 31.6x, 3.2x, 35.1x and 49.7x, respectively. The multiples of latest 12 months net income, estimated calendar 1996 and 1997 net income and latest 12 months revenue, EBITDA and EBIT of Corporate Express were 88.5x, 44.4x, 28.1x, 1.6x, 33.2x and 39.0x, respectively.

  Selected Merger and Acquisition Transactions Analysis. Using publicly available information, Smith Barney analyzed the purchase price and implied transaction multiples paid in the following selected transactions in the courier industry (acquiror/target): Fritz Companies, Inc./Intertrans Corporation (the "Intertrans Transaction") and Corporate Express/U.S. Delivery Systems Inc. (the "U.S. Delivery Transaction" and, together with the Intertrans Transaction, the "Selected Transactions"), with particular focus on the U.S. Delivery Transaction. Smith Barney compared the purchase prices in such transactions as multiples of, among other things, latest 12 months and projected net income and transaction values as multiples of, among other things, latest 12 months revenue, EBITDA and EBIT, and then compared these multiples to similar multiples for United TransNet implied by the Exchange Ratio. All multiples for the Selected Transactions were based on information available at the time of announcement of the transaction. The multiples of latest 12 months net income, projected net income and latest 12 months revenue, EBITDA and EBIT of the U.S. Delivery Transaction were 33.6x, 26.3x, 1.4x, 17.2x and 19.7x, respectively. The multiples of latest 12 months net income, estimated calendar 1996 net income and latest 12 months revenue, EBITDA and EBIT for United TransNet implied by the Exchange Ratio (based on a closing stock price of Corporate Express Common Stock on September 6, 1996) were 52.1x, 34.5x, 0.6x, 16.2x and 24.0x, respectively.

  No company, transaction or business used in the "Selected Company Analysis" or "Selected Merger and Acquisition Transactions Analysis" as a comparison is identical to United TransNet, Corporate Express or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Companies, Selected Transactions or the business segment, company or transaction to which they are being compared.

  Discounted Cash Flow Analysis. Smith Barney performed a discounted cash flow analysis of the projected free cash flow of United TransNet for the fiscal years 1996 through 2000, based on internal estimates of the management of United TransNet. The stand-alone discounted cash flow analysis of United TransNet was determined by (i) adding (x) the present value of projected free cash flows over the five-year period from 1996 to 2000 and (y) the present value of United TransNet's terminal value in year 2000 and (ii) subtracting the current net debt of United TransNet. The range of terminal values for United TransNet at the end of the five-year period was calculated by applying terminal multiples ranging from 5.0x to 8.0x to United TransNet's projected 2000 EBITDA, representing United TransNet's estimated value beyond the year 2000. The cash flows and terminal values of United TransNet were discounted to present value using discount rates ranging from 10.0% to 15.0%. This analysis resulted in an equity reference range for United TransNet of approximately $7.69 to $19.89 per share, as compared to the equity value for United TransNet implied by the Exchange Ratio (based on a closing stock price of Corporate Express Common Stock on September 6, 1996) of approximately $15.02 per share.

  Pro Forma Merger Analysis. Smith Barney analyzed certain pro forma effects resulting from the Merger, including, among other things, the impact of the Merger on the projected EPS of Corporate Express for fiscal years 1996 through 2000, based on estimates of selected investment banking firms. The results of the pro forma merger analysis suggested that the Merger could be accretive to the fully diluted EPS of Corporate Express in each of the fiscal years analyzed. The actual results achieved by the combined company may vary from projected results and the variations may be material.

  Contribution Analysis. Smith Barney analyzed the respective contributions of United TransNet and Corporate Express to, among other things, the estimated revenue, EBITDA, EBIT and net income of the combined company for fiscal years 1996 and 1997, based on internal estimates of the managements of United TransNet and Corporate Express. This analysis indicated that (i) in fiscal year 1996, United TransNet would contribute approximately 10.9% of revenue, 9.4% of EBITDA, 7.7% of EBIT and 6.8% of net income, and Corporate Express would contribute approximately 89.1% of revenue, 90.6% of EBITDA, 92.3% of EBIT and 93.2% of net income of the combined company, and (ii) in fiscal year 1997, United TransNet would contribute approximately 9.4% of revenue, 10.4% of EBITDA, 10.4% of EBIT and 8.5% of net income, and Corporate Express would contribute approximately 90.6% of revenue, 89.6% of EBITDA, 89.6% of EBIT and 91.5% of net income, of the combined company. Immediately following consummation of the Merger, stockholders of United TransNet and Corporate Express would own approximately 5.4% and 94.6%, respectively, of the combined company.

  Other Factors and Comparative Analysis. In rendering its opinion, Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) historical and projected financial results of United TransNet and Corporate Express; (ii) the history of trading prices and volume for United TransNet Common Stock and Corporate Express Common Stock and the relationship between movements of such Common Stock and movements of the common stock of the Selected Companies; (iii) selected published analysts' reports on Corporate Express, including analysts' estimates as to the earnings growth potential of Corporate Express; and (iv) the pro forma ownership of the combined company.

  Pursuant to terms of Smith Barney's engagement, United TransNet has agreed to pay Smith Barney for its services in connection with the delivery of its opinion an aggregate fee of $600,000. United TransNet has also agreed to reimburse Smith Barney for reasonable travel and other out-of-pocket expenses incurred by Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Smith Barney's engagement.

  Smith Barney has advised United TransNet that, in the ordinary course of business, Smith Barney and its affiliates may actively trade or hold the securities of United TransNet and Corporate Express for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Smith Barney has in the past provided certain investment banking services to United TransNet unrelated to the proposed Merger, for which services Smith Barney has received compensation. In addition, Smith Barney and its affiliates (including Travelers Group Inc. and its affiliates) may maintain business relationships with United TransNet and Corporate Express.

  Smith Barney is a nationally recognized investment banking firm and was selected by United TransNet based on Smith Barney's experience, expertise and familiarity with United TransNet and its business. Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

EFFECTIVE TIME OF THE MERGER

  Upon the terms and conditions of the Merger Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition Sub will be merged with and into United TransNet at the Effective Time. The Merger will become effective immediately when the Certificate of Merger, prepared and executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger. The filing of the Certificate of Merger will be made as soon as practicable on or after the Closing.

  The Closing shall take place at a location mutually agreeable to Corporate Express and United TransNet on the fifth business day after satisfaction (or waiver in accordance with the Merger Agreement) of the latest to occur of the conditions set forth in Article VIII of the Merger Agreement (the "Closing Date"). See "The Merger Agreement--Conditions to the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the United TransNet Board of Directors with respect to the Merger, United TransNet's stockholders should be aware that certain members of the United TransNet Board of Directors and management have certain interests separate from their interests as holders of United TransNet Common Stock, including those referred to below.

  Upon consummation of the Merger, Corporate Express shall grant non-qualified options to purchase 1,000,000 shares of Corporate Express Common Stock to employees of United TransNet, as recommended to Corporate Express in writing by senior management of United TransNet and as approved by the compensation committee of the Corporate Express Board of Directors. In addition, Corporate Express and United TransNet have agreed that the compensation committee of Corporate Express' Board of Directors will review the financial and operating performance of the business units formerly under the control of United TransNet's employees for the period from September 1, 1996 to March 1, 1997 and grant up to an additional 200,000 non-qualified options to certain United TransNet employees. See "The Merger Agreement--Additional Agreements." While the exact amounts are not yet determined or agreed upon, it is anticipated that members of the United TransNet Board of Directors and other senior management will receive a material percentage of such options.

  The Merger Agreement provides for continuing indemnification of the officers and directors of United TransNet and obligates United TransNet to purchase directors' and officers' liability insurance for directors and officers of United TransNet which provides coverage following the Effective Time for any claims against such directors and officers, in such capacities, occurring prior to the Effective Time. See "The Merger Agreement--Additional Agreements."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  United TransNet expects to receive an opinion effective as of the Closing Date and based on factual representations by United TransNet and Corporate Express, from Sullivan & Worcester LLP, tax counsel to United TransNet, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), that Corporate Express, Acquisition Sub and United TransNet will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by a stockholder of United TransNet as a result of the Merger with respect to the shares of United TransNet Common Stock converted into Corporate Express Common Stock, except to the extent such stockholders receive cash in lieu of fractional shares.

  An opinion of counsel is not binding on the Internal Revenue Service or on the courts. Therefore, there can be no assurance that the Merger will constitute a tax-free reorganization or that any of the favorable tax treatments pursuant to a tax-free reorganization will be available to United TransNet stockholders. Because of the complexity of the tax laws and because the tax consequences to any particular stockholder may be affected by matters not discussed herein, each United TransNet stockholder is advised to consult its own tax advisor concerning the applicable federal, state and local income tax consequences of the Merger.

  Assuming qualification as a tax-free reorganization under the Code, (i) no gain or loss will be recognized by Corporate Express or its shareholders as a result of the Merger, (ii) no gain or loss will be recognized by United TransNet or its stockholders who receive Corporate Express Common Stock in the Merger in exchange for their shares of United TransNet Common Stock (except to the extent such stockholders receive cash in lieu of fractional shares), (iii) the basis of the shares of Corporate Express Common Stock to be received by the United TransNet stockholders in the Merger will be the same as the basis of the shares of United TransNet Common Stock surrendered in exchange therefor and (iv) the holding period of the shares of Corporate Express Common Stock to be received by the United TransNet stockholders in the Merger will include the holding period of the respective shares of United TransNet Common Stock exchanged therefor, provided that all shares are held as capital assets of United TransNet stockholders at the Effective Time.

  THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. EACH UNITED TRANSNET STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

ANTICIPATED ACCOUNTING TREATMENT

  The Merger will be accounted for using the pooling of interests method of accounting pursuant to APB 16. The pooling of interests method of accounting assumes that the merging companies have been merged from inception, and the historical financial statements for periods prior to consummation of the Merger are restated as though the companies had been combined from inception. The restated financial statements are adjusted to conform the accounting policies of the separate companies. See "The Merger Agreement--Conditions to the Merger" and "Pro Forma Financial Information."

  Corporate Express, Acquisition Sub and United TransNet have agreed that during the period from the date of the Merger Agreement through the Effective Time, unless the parties shall have otherwise agreed in writing, none of Corporate Express, Acquisition Sub, any other subsidiary of Corporate Express, United TransNet or any subsidiary of United TransNet shall knowingly take or fail to take any reasonable action which action or failure to act would jeopardize the treatment of Acquisition Sub's combination with United TransNet as a pooling of interests for accounting purposes. Additionally, pooling of interests treatment is a condition to Closing. See "The Merger Agreement-- Conditions to the Merger."

RESALE OF CORPORATE EXPRESS COMMON STOCK BY AFFILIATES

  Corporate Express Common Stock to be issued to stockholders of United TransNet in connection with the Merger will be registered under the Securities Act and, as such will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "Affiliate" (as defined below) of United TransNet or Corporate Express within the meaning of Rule 145 under the Securities Act ("Rule 145"). "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with United TransNet or Corporate Express at the time of the Special Meeting (generally, directors, certain executive officers and major stockholders). Affiliates of United TransNet or Corporate Express may not sell their shares of Corporate Express Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for two years following the Effective Time, an Affiliate (together with certain related persons) would be entitled to sell shares of Corporate Express Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) during such two-year period within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of Corporate Express Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would remain available to Affiliates only if Corporate Express remained current with its information filings with the Commission under the Exchange Act. Two years after the Effective Time, an Affiliate would be able to sell such Corporate Express Common Stock without such manner of sale or volume limitations, provided that Corporate Express was current with its Exchange Act information filings and such Affiliate was not then an Affiliate of Corporate Express. Three years after the Effective Time, an Affiliate would be able to sell such shares of Corporate Express Common Stock without any restrictions provided such Affiliate has not been an Affiliate of Corporate Express for at least three months prior thereto.

  With the exception of sales of a de minimis number of shares, shares of Corporate Express Common Stock received by Affiliates of United TransNet or held by Affiliates of Corporate Express may not be sold until Corporate Express publishes at least one full month of the combined results of operations of Corporate Express and United TransNet.

CERTAIN REGULATORY MATTERS

  The HSR Act and the rules and regulations thereunder provide that certain transactions may not be consummated until required information and materials have been furnished to the U.S. Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") and certain waiting periods have expired or been terminated. Corporate Express and United TransNet have made the requisite filings in order to cause the waiting periods to commence. There can be no assurance that the DOJ or FTC will permit the waiting periods to expire without taking further action to examine the implications of the Merger under applicable federal antitrust laws.

  Based on information available to it, United TransNet believes that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made,

Corporate Express and United TransNet would prevail or would not be required to accept certain conditions, possibly including certain divestitures in order to consummate the Merger.

RIGHTS OF DISSENTING STOCKHOLDERS

  United TransNet stockholders will not be entitled to any appraisal or dissenters' rights under applicable state law in connection with the Merger.

COMPARISON OF STOCKHOLDER RIGHTS

  Prior to the Effective Time, the rights of United TransNet stockholders are governed by the DGCL, the United TransNet Amended and Restated Certificate of Incorporation (the "United TransNet Certificate") and the United TransNet By-Laws (the "United TransNet By-Laws"). At the Effective Time, the stockholders of United TransNet will become shareholders of Corporate Express, a corporation governed by Colorado law, the Corporate Express Articles of Amendment and Restatement (the "Corporate Express Articles") and the Corporate Express By-Laws (the "Corporate Express By-Laws"). The following discussion summarizes the material differences between the rights of holders of the United TransNet Common Stock and holders of the Corporate Express Common Stock. This summary does not purport to be complete and is qualified in its entirety by reference to the DGCL, the Colorado Business Corporation Act (the "CBCA"), the Corporate Express Articles and the Corporate Express By-Laws, the United TransNet Certificate and the United TransNet By-Laws.

  General. The DGCL and the interpretations of those laws by Delaware courts is generally more comprehensive and more developed than the CBCA and the interpretation of those laws by Colorado courts. The DGCL is more frequently updated and revised to meet changes in the business environment. The CBCA replaced the Colorado Corporation Code effective July 1, 1994 and is a modern, updated corporation statute. Corporate Express does not believe that it has been impeded in operating its business under the CBCA.

  Voting Groups. Under the CBCA, Corporate Express shareholders are entitled to vote in voting groups in certain circumstances. A voting group consists of all the shares of one or more classes or series that, under the Corporate Express Articles or under the CBCA, are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. If multiple voting groups are entitled to vote on a matter, favorable action on the matter is taken only when it is duly approved by each such voting group. Although the Corporate Express Common Stock is the only voting stock of Corporate Express and the Corporate Express Articles do not provide for voting by voting groups, any other class or series of capital stock that may be issued by Corporate Express in the future is entitled to vote separately as a voting group under the CBCA in connection with certain amendments to the Corporate Express Articles and certain plans of merger and share exchange. See "--Amendments to Corporate Express Articles and United TransNet Certificate."

  The DGCL has no equivalent provisions for voting groups.

  Amendments to Corporate Express Articles and United TransNet
Certificate. Under the CBCA, an amendment to the Corporate Express Articles (with certain exceptions for routine amendments) must be proposed by the Corporate Express Board of Directors or the holders of shares representing at least ten percent (10%) of all of the votes entitled to be cast on the amendment, and must then be approved by the holders of a majority of the votes cast within the voting groups entitled to vote on the amendment.

  Under the CBCA, all of the holders of Corporate Express Common Stock, and each holder of shares of an affected class or series of stock, if any, voting in separate voting groups, are entitled to vote on any amendment of the Corporate Express Articles that would (i) increase or decrease the aggregate number of authorized shares of the class or series; (ii) effect an exchange or reclassification of all or part of the shares of the class or series into shares of another class or series; (iii) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class or series into shares of the class or series; (iv) change the designation, preferences, limitations, or relative rights of all or part of the shares of the class or series; (v) change the shares of all or part of the class or series into a different number of shares of the same class or series; (vi) create a new class of shares having rights or preferences with respect to distributions or dissolution that are prior, superior or substantially equal to the shares of the class or series; (vii) increase the rights, preferences, or number of authorized shares of any class or series that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class or series; (viii) limit or deny an existing preemptive right of all or part of the shares of the class or series; or (ix) cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the class or series.

  Under the DGCL and the United TransNet Certificate, amendments to the United TransNet Certificate must be adopted by the United TransNet Board of Directors and must then be approved by the holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereon except that amendments of the provisions in the United TransNet Certificate relating to, among other things, the authorization of United TransNet to issue preferred stock, the indemnification of directors, officers, employees and agents, filling vacancies on the United TransNet Board of Directors and the power to amend, alter or repeal the United TransNet By-Laws, require the approval of the holders of sixty-six and two-third percent (66 2/3%) of the voting power of the outstanding shares of stock entitled to vote thereon. The DGCL requires the approval of a majority of the outstanding shares of a class of stock, voting as a separate class, for any amendment that changes the number of authorized shares of that class, changes the par value of that class or adversely affects the powers, preferences or special rights of that class.

  Amendments to By-Laws. Under the CBCA and the Corporate Express By-Laws, the Corporate Express By-Laws may be amended to add, change or delete a provision by either the Corporate Express Board of Directors of by the affirmative vote of the holders of a majority of the shares of stock entitled to vote thereon.

  As permitted under the DGCL, the United TransNet Certificate provides that the United TransNet By-Laws may be adopted, amended, or repealed by either the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of stock entitled to vote thereon or by the affirmative vote of a majority of the members of the United TransNet Board of Directors.

  Vote Required for Merger and Certain Other Transactions. Under the CBCA, a plan of merger or share exchange or a transaction involving the sale, lease, exchange or other disposition of all or substantially all of Corporate Express' property, other than in the usual and regular course of business, must be adopted by the Corporate Express Board of Directors and then approved by each voting group entitled to vote separately on such plan, share exchange or transaction by the holders of a majority of all the votes entitled to be cast on such plan, share exchange or transaction by that voting group; provided, however, that unless the articles of incorporation of a corporation that was in existence on June 30, 1994 provide otherwise, a plan of merger or share exchange which requires shareholder approval must be approved by two-thirds ( 2/3) of all votes entitled to be cast on the plan by that voting group. The CBCA requires separate voting by voting groups (i) on a plan of merger if the plan contains a provision that, if contained in an amendment to the Corporate Express Articles, would require action by separate voting groups, and (ii) on a plan of share exchange by each class or series of shares included in the share exchange, with each class or series constituting a separate voting group.

  Under the DGCL, an agreement of merger or a sale, lease or exchange of all or substantially all of United TransNet's assets must be approved by the United TransNet Board of Directors and then adopted by the holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereon.

  Directors. The Corporate Express Articles provide that the number of directors shall be fixed by the Corporate Express By-Laws. The Corporate Express By-Laws provide that the Corporate Express Board of Directors shall consist of five members.

  The United TransNet Certificate provides that the number of directors shall be fixed from time to time by resolution passed by a majority of the United TransNet Board of Directors, within the limits provided in the United TransNet By-Laws. The United TransNet By-Laws provide that the United TransNet Board of Directors shall consist of not less than one nor more than fifteen members.

  Removal of Directors. Under the CBCA and the Corporate Express By-Laws, a member of the Corporate Express Board of Directors may be removed, with or without cause, by the holders of a majority of the shares of stock entitled to vote on the election of directors. In addition, a director may be removed by the district court of the county in Colorado in which Corporate Express' principal or registered office is located, in a proceeding commenced either by Corporate Express or by shareholders holding at least ten percent (10%) of the outstanding shares of any class, if the court finds that the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to Corporate Express and that removal is in Corporate Express' best interests.

  Under the DGCL, directors of United TransNet may be removed, with or without cause, by the holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereon.

  Newly Created Directorships and Vacancies. Under the CBCA and the Corporate Express By-Laws, vacancies in the Corporate Express Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, and newly created directorships resulting from an increase in the number of directors, including an increase effected by the Corporate Express Board of Directors, may be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or special meeting of shareholders called for that purpose.

  Under the DGCL and the United TransNet By-Laws, vacancies and newly created directorships resulting from any increase in the number of directors, including an increase effected by the United TransNet Board of Directors, may only be filled by a majority of the directors then in office, even if less than a quorum. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

  Cumulative Voting. As permitted under the CBCA, the Corporate Express Articles expressly provide that there shall be no cumulative voting in the election of directors.

  As permitted under the DGCL, the United TransNet Certificate expressly provides that there shall be no cumulative voting in the election of directors.

  Limitation of Director's Liability. As permitted by both the CBCA and the DGCL, both the Corporate Express Articles and the United TransNet Certificate eliminate or limit the personal liability of a director to Corporate Express or its shareholders and United TransNet or its stockholders, respectively, for monetary damages based on such director's breach of fiduciary duty, provided that a director's liability is not eliminated or limited for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for certain excess or prohibited distributions, or for any transaction from which the director derived an improper personal benefit.

  Indemnification of Directors and Officers. The CBCA and the DGCL contain generally similar provisions for the indemnification of directors, officers, employees and agents. The CBCA permits indemnification of a director only if the director conducted himself or herself in good faith and reasonably believed, in connection with conduct in an official capacity, that his or her conduct was in the best interests of the corporation and, in all other cases, that his or her conduct was at least not opposed to the corporation's best interests. The DGCL permits such indemnification if the director acted in good faith and reasonably believed that such conduct was in or not opposed to the best interests of the corporation. The CBCA generally precludes indemnification if there is an adjudication of liability that the director obtained an improper personal benefit. The DGCL does not specifically deal with cases of improper personal benefit. Neither the CBCA nor the DGCL permits a corporation to indemnify directors against judgments in actions brought by or in the right of the corporation in which such director was adjudged liable to the corporation, and the DGCL extends such limitation to indemnification of officers. However, both the CBCA and the DGCL permit indemnification for reasonable expenses in such situations if the indemnification is ordered by a court. Both the CBCA and the DGCL permit the corporation to advance expenses upon a written undertaking for their repayment if the person receiving the advance is not ultimately entitled to indemnification. In addition, the CBCA requires (i) written affirmation of a good faith belief of having met his or her standard of conduct and (ii) determination that facts known would not preclude indemnification. The CBCA prohibits provisions in articles of incorporation, by-laws, or contracts that are inconsistent with the statutory provisions, while the DGCL specifies that the statutory provisions are not exclusive of other rights to indemnification or advancement of expenses that may be provided by by-laws, agreements, votes of stockholders or disinterested directors, or otherwise.

  Special Meeting of Shareholders; Action by Consent. Under the CBCA and the Corporate Express By-Laws, a special meeting of the shareholders of Corporate Express may be called for any purpose by the Chairman of the Corporate Express Board of Directors, by the Corporate Express Board of Directors, by the Chief Executive Officer or by the President of Corporate Express and must be called by the Chairman of the Corporate Express Board of Directors at the request of the holders of not less than ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at such meeting. Under the CBCA, unless the Corporate Express Articles require that action be taken at a shareholders' meeting, any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing.

  As permitted under the DGCL, the United TransNet By-Laws provide that special meetings of stockholders of United TransNet may be called only by the United TransNet Board of Directors pursuant to a resolution adopted by a vote of the Board of Directors, and only the United TransNet Board of Directors may set the record date and agenda for such a meeting. No actions may be considered at a special meeting other than those specified in the notice thereof. In addition, the United TransNet Certificate provides that stockholder action must be taken at a duly called annual or special meeting and may not be effected by any consent in writing of the stockholders.

  Business Combinations Involving a Change of Control. Neither the CBCA, the Corporate Express Articles nor the Corporate Express By-Laws contain any special provisions regarding business combinations involving a change of control.

  The DGCL prohibits certain transactions between a Delaware corporation, the shares of which are listed on a national securities exchange, and an "interested stockholder," unless the certificate of incorporation of the corporation contains a provision expressly electing not to be governed by this prohibition. The United TransNet Certificate does not contain such an election. An "interested stockholder" includes a person that is directly or indirectly a beneficial owner of fifteen percent (15%) or more of the voting power of the outstanding voting stock of the corporation and such person's affiliates and associates. The provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder became an interested stockholder, unless (i) the business combination is approved by the corporation's board of directors prior to the date such stockholder became an interested stockholder, (ii) the interested stockholder acquired at least eighty-five percent (85%) of the voting stock of the corporation in the transaction in which such stockholder became an interested stockholder or
(iii) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the outstanding stock that is not owned by the interested stockholder.

  Additionally, the United TransNet Certificate contains a so-called "fair price" provision, which requires that, unless the proposed transaction is approved by a majority of United TransNet's disinterested directors, certain minimum price and procedural requirements must be observed by any party who seeks to acquire more than ten percent (10%) of the outstanding shares of United TransNet Common Stock and then seeks to consummate a merger or other form of business combination or transaction which would eliminate or significantly change the interests of the remaining stockholders.

  Dissenters' Rights. Under the CBCA, a shareholder who complies with prescribed statutory procedures, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of (i) consummation of a plan of merger to which Corporate Express is a party, if approval by Corporate Express shareholders is required for the merger or if Corporate Express were a subsidiary that was merged with its parent corporation, (ii) consummation of a plan of share exchange to which Corporate Express is a party as the corporation whose shares will be acquired, (iii) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of Corporate Express' property, if a shareholder vote is required for such disposition under the CBCA, (iv) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by Corporate Express if Corporate Express shareholders are entitled to vote on whether Corporate Express will consent to the disposition; unless the shareholder's shares are listed on a national securities exchange or on Nasdaq or are held of record by more than 2,000 shareholders, provided, however, that this limitation shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporation action, anything except (a) shares of the corporation surviving the consummation of the plan of merger or share exchange, (b) shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange or on Nasdaq or will be held of record by more than 2,000 shareholders, (c) cash in lieu of fractional shares, or (d) any combination of the shares described in (a) and (b) or cash in lieu of fractional shares.

  A shareholder is also entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of (i) a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if such fractional share or scrip is to be acquired for cash or the scrip is to be voided under the CBCA, or (ii) any corporate action, to the extent provided by the Corporate Express By-Laws or a resolution of the Corporate Express Board of Directors.

  Generally, stockholders of a Delaware corporation who object to certain mergers or consolidations of the corporation are entitled to appraisal rights, requiring the surviving corporation to pay the fair value of the dissenting shares. There are, however, no statutory rights of appraisal with respect to stockholders of a Delaware corporation whose shares of stock are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 stockholders. In addition, no appraisal rights shall be available for any shares of stock of a surviving corporation in a merger if the merger did not require the approval of the stockholders of such corporation. Further, the DGCL does not provide appraisal rights to stockholders who dissent from the sale of all or substantially all of the corporation's assets unless the certificate of incorporation provides otherwise. The United TransNet Certificate does not provide for appraisal rights upon the sale of all or substantially all of the assets of United TransNet.

  Dividends. Under the CBCA, a dividend may be paid on the Corporate Express Common Stock unless, after payment of the dividend, (i) Corporate Express would not be able to pay its debts as they become due in the usual course of business or (ii) Corporate Express' total assets would be less than the sum of its total liabilities plus the amount that would be needed, if Corporate Express were dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose preferential rights are superior to those holders receiving the dividend.

  Under the DGCL, a dividend may be paid on the United TransNet Common Stock out of either surplus (defined as the excess of net assets over capital) or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may not be paid on such stock out of surplus if the capital of United TransNet is less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

  Stock Repurchases. Under the CBCA, Corporate Express may purchase, redeem or otherwise acquire its own shares, unless after giving effect thereto, (i) Corporate Express would not be able to pay its debts as they become due in the usual course of business or (ii) Corporate Express' total assets would be less than the sum of its total liabilities plus the amount that would be needed, if Corporate Express were dissolved at the time of the redemption, to satisfy the preferential rights of shareholders whose preferential rights are superior to those holders whose shares are to be acquired.

  Under the DGCL, United TransNet may purchase, redeem or otherwise acquire its own shares. However, United TransNet may not (i) purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock, if such shares will be retired upon their acquisition and the capital of the corporation reduced or
(ii) purchase, for more than the price at which they may then be redeemed, any of its shares which are redeemable at the option of the corporation.

  Related Party Transactions. Under the CBCA, no contract or transaction between Corporate Express and one or more of its directors or officers, or between Corporate Express and any other corporation, partnership, association, or other organization in which one or more of Corporate Express' directors or officers are directors or officers, or have a financial interest, unless the contract or transaction is between Corporate Express and an entity that owns, directly or indirectly, all of the outstanding shares of Corporate Express or all of the outstanding shares or other equity interests of which are owned, directly or indirectly, by Corporate Express, is void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Corporate Express Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director's votes are counted for that purpose, if: (i) the material facts as to such director's relationship or interest and as to the contract or transaction are disclosed or are known to the Corporate Express Board of Directors or the committee, and the Corporate Express Board of Directors or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; (ii) the material facts as to such director's relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or (iii) the contract or transaction is fair to Corporate Express.

  In addition, under the CBCA, the Corporate Express Board of Directors or a committee thereof may not authorize a loan by Corporate Express to a Corporate Express director or to an entity in which a Corporate Express director is a director or officer or has a financial interest or a guaranty by Corporate Express of an obligation of a Corporate Express director or of an obligation of an entity in which a Corporate Express director is a director or officer or has a financial interest, unless such entity (where an entity is involved) is one that owns, directly or indirectly, all of the outstanding shares of Corporate Express or all of the outstanding shares or other equity interests of which are owned, directly or indirectly, by Corporate Express, until at least ten days after written notice of the proposed authorization of the loan or guaranty has been given to the holders of the Corporate Express Common Stock who would be entitled to vote on such a transaction.

  The DGCL contains provisions regarding transactions with directors and officers that are substantially similar to those of the CBCA. In addition, the DGCL provides that United TransNet may loan money to, or guaranty any obligation incurred by, its officers (including those who are also directors) if, in the judgment of the United TransNet Board of Directors, such loan or guarantee may reasonably be expected to benefit United TransNet.

  Corporate Records; Shareholder Inspection. Under the CBCA, a shareholder or a shareholder's agent or attorney is entitled to inspect and copy, upon at least five business days' written notice and during regular business hours at Corporate Express' principal office, the Corporate Express Articles, the Corporate Express By-Laws, minutes of all shareholders meetings and records for all action taken by shareholders without a meeting for the past three years, all written communications within the past three years to shareholders as a group, a list of the names and business addresses of current directors and officers, the most recent corporate report delivered to the Colorado Secretary of State, and certain financial statements of Corporate Express prepared for periods ending during the last three years. In addition, a shareholder who (i) has been a Corporate Express shareholder for at least three months or who is a holder of at least five percent of all of the outstanding shares of any class of Corporate Express capital stock, (ii) makes a demand in good faith and for a purpose reasonably related to the shareholder's interest as a shareholder, (iii) describes with reasonable particularity the purpose and the records the shareholder desires to inspect, and (iv) requests records that are directly connected with the described purpose or such shareholder's agent's or attorney's purpose, is entitled to inspect and copy, upon at least five business days' written notice and during regular business hours at a reasonable location specified by Corporate
Express: excerpts from minutes or records of any Corporate Express Board of Directors meeting or action, minutes or records of any shareholders' meeting or action, excerpts of records of any action of a Corporate Express Board of Directors committee, waivers of notices of any shareholder, Corporate Express Board of Directors or Corporate Express Board of Directors committee meeting, accounting records of Corporate Express, and records of the names and addresses of shareholders.

  Under the DGCL, any stockholder of United TransNet, in person or by attorney or other agent, may, upon written demand under oath stating the purpose thereof, during the usual hours for business, inspect for any proper purpose, the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom.

  Preemptive Rights. As permitted by the CBCA, the Corporate Express Articles provide that, unless otherwise approved by Corporate Express' Board of Directors, Corporate Express shareholders shall have no preemptive right to acquire additional unissued shares, or securities convertible into shares or carrying a right to acquire or subscribe to shares.

  Under the DGCL, the stockholders of United TransNet do not have preemptive rights unless specifically granted in the certificate of incorporation. The United TransNet Certificate does not grant United TransNet stockholders preemptive rights.

                             THE MERGER AGREEMENT

  The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix I to this Proxy Statement and Prospectus and is incorporated by this reference herein.

CONDITIONS TO THE MERGER

  The respective obligations of each party to effect the Merger are subject to the following conditions:

  Stockholder Approval. The Merger Agreement and the transactions contemplated therein shall have been approved and adopted by the requisite vote of the stockholders of United TransNet under applicable law and applicable listing requirements.

  Nasdaq Listing. The shares of Corporate Express Common Stock issuable in the Merger shall have been authorized for listing on Nasdaq, upon official notice of issuance.

  Other Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all other governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated thereby shall have been obtained and be in effect at the Effective Time.

  The Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the Commission or any state regulatory authorities.

  No Injunctions or Restraints. No preliminary or permanent injunction or other order or decree by any federal or state court which would prevent the consummation of the Merger shall have been issued and remain in effect.

  No Actions. No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal.

  Other Consents. All required consents and approvals of lenders shall have been obtained and be in effect at the Effective Time.

  Pooling of Interests. Coopers & Lybrand L.L.P., certified public accountants for Corporate Express and Acquisition Sub, shall have delivered a letter addressed to Corporate Express, dated as of the Closing Date, in form and substance reasonably satisfactory to Corporate Express, stating that the Merger will qualify as a pooling of interests transaction under APB 16.

  The obligation of Corporate Express to effect the Merger is subject to the fulfillment at or prior to the Closing of the following additional conditions:

  Performance of Obligations and Representations and Warranties of United TransNet. United TransNet shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the Closing Date and the representations and warranties of United TransNet contained in the Merger Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date and Corporate Express shall have received a Certificate of the President and Chief Executive Officer or of a Vice President of United TransNet to that effect.

  Legal Opinion. Corporate Express shall have received an opinion from Sullivan & Worcester LLP, counsel to United TransNet, dated as of the Closing Date, reasonably satisfactory to Corporate Express and addressing various legal matters related to the Merger.

  Comfort Letters. Corporate Express shall have received "comfort" letters in customary form from Price Waterhouse LLP, independent accountants for United TransNet, dated the date of the Proxy Statement and Prospectus, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to Corporate Express) with respect to certain financial statements and other financial information included in the Registration Statement and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total stockholders' equity, total revenues and the total and per share amounts of net income.

  No Material Changes. After the date of the Merger Agreement, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of United TransNet and its subsidiaries, taken as a whole.

  Governmental Waivers and Consents. All governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated thereby shall have been obtained and be in effect at the Closing Date, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to Corporate Express of the Merger.

  Fairness Opinion. Corporate Express shall have received from DLJ (or other nationally recognized investment banking firm reasonably acceptable to United TransNet) an opinion, dated as of the date of the Merger Agreement, and, if requested by Corporate Express, confirmed as of the date of this Proxy Statement and Prospectus, to the effect that the Exchange Ratio is fair, from a financial point of view, to Corporate Express' shareholders, and such opinion shall not have been withdrawn.

  The obligation of United TransNet to effect the Merger is subject to the following additional conditions:

  Performance of Obligations and Representations and Warranties of Corporate Express and Acquisition Sub. Corporate Express and Acquisition Sub shall have performed in all material respects their agreements contained in the Merger Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Corporate Express and Acquisition Sub contained in the Merger Agreement shall be true and correct in all respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and United TransNet shall have received a certificate of the Chairman of the Board and Chief Executive Officer, the President or a Vice President of Corporate Express and of the President and Chief Executive Officer or a Vice President of Acquisition Sub to that effect.

  Legal Opinions. United TransNet shall have received an opinion of Sullivan & Worcester LLP, counsel to United TransNet, in form and substance reasonably satisfactory to United TransNet, dated as of the Closing Date, to the effect that holders of United TransNet Common Stock (except to the extent any stockholders receive cash in lieu of fractional shares) will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger. In addition, United TransNet shall have received an opinion or opinions from Ballard Spahr Andrews & Ingersoll, counsel to Corporate Express and Acquisition Sub, effective as of the Closing Date, reasonably satisfactory to United TransNet and addressing various legal matters related to the Merger.

  Comfort Letters. United TransNet shall have received "comfort" letters in customary form from Coopers & Lybrand L.L.P., certified public accountants for Corporate Express and Acquisition Sub, dated the date of this Proxy Statement and Prospectus, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to United TransNet) with respect to certain financial statements and other financial information included in the Registration Statement and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total stockholders' equity, total revenues and the total and per share amounts of net income.

  No Material Changes. After the date of the Merger Agreement, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of Corporate Express and its subsidiaries, taken as a whole.

  Governmental Waivers and Consents. All governmental waivers, consents, orders, and approvals legally required for the consummation of the Merger and the transactions contemplated thereby shall have been obtained and be in effect at the Closing Date, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to Corporate Express of the Merger.

  Fairness Opinion. United TransNet shall have received from Smith Barney (or other nationally recognized investment banking firm reasonably acceptable to Corporate Express) an opinion, dated as of the Merger Agreement, and, if requested by United TransNet, confirmed as of the date of this Proxy Statement and Prospectus, to the effect that the Exchange Ratio is fair, from a financial point of view, to the holders of United TransNet Common Stock, and such opinion shall not have been withdrawn.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various representations and warranties by each of Corporate Express, Acquisition Sub and United TransNet relating to, among other things, (i) organization and qualification to do business, (ii) capitalization, (iii) subsidiaries, (iv) authority to enter into the Merger; non-contravention of laws or governing documents and regulatory approvals, (v) reports and financial statements, (vi) absence of undisclosed liabilities,
(vii) absence of certain changes or events, (viii) litigation, (ix) the Registration Statement and this Proxy Statement and Prospectus, (x) violations of law, (xi) compliance with agreements, (xii) taxes, (xiii) employee benefit plans and ERISA matters, (xiv) labor controversies, (xv) environmental matters, (xvi) title to assets, (xvii) trademarks and intellectual property, (xviii) material agreements, (xix) pooling of interests matters, (xx) insurance, and (xxi) transactions with related parties. United TransNet makes additional representations and warranties with respect to (i) stockholder approval, (ii) excess parachute payments, (iii) execution of amendments to certain employment agreements with employees of United TransNet as such relate to the payment of cash compensation upon a change of control of United TransNet or upon the voluntary termination of employment, and (iv) the execution of certain affiliate agreements by certain stockholders, directors and officers of United TransNet relating to restrictions on the resale of Corporate Express Common Stock to be received in conjunction with the consummation of the merger.

CERTAIN COVENANTS

  During the period from the date of the Merger Agreement and continuing until the Effective Time, United TransNet shall, and shall cause its subsidiaries to:

  Ordinary Course. Conduct their respective businesses in the ordinary and usual course of business and consistent with past practice.

  Changes in Stock. Not (i) amend or propose to amend their respective charters or by-laws, (ii) split, combine or reclassify their outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly-owned subsidiary of United TransNet.

  Issuance of Securities. Not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that United TransNet may issue shares (i) upon conversion of convertible securities and exercise of options outstanding on the date of the Merger Agreement; and (ii) in connection with the certain acquisitions.

  Other Conduct. Not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (X) borrowings in the ordinary course of business or (Y) borrowings to refinance existing indebtedness, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock,
(iii) take any action which to the knowledge of United TransNet would unreasonably jeopardize the treatment of the Merger as a pooling of interests under APB No. 16, (iv) take or fail to take any action which action or failure would cause United TransNet or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (v) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business, or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

  Preservation of Goodwill. Use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by the Merger Agreement.

  Communication with Corporate Express. Confer on a regular and frequent basis with one or more representatives of Corporate Express to report operational matters of materiality and the general status of ongoing operations.

  No Changes in Employment Agreements. Not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice (excluding material management non-competition and severance agreements).

  No Changes in Compensation Arrangements. Not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law.

  Maintain Insurance. Maintain with adequately capitalized insurance companies insurance coverage for its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

  During the period from the date of the Merger Agreement and continuing until the Effective Time, Corporate Express shall, and shall cause its subsidiaries to:

  Ordinary Course. Conduct their respective businesses in the ordinary and usual course of business and consistent with past practice.

  Changes in Stock. Not (i) except as necessary to consummate the transactions contemplated by the Merger, amend or propose to amend their respective charters or by-laws, (ii) split, combine or reclassify (whether by stock dividend or otherwise) their outstanding capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly-owned subsidiary of Corporate Express.

  Issuance of Securities. Not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of Corporate Express Common Stock, or any options, warrants or rights of any kind to acquire, any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that Corporate Express may issue shares (i) upon conversion of convertible securities and exercise of options outstanding on the date of the Merger Agreement; and (ii) in connection with certain acquisitions.

  Other Conduct. Not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (X) borrowings in the ordinary course of business or (Y) borrowings to refinance existing indebtedness, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock,
(iii) take any action which to the knowledge of Corporate Express would unreasonably jeopardize the treatment of the Merger as a pooling of interests under APB No. 16, (iv) take or fail to take any action which action or failure which to the knowledge of United TransNet would cause United TransNet or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (v) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

  Preservation of Goodwill. Use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by the Merger Agreement.

  No Changes in Compensation Arrangements. Not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law.

  Employment and Severance Agreements. Not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice; provided, however, that Corporate Express and its subsidiaries shall in no event enter into any written employment agreement which provides for an annual base salary in excess of $125,000 and has a term in excess of one year or enter into or amend any material severance or termination agreement.

  Maintain Insurance. Maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

  Communication with United TransNet. Confer on a regular and frequent basis with one or more representatives of United TransNet to report operational matters of materiality and the general status of ongoing operations.

NO SOLICITATION

  After the date of the Merger Agreement and prior to the Effective Time or earlier termination of the Merger Agreement, United TransNet shall not, and shall not permit any of its subsidiaries to, initiate or solicit, and United TransNet shall, and shall use its best efforts to cause each of its subsidiaries to, cause any of its officers, directors or employees, or any attorney, accountant, investment banker, financial advisor or other agent retained by it, not to initiate or solicit, any proposal or offer to acquire all or any substantial part of the business and properties of United TransNet and its subsidiaries or any capital stock of United TransNet and its subsidiaries, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof in a transaction, upon the consummation of which the holders of United TransNet Common Stock will own less than a majority of the equity of the offeror or resulting entity or have the right to elect no more than a minority of the board of directors (or similar governing body) of the offeror or the resulting entity (any such transactions being referred to herein as "Acquisition Transactions").

  Notwithstanding any other provision in the Merger Agreement, in response to an unsolicited proposal or inquiry with respect to an Acquisition Transaction,
(i) United TransNet may engage in discussions or negotiations regarding such proposal or inquiry with a third party who (without any solicitation or initiation, directly or indirectly, by or with United TransNet or any United TransNet representative after the date of the Merger Agreement) seeks to initiate such discussions or negotiations and may negotiate with and furnish to such third party information concerning United TransNet and its business, properties and assets, and (ii) if such Acquisition Transaction is a tender offer subject to the provisions of Section 14(d) under the Exchange Act, United TransNet's Board of Directors may take and disclose to United TransNet's stockholders a position contemplated by Rule 14e-2 under the Exchange Act.

  In the event United TransNet shall determine to provide any information or negotiate as described above, or shall receive any offer of the type referred to above, it shall (i) immediately provide Corporate Express a copy of all information provided to the third party, (ii) inform Corporate Express that information is to be provided, that negotiations are to take place or that an offer has been received, as the case may be, and (iii) furnish to Corporate Express the identity of the entity receiving such information or the proponent of such offer, if applicable, and, if an offer has been received, unless the United TransNet Board of Directors concludes that such disclosure is inconsistent with its fiduciary duties under applicable law, a description of the material terms thereof.

  United TransNet may terminate the Merger Agreement, withdraw, modify or not recommend the approval of the Merger to the United TransNet stockholders and enter into a definitive agreement for an Acquisition Transaction if but only if
(i) United TransNet shall have determined in good faith after consultation with the independent financial advisors of United TransNet that such Acquisition Transaction would be more favorable to United TransNet's stockholders from a financial point of view than the Merger, (ii) the United TransNet Board of Directors shall conclude in good faith after consultation with its legal counsel that such action is necessary in order for the United TransNet Board of Directors to act in a manner that is consistent with its fiduciary obligations under applicable law and (iii) United TransNet shall have furnished Corporate Express with a copy of the definitive agreement at least five business days prior to its execution and Corporate Express shall have failed within such five business day period to offer to amend the terms of the Merger Agreement so that the Merger would be, in the good faith determination of the United TransNet Board of Directors, at least as favorable to United TransNet stockholders from a financial point of view as the Acquisition Transaction.

ADDITIONAL AGREEMENTS

  Pursuant to the Merger Agreement, Corporate Express and United TransNet have made the following additional agreements:

  Access. Corporate Express and United TransNet and their respective subsidiaries shall each afford to the other access to their respective accountants, counsel, financial advisors and other representatives, properties, books, contracts, documents filed or received pursuant to federal or state securities laws or filed with the Commission in connection with the Merger or which may have a material effect on their respective businesses and other information as the other party may reasonably request. Corporate Express and its subsidiaries shall hold and shall use their reasonable best efforts to cause representatives of United TransNet to hold, in strict confidence all non-public documents and information furnished to Corporate Express and Acquisition Sub or to the Company, as the case may be, in connection with the transactions contemplated by the Merger Agreement, except that such information as may be necessary may be disclosed in connection with statutory approvals, United TransNet stockholders' approval and as required by law or judicial or administrative order.

  Registration Statement. Corporate Express and United TransNet will prepare and file with the Commission as soon as is reasonably practicable, this Proxy Statement and Prospectus and shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable. Corporate Express shall also take any action required under applicable state blue sky or securities law in connection with the issuance of Corporate Express Common Stock pursuant to the Merger.

  Stockholder Meeting. United TransNet will submit the Merger Agreement for the approval of its stockholders in accordance with applicable law and listing requirements and, subject to the fiduciary duties of the Boards of Directors under applicable law, shall use their reasonable best efforts to obtain stockholder approval and adoption.

  Exchange Listing. Corporate Express shall use its reasonable best efforts to effect, at or before the Effective Time, authorization for listing on Nasdaq, upon official notice of issuance, of the shares of Corporate Express Common Stock to be issued pursuant to the Merger.

  Expenses and Fees. United TransNet and Corporate Express shall bear their own expenses incurred in connection with the Merger, except that the fees and expenses incurred in connection with the printing and mailing of this Proxy Statement and Prospectus will be shared equally by United TransNet and Corporate Express. Additionally, if the Merger is not consummated because United TransNet determines to enter into an Acquisition Transaction with any party other than Corporate Express within twelve months of the date of the Merger Agreement, United TransNet shall pay to Corporate Express the sum of $3,375,000.

  Agreement to Cooperate. Corporate Express and United TransNet will use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate and make effective the transactions contemplated by the Merger Agreement. Each of Corporate Express and United TransNet undertakes and agrees to make all filings and comply with all requests related to the HSR Act.

  Public Statements and Filings. Unless required by law, Corporate Express and United TransNet (i) shall consult with each other prior to issuing any press release or any written public statement with respect to the Merger Agreement or the transaction contemplated thereby, and (ii) shall not issue any such press release or written public statement prior to such consultation. In addition, Corporate Express and United TransNet shall each provide the other party with a written copy of any of its SEC Reports to be filed at least forty-eight hours prior to the filing of such report.

  Option Plans. Prior to the Effective Time, United TransNet and Corporate Express shall take such action as may be necessary to cause each unexpired and unexercised United TransNet Option under United TransNet's 1995 Stock Incentive Plan (the "1995 Plan") and its several stock option agreements to be automatically converted at the Effective Time into an option (each a "Corporate Express Option") to purchase a number of shares of Corporate Express Common Stock equal to the number of shares of United TransNet Common Stock that could have been purchased under the United TransNet Option multiplied by the Exchange Ratio, at a price per share of Corporate Express Common Stock equal to the option exercise price determined based on the United TransNet Option divided by the Exchange Ratio and subject to the same terms and conditions as the United TransNet Option. Corporate Express shall assume all of United TransNet's obligations with respect to United TransNet Options which United TransNet Options become fully vested upon the consummation of the Merger under the provisions of the 1995 Plan, and shall, from and after the Effective Time, reserve and make available for issuance upon exercise of Corporate Express Options all shares of Corporate Express Common Stock covered thereby and shall have amended its Registration Statement on Form S-8 (the "Form S-8"), to register the additional shares of Corporate Express Common Stock subject to Corporate Express Options granted in replacement of United TransNet Options.

  Notification. Each of United TransNet, Corporate Express and Acquisition Sub agrees to give prompt notice to each other of, and to use its reasonable best efforts to prevent or promptly remedy, (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in the Merger Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Merger Agreement.

  Indemnification. From and after the Effective Time, Corporate Express shall, and Corporate Express shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers and directors of United TransNet (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, or otherwise in connection with any claim, action, suit, proceeding or investigation (a "claim"), based in whole or in part on the fact that such person is or was a director or officer of United TransNet and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Merger Agreement, the Merger and the transactions contemplated thereby), in each case to the fullest extent permitted under the DGCL (and shall pay any expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the DGCL, upon receipt from the Indemnified Party to whom expenses are advanced of an undertaking to repay such advances required under the DGCL). Corporate Express shall, and Corporate Express shall cause the Surviving Corporation to, observe and comply with United TransNet's obligations pursuant to the indemnification agreements it has identified to Corporate Express.

  Corporate Express shall, and Corporate Express shall cause the Surviving Corporation to, cause to be maintained in effect until sixty (60) days after the running of the statute of limitations the current policies of directors' and officers' liability insurance maintained by United TransNet (provided that Corporate Express or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such officers and directors) with respect to claims arising from facts or events which occurred at or before the Effective Time.

  In the event the Surviving Corporation or Corporate Express or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Corporate Express shall assume the obligations set forth above.

  Corrections. Prior to the date of approval of the Merger by their respective stockholders, United TransNet and Corporate Express shall promptly correct any information provided by them to be used specifically in this Proxy Statement and Prospectus and the Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the Commission and have declared effective or cleared by the Commission any amendment or supplement to this Proxy Statement and Prospectus or the Registration Statement so as to correct the same and to cause this Proxy Statement and Prospectus as so corrected to be disseminated to the stockholders of United TransNet, in each case to the extent required by applicable law.

  Irrevocable Proxies. United TransNet will use their best efforts to cause its officers and employee directors to execute and deliver to each other party to the Merger Agreement irrevocable proxies authorizing the other party to vote all shares of United TransNet Common Stock which such executive officers and employee directors are entitled to vote in favor of the Merger.

  Grant of Options to United TransNet Employees. Upon consummation of the Merger, Corporate Express shall grant non-qualified options to purchase 1,000,000 shares of Corporate Express Common Stock to certain employees of United TransNet as recommended to Corporate Express in writing by senior management of United TransNet and as approved by the compensation committee of the Corporate Express Board of Directors. In addition, Corporate Express and United TransNet have agreed that the compensation committee of the Corporate Express' Board of Directors will review the financial and operating performance of the business units formerly under the control of United TransNet's employees for the period from September 1, 1996 to March 1, 1997 and grant up to an additional 200,000 non-qualified options to United TransNet employees. All such options will vest over five (5) years (2.083% per month, for months thirteen
(13) through sixty (60), inclusive, following the Effective Time), expire ten
(10) years from the date of grant and otherwise be subject to the terms and conditions of Corporate Express' existing stock option plan except that such options shall not qualify as incentive stock options under the Code. Corporate Express shall register the shares issuable pursuant to the options Corporate Express has agreed to grant under the Merger Agreement on Form S-8, and shall use reasonable efforts to cause such shares to be listed on Nasdaq.

  Tax Free Treatment of Merger. Corporate Express, Acquisition Sub and United TransNet shall each use its best efforts to cause the Merger to be treated as a tax-free reorganization for federal income tax purposes.

  Corporate Express' Periodic Reports Following the Merger. Following the Effective Time, Corporate Express shall file with the Commission a periodic report under the Exchange Act which contains at least thirty (30) days of combined results of operations of United TransNet and Corporate Express as required by ASR 135 within the time prescribed for the filing of such report.

TERMINATION, AMENDMENT AND WAIVER

  The Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of United TransNet,
(i) by either United TransNet or Corporate Express, (A) if the Merger is not consummated by December 31, 1996, otherwise than on account of delay or default on the part of the terminating party or any of its 5% stockholders or any of their affiliates or associates; (B) if the Merger is enjoined by a final unappealable court order not entered at the request or with the support of the terminating party or any of its respective five percent (5%) stockholders, affiliates or associates; (C) if the nonterminating party fails to perform in any material respect any of its covenants in the Merger Agreement and does not cure such default in all material respects within 30 days after written notice of such default is given to the nonterminating party by the terminating party; or (D) if the United TransNet stockholders' vote is not sufficient to approve the Merger; and (ii) by United TransNet if it determines to enter into a qualifying Acquisition Transaction, as described under "--No Solicitation."

  The Merger Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties to the Merger Agreement and in compliance with applicable law.

  At any time prior to the Effective Time, the parties to the Merger Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, (b) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained therein. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

          SELECTED CONSOLIDATED FINANCIAL DATA--CORPORATE EXPRESS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following selected consolidated financial data for fiscal 1995, fiscal 1994, and fiscal 1993 have been derived from Corporate Express' consolidated financial statements which have been audited by independent auditors. The selected consolidated financial data for the three months ended May 27, 1995 and June 1, 1996, fiscal 1992 and fiscal 1991 are derived from unaudited consolidated financial statements. The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for these periods. The Delivery acquisition (effective March 1, 1996), the Young acquisition (effective February 27, 1996) and the acquisition of Lucas Bros., Inc. ("Lucas") (effective November 30, 1993) were accounted for as poolings of interests and, accordingly, the Delivery, Young and Lucas accounts and results are included for all periods presented. The information set forth below should be read in conjunction with the consolidated financial statements of Corporate Express and other information incorporated herein by reference.

                                                                                 THREE MONTHS
                                           FISCAL YEAR                               ENDED
                          --------------------------------------------------  --------------------
                                                                              MAY 27,    JUNE 1,
                            1991      1992      1993      1994       1995       1995       1996
                          --------  --------  --------  --------  ----------  --------  ----------
STATEMENTS OF OPERATIONS
 DATA:
Net Sales...............  $195,783  $237,473  $337,094  $927,918  $1,590,104  $330,394  $  500,624
Cost of Sales(1)........   144,418   175,309   254,698   681,962   1,173,255   243,586     369,178
Merger related inventory
 provisions(2)..........       --        --      1,146       --        5,952       --          --
                          --------  --------  --------  --------  ----------  --------  ----------
 Gross profit...........    51,365    62,164    81,250   245,956     410,897    86,808     131,446
Warehouse operating and
 selling expenses.......    38,489    49,383    69,851   188,464     297,275    62,611      95,309
Corporate general and
 administrative
 expenses...............     5,088     7,139     8,690    23,852      46,980     9,243      15,933
Merger and other
 nonrecurring
 charges(3).............       --      2,592     1,928       --       36,838       --          --
                          --------  --------  --------  --------  ----------  --------  ----------
 Operating profit.......     7,788     3,050       781    33,640      29,804    14,954      20,204
Interest expense, net...     5,109     4,087     4,463    15,610      15,396     4,203       3,279
Other expenses
 (income)(4)............       480     1,737      (126)     (352)       (724)     (167)        --
                          --------  --------  --------  --------  ----------  --------  ----------
 Income (loss) before
  income taxes..........     2,199    (2,774)   (3,556)   18,382      15,132    10,918      16,925
Income tax expense......     1,326       947     1,894     6,164      10,952     4,297       7,079
                          --------  --------  --------  --------  ----------  --------  ----------
 Income (loss) before
  minority interest.....       873    (3,721)   (5,450)   12,218       4,180     6,621       9,846
Minority Interest.......       --        --        152        69       1,436       115         230
                          --------  --------  --------  --------  ----------  --------  ----------
 Income (loss) from
  continuing
  operations............       873    (3,721)   (5,602)   12,149       2,744     6,506       9,616
Income (loss) from
 discontinued
 operations(5)..........      (435)   (4,571)      138       --          --        --          --
                          --------  --------  --------  --------  ----------  --------  ----------
 Income (loss) before
  extraordinary item....       438    (8,292)   (5,464)   12,149       2,744     6,506       9,616
Extraordinary item(6)...       --        --     (1,169)      586         --        --          --
                          --------  --------  --------  --------  ----------  --------  ----------
 Net income (loss)......  $    438  $ (8,292) $ (6,633) $ 12,735  $    2,744  $  6,506  $    9,616
                          ========  ========  ========  ========  ==========  ========  ==========
Per common share:
 Income (loss) from
  continuing
  operations............                      $   (.21) $    .24  $      .04  $    .10  $      .13
                                              ========  ========  ==========  ========  ==========
 Net Income (loss)......                      $   (.25) $    .25  $      .04  $    .10  $      .13
                                              ========  ========  ==========  ========  ==========
Shares used to compute
 per share amounts......                        32,265    49,195      68,057    62,971      75,139
                                              ========  ========  ==========  ========  ==========
BALANCE SHEET DATA:
Working capital.........  $ 21,061  $ 25,560  $ 68,084  $131,202  $  217,243  $194,738  $  201,353
Total assets............    83,682   108,811   387,477   568,161     910,523   673,334   1,114,652
Long-term debt and
 capital lease
 obligations............    39,339    38,576   161,881   166,427     137,468   200,712     252,378
Shareholders' equity and
 redeemable
 preferred(7)...........    14,502    25,528   100,045   240,470     496,514   303,736     512,297

--------
(1) Cost of sales include occupancy and delivery expenses.

(2) Reflects the write-down to market value of certain inventory which Corporate Express has decided to eliminate from its product line in connection with the Delivery, Young and Lucas mergers.

(3) Merger and other nonrecurring charges relate primarily to the mergers with Delivery and Young in fiscal 1995 and Lucas in fiscal 1993 and include, among other things, costs to complete the acquisitions, merging and closing redundant facilities, and centralizing certain administrative functions.
(4) Includes a write-off of $1.2 million of investments in fiscal 1992.
(5) In November 1990, Corporate Express made a strategic decision to close all of its retail operations and, in February 1993, Lucas adopted a plan to discontinue its retail operations.

(6) Reflects extraordinary loss related to a write-off of an unamortized discount on debt in fiscal 1993 and extraordinary gain related to the repurchase by Corporate Express of $10 million principal amount of 9 1/8% Senior Subordinated Notes in fiscal 1994.
(7) Redeemable preferred stock was converted to Common Stock in fiscal 1994.

                 SELECTED FINANCIAL DATA--UNITED TRANSNET

  Simultaneous with the closing of United TransNet's initial public offering on December 20, 1995, separate wholly-owned subsidiaries of United TransNet merged with six companies which provide ground and air courier services, Courier Dispatch Group, Inc. ("Courier Dispatch"), Tricor America, Inc. ("Tricor"), Film Transit, Incorporated ("Film Transit"), Lanter Courier Corporation ("Lanter"), Sunbelt Courier, Inc. ("Sunbelt") and 3D Distribution Systems, Inc. ("3D") (collectively, the "Combined Founding Companies" and each individually, a "Founding Company"). Immediately prior to such mergers (the "Founding Company Mergers"), Lanter transferred certain assets and liabilities to a related entity; the remaining business is sometimes hereinafter referred to as the "Districts."

  The statement of operations data shown below for the years ended December 31, 1991, 1992, 1993, and 1994 and the period from January 1 to December 19, 1995 and for the six months ended June 30, 1995 and the balance sheet data as of December 31, 1991, 1992, 1993 and 1994 are that of the Combined Founding Companies prior to their merger, on a historical basis except for pro forma data. During the periods presented the Combined Founding Companies were not under common control or management and some were not taxable entities. Therefore the data presented may not be comparable to or indicative of post-combination results to be achieved by United TransNet after such mergers.

  The following selected financial data with respect to the Combined Founding Companies' combined statements of operations for the years ended December 31, 1993 and 1994 and the period from January 1 to December 19, 1995 and for the six months ended June 30, 1995 and with respect to the Combined Founding Companies' combined balance sheets as of December 31, 1993 and 1994 have been derived from the Combined Founding Companies' combined financial statements that appear elsewhere in this Proxy Statement and Prospectus. The selected financial data with respect to United TransNet's consolidated statements of operations for the period from December 20 to December 31, 1995 and for the six months ended June 29, 1996 and with respect to United TransNet's consolidated balance sheets as of December 31, 1995 and June 29, 1996 have been derived from United TransNet's consolidated financial statements that appear elsewhere in this Proxy Statement and Prospectus. The financial data provided below should be read in conjunction with these accompanying financial statements and related notes thereto as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations--United TransNet."

                                   COMBINED FOUNDING COMPANIES(1)
                          --------------------------------------------------- UNITED TRANSNET, INC.
                                                                 PERIOD FROM       PERIOD FROM        COMBINED
                                YEAR ENDED DECEMBER 31,          JANUARY 1 TO     DECEMBER 20,       YEAR ENDED
                          -------------------------------------  DECEMBER 19,    TO DECEMBER 31,    DECEMBER 31,
                          1991(3)     1992     1993      1994        1995             1995            1995(2)
                          --------  -------- --------  --------  ------------ --------------------- ------------
                                                                                    (IN THOUSANDS, EXCEPT
                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                PER SHARE AMOUNTS)
STATEMENTS OF
 OPERATIONS:
Historical Data
 Net revenues...........  $150,793  $154,884 $171,901  $214,099    $246,526         $   7,748        $ 254,274
 Cost of delivery.......   112,196   112,620  122,110   156,323     181,217             5,462          186,679
                          --------  -------- --------  --------    --------         ---------        ---------
 Gross profit...........    38,597    42,264   49,791    57,776      65,309             2,286           67,595
Selling, general and
 administrative
 expenses...............    34,836    34,778   41,095    48,395      53,444             1,585           55,029
Amortization of
 intangible assets......       849     1,642    2,258     3,667       3,204                92            3,296
                          --------  -------- --------  --------    --------         ---------        ---------
Operating income........     2,912     5,844    6,438     5,714       8,661               609            9,270
Interest expense........     1,741     2,291    2,387     3,758       5,288               137            5,425
Interest income and
 other, net(4)..........     2,781       227      127     2,245         264                 5              269
                          --------  -------- --------  --------    --------         ---------        ---------
Income before income
 taxes and extraordinary
 item...................     3,952     3,780    4,178     4,201       3,637               477            4,114
Provision (benefit) for
 income taxes...........      (223)    1,361    1,067       336       1,021            (2,231)          (1,210)
                          --------  -------- --------  --------    --------         ---------        ---------
Income before
 extraordinary item.....     4,175     2,419    3,111     3,865       2,616             2,708            5,324
Extraordinary loss on
 extinguishment
 of debt................       --        --       --        --          --              1,204            1,204
                          --------  -------- --------  --------    --------         ---------        ---------
 Net income.............  $  4,175  $  2,419 $  3,111  $  3,865    $  2,616         $   1,504        $   4,120
                          ========  ======== ========  ========    ========         =========        =========
Net income (loss)
 available for common
 stockholders(5)........  $  4,175  $  1,027 $  2,980  $  3,338    ($16,814)
Earnings per common
 share
 Income before
  extraordinary item....                                                            $    0.31
 Extraordinary loss on
  early extinguishment
  of debt...............                                                                 0.14
                                                                                    ---------
 Net income.............                                                            $    0.17
                                                                                    =========
Weighted average number
 of common and common
 equivalent shares(6)...                                                            8,798,963
                                                                                    ---------
UNAUDITED PRO FORMA
 DATA(7)
Income before income
 taxes and extraordinary
 item...................  $  3,952  $  3,780 $  4,178  $  4,201                                      $   4,114
Provision for income
 taxes(8)...............     1,115     2,499    2,278     1,754                                            519
Income before
 extraordinary item.....     2,837     1,281    1,900     2,447                                          3,595
Net income..............     2,837     1,281    1,900     2,447                                          2,391
Pro forma earnings per
 common share:
 Income before
  extraordinary item....                                                                             $    0.46
 Extraordinary loss on
  early extinguishment
  of debt...............                                                                                  0.15
                                                                                                     ---------
 Net income.............                                                                             $    0.31
                                                                                                     =========
Weighted average number
 of common and common
 equivalent shares(9)...                                                                             7,848,962
                                                                                                     =========
                                  AS OF DECEMBER 31,                                  AS OF
                          -------------------------------------                   DECEMBER 31,
                            1991      1992     1993      1994                         1995
                          --------  -------- --------  --------               ---------------------
BALANCE SHEET DATA:
Working capital.........  $  3,744  $     12 $   (407) $ (4,962)                    $     232
Property and equipment..    12,750    12,236   13,224    15,165                        10,332
Total assets............    42,393    45,264   47,130    68,423                        70,430
Long-term debt..........    14,639    12,500   13,706    25,967                        24,811
Stockholders' equity....    12,144    11,731    7,152     3,056                        16,177

                                   COMBINED                  UNITED
                             FOUNDING COMPANIES(1)       TRANSNET, INC.
                            -----------------------     --------------------
                                    FOR THE                 FOR THE
                                  SIX MONTHS               SIX MONTHS
                                     ENDED                   ENDED
                                   JUNE 30,                 JUNE 29,
                                     1995                     1996
                            -----------------------     --------------------
                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENTS OF OPERATIONS
 DATA:
Net revenues..............                    $123,670                $137,766
Cost of delivery..........                      89,837                 102,377
                                  --------------------    --------------------
  Gross profit............                      33,833                  35,389
Selling, general and
 administrative expenses..                      26,570                  30,585
Amortization of intangible
 assets...................                       1,615                   1,554
                                  --------------------    --------------------
Operating income..........                       5,648                   3,250
Interest expense..........                      (2,528)                 (1,428)
Interest income and other,
 net......................                         122                      38
                                  --------------------    --------------------
Income before income
 taxes....................                       3,242                   1,860
Provision for income
 taxes....................                         682                     739
                                  --------------------    --------------------
  Net income..............        $              2,560    $              1,121
                                  ====================    ====================
Net income (loss)
 available for common
 stockholders(5)..........        $             (1,397)   $              1,121
                                  ====================    ====================
Earnings per common share:
  Net income..............                                $               0.12
                                                          ====================
Unaudited pro forma
 information:(7)
  Income before income
   taxes and extraordinary
   item...................        $              3,242
  Provision for taxes.....                       1,795
                                  --------------------
  Net income..............        $              1,447
                                  ====================
Pro Forma earnings per
 common share:
  Net income..............        $               0.19
                                  ====================
Weighted average number of
 common and common
 equivalent shares........                   7,805,409               9,349,593
                                  ====================    ====================
BALANCE SHEET DATA:
Working capital...........                                $             10,355
Property and equipment....                                               9,633
Total assets..............                                              90,525
Long-term debt............                                              30,276
Stockholders' equity......                                              29,620

--------

 (1) The Founding Companies collectively are considered predecessors to United TransNet. The following table represents selected information of the individual Founding Companies for the two most recent fiscal years, the period from January 1 to December 19, 1995, and the six month period ended June 30, 1995.

                                                                      FOR THE
                                       YEAR ENDED       PERIOD FROM  SIX MONTHS
                                      DECEMBER 31,      JANUARY 1 TO   ENDED
                                    ------------------  DECEMBER 19,  JUNE 30,
                                      1993      1994        1995        1995
                                    --------  --------  ------------ ----------
                                                 (IN THOUSANDS)
Courier Dispatch
  Net revenues..................... $ 70,631  $104,614    $133,701    $ 66,819
  Gross profit.....................   20,671    27,929      33,905      17,588
  Selling, general and
   administrative..................   17,443    24,060      28,533      14,498
  Net loss.........................     (319)   (1,768)     (2,076)       (680)
                                    ========  ========    ========    ========
Tricor
  Net revenues..................... $ 32,504  $ 34,288    $ 37,252    $ 18,323
  Gross profit.....................    8,778     9,442      10,080       5,423
  Selling, general and
   administrative..................    6,789     7,058       6,898       3,387
  Net income.......................    1,666     4,112       3,156       1,994
                                    ========  ========    ========    ========
Film Transit
  Net revenues..................... $ 24,692  $ 24,717    $ 22,352    $ 11,685
  Gross profit.....................    8,613     7,888       7,786       3,820
  Selling, general and
   administrative..................    7,348     7,351       7,155       3,535
  Net income.......................      688       253         396         174
                                    ========  ========    ========    ========
Lanter
  Net revenues..................... $ 19,647  $ 21,431    $ 21,777    $ 11,170
  Gross profit.....................    5,195     5,629       5,309       2,889
  Selling, general and
   administrative..................    3,511     3,816       3,845       1,953
  Net income.......................    1,317     1,431       1,095         745
                                    ========  ========    ========    ========
Sunbelt
  Net revenues..................... $ 11,882  $ 14,187    $ 16,629    $  8,251
  Gross profit.....................    2,616     2,984       3,542       1,826
  Selling, general and
   administrative..................    2,135     2,096       2,320       1,114
  Net (loss) income................     (176)       54         272         197
                                    ========  ========    ========    ========
3D
  Net revenues..................... $ 12,545  $ 14,862    $ 14,815    $  7,422
  Gross profit.....................    3,918     3,904       4,687       2,287
  Selling, general and
   administrative..................    3,869     4,014       4,693       2,083
  Net loss.........................      (65)     (217)       (227)        130
                                    ========  ========    ========    ========
Combined
  Net revenues..................... $171,901  $214,099    $246,526    $123,670
  Gross profit.....................   49,791    57,776      65,309      33,833
  Selling, general and
   administrative..................   41,095    48,395      53,444      26,570
  Net income.......................    3,111     3,865       2,616       2,560
                                    ========  ========    ========    ========

 (2) Reflects the results of operations of the Combined Founding Companies for the period from January 1 to December 19, 1995 and the results of operations of United TransNet for the period from December 20 to December 31, 1995.

 (3) Includes financial information of a predecessor company to Courier Dispatch for nine months and actual data for Courier Dispatch for three months.

 (4) Included in other income for the years ended December 31, 1991 and 1994 are proceeds from key man life insurance of $3.0 million and $2.0 million, respectively.

 (5) Net income (loss) available for common stockholders includes warrant accretion for the years ended December 31, 1992, 1993 and 1994 and the period ended December 19, 1995 and for the six months ended June 30, 1995 of $1.4 million, $0.1 million, $0.5 million, $19.4 million and $4.0 million, respectively.

 (6) Weighted average number of common and common equivalent shares for the period from December 20 to December 31, 1995 includes (i) 4,692,222 shares issued to the stockholders of the Founding Companies in connection with the Founding Company Mergers which gives effect to 58,021 shares repurchased from a minority stockholder immediately prior to United TransNet's initial public offering, (ii) 3,925,000 shares sold in United TransNet's initial public offering and (iii) the dilution attributable to outstanding options to purchase Common Stock, applying the treasury stock method.

 (7) Certain of the Founding Companies were S corporations during the period presented and, accordingly were not subject to corporate income taxes. The unaudited pro forma information is presented for the purpose of reflecting a provision for income taxes as if all of the Founding Companies had been subject to income tax for all periods presented, calculated in accordance with FAS 109, based on tax laws that were in effect during the respective periods.

 (8) Provision for income taxes for the year ended December 31, 1995 reflects the benefits of (i) the reversal of the valuation allowance of $2,164,000 related to the deferred tax assets of Courier Dispatch and (ii) the recording of a net deferred tax asset of $243,000 at Tricor and Lanter upon their change from S corporations to C corporations.

 (9) For 1995, weighted average number of common and common equivalent shares also includes (i) the weighted average portion of the 3,925,000 shares sold in United TransNet's initial public offering, net of the shares sold to cover the cash portion of the purchase price paid in connection with the Founding Company Mergers, (ii) the weighted average portion of 58,021 shares repurchased in December 1995 from a minority stockholder and (iii) the weighted average portion of stock options which became exercisable during 1995.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF

        FINANCIAL CONDITION AND RESULTS OF OPERATIONS--UNITED TRANSNET

  The following discussion of United TransNet's results of operations and of its liquidity and capital resources should be read in conjunction with the Consolidated Financial Statements of United TransNet, the Combined Financial Statements of the Combined Founding Companies, the Financial Statements of the Founding Companies and the related Notes thereto appearing elsewhere in this Proxy Statement and Prospectus.

INTRODUCTION

  Simultaneously with the closing of United TransNet's initial public offering in December 1995, separate wholly-owned subsidiaries of United TransNet merged with each of the six Founding Companies. Prior to such mergers, each of the Founding Companies operated as a separate independent entity. As a result, historical combined results may not be comparable to or indicative of future performance. For the years ended December 31, 1993 and 1994, the Combined Financial Statements include the accounts of the Founding Companies as if the Founding Companies had always been members of the same operating group without giving effect to the Founding Company Mergers or the initial public offering. Pro Forma year ended December 31, 1995 includes the accounts of the Founding Companies for the period from January 1 to December 19, 1995 as if the Founding Companies had always been members of the same operating group without giving effect to the Founding Company Mergers or the initial public offering and the accounts of United TransNet for the period from December 20 to December 31, 1995.

  The Founding Companies derived their revenues from fees charged for ground and air delivery and distribution management services. Cost of delivery expenses relating to ground delivery services consist primarily of salaries and related benefits paid to drivers, fees paid to independent contractors and vehicle operating and maintenance expenses. The primary cost of delivery expenses for air delivery services include purchased services from commercial air carriers and ground delivery agents.

  Prior to the mergers of the Founding Companies and the United TransNet initial public offering, Tricor and Lanter were S corporations under the Code. United TransNet will begin to file as a consolidated group for federal income tax purposes. For purposes of the Combined Financial Statements presented in this Proxy Statement and Prospectus, pro forma federal and state income taxes have been provided for these two companies as if they had filed C corporation tax returns. See Note 15 to Notes to the Combined Financial Statements of the Combined Founding Companies.

RESULTS OF OPERATIONS

  The following table sets forth various items as a percentage of revenues:

                                                       YEAR ENDED DECEMBER 31,
                                                       -----------------------
                                                                          PRO
                                                       COMBINED COMBINED FORMA
                                                         1993     1994   1995
                                                       -------- -------- -----
Net revenue...........................................  100.0%   100.0%  100.0%
Cost of delivery......................................   71.0%    73.0%   73.4%
                                                        -----    -----   -----
  Gross profit........................................   29.0%    27.0%   26.6%
Selling, general and administrative expenses..........   24.0%    22.6%   21.7%
Amortization..........................................    1.3%     1.7%    1.3%
                                                        -----    -----   -----
Operating income......................................    3.7%     2.7%    3.6%
Interest expense......................................    1.4%     1.8%    2.1%
Interest income and other, net........................    0.1%     1.1%    0.1%
                                                        -----    -----   -----
Income before income taxes and extraordinary item.....    2.4%     2.0%    1.6%
                                                        =====    =====   =====

                                                     FOR THE SIX MONTHS ENDED
                                                    ---------------------------
                                                    CONSOLIDATED    COMBINED
                                                    JUNE 29, 1996 JUNE 30, 1995
                                                    ------------- -------------
Net revenue........................................    100.00%       100.00%
Cost of delivery...................................     74.31%        72.64%
                                                       -------       -------
  Gross profit.....................................     25.69%        27.36%
Selling, general and administrative expenses.......     22.20%        21.48%
Amortization.......................................      1.13%         1.31%
                                                       -------       -------
  Operating income.................................      2.36%         4.57%
Interest expense...................................      1.04%         2.04%
Interest income and other, net.....................      0.03%         0.09%
                                                       -------       -------
  Income before income taxes.......................      1.35%         2.62%
                                                       =======       =======

CONSOLIDATED SIX MONTHS ENDED JUNE 29, 1996 COMPARED TO COMBINED SIX MONTHS ENDED JUNE 30, 1995

  Net revenues increased $14.10 million or 11.40% to $137.77 million for the six months ended June 29, 1996 from $123.67 million for the six months ended June 30, 1995. Of this $14.10 million net increase, $3.73 million was attributable to the acquisitions of four courier operations by United TransNet during the second quarter of 1996. Approximately $3.20 million of the increase is due to an acquisition by a Founding Company which occurred in May of 1995. The remaining net increase of $7.17 million was primarily attributable to internal growth through additions to the customer base and increases in business with existing customers.

  Cost of delivery increased $12.54 million or 13.96% to $102.38 million for the six months ended June 29, 1996 from $89.84 million for the six months ended June 30, 1995. Of this $12.54 million increase, $2.75 million was attributable to acquisitions made by United TransNet during the second quarter of 1996. Cost of delivery as a percentage of revenues increased to 74.31% for the six months ended June 29, 1996 from 72.64% for the six months ended June 30, 1995. The deterioration in margin was due to a 2.00% increase, as a percentage of revenues, in purchased transportation costs as a result of an increase in the use of outside agents.

  Selling, general and administrative expenses increased $4.02 million or 15.11% to $30.59 million for the six months ended June 29, 1996 from $26.57 million for the six months ended June 30, 1995. Of the $4.02 million increase, United TransNet took special charges, on a pre-tax basis, of approximately $1.81 million. The special charges primarily consisted of a $1.41 million accrual of severance cost related to the reduction in staffing and approximately $400,000 in expenses related to terminated merger discussions. Excluding these charges, selling, general and administrative expenses increased $2.20 million or 8.29% as compared to the six months ended June 30, 1995.

  Of the $2.20 million increase, approximately $644,000 was attributable to the acquisitions completed in the second quarter of 1996. The remaining increase of approximately $1.56 million in selling, general and administrative expenses was due to general increased expenditures and additional payroll expense to support the higher level of revenues and increased administrative costs of operating as a public company. Selling, general and administrative expenses decreased as a percentage of revenues to 20.89% for the six months ended June 29, 1996, excluding the special charges discussed previously, as compared to 21.48% for the six months ended June 30, 1995.

  Amortization of intangibles decreased slightly to $1.55 million for the six months ended June 29, 1996 from $1.62 million for the six months ended June 30, 1995. This decrease is attributable to non-competition agreements being fully amortized at December 31, 1995 which was partially offset by the amortization of intangibles related to the acquisitions completed in second quarter of 1996.

  Interest expense decreased to $1.43 million for the six months ended June 29, 1996 from $2.53 million for the six months ended June 30, 1995. The decrease is a result of the decrease of approximately $8.65 million in the average debt outstanding between periods. The decrease in the average balance was due to the use of United TransNet's initial public offering proceeds to repay a portion of the indebtedness of United TransNet.

  The effective tax rate was 39.73% for the six months ended June 29, 1996 compared to a pro forma effective tax rate of 55.37% for the six months ended June 30, 1995. The decrease is the result of the pro forma rate for the six months ended June 30, 1995 being calculated on a discrete basis due to the lack of combined operating history versus the rate for the six months ended June 29, 1996 being calculated on an annualized basis. In addition, at June 30, 1995, Courier Dispatch had an increase in its valuation allowance.

PRO FORMA YEAR ENDED DECEMBER 31, 1995 COMPARED TO HISTORICAL COMBINED YEAR ENDED DECEMBER 31, 1994

  Net revenues increased 18.8% to $254.2 million for the year ended December 31, 1995 from $214.1 million for the year ended December 31, 1994. The increase of $40.1 million was comprised of $33.6 million from Courier Dispatch, $4.1 million from Tricor and $4.3 million from Lanter, Sunbelt and 3D combined and a decrease of $1.9 million from Film Transit. Of this net increase, $23.2 million was attributable to acquisitions by Courier Dispatch in the Mid-Atlantic, Florida and Upper Midwest regions. The remaining net increase was primarily attributable to internal growth in Courier Dispatch, Tricor and Sunbelt through additions to their customer base and increases in business with existing customers.

  Cost of delivery increased 19.4% to $186.7 million for the year ended December 31, 1995 from $156.3 million for the year ended December 31, 1994. The increase of $30.4 million was comprised of $26.2 million from Courier Dispatch, $3.2 million from Tricor, $3.3 million from Sunbelt and Lanter combined, and a decrease of $2.3 million from Film Transit and 3D combined. The increase at Courier Dispatch is primarily due to 1994 and 1995 acquisitions. Cost of delivery as a percentage of net revenues increased to 73.4% for the year ended December 31, 1995 from 73.0% for the year ended December 31, 1994. This deterioration in margin, attributable to Courier Dispatch, resulted primarily from the implementation of benefit programs and lower profit margins associated with Commercial Courier Express, Inc. ("Commercial Courier", acquired in June 1994), which has a higher concentration of dedicated as compared to conjunctive business.

  Selling, general and administrative expenses increased 13.7% to $55.0 million for the year ended December 31, 1995 from $48.4 million for the year ended December 31, 1994. The increase of $6.6 million was comprised of $5.4 million from Courier Dispatch and $1.3 million from Tricor, Sunbelt, Lanter and 3D combined and a decrease of $0.1 million from Film Transit. The increase is a result of (i) one-time compensation items associated with United TransNet's initial public offering at Courier Dispatch and 3D, (ii) Courier Dispatch's 1994 and 1995 acquisitions, (iii) organizational changes at Courier Dispatch as a result of United TransNet's initial public offering, and (iv) increases required to support higher levels of revenue at Courier Dispatch, Tricor, Sunbelt, Lanter and 3D.

  Amortization of intangibles decreased to $3.3 million for the year ended December 31, 1995 from $3.7 million for the year ended December 31, 1994. This decrease is primarily attributable to the one-time write-off of operating certificates at December 31, 1994 which totaled $0.6 million. Excluding this adjustment, amortization of intangibles increased $0.2 million for the year ended December 31, 1995 primarily as a result of Courier Dispatch's 1994 and 1995 acquisitions.

  Interest expense increased to $5.4 million for the year ended December 31, 1995 from $3.8 million for the year ended December 31, 1994, primarily as a result of borrowings by Courier Dispatch for acquisitions in 1994 and 1995 and for working capital purposes.

  Interest income and other, net decreased to $0.3 million for the year ended December 31, 1995 from $2.2 million for the year ended December 31, 1994, primarily as a result of $2.0 million of key man life insurance proceeds received in 1994 related to the death of a former officer of Tricor.

  The effective pro forma tax rate was 12.6% in 1995 compared to 41.8% in 1994. In 1995, the valuation allowance of $2.2 million relating to the deferred tax assets of Courier Dispatch was reversed because the consolidated earnings of United TransNet have caused realization to become probable. Also in 1995, a benefit of $0.2 million was recognized related to the recording of net deferred tax assets at Tricor and Lanter upon their change from S corporations to C corporations. See the notes to the related accompanying financial statements of

United TransNet and the Combined Founding Companies for a more detailed analysis of the provision for income taxes.

  The extraordinary loss of $1.2 million relates to the early extinguishment of debt, reflecting the use of proceeds from United TransNet's initial public offering.

HISTORICAL COMBINED YEAR ENDED DECEMBER 31, 1994 COMPARED TO HISTORICAL COMBINED YEAR ENDED DECEMBER 31, 1993

  Net revenues increased 24.5% to $214.1 million in 1994 from $171.9 million in 1993. The increase of $42.2 million was comprised of $34.0 million from Courier Dispatch, $1.8 million from Tricor and $6.4 million from Film Transit, Lanter, Sunbelt and 3D combined. Of this increase, $26.2 million was attributable to acquisitions in 1993 and 1994 by Courier Dispatch in the Mid-Atlantic, Florida and Upper Midwest regions. The remaining net increase was primarily attributable to internal growth in Courier Dispatch, Tricor, Lanter and Sunbelt through additions to their customer base and increases in business with existing customers.

  Cost of delivery increased 28.0% to $156.3 million for the year ended December 31, 1994 from $122.1 million for the year ended December 31, 1993. The increase of $34.2 million was comprised of $26.7 million from Courier Dispatch, $2.3 million from 3D, and $5.2 million from Sunbelt, Tricor, Lanter and Film combined. The increase at Courier Dispatch is primarily due to 1993 and 1994 acquisitions. Cost of delivery as a percentage of net revenues increased to 73.0% for the year ended December 31, 1994 from 71.0% for the year ended December 31, 1993. This deterioration in margin, attributed to Courier Dispatch, resulted primarily from lower profit margins associated with Commercial Courier, which has a higher concentration of dedicated as compared to conjunctive business.

  Selling, general and administrative expenses increased 17.8% to $48.4 million for the year ended December 31, 1994 from $41.1 million for the year ended December 31, 1993. The increase of $7.3 million was comprised of $6.6 million from Courier Dispatch and $0.7 million from Tricor, Sunbelt, Lanter, 3D and Film combined. The increase at Courier Dispatch is primarily a result of 1993 and 1994 acquisitions as well as increases required to support higher revenue.

  Amortization of intangibles increased to $3.7 million for the year ended December 31, 1994 from $2.3 million for the year ended December 31, 1993 as a result of Courier Dispatch's acquisitions in 1993 and 1994.

  Interest expense increased to $3.8 million in 1994 from $2.4 million in 1993, primarily as a result of Courier Dispatch borrowings for the acquisition of companies and the repurchase of common stock.

  Interest income and other, net, increased to $2.2 million in 1994 from $0.1 million in 1993, primarily as a result of $2.0 million of key man life insurance proceeds received in 1994 related to the death of a former officer of Tricor.

  The effective pro forma tax rate was 41.8% in 1994 compared to 54.5% in 1993. The decrease was primarily attributable to the non-taxable officers' life insurance proceeds offset by an increase in non-deductible goodwill. See the notes to the related accompanying financial statements of the Combined Founding Companies for a more detailed analysis of the provision for income taxes.

LIQUIDITY AND CAPITAL RESOURCES

 Historical Combined Year Ended December 31, 1993

  During 1993, net cash provided by operating activities was $8.4 million. Cash used in investing activities was $6.4 million, which primarily consisted of $3.3 million of capital expenditures and payments of $3.1 million by Courier Dispatch to acquire companies. Cash used in financing activities was $3.6 million which primarily consisted of net debt payments of $1.1 million by Courier Dispatch, Tricor, Film Transit and 3D, a distribution by Tricor of $0.6 million to a stockholder, borrowings by Sunbelt of $0.3 million from a related party and net payments by the Districts of $2.2 million to Lanter.

 Historical Combined Year Ended December 31, 1994

  During 1994, net cash provided by operating activities was $11.1 million. Cash used in investing activities was $17.1 million, which primarily consisted of $2.0 million of capital expenditures and payments of $14.3 million by Courier Dispatch to acquire companies. Cash provided by financing activities was $8.1 million which primarily consisted of net borrowings of $13.9 million by Courier Dispatch, a distribution by Tricor of $1.6 million to a stockholder, payments by Courier Dispatch of $3.0 million to repurchase common stock offset by proceeds of $0.6 million from the sale of common stock, borrowings by Sunbelt of $0.5 million from a related party and net payments by the Districts of $2.3 million to Lanter.

 Pro Forma Year Ended December 31, 1995

  During 1995, net cash provided by operating activities was $8.3 million. Cash used in investing activities was $4.1 million, which primarily consisted of $2.3 million of capital expenditures and payments of $3.5 million by Courier Dispatch to acquire companies during the year. Cash used in financing activities was $5.9 million, which consisted of net proceeds from the issuance of common stock, net of the cash consideration of the Founding Company Mergers, of $11.4 million, a net increase in borrowings of $24.3 million, repayment of debt totaling $33.4 million, net payments by the Districts of Lanter of $2.1 million, a distribution by Tricor of $5.3 million to a stockholder and $0.8 million for the repurchase of common stock by Courier Dispatch. The net increase in borrowings was the result of the repayment of existing debt assumed in the Founding Company Mergers and additional borrowings for working capital purposes. The repayment of debt was primarily the refinancing of $12.9 million of debt incurred by Courier Dispatch for acquisitions of companies in 1994 and 1995, repayment of $10.9 million of Courier Dispatch subordinated debt and Sunbelt's repayment of $5.8 million to a related party.

 United TransNet for the Period from December 20 to December 31, 1995

  On December 20, 1995, United TransNet completed the Founding Company Mergers and its initial public offering, which involved the public sale of 3,925,000 shares of common stock at a price of $14.50 per share. The proceeds from United TransNet's initial public offering, net of underwriting discounts and commissions and after deducting expenses of the initial public offering, were approximately $47.2 million. Of this amount, $35.8 million was used to pay the cash portion of the purchase price to the stockholders of the Founding Companies. The remaining $11.4 million was used to repay a portion of the indebtedness assumed from the Founding Companies in connection with the Founding Company Mergers.

  For the period from December 20 to December 31, 1995, net cash used by operating activities was $1.8 million. Cash used in investing activities was less than $0.1 million. Cash provided by financing activities was $0.8 million.

 United TransNet for the Six Months Ended June 29, 1996

  During the six months ended June 29, 1996, net cash used by operating activities was $4.45 million. Cash used in investing activities was $13.16 million, which primarily consisted of funds used for the acquisition of four courier operations during the second quarter of 1996. Cash provided by financing activities was $16.91 million which primarily consisted of the net proceeds from the issuance of United TransNet Common Stock totaling $6.18 million, net of interest and underwriting discounts and commissions, and the issuance of 226,921 shares of United TransNet Common Stock with a market value at the time of issuance of approximately $5.90 million and an increase in the line of credit of $6.43 million. The proceeds from the issuance of 226,921 shares of United TransNet Common Stock and the increase in the line of credit were used primarily to finance the three acquisitions accounted for under the purchase method of accounting.

  On April 12, 1996 United TransNet entered into a $50.0 million credit agreement (the "Credit Agreement") with a syndicate of banks led by First Union National Bank of Georgia ("First Union"). The agreement provides a credit facility of $50.0 million to United TransNet to refinance the $35.0 million credit agreement United TransNet entered into with First Union (the "Bridge Credit Agreement") to provide bridge financing to United TransNet during the period between the closing of United TransNet's initial public offering and the date the

Credit Agreement was entered into, and to fund acquisitions, provide working capital and for other general corporate purposes.

  The Credit Agreement provides for a revolving line of credit of $50.0 million which terminates and, at United TransNet's election, converts to a term facility on December 20, 1998, whereupon the outstanding indebtedness will be fully amortized and repaid over the succeeding three years. Under the Credit Agreement, First Union (for itself and as an agent for other participating lenders) holds a first priority security interest on United TransNet's and its subsidiaries' accounts and accounts receivable, a negative pledge with respect to United TransNet's and its subsidiaries' remaining assets and a pledge of the stock of United TransNet's subsidiaries. Also, successive borrowings by United TransNet will be subject to the continued accuracy of certain representations and warranties set forth in the Credit Agreement.

  Interest rates under the Credit Agreement are determined, at the option of United TransNet, at either First Union's prime rate (or, if greater, the federal funds rate plus 0.5%) plus an applicable margin of between 0.0% and 0.625% or LIBOR plus an applicable margin of between 0.75% and 1.75%, in each case based upon the ratio of United TransNet's consolidated debt to earnings before interest, taxes and amortization.

  The Credit Agreement contains certain operational and financial covenants and other restrictions with which United TransNet must comply. These covenants include, among others, maintenance of business, compliance with laws and agreements and limitations on additional indebtedness, encumbrances, advances, investments and sales of assets, as well as requirements to maintain certain financial ratios. In particular, lender consent is required for acquisitions, except for acquisitions of businesses substantially in the business of United TransNet and its subsidiaries if the consideration does not exceed cash in excess of $5.0 million or cash and other consideration in excess of $10.0 million (which limits will be reduced during the period prior to January 1, 1997 if certain financial tests are not met).

  United TransNet had approximately $28.76 million in total funded debt as of September 23, 1996, and as of that date approximately $5.46 million was available for borrowing under the Credit Agreement based upon pro forma leverage ratios after giving effect to the sale of approximately $6.18 million of common stock pursuant to the underwriters' overallotment option which was exercised in January 1996.

  Management believes that operating cash flow and credit resources available under the Credit Agreement will be adequate to make the repayments of indebtedness described herein and to meet the cash needs of United TransNet which United TransNet anticipates over the next three years. United TransNet has no material commitments for capital expenditures. Although United TransNet desires to issue shares of common stock as its primary method of financing acquisitions, it anticipates that additional funds may be required to implement successfully its acquisition program, and will use various methods to finance acquisitions, including the payment of cash, for this purpose.

ACCOUNTING STANDARDS

  United TransNet currently accounts for stock-related compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and therefore United TransNet does not expect any effect, other than additional financial statement disclosure, from the adoption of Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation." This statement is effective for United TransNet's year ending December 28, 1996.

SEASONALITY AND INFLATION

  United TransNet's revenue typically shows no significant seasonal variations, although its delivery services may be affected by sudden or prolonged inclement weather if transportation channels are disrupted.

  The impact of inflation on United TransNet's operations has not been significant to date. However, there can be no assurance that a high rate of inflation in the future would not have an adverse effect on United TransNet's operating results.

                                 THE COMPANIES

                             CORPORATE EXPRESS

  Corporate Express is a leading provider of office products and services to large corporations. Since 1991, Corporate Express has expanded through acquisitions from a regional operation in Colorado to operations throughout the United States, Canada, the United Kingdom, Australia, Germany and New Zealand. Corporate Express believes it has developed a substantially different business model from traditional contract stationers, defining itself as a "Corporate Supplier" which provides a broad array of nonproduction goods and services to its customers while reducing overall procurement costs and providing a high level of customer service. The Company's current offering includes office supplies, computer and imaging supplies, computer software, office furniture, forms management, printing, same-day local delivery service and distribution logistics management. Corporate Express markets to its existing and prospective customers through a direct sales force and fulfills its products and services through over 500 locations and a fleet of approximately 7,000 owned or contracted vehicles.

  Corporate Express' target customers are large corporations with over 100 employees. Corporate Express believes that these large corporations increasingly are seeking to reduce the cost of procuring nonproduction goods and services and decrease the time and effort spent managing functions that are not considered core competencies. To that end, corporations are seeking to reduce the number of their suppliers in order to eliminate the internal costs associated with multiple invoices, deliveries, ordering procedures, uneven service levels and inconsistent product availability. Many large corporations operate from multiple locations and can benefit from selecting a single supplier who can service them nationally or internationally.

  In many non-production goods and services sectors, including office products and same-day local delivery, competition is often highly fragmented and consists primarily of smaller local or regional providers. Corporate Express believes that the desire of large corporations to reduce their number of suppliers to a small group of reliable and cost-effective partners will lead to a further consolidation of currently fragmented sectors, as well as initiate consolidations between sectors where the ultimate requirement will be the ability to meet customers' needs rather than to supply a particular product or service.

  Corporate Express' Corporate Supplier strategy is designed to reduce its customers' total costs and the internal effort necessary to manage the procurement of non-production goods and services. Corporate Express believes that its target customers value a high level of service including account relationship managers, delivery services and customized pricing, electronic interfaces, reporting formats and product catalogs. Corporate Express' broad product and service offering permits it to reduce the procurement costs its customers incur in dealing with multiple vendors while servicing customers' broad geographical service and delivery requirements.

  Corporate Express also seeks to continually reduce its merchandise and operating costs which should permit it to offer its customers lower prices. By purchasing most of its products directly from manufacturers in large volumes and limiting the number of manufacturers represented in its In-Stock Catalog and other specialty catalogs, Corporate Express is increasingly able to earn volume discounts and advertising allowances from its vendors. Corporate Express believes its computer systems represent a key strategic advantage which differentiates the Company from its competitors and permits it to achieve cost savings, provide superior customer service and centrally manage its operations.

  Corporate Express historically has grown and intends to continue to grow in the future through a combination of acquisitions and internal growth. Corporate Express plans to increase sales to existing customers by cross-selling its expanded product and service offering and developing existing customers into international, national or multi-regional accounts. Corporate Express seeks to gain new customers, including national and international accounts, through the marketing efforts of its direct sales force and through acquisitions of other suppliers and companies offering complementary products and services. Further, the recent merger with Delivery has expanded Corporate Express' delivery capabilities and geographic coverage in the United States and Corporate Express has started to develop sales efforts in these new geographic areas. In addition, Corporate Express may open additional satellite sales offices and distribution breakpoints to serve new accounts and to continue to add new product and service capabilities.

  In order to better service its multi-national customers and to take advantage of the fragmented nature of many international markets, Corporate Express has devoted substantial resources to expanding outside of the United States, principally through acquisitions. Corporate Express has acquired or made investments in companies in Canada and Australia in calendar 1995, and the United Kingdom, Germany and New Zealand in calendar 1996. The Company plans to enter additional international markets in the future. Over time, the Company plans to implement appropriate aspects of the Corporate Supplier business model in its international operations, including creating in-stock catalogs, consolidating warehouses, upgrading information systems, acquiring companies offering complementary products and services and focusing on larger customers and national and international accounts.

RECENT DEVELOPMENTS

  Corporate Reorganization. As of June 18, 1996, Corporate Express consummated a reorganization pursuant to which Corporate Express formed CEX Holdings, Inc., a wholly-owned subsidiary organized under the laws of Colorado ("CEX Holdings"), and contributed substantially all of its assets, including the capital stock of most of its operating subsidiaries, and assigned substantially all of its liabilities, to CEX Holdings. Corporate Express believes that the reorganization will enable it to achieve certain tax advantages, provide it more flexibility to engage in certain financing transactions and allow it to better manage its operating subsidiaries.

  Acquisition Activity. Since the beginning of fiscal 1996, Corporate Express has completed 55 acquisitions, including 46 office products companies and ten delivery companies. Of these acquisitions, 35 were in the United States, five were in Canada, six were in the United Kingdom, six were in Australia, two were in New Zealand and one was in Germany.

  Recent Financial Results. During the three months ended August 31, 1996, the Company's net sales were $602.4 million, net income was $11.2 million and earnings per share were $.15. For the prior year's three month period ended August 26, 1995, the Company's net sales were $371.1 million, net income was $5.8 million and earnings per share were $.09.

                             UNITED TRANSNET

GENERAL

  United TransNet offers a variety of customized distribution services for corporate customers with time-sensitive pickup and delivery requirements. Management believes that United TransNet is the second largest same-day delivery service provider in the United States. Through both its ground and air divisions, United TransNet provides scheduled and unscheduled time-sensitive delivery service, primarily for local and regional shipments. United TransNet's ground delivery business serves 47 states and all major metropolitan markets in the United States. United TransNet's fleet of approximately 4,300 ground transportation vehicles facilitates its broad geographic coverage.

INDUSTRY OVERVIEW

  The ground courier industry in the United States is highly fragmented and is composed of same-day, next-day and second-day service providers with a customer base of businesses which regularly require time-sensitive deliveries of documents and parcels. Management estimates that the ground courier industry is a multi-billion dollar industry comprised of thousands of companies. The document and parcel delivery market is served by (i) thousands of small, closely-held owner-operator businesses which operate in only one location with little or no national market share, (ii) numerous firms which operate principally on a regional basis, (iii) fewer than ten multi-regional companies, including United TransNet, which focus on same-day delivery, and
(iv) several large companies with national hub-and-spoke delivery systems which dominate the next-day and second-day delivery market and provide service based upon their own pickup and delivery schedules rather than those established by the customer. These large national companies currently do not have a meaningful presence in the same-day delivery market.

BUSINESS STRATEGY

  The principal components of United TransNet's operating strategy are to continue to focus primarily on customized, time sensitive scheduled delivery service, to maintain internal growth, to capitalize on favorable industry trends and to pursue an aggressive acquisition program to consolidate United TransNet's position and broaden its geographic reach:

 --Focus on Customized, Scheduled Delivery Service: United TransNet concentrates primarily on customized, same-day and overnight scheduled delivery services. Most of United TransNet's 1995 ground and air revenue was derived from scheduled service, which is provided to customers on a recurring basis with specific pickup and delivery times. Because the majority of United TransNet's revenue is derived from customized delivery service, United TransNet generally does not compete directly with the large, national parcel and overnight delivery companies, which offer primarily standardized next-day service with fixed pickup and delivery schedules.

 --Maintain Strong Internal Growth: The Founding Company Mergers have enabled the Founding Companies to broaden their geographic reach. Consequently, United TransNet expects to capture substantial national account business with customers previously served by the Founding Companies only on a regional basis. Additionally, United TransNet will expand the use of its industrial engineering group (an internal logistics consulting operation) to maximize the efficiency of customers' delivery systems and to promote additional services.

 --Capitalize on Favorable Industry Trends: United TransNet intends to take advantage of several favorable industry trends, including (i) outsourcing--companies are increasingly outsourcing non-core services such as expedited pickup and delivery transportation services; (ii) just-in-time inventory management--companies seeking to reduce inventory and warehousing costs are relying on service- intensive, expedited delivery companies with increasing frequency; and (iii) improved communications technology--improved technology facilitates effective, just-in-time inventory management, while allowing providers of expedited delivery services to be more responsive to customers.

 --Grow Through Acquisitions: United TransNet intends to pursue an aggressive acquisition program to consolidate its position in its current operating regions and to broaden its geographic reach in a highly fragmented industry. United TransNet's management believes its prior acquisition experience will be instrumental in identifying and negotiating acquisitions. By acquiring companies in markets where United TransNet already has a presence, management expects to recognize substantial operating advantages by consolidating overlapping delivery routes. United TransNet also expects to achieve significant cost savings by eliminating redundant administrative functions and facilities. Additionally, United TransNet intends to expand into new markets. In such situations, the key management of the acquired companies would, under most circumstances, remain in place.

ACQUISITION STRATEGY

  The highly fragmented courier industry consists of thousands of small courier companies. Many of these companies present attractive acquisition opportunities for United TransNet. United TransNet's senior management team has significant acquisition experience, including (in addition to the Founding Company Mergers) the completion of the acquisition of ten ground courier companies and two air courier companies in the last three years. United TransNet intends to continue to acquire courier businesses in regions where it currently has a presence, and may seek to make strategic acquisitions in regions where it does not presently operate. United TransNet recently consummated four acquisitions, as described below under "--Acquisition History." United TransNet is not considering any acquisition which is both probable and material as of the date of this Proxy Statement and Prospectus.

  In the regions where it has operations, United TransNet will endeavor to acquire businesses with strong customer relationships, a history of superior customer service and the potential to be assimilated efficiently into

United TransNet's existing regional management structure. For strategic acquisitions in new regions, United TransNet will evaluate the strength of the existing management and operations, and will seek management with operating philosophies consistent with its own. In all acquisitions, United TransNet will evaluate the potential for revenue growth and the efficiencies that may be achieved through consolidation.

  United TransNet believes it is an attractive acquiror for closely held businesses which are unable to raise sufficient capital to expand and for companies whose owners desire liquidity. United TransNet intends to issue shares of its common stock as its primary method of financing acquisitions; however, it may use other financing methods as necessary, including the payment of cash or the issuance of debt or other equity securities. See "Risk Factors-- Risks Relating to United TransNet--Acquisition Strategy; Possible Need for Additional Financing."

  United TransNet believes that it has a competitive advantage because of management's experience in assimilating acquired companies into ongoing operations. Once a new business has been acquired, United TransNet expects to assign an operations logistics team from its industrial engineering group to integrate the acquisition into United TransNet. The team would initially convert accounting, payroll and cash management functions, assimilate and standardize insurance coverage and employee benefits, visit customers and meet with employees. Thereafter, in regions where United TransNet has already established operations, the team would seek to consolidate route structures and facilities with United TransNet's pre-existing operations.

ACQUISITION HISTORY

  In May 1996, United TransNet acquired the assets of M & R Express, Inc. ("M & R"), the assets of Statewide Delivery Service, Inc. ("Statewide") used in connection with Statewide's scheduled and unscheduled ground messenger and courier services in Massachusetts and the capital stock of Carl Messenger Service, Inc. ("Carl Messenger"). These companies provide scheduled and unscheduled ground messenger and courier services in Connecticut, Maryland and Massachusetts. The total revenue of these companies for the year ended December 31, 1995 was approximately $12 million. The aggregate consideration for these transactions was approximately $3.3 million in cash, excluding certain contingent payments based on future performance, and approximately 58,000 shares of United TransNet's common stock.

  On May 14, 1996, a wholly-owned subsidiary of United TransNet merged with Eddy Messenger Service, Inc. ("Eddy Messenger"), a company which provides scheduled and unscheduled ground messenger and courier services in Connecticut, New Jersey and New York State (including New York City). The aggregate consideration (the "Eddy Messenger Merger Consideration") for the Eddy Messenger merger was valued at $9.5 million, excluding certain contingent payments based on future performance, and included the issuance of approximately 226,900 shares of United TransNet common stock and the payment of approximately $3.6 million in cash. The amount of the Eddy Messenger Merger Consideration was determined based on Eddy Messenger's current operating results, estimates of additional customer base available to Eddy Messenger and estimates of cost savings for United TransNet resulting from the Eddy Messenger merger. The cash portion of the Eddy Messenger Merger Consideration was funded by borrowings under United TransNet's revolving credit facility with First Union, as agent for a group of lenders.

  Upon the closing of the Eddy Messenger merger, three of the four former stockholders of Eddy Messenger entered into a three-year employment agreement with United TransNet which includes a two-year covenant not to compete. The fourth former Eddy Messenger stockholder entered into a two-year noncompetition agreement with United TransNet.

GROUND COURIER OPERATIONS

  United TransNet offers its customers scheduled ground parcel and package courier service on a recurring basis with specific pickup and delivery times as well as unscheduled (or on-call) ground courier service. United TransNet's ground delivery business serves 47 states and all major metropolitan markets in the United States and management believes that United TransNet is the second largest same-day delivery service provider in the United States. United TransNet serves clients nationwide with particularly strong regional franchises in the Southeast, in the Midwest, along the East Coast and in select western states. United TransNet's fleet, which consisted of approximately 4,300 ground transportation vehicles as of June 29, 1996, is one of the largest courier and parcel fleets in the United States and facilitates United TransNet's broad geographic coverage. The following chart indicates the states in which United TransNet provides scheduled ground courier services on a state-wide basis:

                                        STATEWIDE SERVICE
                                        -----------------
Northeast........ Connecticut, Maine, Massachusetts, New Hampshire, New Jersey,
                   New York, Rhode Island, Vermont
Mid-Atlantic..... Maryland, North Carolina, South Carolina, Virginia,
                   Washington, D.C.
Southeast........ Alabama, Florida, Georgia, Tennessee (Eastern)
South Central.... Arkansas, Louisiana, Mississippi, Oklahoma, Tennessee
                   (Western), Texas
Midwest.......... Iowa, Minnesota, Nebraska, North Dakota, South Dakota,
                   Wisconsin
West............. California

  United TransNet also provides ground courier services in connection with its air courier service to all locations within the United States.

  United TransNet provides a variety of ground distribution services, including
(a) time sensitive customized routed service, such as delivery of documents, data and other paper instruments, (b) small package and parcel service, such as just-in-time delivery of various products, (c) same-day and overnight pouch service, for items such as interoffice mail, and (d) other value-added services, such as on-call deliveries, warehousing, mailroom management, expedited mail delivery and transportation network consulting services.

  United TransNet primarily offers two types of ground courier service, "conjunctive" service and "dedicated" service. When providing "conjunctive" service, United TransNet adjusts its existing scheduled route structure in order to meet a customer's pickup and delivery needs in conjunction with service provided to other customers. United TransNet attempts to develop its conjunctive delivery business to increase route concentration. Certain of United TransNet's customers favor United TransNet's "dedicated" service, in which United TransNet assigns one or more vehicles and drivers to pick up and deliver items for a single customer at the times and to the locations designated by the customer.

  United TransNet's subsidiaries have entered into written contracts with approximately 450 customers. The contracts typically specify the types of services to be provided, the price of such services and the term of the contract, which is at least one year. Although such contracts generally can be terminated by the customer after a short notice and cure period if the level of service is inadequate, such terminations have been rare in United TransNet's experience.

  In recent years, unscheduled or on-call services have been offered as a supplemental service to customers who request it, rather than developed as a profit center of United TransNet's ground operations. For certain of its customers, United TransNet provides warehousing services in the form of temporary storage of parts and supplies required for distribution on demand. To a smaller degree, United TransNet also provides in-house mailroom management.

  Industrial Engineering. United TransNet's industrial engineering department provides logistics consulting services and designs customized delivery programs. The industrial engineering department utilizes United TransNet's costing models (including cost factors such as fuel, insurance and labor costs, types of vehicles to be used, time and mileage), data from operations and route dry runs in making its recommendations for dedicated and conjunctive delivery routes. The industrial engineering department works closely with United TransNet's marketing staff and is actively involved in developing United TransNet's proposals for new accounts and for additional services for existing accounts. The industrial engineering department also provides consulting services to potential and existing customers to analyze and evaluate a customer's existing operations and propose more efficient delivery systems. Finally, the industrial engineering department conducts internal studies of United TransNet's routes to assist United TransNet in achieving maximum efficiency.

  Vehicles. As of June 29, 1996, United TransNet operated a fleet of approximately 4,300 ground transportation vehicles, of which approximately 65% were leased by United TransNet from approximately nine unaffiliated lessors. Of these vehicles, 31 were operated as manufacturers' test vehicles. To lower its costs, United TransNet intends to reduce the number of firms from which it leases vehicles. A United TransNet vehicle lease typically has a term of 12 months with renewal options. Monthly lease payments are calculated based upon a variable percentage of the vehicle's stipulated cost. Upon termination of the lease, the vehicle is sold with a stipulated residual value. United TransNet is responsible for the vehicle's maintenance and insurance. Vehicles range in size from passenger cars to trailers.

  In an effort to extend the useful lives of its vehicles and to maximize safety, United TransNet has implemented a sophisticated fleet maintenance program. In its Northeast, Mid-Atlantic, Southeast, South Central and Midwest regions, United TransNet operates thirty-four of its own maintenance shops in order to provide high quality service for its vehicles. United TransNet, through one of its vehicle lessors, participates in an extended warranty plan offered by certain automobile manufacturers, and certain of its repair facilities are certified by at least two such manufacturers. In all regions where it does not operate a maintenance shop, United TransNet contracts with independent shops in order to service its vehicles.

  Drivers. As of June 29, 1996, United TransNet employed approximately 5,800 full- and part-time drivers who constituted approximately 83% of its workforce. The ground courier industry has typically experienced a high driver turnover rate. United TransNet believes, based upon the experience of certain of the Founding Companies, that its strict safety and human resources policies will continue to favorably affect United TransNet's aggregate driver turnover rate. United TransNet believes that continued reduction in the driver turnover rate will reduce the time devoted to driver training and thereby increase the overall efficiency of United TransNet's operations. United TransNet anticipates that over time it will institute health insurance benefits for all of its full-time drivers in its continuing effort to reduce its driver turnover rate.

  Use of Independent Owner/Operators. In contrast to courier companies which rely heavily or exclusively on independent owner/operators to provide ground courier service, United TransNet has historically employed its drivers directly because it can maintain greater control over the route operations and quality of service provided. United TransNet will, however, utilize the services of independent owner/operators where management deems this to be more cost-effective. As of June 29, 1996, United TransNet had contracted with approximately 1,500 independent owner/operators.

  The federal employment and income tax reporting of many companies in the transportation industry has been challenged by the Internal Revenue Service on the grounds that independent owner/operators should have been classified and treated, for federal tax purposes, as employees. In order to avoid such issues, United TransNet will attempt to assure that its arrangements with independent owner/operators are structured so that they will not be deemed to be employees. As a result, such independent owner/operators will, among other things, have substantial control over the timing and manner of the services they provide.

AIR COURIER OPERATIONS

  United TransNet offers air delivery service through commercial airlines and third party aircraft to transport time-sensitive documents and packages, primarily for financial institutions. United TransNet provides scheduled door-to-door air service nationally and emergency next-flight-out service throughout the United States.

  United TransNet purchases its air transportation from certain major airlines and air charter operators. United TransNet has negotiated favorable terms with commercial and charter airlines that enable it to charge competitive rates for its services while maintaining its margins. United TransNet does not currently own or operate any aircraft and has no intention to do so.

  United TransNet provides a variety of air delivery services, including customized, time sensitive scheduled service, such as same-day delivery of documents, data and other paper instruments primarily for financial institutions, and next-flight-out service, in which United TransNet provides door-to-door delivery of documents as quickly as possible.

CUSTOMERS

  The financial services industry, including commercial banks, savings banks and Federal Reserve banks, represents United TransNet's largest category of customers, and in 1995 accounted for approximately 40% of the Combined Founding Companies' revenue with other large corporations representing a substantial portion of the remainder. As of June 29, 1996, no single customer accounted for more than 5% of United TransNet's revenue.

MARKETING AND CUSTOMER SERVICE

  United TransNet conducts a comprehensive marketing program involving direct sales and customer service to maintain and increase its customer base. As of June 29, 1996, United TransNet employed approximately 46 sales employees and approximately 51 customer service employees. United TransNet's marketing efforts are organized regionally with senior management acting to coordinate the efforts of regional staff and supplement their efforts in marketing for and serving national accounts.

  United TransNet's marketing representatives make regular calls on existing and potential customers to design customized services capable of meeting the customer's delivery requirements within reasonable cost parameters. Whenever possible, United TransNet offers its customers several different service options in an effort to provide the most cost effective delivery services possible when bidding for new accounts. Customer service representatives regularly communicate with customers to monitor the quality of services and to determine promptly a customer's need for new or different services. United TransNet's senior management attends and makes presentations at customer conferences, seminars and related events to promote new business.

  United TransNet's marketing and sales personnel also identify and pursue new areas of business for United TransNet. In addition, United TransNet intends to market its existing delivery routes to companies in various industries which are outsourcing their delivery systems or otherwise require customized delivery services.

RISK MANAGEMENT

  From time to time, United TransNet's drivers are involved in accidents. United TransNet carries liability insurance of $15 million for each such accident (it may effectively self-insure for the first $250,000 claimed), and independent owner/operators are required to maintain liability insurance of at least the minimum amounts required by applicable state law. Furthermore, all drivers and independent owner/operators are covered by United TransNet's fidelity bond. United TransNet also has insurance policies covering property and fiduciary trust liability.

  United TransNet has appointed a director of risk management who is responsible for overseeing the creation, implementation and enforcement of United TransNet's safety policies and programs. In addition, each district within each region of United TransNet's operations has a division safety manager who is responsible for various safety-related duties such as conducting driver education courses, analyzing accident records to design appropriate preventative measures and implementing safety incentive programs for drivers.

COMPETITION

  The courier business is highly competitive. In general, United TransNet competes with national, regional and local courier companies. Management believes that the principal competitive factors in the courier business are the ability to provide timely deliveries on a consistent basis at a competitive price. When competing for business, United TransNet emphasizes custom-designed services, the Founding Companies' record of maintaining excellent on-time performance standards and their established operating history.

  In its scheduled ground courier operations, United TransNet competes with organizations which operate on a national, regional and local basis and typically provide scheduled courier services for time-sensitive documents and parcels. United TransNet estimates that there are fewer than ten multi-regional companies which focus on same-day delivery and numerous firms which operate principally on a regional basis, and that it is the second largest of these companies. United TransNet generally competes on the basis of price and its ability to provide customized service to more points regionally and nationally.

  In its air courier operations, United TransNet primarily competes with other air courier companies which specialize in scheduled air delivery services, as well as other shippers of air cargo, in which shipments are arranged in accordance with the needs of the customer. United TransNet estimates that there are fewer than twenty scheduled air delivery companies and that it is one of the largest of these companies.

REGULATION

  As of January 1, 1995, the Federal Aviation Administration Authorization Act of 1994 became effective, abolishing all intrastate regulatory control over prices, routes and services to which United TransNet had previously been subject. This legislation has increased the ability of United TransNet to expand into new states and to expand its presence in its existing areas of service.

  United TransNet holds nationwide general commodities authority from the Federal Highway Administration (formerly the Interstate Commerce Commission) to operate as a common carrier on an interstate basis within the contiguous 48 states. The Trucking Industry Regulatory Reform Act of 1994 further deregulated certain segments of the transportation industry, so that United TransNet is no longer required to file tariffs setting forth its interstate rates.

  In connection with the operation of certain large vehicles and the handling of hazardous materials in its courier operations, United TransNet is subject to regulation by the United States Department of Transportation with respect to the safety of operation and equipment for United TransNet's vehicles. United TransNet is also subject to regulation by the Occupational Health and Safety Administration and, to the extent it holds licenses to operate two-way radios to communicate with its fleet, by the Federal Communications Commission. Management believes that United TransNet is in substantial compliance with all of these regulations.

  United TransNet's operations are subject to various federal, state and local environmental laws and regulations governing vehicle emissions, underground fuel tanks and the storage, use and disposal of hazardous materials and hazardous waste in connection with United TransNet's in-house maintenance operations. Prior to entering into merger agreements with the Founding Companies, United TransNet evaluated all of the properties to be assumed in the Founding Company Mergers, and engaged an independent environmental audit firm to conduct assessments of the properties owned by, or on which vehicle maintenance activities are conducted by, the Founding Companies other than Courier Dispatch. Such assessments included reviews of governmental databases relating to, observation of surface conditions on and interviews with persons familiar with, such properties. Management believes that, in connection with its prior management activities with Courier Dispatch, it has had sufficient experience to evaluate the Courier Dispatch properties, all of which are leased, and has ordered no further environmental reviews for such properties. No material environmental problems were discovered in the evaluations and reviews. To the extent environmental contamination occurs or has occurred for which United TransNet is deemed responsible under applicable law, it will be required to assume the costs of remediation, which could be material.

PROPERTIES

  As of June 29, 1996, United TransNet operated ground courier facilities in 205 locations, of which three were owned, 192 were leased, four were operated at customer-owned locations, two were maintained at individual couriers' residences and four were owned by another national courier company and were operated by United TransNet. These facilities are principally used for operations, general and administrative functions and training. In addition, several facilities also contain or will primarily be used for storage and warehouse space.

The owned properties were located in Florida (one), Georgia (one) and Minnesota (one). The chart below summarizes the locations of facilities which United TransNet leases:

                                                                     NUMBER OF
                                                                      LEASED
                                                                    PROPERTIES
                                                                       AS OF
           REGION                                                  JUNE 29, 1996
           ------                                                  -------------
     Northeast (ME, MA, NH, RI, VT, CT)...........................       11
     Mid-Atlantic (MD, NC, NY, SC, VA, DC)........................       28
     Southeast (AL, FL, GA, TN (Eastern)).........................       47
     South Central (AR, LA, MS, OK, TN (Western), TX).............       57
     Midwest (IA, IL, MN, NE, ND, SD, WI).........................       31
     West (AZ, CA, CO, NV, OR, UT, WA)............................       18

  United TransNet believes that its properties are well maintained, in good condition and adequate for its present needs. United TransNet anticipates that suitable additional or replacement space will be available when required.

  The Combined Founding Companies' aggregate facilities rental expense for the period ended December 19, 1995 was approximately $14 million and United TransNet's facilities rental expense for the period from December 20, 1995 to December 31, 1995 was approximately $0.48 million. United TransNet's facilities rental expense for the period from January 1, 1996 to June 29, 1996 was approximately $2.3 million. For additional information concerning United TransNet's leases, see Note 11 to Notes to Combined Financial Statements of the Combined Founding Companies and Note 8 to Notes to Consolidated Financial Statements of United TransNet.

EMPLOYEES

  At June 29, 1996, United TransNet had approximately 6,900 employees, of which approximately 1,150 were employed full-time primarily in various management, supervisory, administrative, and other corporate positions, approximately 4,600 were employed full-time as drivers and approximately 1,150 were employed part-time, primarily as drivers. In 1991, Courier Dispatch's drivers and mechanics employed at its facilities in Georgia designated Local 728 of the Teamsters as their bargaining representative, although as of June 29, 1996 only approximately 8.5% of such drivers and mechanics were union members. The stated term of the collective bargaining agreement entered into at that time expired as of July 31, 1993; however, no formal notice of termination or renewal has been given by either party under such agreement's automatic renewal clause. None of United TransNet's other employees are represented by unions. United TransNet has experienced no work stoppages and believes that its relations with its employees are good.

LEGAL PROCEEDINGS

  There are no pending legal proceedings involving United TransNet other than routine litigation incidental to United TransNet's business, including numerous motor vehicle-related accident claims. In the opinion of United TransNet's management, such proceedings should not, individually or in the aggregate, have a material adverse effect on United TransNet's results of operations, financial condition or liquidity. See Note 11 to Notes to Combined Financial Statements of the Combined Founding Companies and Note 8 to Notes to Consolidated Financial Statements of United TransNet for additional information concerning insurance and casualty claims.

                   PRINCIPAL STOCKHOLDERS OF UNITED TRANSNET

  The following table sets forth certain information known to United TransNet with respect to beneficial ownership of United TransNet Common Stock by (i) each stockholder known by United TransNet to be the beneficial owner of more than 5% of the Common Stock, (ii) each director, (iii) each executive officer and (iv) all executive officers and directors as a group. Such information is presented (a) as of October 3, 1996 and (b) after the effectiveness of the Merger.

                             BENEFICIAL OWNERSHIP OF   BENEFICIAL OWNERSHIP OF
                             UNITED TRANSNET COMMON       CORPORATE EXPRESS
                             STOCK AS OF OCTOBER 3,    COMMON STOCK AFTER THE
                                     1996(1)                  MERGER(2)
                             -----------------------------------------------------
   NAME                         NUMBER      PERCENT       NUMBER       PERCENT
   ----                        --------    ---------     --------     ---------
Philip A. Belyew(3).........       173,282       1.84%        100,477      *
Ronald J. Barowski(4).......        47,942      *              32,824      *
R. David England, Jr.(5)....        60,300      *              38,385      *
Chee B. Louie(6)............       840,520       8.96%        378,234      *
James G. Salmon.............        68,007      *              30,603      *
Mark E. Rykowski(7).........        17,650      *               7,943      *
James W. Bennett(8).........         5,438      *               2,447      *
George E. Glaser II(9)......             0      *               2,250      *
John B. Ellis...............           500      *                 225      *
Craig H. Deery(10)..........       960,292      10.24%        432,131      *
Habib Y. Gorgi(11)..........       823,869       8.78%        370,741      *
Charles A. Krause(12).......         2,000      *                 900      *
Steven W. Lanter(13)........       572,137       6.10%        257,462      *
BancBoston Ventures
 Inc.(14)...................       960,292      10.24%        432,131      *
Fleet Venture Resources,
 Inc.(15)...................       576,708       6.15%        259,519      *
Fleet Venture Partners
 III(15)....................       247,161       2.63%        111,222      *
All directors and executive
 officers as a group
 (12 persons)(16)...........     2,999,800      31.98%      1,397,160     1.87%

--------
  *  Less than one percent

 (1) Except as otherwise indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of United TransNet Common Stock shown as beneficially owned by them.
 (2) The beneficial ownership of Corporate Express Common Stock after the Merger reflects the number of shares of Corporate Express Common Stock purchasable pursuant to options which would become currently exercisable as a result of the Merger and does not reflect any options to purchase Corporate Express Common Stock which may be granted to management of United TransNet in conjunction with the consummation of the Merger. See "The Merger--Interests of Certain Persons in the Merger."
 (3) Includes 39,223 shares issuable upon the exercise of United TransNet Options which are currently exercisable. Beneficial ownership of United TransNet Common Stock does not include 50,000 shares issuable upon the exercise of United TransNet Options granted under the 1995 Plan, which are not currently exercisable.
 (4) Includes 15,098 shares issuable upon the exercise of United TransNet Options which are currently exercisable. Beneficial ownership of United TransNet Common Stock does not include 25,000 shares issuable upon the exercise of United TransNet Options granted under the 1995 Plan, which are not currently exercisable.
 (5) Includes 27,455 shares issuable upon the exercise of United TransNet Options which are currently exercisable. Beneficial ownership of United TransNet Common Stock does not include 25,000 shares issuable upon the exercise of United TransNet Options granted under the 1995 Plan, which are not currently exercisable.
 (6) Mr. Louie holds all of the shares indicated as beneficially owned by him jointly with his wife. Mr. Louie's address is 717 Airport Boulevard, South San Francisco, California 94080.
 (7) Includes 17,650 shares issuable upon exercise of United TransNet Options which are currently exercisable.

 (8) Includes 3,399 shares issuable upon exercise of United TransNet Options which are currently exercisable.
 (9) Beneficial ownership of United TransNet Common Stock does not include 5,000 shares issuable upon the exercise of United TransNet Options granted under the 1995 Plan, which are not currently exercisable.
(10) Mr. Deery is a Managing Director of BancBoston. Mr. Deery disclaims beneficial ownership of all shares of United TransNet's capital stock which are directly owned by BancBoston.
(11) Consists of shares owned by Fleet Venture Partners III ("FVP") and Fleet Venture Resources, Inc. ("FVR"). Mr. Gorgi is the President of Fleet Growth Resources, Inc. ("FGR"), the corporate general partner of FVP, an individual general partner of FVP and the President of FVR. As an individual general partner of FVP, Mr. Gorgi may be deemed to share voting and investment power with respect to such shares with Robert M. VanDegna and FGR, the other general partners of FVP. As President of FVR, Mr. Gorgi may be deemed to share voting and investment powers with Robert
     M. VanDegna, Chairman and Chief Executive Officer of FVR. Mr. Gorgi disclaims beneficial ownership of all shares of United TransNet's capital stock which are directly owned by FVR, and those shares of United TransNet's capital stock which are directly owned by FVP, except for his pecuniary interest therein.
(12) Consists of shares owned by Krause Consultants Ltd. Retirement Trust (the "Krause Trust"). Mr. Krause in the sole beneficiary and administrator of the Krause Trust.
(13) Mr. Lanter's address is 2 Lake Lorraine Court, Belleville, Illinois
     62221.
(14) The stockholder's address is 100 Federal Street, Boston, Massachusetts
     02110.
(15) The stockholder's address is 50 Kennedy Plaza, Providence, Rhode Island 02903.
(16) Includes 102,825 shares issuable upon the exercise of United TransNet Options which are currently exercisable.

                                 LEGAL MATTERS

  The validity of the Corporate Express Common Stock offered hereby will be passed upon for Corporate Express by Ballard Spahr Andrews & Ingersoll, Philadelphia, Pennsylvania. Certain other matters will be passed upon for United TransNet by Sullivan & Worcester LLP, Boston, Massachusetts.

                                    EXPERTS

CORPORATE EXPRESS

  The consolidated financial statements and financial statement schedule of Corporate Express, Inc. as of March 2, 1996 and February 25, 1995 and for the years ended March 2, 1996, February 25, 1995 and February 28, 1994 included in the report on Form 10-K of the Company for the fiscal year ended March 2, 1996 have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report dated June 11, 1996. In their report, that firm states that with respect to Corporate Express of the East, Inc. (formerly Corporate Express of Delaware, Inc.) and its subsidiaries, its opinion is based on the report of Arthur Andersen LLP, independent public accountants. The financial statements and financial statement schedule referred to above have been incorporated herein by reference in reliance upon the authority of those firms as experts in accounting and auditing in giving said reports.

  The financial statements of Check Office Equipment Company as of February 29, 1996 and for the year ended February 29, 1996 incorporated herein by reference have been so included in reliance on the report dated August 30, 1996 of Coopers & Lybrand L.L.P., independent accountants, given on the authority of such firm as experts in auditing and accounting.

  The financial statements of Forms and Supplies Inc. as of December 31, 1995 and for the year ended December 31, 1995 incorporated herein by reference have been so included in reliance on the report dated February 21, 1996 of Horne CPA Group, independent accountants, given on the authority of such firm as experts in auditing and accounting.

  The financial statements of Virginia Impression Products Co., Inc. as of December 31, 1995 and for the year ended December 31, 1995 incorporated herein by reference have been so included in reliance on the report dated March 4, 1996 of Schutrumpf & Koren, P.C., independent accountants, given on the authority of such firm as experts in auditing and accounting.

  The financial statements of Dock Truck Express Inc., Pronto Delivery Service, Inc., and RUSHTRUCKING, Inc. incorporated herein by reference have been audited by Arthur Anderson LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The financial statements of Miller Stationers Ltd. as of January 31, 1996 and for the year ended January 31, 1996 incorporated herein by reference have been so included in reliance on the report dated April 4, 1996 of KPMG, chartered accountants, given on the authority of such firm as experts in auditing and accounting.

  The financial statements of Enbee Company as of December 31, 1995 and for the year ended December 31, 1995 incorporated herein by reference have been so included in reliance on the report dated February 26, 1996, except for Note 13 as to which the date is March 4, 1996, of McGee, Wheeler & Co., P.C., independent accountants, given on the authority of such firm as experts in auditing and accounting.

  The financial statements of ASAP Software Express, Inc. as of December 31, 1995 and 1994 and for the three years ended December 31, 1995 incorporated herein by reference have been so included in reliance on the report dated February 19, 1996, except Note 9 for which the date is May 13, 1996, of Ernst & Young L.L.P, independent accountants, given on the authority of such firm as experts in auditing and accounting.

  The financial statements of Boulevard Office Products Inc. as at October 31, 1995 and for the year ended October 31, 1995 incorporated herein by reference have been so included in reliance on the report dated December 5, 1995 of Samson Belair Deloitte & Touche, chartered accountants, given on the authority of such firm as experts in auditing and accounting.

UNITED TRANSNET

  The consolidated financial statements of United TransNet, Inc. as of and for the twelve days ended December 31, 1995; the combined financial statements of the Combined Founding Companies as of and for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995; the consolidated financial statements of CDG Holding Corp., and its subsidiary, Courier Dispatch Group, Inc. as of and for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995; the combined financial statements of Tricor America, Inc. as of and for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995; the consolidated financial statements of Film Transit, Incorporated and its subsidiary as of and for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995; the combined financial statements of Lanter Courier Corporation as of and for the years ended December 31, 1993 and 1994 and for the period ended December 19, 1995; the consolidated financial statements of Salmon Acquisition Corporation and its subsidiary as of and for the years ended December 31, 1993 and 1994 and for the period ended December 19, 1995; and the consolidated financial statements of 3D Distribution Systems, Inc. and its subsidiaries as of and for the years ended December 31, 1993 and 1994 and for the period ended December 19, 1995 included in this Proxy Statement and Prospectus have been so included in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of Eddy Messenger Service, Inc. for the year ended December 31, 1995 appearing in this Proxy Statement and Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon dated May 1, 1996, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     - Grow Through Acquisitions: United TransNet intends to pursue an aggressive acquisition program to consolidate its position in its current operating regions and to broaden its geographic reach in a highly fragmented industry. United TransNet's management believes its prior acquisition experience will be instrumental in identifying and negotiating acquisitions. By acquiring companies in markets where United TransNet already has a presence, management expects to recognize substantial operating advantages by consolidating overlapping delivery routes. United TransNet also expects to achieve significant cost savings by eliminating redundant administrative functions and facilities. Additionally, United TransNet intends to expand into new markets. In such situations, the key management of the acquired companies would, under most circumstances, remain in place.

     Acquisition Strategy

     The highly fragmented courier industry consists of thousands of small courier companies. Many of these companies present attractive acquisition opportunities for United TransNet. United TransNet's senior management team has significant acquisition experience, including (in addition to the Founding Company Mergers) the completion of the acquisition of ten ground courier companies and two air courier companies in the last three years. United TransNet intends to continue to acquire courier businesses in regions where it currently has a presence, and may seek to make strategic acquisitions in regions where it does not presently operate. United TransNet recently consummated four acquisitions, as described below under"--Acquisition History." United TransNet is not considering any acquisition which is both probable and material as of the date of this Proxy Statement and Prospectus.

     In the regions where it has operations, United TransNet will endeavor to acquire businesses with strong customer relationships, a history of superior customer service and the potential to be assimilated efficiently into United TransNet's existing regional management structure. For strategic acquisitions in new regions, United TransNet will evaluate the strength of the existing management and operations, and will seek management with operating philosophies consistent with its own. In all acquisitions, United TransNet will evaluate the potential for revenue growth and the efficiencies that may be achieved through consolidation.

     United TransNet believes it is an attractive acquiror for closely held businesses which are unable to raise sufficient capital to expand and for companies whose owners desire liquidity. United TransNet intends to issue shares of common stock as its primary method of financing acquisitions; however, it may use other financing methods as necessary, including the payment of cash or the issuance of debt or other equity securities. See "Risk Factors -- Risks Relating to United TransNet -- Acquisition Strategy; Possible Need for Additional Financing."

     United TransNet believes that it has a competitive advantage because of management's experience in assimilating acquired companies into ongoing operations. Once a new business has been acquired, United TransNet expects to assign an operations logistics team from its industrial engineering group to integrate the acquisition into United TransNet. The team would initially convert accounting, payroll and cash management functions, assimilate and standardize insurance coverage and employee benefits, visit customers and meet with employees. Thereafter, in regions where United TransNet has already established operations, the team would seek to consolidate route structures and facilities with United TransNet's pre-existing operations.

Acquisition History

In May 1996, United TransNet acquired the assets of M & R Express, Inc. ("M & R"), the assets of Statewide Delivery Service, Inc. ("Statewide") used in connection with Statewide's scheduled and unscheduled ground messenger and courier services in Massachusetts and the capital stock of Carl Messenger Service, Inc. ("Carl Messenger"). These companies provide scheduled and unscheduled ground messenger and courier services in Connecticut, Maryland and Massachusetts. The total revenue of these companies for the year ended December 31, 1995 was approximately $12 million. The aggregate consideration for these transactions was approximately $3.3 million in cash, excluding certain contingent payments based on future performance, and approximately 58,000 shares of Common Stock.

On May 14, 1996, a wholly-owned subsidiary of United TransNet merged with Eddy Messenger Service, Inc. ("Eddy Messenger"), a company which provides scheduled and unscheduled ground messenger and courier services in Connecticut, New Jersey and New York State (including New York City). The aggregate consideration (the "Eddy Messenger Merger Consideration") for the Eddy Messenger merger was valued at $9.5 million, excluding certain contingent payments based on future performance, and included the issuance of approximately 226,900 shares of United TransNet common stock and the payment of approximately $3.6 million in cash. The amount of the Eddy Messenger Merger Consideration was determined based on Eddy Messenger's current operating results, estimates of additional customer base available to Eddy Messenger and estimates of cost savings for United TransNet resulting from the Eddy Messenger merger. The cash portion of the Eddy Messenger Merger Consideration was funded by borrowings under United TransNet's revolving credit facility with First Union, as agent for a group of lenders.

Upon the closing of the Eddy Messenger merger, three of the four former stockholders of Eddy Messenger entered into a three-year employment agreement with United TransNet which includes a two-year covenant not to compete. The fourth former Eddy Messenger stockholder entered into a two-year noncompetition agreement with United TransNet.

Ground Courier Operations

United TransNet offers its customers scheduled ground parcel and package courier service on a recurring basis with specific pickup and delivery times as well as unscheduled (or on-call) ground courier service. United TransNet's ground delivery business serves 47 states and all major metropolitan markets in the United States and management believes that United TransNet is the second largest same-day delivery service provider in the United States. United TransNet serves clients nationwide with particularly strong regional franchises in the Southeast, in the Midwest, along the East Coast and in select western states. United TransNet's fleet, which consisted of approximately 4,300 ground transportation vehicles as of June 29, 1996, is one of the largest courier and parcel fleets in the United States and facilitates United TransNet's broad geographic coverage. The following chart indicates the states in which United TransNet provides scheduled ground courier services on a state-wide basis:



                                              Statewide Service
                             ---------------------------------------------------
Northeast                    Connecticut, Maine, Massachusetts, New Hampshire,
                             New Jersey, New York, Rhode Island, Vermont
Mid-Atlantic                 Maryland, North Carolina, South Carolina,
                             Virginia, Washington, D.C.
Southeast                    Alabama, Florida, Georgia, Tennessee (Eastern)
South Central                Arkansas, Louisiana, Mississippi, Oklahoma,
                             Tennessee (Western), Texas
Midwest                      Iowa, Minnesota, Nebraska, North Dakota, South
                             Dakota, Wisconsin
West                         California

United TransNet also provides ground courier services in connection with its air courier service to all locations within the United States.

United TransNet provides a variety of ground distribution services, including
(a) time sensitive customized routed service, such as delivery of documents, data and other paper instruments, (b) small package and parcel service, such as just-in-time delivery of various products, (c) same-day and overnight pouch service, for items such as interoffice mail, and (d) other value-added services, such as on-call deliveries, warehousing, mailroom management, expedited mail delivery and transportation network consulting services.

United TransNet primarily offers two types of ground courier service, "conjunctive" service and "dedicated" service. When providing "conjunctive" service, United TransNet adjusts its existing scheduled route structure in order to meet a customer's pickup and delivery needs in conjunction with service provided to other customers. United TransNet attempts to develop its conjunctive delivery business to increase route concentration. Certain of United TransNet's customers favor United TransNet's "dedicated" service, in which United TransNet assigns one or more vehicles and drivers to pick up and deliver items for a single customer at the times and to the locations designated by the customer.

United TransNet's subsidiaries have entered into written contracts with approximately 450 customers. The contracts typically specify the types of services to be provided, the price of such services and the term of the contract, which is at least one year. Although such contracts generally can be terminated by the customer after a short notice and cure period if the level of service is inadequate, such terminations have been rare in United TransNet's experience.

In recent years, unscheduled or on-call services have been offered as a supplemental service to customers who request it, rather than developed as a profit center of United TransNet's ground operations. For certain of its customers, United TransNet provides warehousing services in the form of temporary storage of parts and supplies required for distribution on demand. To a smaller degree, United TransNet also provides in-house mailroom management.

Industrial Engineering. United TransNet's industrial engineering department provides logistics consulting services and designs customized delivery programs. The industrial engineering department utilizes United TransNet's costing models (including cost factors such as fuel, insurance and labor costs, types of vehicles to be used, time and mileage), data from operations and route dry runs in making its recommendations for dedicated and conjunctive delivery routes. The industrial engineering department works closely with United TransNet's marketing staff and is actively involved in developing United TransNet's proposals for new accounts and for additional services for existing accounts. The industrial engineering department also provides consulting services to potential and existing customers to analyze and evaluate a customer's existing operations and propose more efficient delivery systems. Finally, the industrial engineering department conducts internal studies of United TransNet's routes to assist United TransNet in achieving maximum efficiency.

Vehicles. As of June 29, 1996, United TransNet operated a fleet of approximately 4,300 ground transportation vehicles, of which approximately 65% were leased by United TransNet from approximately nine unaffiliated lessors. Of these vehicles, 31 were operated as manufacturers' test vehicles. To lower its costs, United TransNet intends to reduce the number of firms from which it leases vehicles. A United TransNet vehicle lease typically has a term of 12 months with renewal options. Monthly lease payments are calculated based upon a variable percentage of the vehicle's stipulated cost. Upon termination of the lease, the vehicle is sold with a stipulated residual value. United TransNet is responsible for the vehicle's maintenance and insurance. Vehicles range in size from passenger cars to trailers.

In an effort to extend the useful lives of its vehicles and to maximize safety, United TransNet has implemented a sophisticated fleet maintenance program. In its Northeast, Mid-Atlantic, Southeast, South Central and Midwest regions, United TransNet operates thirty-four of its own maintenance shops in order to provide high quality service for its vehicles. United TransNet, through one of its vehicle lessors, participates in an extended warranty plan offered by certain automobile manufacturers, and certain of its repair facilities are certified by at least two such manufacturers. In all regions where it does not operate a maintenance shop, United TransNet contracts with independent shops in order to service its vehicles.

Drivers. As of June 29, 1996, United TransNet employed approximately 5,800 full- and part-time drivers who constituted approximately 83% of its workforce. The ground courier industry has typically experienced a high driver turnover rate. United TransNet believes, based upon the experience of certain of the Founding Companies, that its strict safety and human resources policies will continue to favorably affect United TransNet's aggregate driver turnover rate. United TransNet believes that continued reduction in the driver turnover rate will reduce the time devoted to driver training and thereby increase the overall efficiency of United TransNet's operations. United TransNet anticipates that over time it will institute health insurance benefits for all of its full-time drivers in its continuing effort to reduce its driver turnover rate.

Use of Independent Owner/Operators. In contrast to courier companies which rely heavily or exclusively on independent owner/operators to provide ground courier service, United TransNet has historically employed its drivers directly because it can maintain greater control over the route operations and quality of service provided. United TransNet will, however, utilize the services of independent owner/operators where management deems this to be more cost-effective. As of June 29, 1996, United TransNet had contracted with approximately 1,500 independent owner/operators.

The federal employment and income tax reporting of many companies in the transportation industry has been challenged by the Internal Revenue Service on the grounds that independent owner/operators should have been classified and treated, for federal tax purposes, as employees. In order to avoid such issues, United TransNet will attempt to assure that its arrangements with independent owner/operators are structured so that they will not be deemed to be employees. As a result, such independent owner/operators will, among other things, have substantial control over the timing and manner of the services they provide.

Air Courier Operations

United TransNet offers air delivery service through commercial airlines and third party aircraft to transport time-sensitive documents and packages, primarily for financial institutions. United TransNet provides scheduled door-to-door air service nationally and emergency next-flight-out service throughout the United States.

United TransNet purchases its air transportation from certain major airlines and air charter operators. United TransNet has negotiated favorable terms with commercial and charter airlines that enable it to charge competitive rates for its services while maintaining its margins. United TransNet does not currently own or operate any aircraft and has no intention to do so.

United TransNet provides a variety of air delivery services, including customized, time sensitive scheduled service, such as same-day delivery of documents, data and other paper instruments primarily for financial institutions, and next-flight-out service, in which United TransNet provides door-to-door delivery of documents as quickly as possible.

Customers

The financial services industry, including commercial banks, savings banks and Federal Reserve banks, represents United TransNet's largest category of customers, and in 1995 accounted for approximately 40% of the Combined Founding Companies' revenue with other large corporations representing a substantial portion of the remainder. As of June 29, 1996, no single customer accounted for more than 5% of United TransNet's revenue.

Marketing and Customer Service

United TransNet conducts a comprehensive marketing program involving direct sales and customer service to maintain and increase its customer base. As of June 29, 1996, United TransNet employed approximately 46 sales employees and approximately 51 customer service employees. United TransNet's marketing efforts are organized regionally with senior management acting to coordinate the efforts of regional staff and supplement their efforts in marketing for and serving national accounts.

United TransNet's marketing representatives make regular calls on existing and potential customers to design customized services capable of meeting the customer's delivery requirements within reasonable cost parameters. Whenever possible, United TransNet offers its customers several different service options in an effort to provide the most cost effective delivery services possible when bidding for new accounts. Customer service representatives regularly communicate with customers to monitor the quality of services and to determine promptly a customer's need for new or different services. United TransNet's senior management attends and makes presentations at customer conferences, seminars and related events to promote new business.

United TransNet's marketing and sales personnel also identify and pursue new areas of business for United TransNet. In addition, United TransNet intends to market its existing delivery routes to companies in various industries which are outsourcing their delivery systems or otherwise require customized delivery services.

Risk Management

From time to time, United TransNet's drivers are involved in accidents. United TransNet carries liability insurance of $15 million for each such accident (it may effectively self-insure for the first $250,000 claimed), and independent owner/operators are required to maintain liability insurance of at least the minimum amounts required by applicable state law. Furthermore, all drivers and independent owner/operators are covered by United TransNet's fidelity bond. United TransNet also has insurance policies covering property and fiduciary trust liability.

United TransNet has appointed a director of risk management who is responsible for overseeing the creation, implementation and enforcement of United TransNet's safety policies and programs. In addition, each district within each region of United TransNet's operations has a division safety manager who is responsible for various safety-related duties such as conducting driver education courses, analyzing accident records to design appropriate preventative measures and implementing safety incentive programs for drivers.

Competition

The courier business is highly competitive. In general, United TransNet competes with national, regional and local courier companies. Management believes that the principal competitive factors in the courier business are the ability to provide timely deliveries on a consistent basis at a competitive price. When competing for business, United TransNet emphasizes custom-designed services, the Founding Companies' record of maintaining excellent on-time performance standards and their established operating history.

In its scheduled ground courier operations, United TransNet competes with organizations which operate on a national, regional and local basis and typically provide scheduled courier services for time-sensitive documents and parcels. United TransNet estimates that there are fewer than ten multi-regional companies which focus on same-day delivery and numerous firms which operate principally on a regional basis, and that it is the second largest of these companies. United TransNet generally competes on the basis of price and its ability to provide customized service to more points regionally and nationally.

In its air courier operations, United TransNet primarily competes with other air courier companies which specialize in scheduled air delivery services, as well as other shippers of air cargo, in which shipments are arranged in accordance with the needs of the customer. United TransNet estimates that there are fewer than twenty scheduled air delivery companies and that it is one of the third largest of these companies.

Regulation

As of January 1, 1995, the Federal Aviation Administration Authorization Act of 1994 became effective, abolishing all intrastate regulatory control over prices, routes and services to which United TransNet had previously been subject. This legislation has increased the ability of United TransNet to expand into new states and to expand its presence in its existing areas of service.

United TransNet holds nationwide general commodities authority from the Federal Highway Administration (formerly the Interstate Commerce Commission) to operate as a common carrier on an interstate basis within the contiguous 48 states. The Trucking Industry Regulatory Reform Act of 1994 further deregulated certain segments of the transportation industry, so that United TransNet is no longer required to file tariffs setting forth its interstate rates.

In connection with the operation of certain large vehicles and the handling of hazardous materials in its courier operations, United TransNet is subject to regulation by the United States Department of Transportation with respect to the safety of operation and equipment for United TransNet's vehicles. United TransNet is also subject to regulation by the Occupational Health and Safety Administration and, to the extent it holds licenses to operate two-way radios to communicate with its fleet, by the Federal Communications Commission. Management believes that United TransNet is in substantial compliance with all of these regulations.

United TransNet's operations are subject to various federal, state and local environmental laws and regulations governing vehicle emissions, underground fuel tanks and the storage, use and disposal of hazardous materials and hazardous waste in connection with United TransNet's in-house maintenance operations. Prior to entering into merger agreements with the Founding Companies, United TransNet evaluated all of the properties to be assumed in the Founding Company Mergers, and engaged an independent environmental audit firm to conduct assessments of the properties owned by, or on which vehicle maintenance activities are conducted by, the Founding Companies other than Courier Dispatch. Such assessments included reviews of governmental databases relating to, observation of surface conditions on and interviews with persons familiar with, such properties. Management believes that, in connection with its prior management activities with Courier Dispatch, it has had sufficient experience to evaluate the Courier Dispatch properties, all of which are leased, and has ordered no further environmental reviews for such properties. No material environmental problems were discovered in the evaluations and reviews. To the extent environmental contamination occurs or has occurred for which United TransNet is deemed responsible under applicable law, it will be required to assume the costs of remediation, which could be material.

Properties

As of June 29, 1996, United TransNet operated ground courier facilities in 205 locations, of which three were owned, 192 were leased, four were operated at customer-owned locations, two were maintained at individual couriers' residences and four were owned by another national courier company and were operated by United TransNet. These facilities are principally used for operations, general and administrative functions and training. In addition, several facilities also contain or will primarily be used for storage and warehouse space. The owned properties were located in Florida (one), Georgia (one) and Minnesota (one). The chart below summarizes the locations of facilities which United TransNet leases:


                                                      Number of
                                                       Leased
                                                     Properties
                                                        as of
                       Region                       June 29, 1996
--------------------------------------------------  -------------
Northeast (ME, MA, NH, RI, VT, CT)...............         11
Mid-Atlantic (MD, NC, NY, SC, VA, DC)............         28
Southeast (AL, FL, GA, TN (Eastern)).............         47
South Central (AR, LA, MS, OK, TN (Western), TX)          57
Midwest (IA, IL, MN, NE, ND, SD, WI).............         31
West (AZ, CA, CO, NV, OR, UT, WA)................         18

United TransNet believes that its properties are well maintained, in good condition and adequate for its present needs. United TransNet anticipates that suitable additional or replacement space will be available when required.

The Combined Founding Companies' aggregate facilities rental expense for the period ended December 19, 1995 was approximately $14 million and United TransNet's facilities rental expense for the period from December 20, 1995 to December 31, 1995 was approximately $0.48 million. United TransNet's facilities rental expense for the period from January 1, 1996 to June 29, 1996 was approximately $2.3 million. For additional information concerning United TransNet's leases, see Note 11 to Notes to Combined Financial Statements of the Combined Founding Companies and Note 8 to Notes to Consolidated Financial Statements of United TransNet.

Employees

At June 29, 1996, United TransNet had approximately 6,900 employees, of which approximately 1,150 were employed full-time primarily in various management, supervisory, administrative, and other corporate positions, approximately 4,600 were employed full-time as drivers and approximately 1,150 were employed part-time, primarily as drivers. In 1991, Courier Dispatch's drivers and mechanics employed at its facilities in Georgia designated Local 728 of the Teamsters as their bargaining representative, although as of June 29, 1996 only approximately 8.5% of such drivers and mechanics were union members. The stated term of the collective bargaining agreement entered into at that time expired as of July 31, 1993; however, no formal notice of termination or renewal has been given by either party under such agreement's automatic renewal clause. None of United TransNet's other employees are represented by unions. United TransNet has experienced no work stoppages and believes that its relations with its employees are good.

Legal Proceedings

Except as set forth below, there are no pending legal proceedings involving United TransNet other than routine litigation incidental to United TransNet's business, including numerous motor vehicle-related accident claims. In the opinion of United TransNet's management, such proceedings should not, individually or in the aggregate, have a material adverse effect on United TransNet's results of operations, financial condition or liquidity. See Note 11 to Notes to Combined Financial Statements of the Combined Founding Companies for information concerning the Combined Founding Companies' insurance and casualty claims.

                   PRINCIPAL STOCKHOLDERS OF UNITED TRANSNET



The following table sets forth certain information known to United TransNet with respect to beneficial ownership of United TransNet's Common Stock by (i) each stockholder known by United TransNet to be the beneficial owner of more than 5% of the Common Stock, (ii) each director, (iii) each executive officer and (iv) all executive officers and directors as a group. Such information is presented
(a) as of October 3, 1996 and (b) after the effectiveness of the Merger.



                             Beneficial Ownership of   Beneficial Ownership of
                             United TransNet Common       Corporate Express
                             Stock as of October 3,    Common Stock After the
                                     1996(1)                  Merger(2)
          Name                  Number      Percent       Number      Percent
---------------------------     ------      -------       ------      -------
Philip A. Belyew(3)........       173,282       1.84%       100,477      *
Ronald J. Barowski(4)......        47,942          *         32,824      *
R. David England, Jr.(5)...        60,300          *         38,385      *
Chee B. Louie(6)...........       840,520       8.96%       378,234      *
James G. Salmon............        68,007          *         30,603      *
Mark E. Rykowski(7)........        17,650          *          7,943      *
James W. Bennett(8)........         5,438          *          2,447      *
George E. Glaser II(9).....             0          *          2,250      *
John B. Ellis..............           500          *            225      *
Craig H. Deery(10).........       960,292      10.24%       432,131      *
Habib Y. Gorgi(11).........       823,869       8.78%       370,741      *
Charles A. Krause(12)......         2,000          *            900      *
Steven W. Lanter(13).......       572,137       6.10%       257,462      *
BancBoston Ventures
 Inc.(14)..................       960,292      10.24%       432,131      *
Fleet Venture Resources,
 Inc.(15)..................       576,708       6.15%       259,519      *
Fleet Venture Partners
 III(15)...................       247,161       2.63%       111,222      *
All directors and
 executive officers as a
 group (12 persons)(16)....     2,999,800      31.98%     1,397,160    1.87%

----------------------
*  Less than one percent

(1) Except as otherwise indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) The beneficial ownership of Corporate Express Common Stock after the Merger does not reflect any options to purchase Corporate Express Common Stock which may be granted to management of United TransNet in conjunction with the consummation of the Merger. See "The Merger -Interests of Certain Persons in the Merger."

(3) Includes 39,223 shares issuable upon the exercise of United TransNet Options which are currently exercisable. Beneficial ownership of United TransNet Common Stock does not include 50,000 shares issuable upon the exercise of United TransNet Options granted under the United TransNet 1995 Stock Incentive Plan (the "1995 Plan"), which are not currently exercisable.

(4) Includes 15,098 shares issuable upon the exercise of United TransNet Options which are currently exercisable. Beneficial ownership of United TransNet Common Stock does not include 25,000 shares issuable upon the exercise of United TransNet Options granted under the 1995 Plan, which are not currently exercisable.

(5) Includes 27,455 shares issuable upon the exercise of United TransNet Options which are currently exercisable. Beneficial ownership of United TransNet Common Stock does not include 25,000 shares issuable upon the exercise of United TransNet Options granted under the 1995 Plan, which are not currently exercisable.

(6) Mr. Louie holds all of the shares indicated as beneficially owned by him jointly with his wife. Mr. Louie's address is 717 Airport Boulevard, South San Francisco, California 94080.

(7) Includes 17,650 shares issuable upon exercise of United TransNet Options which are currently exercisable.

(8) Includes 3,399 shares issuable upon exercise of United TransNet Options which are currently exercisable.

(9) Beneficial ownership of United TransNet Common Stock does not include 5,000 shares issuable upon the exercise of United TransNet Options granted under the 1995 Plan, which are not currently exercisable.

(10) Mr. Deery is a Managing Director of BancBoston. Mr. Deery disclaims beneficial ownership of all shares of United TransNet's capital stock which are directly owned by BancBoston.

(11) Consists of shares owned by Fleet Venture Partners III ("FVP") and Fleet Venture Resources, Inc. ("FVR"). Mr. Gorgi is the President of Fleet Growth Resources, Inc. ("FGR"), the corporate general partner of FVP, an individual general partner of FVP and the President of FVR. As an individual general partner of FVP, Mr. Gorgi may be deemed to share voting and investment power with respect to such shares with Robert M. VanDegna and FGR, the other general partners of FVP. As President of FVR, Mr. Gorgi may be deemed to share voting and investment powers with Robert M. VanDegna, Chairman and Chief Executive Officer of FVR. Mr. Gorgi disclaims beneficial ownership of all shares of United TransNet's capital stock which are directly owned by FVR, and those shares of United TransNet's capital stock which are directly owned by FVP, except for his pecuniary interest therein.

(12) Consists of shares owned by Krause Consultants Ltd. Retirement Trust (the "Krause Trust"). Mr. Krause in the sole beneficiary and administrator of the Krause Trust.

(13) Mr. Lanter's address is 2 Lake Lorraine Court, Belleville, Illinois 62221.

(14) The stockholder's address is 100 Federal Street, Boston, Massachusetts
     02110.

(15) The stockholder's address is 50 Kennedy Plaza, Providence, Rhode Island 02903.

(16) Includes 102,825 shares issuable upon the exercise of United TransNet Options which are currently exercisable.

                                  LEGAL MATTERS

       The validity of the Corporate Express Common Stock offered hereby will be passed upon for Corporate Express by Ballard Spahr Andrews & Ingersoll, Philadelphia, Pennsylvania. Certain other matters will be passed upon for United TransNet by Sullivan & Worcester LLP, Boston, Massachusetts.



                                    EXPERTS

Corporate Express

       The consolidated financial statements and financial statement schedule of Corporate Express, Inc. as of March 2, 1996 and February 25, 1995 and for the years ended March 2, 1996, February 25, 1995 and February 28, 1994 included in the report on Form 10-K of the Company for the fiscal year ended March 2, 1996 have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report dated June 11, 1996. In their report, that firm states that with respect to Corporate Express of the East, Inc. (formerly Corporate Express of Delaware, Inc.) and subsidiaries, its opinion is based on the report of Arthur Andersen LLP, independent public accountants. The financial statements and financial statement schedule referred to above have been incorporated herein by reference in reliance upon the authority of those firms as experts in accounting and auditing in giving said reports.

       The financial statements of Check Office Equipment Company as of February 29, 1996 and for the year ended February 29, 1996 incorporated herein by reference have been so included in reliance on the report dated August 30, 1996 of Coopers & Lybrand L.L.P., independent accountants, given on the authority of such firm as experts in auditing and accounting.

       The financial statements of Forms and Supplies Inc. as of December 31, 1995 and for the year ended December 31, 1995 incorporated herein by reference have been so included in reliance on the report dated February 21, 1996 of Horne CPA Group, independent accountants, given on the authority of such firm as experts in auditing and accounting.

       The financial statements of Virginia Impression Products Co., Inc. as of December 31, 1995 and for the year ended December 31, 1995 incorporated herein by reference have been so included in reliance on the report dated March 4, 1996 of Schutrumpf & Koren, P.C., independent accountants, given on the authority of such firm as experts in auditing and accounting.

       The financial statements of Dock Truck Express Inc., Pronto Delivery Service, Inc., and RUSHTRUCKING, Inc. incorporated by reference in this Form S-3 registration statement have been audited by Arthur Anderson LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

       The financial statements of Miller Stationers Ltd. as of January 31, 1996 and for the year ended January 31, 1996 incorporated herein by reference have been so included in reliance on the report dated April 4, 1996 of KPMG, chartered accountants, given on the authority of such firm as experts in auditing and accounting.

       The financial statements of Enbee Company as of December 31, 1995 and for the year ended December 31, 1995 incorporated herein by reference have been so included in reliance on the report dated February 26, 1996, except for Note 13 as to which the date is March 4, 1996, of McGee, Wheeler & Co., P.C., independent accountants, given on the authority of such firm as experts in auditing and accounting.

       The financial statements of ASAP Software Express, Inc. as of December 31, 1995 and 1994 and for the three years ended December 31, 1995 incorporated herein by reference have been so included in reliance on the report dated February 19, 1996, except Note 9 for which the date is May 13, 1996, of Ernst & Young L.L.P, independent accountants, given on the authority of such firm as experts in auditing and accounting.

       The financial statements of Boulevard Office Products Inc. as at October 31, 1995 and for the year ended October 31, 1995 incorporated herein by reference have been so included in reliance on the report dated December 5, 1995 of Samson Belair Deloitte & Touche, chartered accountants, given on the authority of such firm as experts in auditing and accounting.

United TransNet

       The consolidated financial statements of United TransNet, Inc. as of and for the twelve days ended December 31, 1995; the combined financial statements of the Combined Founding Companies as of and for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995; the consolidated financial statements of CDG Holding Corp., and its subsidiary, Courier Dispatch Group, Inc. as of and for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995; the combined financial statements of Tricor America, Inc. as of and for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995; the consolidated financial statements of Film Transit, Incorporated and its subsidiary as of and for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995; the combined financial statements of Lanter Courier Corporation as of and for the years ended December 31, 1993 and 1994 and for the period ended December 19, 1995; the consolidated financial statements of Salmon Acquisition Corporation and its subsidiary as of and for the years ended December 31, 1993 and 1994 and for the period ended December 19, 1995; and the consolidated financial statements of 3D Distribution Systems, Inc. and its subsidiaries as of and for the years ended December 31, 1993 and 1994 and for the period ended December 19, 1995 included in this Proxy Statement and Prospectus have been so included in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

       The financial statements of Eddy Messenger Service, Inc. for the year ended December 31, 1995 appearing in this Proxy Statement and Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon dated May 1, 1996, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

               CORPORATE EXPRESS, INC. AND UNITED TRANSNET, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
CORPORATE EXPRESS, INC. AND UNITED TRANSNET, INC.
  Unaudited Combined and Pro Forma Financial Information..................  F-4
  Pro Forma Combined Balance Sheet........................................  F-5
  Historical Combined Statements of Operations............................  F-6
  Pro Forma Combined Statements of Operations.............................  F-7
CORPORATE EXPRESS, INC.
  Unaudited Pro Forma Combined Financial Data.............................  F-9
  Pro Forma Combined Balance Sheet........................................ F-11
  Pro Forma Combined Statements of Operations............................. F-12
UNITED TRANSNET, INC.
  Unaudited Pro Forma Financial Statements................................ F-14
  Pro Forma Statements of Operations...................................... F-15
  Consolidated Balance Sheets as of June 29, 1996 (unaudited) and December
   31, 1995............................................................... F-18
  Consolidated Statements of Operations of United TransNet, Inc. for the
   three and six months ended June 29, 1996 (unaudited) and of the Com-
   bined Founding Companies for the three months ended June 30, 1995 (un-
   audited) and the six months ended June 30, 1995........................ F-19
  Consolidated Statements of Cash Flows of United TransNet, Inc. for the
   six months ended June 29, 1996 (unaudited) and of the Combined Founding
   Companies for the six months ended June 30, 1995 (unaudited)........... F-20
  Consolidated Statements of Stockholders' Equity for the period ended
   June 29, 1996.......................................................... F-21
  Notes to Consolidated Financial Statements (unaudited).................. F-22
  Report of Price Waterhouse LLP, Independent Accountants ................ F-26
  Consolidated Balance Sheet as of December 31, 1995...................... F-27
  Consolidated Statement of Operations for the period from December 20 to
   December 31, 1995...................................................... F-28
  Consolidated Statement of Stockholders' Equity for the period from De-
   cember 20 to December 31, 1995......................................... F-29
  Consolidated Statement of Cash Flows for the period from December 20 to
   December 31, 1995...................................................... F-30
  Notes to Consolidated Financial Statements.............................. F-31
COMBINED FOUNDING COMPANIES (PREDECESSORS TO UNITED TRANSNET, INC.)
  Report of Price Waterhouse LLP, Independent Accountants ................ F-40
  Combined Balance Sheets as of December 31, 1993 and 1994................ F-41
  Combined Statements of Operations for the years ended December 31, 1993 and 1994 and for the period ended December 19, 1995.................... F-42
  Combined Statements of Stockholders' Equity for the years ended December
   31, 1993 and 1994 and for the period ended December 19, 1995........... F-43
  Combined Statements of Cash Flows for the years ended December 31, 1993 and 1994 and for the period ended December 19, 1995.................... F-44
  Notes to Combined Financial Statements.................................. F-45
FOUNDING COMPANIES
CDG HOLDING CORP.
  Report of Price Waterhouse LLP, Independent Accountants................. F-57
  Consolidated Balance Sheets as of December 31, 1993 and 1994............ F-58
  Consolidated Statements of Operations for the years ended December 31,
   1993 and 1994 and for the period ended December 19, 1995............... F-59
  Consolidated Statements of Stockholders' Deficit for the years ended De-
   cember 31, 1993 and 1994 and for the period ended December 19, 1995.... F-60
  Consolidated Statements of Cash Flows for the years ended December 31,
   1993 and 1994 and for the period ended December 19, 1995............... F-61
  Notes to Consolidated Financial Statements.............................. F-62

                                                                          PAGE
                                                                          -----
TRICOR AMERICA, INC.
  Report of Price Waterhouse LLP, Independent Accountants................  F-74
  Combined Balance Sheets as of December 31, 1993 and 1994...............  F-75
  Combined Statements of Operations for the years ended December 31, 1993 and 1994 and for the period ended December 19, 1995...................  F-76
  Combined Statements of Stockholder's Equity for the years ended
   December 31, 1993 and 1994 and for the period ended December 19,
   1995..................................................................  F-77
  Combined Statements of Cash Flows for the years ended December 31, 1993 and 1994 and for the period ended December 19, 1995...................  F-78
  Notes to Combined Financial Statements.................................  F-79
FILM TRANSIT, INCORPORATED
  Report of Price Waterhouse LLP, Independent Accountants................  F-85
  Consolidated Balance Sheets as of December 31, 1993 and 1994...........  F-86
  Consolidated Statements of Operations for the years ended December 31,
   1993 and 1994 and for the period ended December 19, 1995..............  F-87
  Consolidated Statements of Stockholders' Equity for the years ended
   December 31, 1993 and 1994 and for the period ended December 19,
   1995..................................................................  F-88
  Consolidated Statements of Cash Flows for the years ended December 31,
   1993 and 1994 and for the period ended December 19, 1995..............  F-89
  Notes to Consolidated Financial Statements.............................  F-90
THE DISTRICTS OF LANTER COURIER CORPORATION
  Report of Price Waterhouse LLP, Independent Accountants................  F-97
  Combined Balance Sheets as of December 31, 1993 and 1994...............  F-98
  Combined Statements of Operations for the years ended December 31, 1993 and 1994 and for the period ended December 19, 1995...................  F-99
  Combined Statements of Lanter Equity Investment Balance at December 31,
   1993 and 1994 and for the period ended December 19, 1995.............. F-100
  Combined Statements of Cash Flows for the years ended December 31, 1993 and 1994 and for the period ended December 19, 1995................... F-101
  Notes to Combined Financial Statements................................. F-102
SALMON ACQUISITION CORPORATION
  Report of Price Waterhouse LLP, Independent Accountants................ F-109
  Consolidated Balance Sheets as of December 31, 1993 and 1994........... F-110
  Consolidated Statements of Operations for the years ended December 31,
   1993 and 1994 and for the period ended December 19, 1995.............. F-111
  Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1993 and 1994 and for the period ended December 19,
   1995.................................................................. F-112
  Consolidated Statements of Cash Flows for the years ended December 31,
   1993 and 1994 and for the period ended December 19, 1995.............. F-113
  Notes to Consolidated Financial Statements............................. F-114
3D DISTRIBUTION SYSTEMS, INC.
  Report of Price Waterhouse LLP, Independent Accountants................ F-120
  Consolidated Balance Sheets as of December 31, 1993 and 1994........... F-121
  Consolidated Statements of Operations for the year ended October 31,
   1993, for the two months ended December 31, 1993, for the year ended
   December 31, 1994 and for the period ended December 19, 1995.......... F-122
  Consolidated Statements of Stockholders' Equity for the year ended
   October 31, 1993, for the two months ended December 31, 1993, for the year ended December 31, 1994, and for the period ended December 19,
   1995.................................................................. F-123

                                                                          PAGE
                                                                          -----
  Consolidated Statements of Cash Flows for the year ended October 31,
   1993, for the two months ended December 31, 1993, for the year ended
   December 31, 1994 and for the period ended December 19, 1995.......... F-124
  Notes to Consolidated Financial Statements............................. F-125
EDDY MESSENGER SERVICE, INC.
  Report of Ernst & Young LLP, Independent Auditors...................... F-132
  Balance Sheet as of December 31, 1995.................................. F-133
  Statement of Income for the year ended December 31, 1995............... F-134
  Statement of Retained Earnings as of December 31, 1995................. F-135
  Statement of Cash Flows for the year ended December 31, 1995........... F-136
  Notes to Financial Statements.......................................... F-137

               CORPORATE EXPRESS, INC. AND UNITED TRANSNET, INC.

            UNAUDITED COMBINED AND PRO FORMA FINANCIAL INFORMATION

  The unaudited Historical Combined Statements of Operations are based upon the historical financial statements of Corporate Express, Inc. and United TransNet, Inc., which are included or incorporated by reference in the registration statement of which this Prospectus and Proxy Statement are a part and should be read in conjunction with those consolidated financial statements and related notes. The unaudited Historical Combined Statements of Operations give effect to the proposed merger by combining the results of operations of Corporate Express, Inc. for the three months ended June 1, 1996 and United TransNet, Inc. for the three months ended May 25, 1996. The results of operations of United TransNet, Inc. for the period from December 20 to December 31, 1995 (December 20, 1995 inception date of United TransNet) have not been combined with the Corporate Express results of operations for the year ended March 2, 1996 due to immateriality. The first quarter interim period for United TransNet, Inc. for fiscal 1996 has been aligned to be consistent with the Corporate Express, Inc. June 1, 1996 interim period. For purposes of the combined presentation, certain reclassifications have been made to the United TransNet, Inc. financial information to be consistent with the Corporate Express, Inc. presentation.

  The unaudited Pro Forma Combined Balance Sheet presents the combined financial position of Corporate Express and United TransNet, Inc. as of June 1, 1996. The unaudited Pro Forma Combined Balance Sheet further assumes that the transactions set forth in the Corporate Express, Inc. Unaudited Pro Forma Combined Financial Data were consummated as of June 1, 1996.

  The unaudited Pro Forma Combined Statements of Operations give effect to all the transactions set forth in the Corporate Express, Inc. Unaudited Pro Forma Combined Financial Data and the United TransNet, Inc. Unaudited Pro Forma Financial Statements included elsewhere in this document and should be read in conjunction with those unaudited Pro Forma Financial Statements and related notes. The unaudited Pro Forma Combined Statements of Operations exclude transaction costs and certain costs of consolidation which have yet to be determined.

              CORPORATE EXPRESS, INC. AND UNITED TRANSNET, INC.

                       PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 1, 1996
                                 (UNAUDITED)
                                (IN THOUSANDS)

                                                CORPORATE                                       CORPORATE
                                                 EXPRESS                                         EXPRESS
                                                   AND                         PRO FORMA           AND
                                             UNITED TRANSNET                  ADJUSTMENTS    UNITED TRANSNET
                         CORPORATE   UNITED    HISTORICAL          CEI         CORPORATE        PRO FORMA
                          EXPRESS   TRANSNET    COMBINED     ACQUISITIONS (1) EXPRESS (1)       COMBINED
                         ---------- -------- --------------- ---------------- -----------    ---------------
ASSETS
Current assets:
 Cash and cash equiva-
  lents................. $   30,079 $ 5,249    $   35,328        $ 4,564       $119,973        $  159,865
 Receivables, net.......    292,062  25,974       318,036         19,868            --            337,904
 Inventories............    119,408     626       120,034         13,321         (2,169)          131,186
 Other current assets...     68,171   2,733        70,904          1,316             (4)           72,216
                         ---------- -------    ----------        -------       --------        ----------
  Total current assets..    509,720  34,582       544,302         39,069        117,800           701,171
Property and Equipment,
 net....................    141,752   9,697       151,449         17,114         (2,767)          165,796
Goodwill, net...........    445,108  27,993       473,101            160         45,241           520,955
                                                                                  2,453 (2)
Other assets, net.......     18,072  16,650        34,722          2,053          6,485            42,539
                                                                                   (721)(2)
                         ---------- -------    ----------        -------       --------        ----------
  Total assets.......... $1,114,652 $88,922    $1,203,574        $58,396       $168,491        $1,430,461
                         ========== =======    ==========        =======       ========        ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable....... $  213,346 $15,913    $  229,259        $12,452       $(45,183)       $  196,528
 Accrued liabilities....     61,834   8,990        70,824          5,784            639            77,247
 Accrued purchase
  costs.................      4,169     --          4,169            --           3,195             7,364
 Accrued merger and
  related costs.........     19,431     --         19,431            --             --             19,431
 Current portion of
  long-term debt and
  capital leases........      9,461   1,404        10,865          2,508          1,099            14,472
 Other current
  liabilities...........        126     --            126             11            --                137
                         ---------- -------    ----------        -------       --------        ----------
  Total current
   liabilities..........    308,367  26,307       334,674         20,755        (40,250)          315,179
Capital lease
 obligations............     10,694      84        10,778            122              0            10,900
Long-term debt..........    241,684  29,207       270,891          8,084        208,092           487,067
Deferred income taxes...     12,390     --         12,390            375           (285)           12,480
Minority interest in
 subsidiaries...........     26,302     --         26,302            --             --             26,302
Other non-current lia-
 bilities...............      2,918   4,795         7,713            438            --              8,151
                         ---------- -------    ----------        -------       --------        ----------
  Total liabilities.....    602,355  60,393       662,748         29,774        167,557           860,079
Shareholders' equity:
 Common stock...........         14       9            23             99            (99)               23
 Additional paid-in
  capital...............    506,914  26,832       533,746          3,724         22,862           560,332
 Retained earnings
  (deficit).............      3,065   1,688         4,753         24,799        (23,561)            7,723
                                                                                  1,732 (2)
 Foreign currency
  translation
  adjustment............      2,304     --          2,304            --             --              2,304
                         ---------- -------    ----------        -------       --------        ----------
  Total shareholders'
   equity...............    512,297  28,529       540,826         28,622            934           570,382
                         ---------- -------    ----------        -------       --------        ----------
   Total liabilities and
    shareholders'
    equity.............. $1,114,652 $88,922    $1,203,574        $58,396       $168,491        $1,430,461
                         ========== =======    ==========        =======       ========        ==========

-------
(1) Refer to F-11 for CEI acquisitions and explanation of pro forma adjustments.
(2) Conform United TransNet to CEI accounting policies and related income tax effect.

               CORPORATE EXPRESS, INC. AND UNITED TRANSNET, INC.

                  HISTORICAL COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       YEARS ENDED           THREE MONTHS ENDED
                               ----------------------------- -------------------
                               FEB. 28   FEB. 25   MARCH 2    MAY 27    JUNE 1
                                 1994      1995      1996      1995      1996
                               --------  -------- ---------- --------- ---------
Net sales....................  $337,094  $927,918 $1,590,104 $ 330,394 $ 570,249
Cost of sales................   254,698   681,962  1,173,255   243,586   422,199
Merger related inventory pro-
 visions.....................     1,146       --       5,952       --        --
                               --------  -------- ---------- --------- ---------
  Gross profit...............    81,250   245,956    410,897    86,808   148,050
Warehouse operating and sell-
 ing expenses................    69,851   188,464    297,275    62,611   106,904
Corporate general & adminis-
 trative expenses............     8,690    23,852     46,980     9,243    18,889
Merger and other non-recur-
 ring charges................     1,928       --      36,838       --        --
                               --------  -------- ---------- --------- ---------
  Operating profit...........       781    33,640     29,804    14,954    22,257
Interest expense, net........     4,463    15,610     15,396     4,203     3,998
Other income.................       126       352        724       167         6
                               --------  -------- ---------- --------- ---------
  Income (loss) before income
   taxes & minority
   interest..................    (3,556)   18,382     15,132    10,918    18,265
Income tax expense...........     1,894     6,164     10,952     4,297     7,803
                               --------  -------- ---------- --------- ---------
  Income (loss) before minor-
   ity interest..............    (5,450)   12,218      4,180     6,621    10,462
Minority interest............       152        69      1,436       115       230
                               --------  -------- ---------- --------- ---------
  Income (loss) from continu-
   ing operations............    (5,602)   12,149      2,744     6,506    10,232
  Income (loss) from discon-
   tinued operations.........       138       --         --        --        --
                               --------  -------- ---------- --------- ---------
  Income (loss) before ex-
   traordinary item..........    (5,464)   12,149      2,744     6,506    10,232
Extraordinary item...........    (1,169)      586        --        --        --
                               --------  -------- ---------- --------- ---------
  Net income (loss)..........  $ (6,633) $ 12,735 $    2,744 $   6,506 $  10,232
                               ========  ======== ========== ========= =========
Net income (loss) per common
 share:
  Continuing operations......  $  (0.21) $   0.24 $     0.04 $    0.10 $    0.13
  Extraordinary item.........     (0.04)     0.01        --        --        --
                               --------  -------- ---------- --------- ---------
  Net income (loss)..........  $  (0.25) $   0.25 $     0.04 $    0.10 $    0.13
                               ========  ======== ========== ========= =========
  Weighted average common
   shares outstanding........    32,265    49,195     72,017    62,971    79,346
                               ========  ======== ========== ========= =========

               CORPORATE EXPRESS, INC. AND UNITED TRANSNET, INC.

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JUNE 1, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             CORPORATE
                                              EXPRESS                                          PRO FORMA
                                                AND                                           ADJUSTMENTS
                                          UNITED TRANSNET                                 ----------------------
                   CORPORATE   UNITED       HISTORICAL          CEI       UNITED TRANSNET CORPORATE      UNITED
                    EXPRESS  TRANSNET(1)     COMBINED     ACQUISITIONS(2) ACQUISITIONS(3) EXPRESS(2)    TRANSNET
                   --------- -----------  --------------- --------------- --------------- ----------    --------
Net sales........  $500,624    $69,625       $570,249         $86,576         $4,315       $   --        $ --
Cost of sales....   369,178     53,021        422,199          65,914          2,919           --           (5)(5)
                   --------    -------       --------         -------         ------       -------       -----
 Gross profit....   131,446     16,604        148,050          20,662          1,396           --            5
Warehouse
 operating and
 selling
 expenses........    95,309     11,595        106,904          13,543          1,296           (18)       (271)(5)
Corporate general
 & administrative
 expenses........    15,933      2,956         18,889             113            --            572         127 (6)
                                                                                              (423)(4)
                   --------    -------       --------         -------         ------       -------       -----
 Operating profit
  (loss).........    20,204      2,053         22,257           7,006            100          (131)        149
Interest expense,
 net.............     3,279        719          3,998              63              9           421          99 (7)
Other expense
 (income)........       --          (6)            (6)            (13)            34           --           10 (5)
                   --------    -------       --------         -------         ------       -------       -----
 Income before
  income taxes &
  minority
  interest.......    16,925      1,340         18,265           6,956             57          (552)         40
Income tax
 expense.........     7,079        724          7,803             717             11         1,576         191 (8)
                                                                                               123 (4)
                   --------    -------       --------         -------         ------       -------       -----
 Income (loss)
  before minority
  interest.......     9,846        616         10,462           6,239             46        (2,251)       (151)
Minority
 interest........       230                       230             --                           --
                   --------    -------       --------         -------         ------       -------       -----
 Net income
  (loss).........  $  9,616    $   616       $ 10,232         $ 6,239         $   46       $(2,251)      $(151)
                   ========    =======       ========         =======         ======       =======       =====
Net income per
 common share....  $   0.13    $  0.15       $   0.13
                   ========    =======       ========
 Weighted average
  common shares
  outstanding....    75,139      4,207(9)      79,346(9)                                     1,028         128 (9)
                   ========    =======       ========                                      =======       =====
                      CORPORATE
                       EXPRESS
                         AND
                   UNITED TRANSNET
                      PRO FORMA
                      COMBINED
                   ---------------
Net sales........     $661,140
Cost of sales....      491,027
                   ---------------
 Gross profit....      170,113
Warehouse
 operating and
 selling
 expenses........      121,454
Corporate general
 & administrative
 expenses........       19,278
                   ---------------
 Operating profit
  (loss).........       29,381
Interest expense,
 net.............        4,590
Other expense
 (income)........           25
                   ---------------
 Income before
  income taxes &
  minority
  interest.......       24,766
Income tax
 expense.........       10,421
                   ---------------
 Income (loss)
  before minority
  interest.......       14,345
Minority
 interest........          230
                   ---------------
 Net income
  (loss).........     $ 14,115
                   ===============
Net income per
 common share....     $   0.18
                   ===============
 Weighted average
  common shares
  outstanding....       80,502(9)
                   ===============

-------
(1) Includes the results of operations of M&R, Statewide, Carl Messenger and Eddy Messenger from the acquisition date of each respective company to May 25, 1996.
(2) Refer to F-12 for CEI acquisitions and explanation of pro forma adjustments.
(3) Reflects the results of operations of M&R, Statewide, Carl Messenger and Eddy Messenger from March 1, 1996 to the acquisition date for each respective company.
(4) Conform United TransNet to CEI accounting policies and related income tax effect.
(5) In connection with one of the acquisitions, a certain non-related operation of the acquired entity was not a continuing part of the operations of the combined entities. Additionally, certain terms regarding officers' salaries and rental expenses with related parties have been agreed to between the parties. These adjustments reflect the effect of these agreements on the continuing revenue and expenses of the combined entities.
(6) To amortize the portion of the purchase price that exceeds the fair value of the net assets acquired. The amount assigned to goodwill is amortized using the straight-line method over a period of twenty-five years.
(7) To record the interest expense related to the financed portion of the acquisitions.
(8) Tax effect of the pro forma adjustments.
(9) Weighted average common shares outstanding reflects the conversion of United TransNet Common Stock into .45 shares of Corporate Express Common Stock.

               CORPORATE EXPRESS, INC. AND UNITED TRANSNET, INC.

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                           YEAR ENDED MARCH 2, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      UNITED TRANSNET                                                CORPORATE
                                         FOUNDING                           PRO FORMA                 EXPRESS
                                         COMPANIES                         ADJUSTMENTS                  AND
                                            AND                        ----------------------     UNITED TRANSNET
                          CORPORATE    ACQUISITIONS         CEI         CORPORATE     UNITED         PRO FORMA
                           EXPRESS     COMBINED (6)   ACQUISITIONS (7) EXPRESS (7)   TRANSNET        COMBINED
                          ----------  --------------- ---------------- -----------   --------     ---------------
Net sales...............  $1,590,104     $269,817         $502,941       $   --      $   --         $2,362,862
Cost of sales...........   1,173,255      203,604          387,082          (167)       (392)(5)     1,763,382
Merger related inventory
 provisions.............       5,952          --               --            --          --              5,952
                          ----------     --------         --------       -------     -------        ----------
 Gross profit...........     410,897       66,213          115,859           167         392           593,528
Warehouse operating and
 selling expenses.......     297,275       54,720           76,092          (895)       (993)(5)       426,199
Corporate general &
 administrative
 expenses...............      46,980        3,204           14,900         3,888         636 (2)        67,878
                                                                          (1,730)(8)
Merger and other non-
 recurring charges......      36,838          --               --            --          --             36,838
                          ----------     --------         --------       -------     -------        ----------
 Operating profit
  (loss)................      29,804        8,289           24,867        (1,096)        749            62,613
Interest expense
 (income), net..........      15,396        5,063            1,612         5,123         530 (3)        27,724
Other expense (income)..        (724)        (307)             131           (67)        207 (5)          (760)
                          ----------     --------         --------       -------     -------        ----------
 Income before income
  taxes & minority
  interest..............      15,132        3,533           23,124        (6,152)         12            35,649
Income tax expense......      10,952          989            3,473         1,441       1,733 (4)        19,097
                                                                             509 (8)
                          ----------     --------         --------       -------     -------        ----------
 Income (loss) before
  minority interest.....       4,180        2,544           19,651        (8,102)     (1,721)           16,552
Minority interest.......       1,436          --               --            --          --              1,436
                          ----------     --------         --------       -------     -------        ----------
 Income (loss) from
  continuing
  operations............       2,744        2,544           19,651        (8,102)     (1,721)           15,116
                                 --           --               --            --          --                --
                          ----------     --------         --------       -------     -------        ----------
 Net income (loss)......  $    2,744     $  2,544         $ 19,651       $(8,102)    $(1,721)       $   15,116
                          ==========     ========         ========       =======     =======        ==========
Net income per common
 share:
 Continuing operations..  $     0.04     $   0.64                                                   $     0.21
                          ==========     ========                                                   ==========
 Net income.............  $     0.04     $   0.64                                                   $     0.21
                          ==========     ========                                                   ==========
 Weighted average common
  shares outstanding....      68,057        3,960(1)                       1,428        (300)(1)        73,145(1)
                          ==========     ========                        =======     =======        ==========

-------
(1) Weighted average common shares outstanding reflects the conversion of United TransNet Common Stock into .45 shares of Corporate Express Common Stock.
(2) To amortize the portion of the purchase price that exceeds the fair value of the net assets acquired. The amount assigned to goodwill is amortized using the straight-line method over a period of twenty-five years.
(3) To record the interest expense related to the financed portion of the acquisitions.
(4) Tax effect of the pro forma adjustments and of the Founding Companies which were S corporations.
(5) In connection with one of the acquisitions, a certain non-related operation of the acquired entity was not a continuing part of the operations of the combined entities. Additionally, certain terms regarding officers' salaries and rental expenses with related parties have been agreed to between the parties. These adjustments reflect the effect of these agreements on the continuing revenue and expenses of the combined entities.
(6) Reflects the results of operations of the Combined Founding Companies for the period from January 1 to December 19, 1995, and the results of operations of M&R, Statewide, Carl Messenger and Eddy Messenger for the twelve months ended December 31, 1995.
(7) Refer to F-13 for CEI Acquisitions and explanation of pro forma adjustments.
(8) Conform United TransNet to CEI accounting policies and related income tax effect.

                            CORPORATE EXPRESS, INC.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following unaudited pro forma combined balance sheet gives effect to the Boulevard acquisition and the Acquired Companies as if they were acquired on June 1, 1996. The unaudited pro forma combined balance sheet also gives effect to the sales by the Company in June 1996 of the Notes as if such sales had been made on June 1, 1996. The unaudited pro forma combined balance sheet as of June 1, 1996 includes the Company's unaudited balance sheet as of June 1, 1996; the unaudited balance sheet of Boulevard as of July 31, 1996; and the following unaudited balance sheets of the Acquired Companies; Miller Stationers, Ltd. and Howard's Office Supplies, Inc. as of May 31, 1996; Center Office Products, Inc. as of July 6, 1996; Carolina Ribbon Carbon and Sales Corporation as of July 31, 1996; Laser Perfect Office Products, Inc., Forms and Supplies, Inc., Dock Truck Express, Inc., Pronto Delivery Service, Inc., The Classic Companies and RUSHTRUCKING, Inc. as of June 30, 1996; and Virginia Impression Products Co., Inc. as of August 31, 1996. ASAP, Enbee Company and Check Office Equipment Company, Inc. were acquired by the Company prior to June 1, 1996; therefore, these companies' statements of financial position are included in the Company's consolidated balance sheet at June 1, 1996.

  The unaudited pro forma combined statement of operations for the three months ended June 1, 1996 gives effect to the Acquired Companies as if they were acquired on February 26, 1995. The unaudited pro forma combined statement of operations also gives effect to the ASAP and Boulevard acquisitions and the sales by the Company in June 1996 of the Notes as if such sales had been made on February 26, 1995. The unaudited pro forma combined statement of operations for the quarter ended June 1, 1996 includes the unaudited results of operations of the Company for the three months ended June 1, 1996; the unaudited results of operations of ASAP for the period March 1, 1996 through April 21, 1996; the unaudited results of operations of Boulevard for the three months ended June 1, 1996; and the following unaudited results of operations of the Acquired Companies; Miller Stationers, Ltd. and Howard's Office Supplies, Inc. for the three months ended May 31, 1996; Center Office Products, Inc. for the three months ended July 6, 1996; Carolina Ribbon Carbon and Sales Corporation for the three months ended July 31, 1996; Laser Perfect Office Products, Inc., Forms and Supplies, Inc., Dock Truck Express, Inc., Pronto Delivery Service, Inc., The Classic Companies and RUSHTRUCKING, Inc. for the three months ended June 30, 1996; and Virginia Impression Products, Co., Inc. for the three months ended August 31, 1996. Enbee Company and Check Office Equipment Company, Inc. were acquired by the Company in the beginning of the quarter ended June 1, 1996; therefore, the substantial portion of these companies' operating results are included in the Company's consolidated results of operations for the quarter ended June 1, 1996.

  The unaudited pro forma combined statement of operations for the year ended March 2, 1996 gives effect to the ASAP and Boulevard acquisitions and the Acquired Companies as if they were acquired on February 26, 1995. The unaudited pro forma combined statement of operations also gives effect to the sales by the Company in June 1996 of the Notes as if such sales had been made on February 26, 1995. The unaudited pro forma combined statement of operations for the year ended March 2, 1996 includes the audited results of operations of the Company for the year ended March 2, 1996; the audited results of operations of ASAP for the fiscal year ended December 31, 1995; the unaudited results of operations of Boulevard for the twelve months ended January 31, 1996; and the following results of operations of the Acquired Companies:
Macquarie Office Limited, Murphy Stationery Co. Ltd., Magnatron, Inc., Schooley, Inc. and Decora Steel City of Broward, Inc., for the two months ended April 30, 1995; Barries (Australia) Pty Ltd for the three months ended June 2, 1995; Ballment Office Products Pty Ltd for the four months ended June 30, 1995; Peerless Office Supply for the seven months ended August 31, 1995; Boulton Robinson Office Supplies Pty Limited and Revson Australia Pty Ltd for the nine months ended September 30, 1995 and Chisholm Group for the nine months ended October 31, 1995; Check Office Equipment Company, Inc. for the year ended February 29, 1996 (audited); Miller Stationers, Ltd. for the year ended January 31, 1996 (audited); Enbee Company, Forms and Supplies, Inc., Dock Truck Express, Inc., Pronto Delivery, Inc., Virginia Impression Products Co., Inc. and RUSHTRUCKING, Inc. for the year ended December 31, 1995 (audited); Howard's Office Supplies, Inc., Center Office Products, Inc., Laser Perfect Office Products, Inc., and The Classic Companies for the year ended December 31, 1995 (unaudited); and Carolina Ribbon & Carbon Sales Corporation for the twelve months ended December 31, 1995 (unaudited).

  The pro forma combined financial data are based on available information and on certain assumptions and adjustments described in the accompanying notes which Corporate Express believes are reasonable. The pro forma combined financial data are provided for informational purposes only and do not purport to present the results of operations of the Company had the transactions assumed therein occurred on or as of the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future. The unaudited proforma combined financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations--Corporate Express" and the financial statements of Corporate Express, ASAP, Boulevard, Check Office Equipment Company, Inc., Miller Stationers Ltd., Enbee Company, Forms and Supplies, Inc., Dock Truck Express, Inc., Pronto Delivery, Inc., Virginia Impression Products Co., Inc., RUSHTRUCKING, Inc., Howard's Office Supplies, Inc., Center Office Products, Inc., Laser Perfect Office Products, Inc., The Classic Companies, and Carolina Ribbon & Carbon Sales Corporation which are incorporated into this document by reference.

                            CORPORATE EXPRESS, INC.

                       PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 1, 1996
                                  (UNAUDITED)
                                (IN THOUSANDS)

                         CORPORATE            ACQUIRED   PRO FORMA     PRO FORMA
                          EXPRESS   BOULEVARD COMPANIES ADJUSTMENTS     COMBINED
                         ---------- --------- --------- -----------    ----------
ASSETS
Current assets:
  Cash and cash
   equivalents.......... $   30,079  $     0   $ 4,564   $(35,411)(1)  $  154,616
                                                           (8,407)(2)
                                                          164,389 (3)
                                                             (598)(8)
  Receivables, net......    292,062    5,057    14,811        --          311,930
  Inventories...........    119,408    5,476     7,845     (1,824)(1)     130,560
                                                             (345)(8)
  Other current assets..     68,171      198     1,118         (4)(8)      69,483
                         ----------  -------   -------   --------      ----------
    Total current
     assets.............    509,720   10,731    28,338    117,800         666,589
Property and Equipment,
 net....................    141,752    6,597    10,517     (1,757)(1)     156,099
                                                           (1,010)(8)
Goodwill, net...........    445,108      135        25     45,241 (1)     490,509
Other assets, net.......     18,072      --      2,053      6,500 (3)      26,610
                                                              (15)(8)
                         ----------  -------   -------   --------      ----------
    Total assets........  1,114,652   17,463    40,933    166,759       1,339,807
                         ==========  =======   =======   ========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable......    213,346    5,481     6,971        (72)(8)     180,615
                                                          (45,111)(3)
  Accrued liabilities...     61,834    2,178     3,606        670 (4)      68,257
                                                              (31)(8)
  Accrued purchase
   costs................      4,169      --        --       3,195 (1)       7,364
  Accrued merger and
   related costs........     19,431      --        --         --           19,431
  Current portion of
   long-term debt and
   capital leases.......      9,461       27     2,481      1,126 (5)      13,068
                                                              --
                                                              (27)(8)
  Other current
   liabilities..........        126      --         11        --              137
                         ----------  -------   -------   --------      ----------
    Total current
     liabilities........    308,367    7,686    13,069    (40,250)        288,872
Capital lease
 obligations............     10,694      --        122        --           10,816
Long-term debt..........    241,684      394     7,690    (17,287)(2)     457,860
                                                              --  (1)
                                                             (241)(8)
                                                            9,620 (9)
                                                          216,000 (3)
Deferred income taxes...     12,390      --        375       (285)(1)      12,480
Minority interest in
 subsidiaries...........     26,302      --        --         --           26,302
Other non-current
 liabilities............      2,918      --        438        --            3,356
                         ----------  -------   -------   --------      ----------
    Total liabilities...    602,355    8,080    21,694    167,557         799,686
Shareholders' equity:
  Common stock..........         14        7        92        (99)(6)          14
  Additional paid-in
   capital..............    506,914      --      3,724     (3,596)(6)     533,500
                                                           26,458 (7)
  Retained earnings
   (deficit)............      3,065    9,376    15,423    (12,340)(6)       4,303
                                                           (9,620)(9)
                                                           (1,601)(8)
  Foreign currency
   translation
   adjustment...........      2,304      --        --         --            2,304
                         ----------  -------   -------   --------      ----------
    Total shareholders'
     equity.............    512,297    9,383    19,239       (798)        540,121
                         ----------  -------   -------   --------      ----------
      Total liabilities
       and shareholders'
       equity........... $1,114,652  $17,463   $40,933   $166,759      $1,339,807
                         ==========  =======   =======   ========      ==========

--------
 (1) Use of cash as part of the consideration for certain of the acquisitions accounted for under the purchase method of accounting and related purchase price allocation (including estimated direct costs). The portion of the consideration assigned to goodwill represents the excess of the cost over the fair value of the net assets acquired.
 (2) Repayment of certain debt of the acquired entities.

 (3) Net proceeds from the sale of the Notes, capitalization of debt issuance costs, and repayment of the Senior Credit Facility and ASAP note payable.

 (4) Short-term payable portion of consideration for an Acquired Company accounted for under the purchase method of accounting.
 (5) Notes payable portion of consideration for certain of the Acquired Companies accounted for under the purchase method of accounting.
 (6) Elimination of the historical equity of the acquired entities accounted for under the purchase method of accounting.
 (7) Issuance of shares of Corporate Express common stock as part of the consideration for certain of the acquisitions accounted for under the purchase method of accounting.
 (8) Adjustment for assets and liabilities of an Acquired Company not purchased by the Company.
 (9) Boulevard shareholder distributions and related promissory notes.

                            CORPORATE EXPRESS, INC.

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JUNE 1, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                         CORPORATE                    ACQUIRED   PRO FORMA    PRO FORMA
                          EXPRESS   ASAP    BOULEVARD COMPANIES ADJUSTMENTS   COMBINED
                         --------- -------  --------- --------- -----------   ---------
Net sales............... $500,624  $25,583   $14,738   $46,255    $  --       $587,200
Cost of sales...........  369,178   19,647    11,654    34,613       --        435,092
                         --------  -------   -------   -------    ------      --------
 Gross profit...........  131,446    5,936     3,084    11,642       --        152,108
Warehouse operating and
 selling expenses.......   95,309    1,612     2,179     9,752       (18)(1)   108,834
Corporate general &
 administrative
 expenses...............   15,933      113       --        --        572 (2)    16,618
                         --------  -------   -------   -------    ------      --------
 Operating profit
  (loss)................   20,204    4,211       905     1,890      (554)       26,656
Interest expense
 (income), net..........    3,279     (129)       79       113     3,656 (3)     3,763
                                                                     325 (4)
                                                                    (288)(5)
                                                                  (3,272)(6)
Other income............      --         9       --          4       --             13
                         --------  -------   -------   -------    ------      --------
 Income before income
  taxes & minority
  interest..............   16,925    4,349       826     1,781      (975)       22,906
Income tax expense......    7,079       52       316       349     1,576 (7)     9,372
                         --------  -------   -------   -------    ------      --------
 Income (loss) before
  minority interest.....    9,846    4,297       510     1,432    (2,551)       13,534
Minority interest.......      230      --        --        --        --            230
                         --------  -------   -------   -------    ------      --------
 Net income (loss)......    9,616    4,297       510     1,432    (2,551)       13,304
                         ========  =======   =======   =======    ======      ========
Net income per common
 share.................. $   0.13                                             $   0.17
                         ========                                             ========
 Weighted average common
  shares outstanding....   75,139                                  1,028 (8)    76,167
                         ========                                 ======      ========

--------
(1) Elimination of excess compensation.
(2) Amortization of goodwill recorded in connection with the acquisitions accounted for under the purchase method of accounting. The goodwill is being amortized over an estimated life of 40 years.
(3) Increase in interest expense due to the sale of the Notes.
(4) Amortization of debt issuance costs over the term of the Notes.
(5) Interest expense not incurred on acquired entities' debts paid by the Company.
(6) Increase in interest income as a result of the investment of the proceeds of the Notes in commercial paper
(7) Income tax effect of pro forma adjustments and the adjustment of the Acquired Companies' (accounted for under the purchase method of accounting) income tax provision to the Company's statutory tax rate.
(8) Issuance of additional shares of Corporate Express common stock as part of the consideration for certain of the Acquired Companies accounted for under the purchase method of accounting and for all Acquired Companies accounted for under the pooling of interests method of accounting.

                            CORPORATE EXPRESS, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                            YEAR ENDED MARCH 2, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                          CORPORATE                      ACQUIRED   PRO FORMA    PRO FORMA
                           EXPRESS      ASAP   BOULEVARD COMPANIES ADJUSTMENTS    COMBINED
                          ----------  -------- --------- --------- -----------   ----------
Net sales...............  $1,590,104  $157,795  $58,424  $286,722    $   --      $2,093,045
Cost of sales...........   1,173,255   132,500   45,542   209,040       (167)(1)  1,560,170
Merger related inventory
 provisions.............       5,952       --       --        --         --           5,952
                          ----------  --------  -------  --------    -------     ----------
 Gross profit...........     410,897    25,295   12,882    77,682        167        526,923
Warehouse operating and
 selling expenses.......     297,275     3,834    9,866    62,392       (895)(1)    372,472
Corporate general &
 administrative
 expenses...............      46,980    11,205      --      3,695      3,888 (2)     65,768
Merger and other non-
 recurring charges......      36,838       --       --        --         --          36,838
                          ----------  --------  -------  --------    -------     ----------
 Operating profit
  (loss)................      29,804    10,256    3,016    11,595     (2,826)        51,845
Interest expense, net...      15,396       --       360     1,252     14,336 (3)     22,131
                                 --        --       --        --       1,300 (4)
                                 --        --       --        --        (537)(5)
                                 --        --       --        --      (9,976)(6)
Other expense (income)..        (724)      --       --        131        (67)(1)       (660)
                          ----------  --------  -------  --------    -------     ----------
 Income before income
  taxes & minority
  interest..............      15,132    10,256    2,656    10,212     (7,882)        30,374
Income tax expense......      10,952       200    1,028     2,245      1,441 (7)     15,866
                          ----------  --------  -------  --------    -------     ----------
 Income (loss) before
  minority interest.....       4,180    10,056    1,628     7,967     (9,323)        14,508
Minority interest.......       1,436       --       --        --         --           1,436
                          ----------  --------  -------  --------    -------     ----------
 Net income (loss)......  $    2,744  $ 10,056  $ 1,628  $  7,967    $(9,323)    $   13,072
                          ==========  ========  =======  ========    =======     ==========
Net income per common
 share..................  $     0.04                                             $     0.19
                          ==========                                             ==========
 Weighted average common
  shares outstanding....      68,057                                   1,428 (8)     69,485
                          ==========                                 =======     ==========

--------
 (1) Elimination of management fees, franchise fees amortization, excess compensation, and depreciation which will not be incurred in future periods.
 (2) Amortization of goodwill recorded in connection with the acquisitions accounted for under the purchase method of accounting. The goodwill is being amortized over an estimated life of 40 years.
 (3) Increase in interest expense due to the sale of the Notes or other cash expended in connection with the acquisitions.
 (4) Amortization of debt issuance costs over the term of the Notes.
 (5) Interest expense not incurred on Acquired Companies' debt paid by the Company.
 (6) Increase in interest income as a result of the investment of the net proceeds of the Notes in commercial paper.
 (7) Income tax effect of pro forma adjustments and the adjustment of the Acquired Companies' (accounted for under the purchase method of accounting) income tax provision to the Company's statutory tax rate.
 (8) Issuance of additional shares of Corporate Express common stock as part of the consideration for certain of the acquisitions accounted for under the purchase method of accounting and for all acquisitions accounted for under the pooling of interests method of accounting.

                             UNITED TRANSNET, INC.

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  The unaudited Pro Forma Statement of Operations of United TransNet, Inc. for the six months ended June 29, 1996 is based upon (i) the unaudited Consolidated Statement of Operations of United TransNet, Inc. for the six months ended June 29, 1996, and (ii) the unaudited historical Statements of Operations from January 1, 1996 to the date of acquisition for the four courier operations acquired in 1996.

  The unaudited Pro Forma Statement of Operations for the twelve months ended December 31, 1995 is based upon (i) the results of operations of the Combined Founding Companies for the period from January 1, 1995 to December 19, 1995
(ii) the results of operations of United TransNet, Inc. for the period from December 20 to December 31, 1995, and (iii) the unaudited historical Statements of Operations for the year ended December 31, 1995 for the four courier operations acquired in 1996.

  The unaudited Pro Forma Financial Statements should be read in connection with the Notes to Pro Forma Financial Statements. The pro forma results herein are not necessarily indicative of actual results that might have occurred had the operations and management of United TransNet, Inc., the Combined Founding Companies and the four courier operations acquired in 1996 been combined during all the periods presented.

                             UNITED TRANSNET, INC.
                     FOR THE SIX MONTHS ENDED JUNE 29, 1996

                       PRO FORMA STATEMENT OF OPERATIONS
                                   UNAUDITED
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          COMPANIES
                              UNITED     ACQUIRED IN   PRO FORMA        TOTAL
                          TRANSNET, INC.   1996(7)    ADJUSTMENTS     PRO FORMA
                          -------------- -----------  -----------     ---------
Net revenues............   $   137,766   $     8,160  $      --       $ 145,926
Cost of delivery........       102,377         5,157        (232)(6)    107,302
                           ----------    -----------  ----------      ---------
  Gross profit..........        35,389         3,003         232         38,624
Selling, general and
 administrative
 expenses...............        30,585         4,070      (1,077)(6)     33,578
Amortization of intangi-
 ble assets.............         1,554             1         233 (1)      1,788
                           ----------    -----------  ----------      ---------
  Operating income
   (loss)...............         3,250        (1,068)      1,076          3,258
Other income (expense)
  Interest expense......        (1,428)          (19)       (187)(2)     (1,634)
  Interest income and
   other, net...........            38             5         (92)(6)        (49)
                           ----------    -----------  ----------      ---------
Income (loss) before in-
 come taxes.............         1,860        (1,082)        797          1,575
Provision (benefit) for
 income taxes...........           739          (411)        303(3)         631
                           ----------    -----------  ----------      ---------
Net income (loss).......   $     1,121   $      (671) $      494      $     944
                           ==========    ===========  ==========      =========
Earnings per common
 share:
  Net income............   $      0.12                                $    0.10
                           ==========                                 =========
Weighted average shares
 outstanding............     9,349,593                   275,953 (4)  9,625,546
                           ==========                 ==========      =========


         See the accompanying Notes to Pro Forma Financial Statements.

                             UNITED TRANSNET, INC.
                     FOR THE YEAR ENDED DECEMBER 31, 1995

                       PRO FORMA STATEMENT OF OPERATIONS
                                   UNAUDITED
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           COMPANIES
                             PRO FORMA     ACQUIRED                   TOTAL
                          COMBINED UNITED     IN      PRO FORMA     ----------
                         TRANSNET, INC.(5)  1996(8)  ADJUSTMENTS    PRO FORMA
                         ----------------- --------- -----------    ----------
Net revenues............    $  254,274      $23,291   $    --       $  277,565
Cost of delivery........       186,679       17,166       (392)(6)     203,453
                            ----------      -------   --------      ----------
  Gross profit..........        67,595        6,125        392          74,112
Selling, general and
 administrative
 expenses...............        55,029        6,487       (993)(6)      60,523
Amortization of
 intangible assets......         3,296            4        636 (1)       3,936
                            ----------      -------   --------      ----------
  Operating income
   (loss)...............         9,270         (366)       749           9,653
Other income (expense)
  Interest expense......        (5,425)         (46)      (530)(2)      (6,001)
  Interest income and
   other, net ..........           269          308       (207)(6)         370
                            ----------      -------   --------      ----------
Income (loss) before
 income taxes...........         4,114         (104)        12           4,022
Provision (benefit) for
 income taxes...........        (1,210)         (32)         4 (3)      (1,238)
                            ----------      -------   --------      ----------
Income (loss) before
 extraordinary item.....    $    5,324      $   (72)  $      8      $    5,260
                            ==========      =======   ========      ==========
Pro forma earnings per
 common share:
  Income before
   extraordinary item...    $     0.46                              $     0.43
                            ==========                              ==========
Weighted average number
 of common and common
 equivalent shares......     7,848,962                 285,173 (4)   8,134,135
                            ==========                ========      ==========

         See the accompanying Notes to Pro Forma Financial Statements.

                             UNITED TRANSNET, INC.

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

(1) To amortize the portion of the purchase price that exceeds the fair value of the net assets acquired. The amount assigned to goodwill is amortized using the straight-line method over a period of twenty-five years.

(2) To record the interest expense calculated using an average Annual Interest Rate of 7.68% related to the cash portion of the acquisitions of $6.9 million.

(3) Tax effect of the pro forma adjustments at an effective rate of 38%.

(4) To adjust the weighted average shares outstanding to reflect the pro forma effect of the shares issued for the acquired companies during the preacquisition period.

(5) Reflects the results of operations of the Combined Founding Companies for the period from January 1 to December 19, 1995 and the results of operations of United TransNet, Inc. for the period from December 20 to December 31, 1995.

(6) In connection with one of the acquisitions, a certain non-related operation of the acquired entity was not a continuing part of the operations of the combined entities. Additionally, certain terms regarding officers' salaries and rental expense with related parties have been agreed to between the parties. These adjustments reflect the effect of these agreements on the continuing revenue and expenses of the combined entities.

(7) The financial information for the six months ended June 29, 1996 provided for "Companies Acquired in 1996" is comprised of the following:

                                           EDDY MESSENGER  ALL OTHER
                                           SERVICE, INC.  ACQUISITIONS  TOTAL
                                           -------------- ------------ -------
   Net revenues..........................     $ 4,272        $3,888    $ 8,160
   Cost of delivery......................       2,611         2,546      5,157
                                              -------        ------    -------
      Gross profit.......................       1,661         1,342      3,003
   Selling, general and administrative
    expenses.............................       2,912         1,158      4,070
   Amortization of intangible assets.....         --              1          1
                                              -------        ------    -------
      Operating income (loss)............      (1,251)          183     (1,068)
   Other income (expense)
    Interest expense.....................          (5)          (14)       (19)
    Interest income and other, net.......           4             1          5
                                              -------        ------    -------
   Income (loss) before income taxes.....      (1,252)          170     (1,082)
   Provision (benefit) for income taxes..        (476)           65       (411)
                                              -------        ------    -------
   Net income (loss).....................     $  (776)       $  105    $  (671)
                                              =======        ======    =======

(8) The financial information for the year ended December 31, 1995 provided for "Companies Acquired in 1996" is comprised of the following:

                                           EDDY MESSENGER  ALL OTHER
                                           SERVICE, INC.  ACQUISITIONS  TOTAL
                                           -------------- ------------ -------
   Net revenues..........................     $12,181       $11,110    $23,291
   Cost of delivery......................       9,628         7,538     17,166
                                              -------       -------    -------
      Gross profit.......................       2,553         3,572      6,125
   Selling, general and administrative
    expenses.............................       2,710         3,777      6,487
   Amortization of intangible assets.....         --              4          4
                                              -------       -------    -------
      Operating income (loss)............        (157)         (209)      (366)
   Other income (expense)
    Interest expense.....................          (6)          (40)       (46)
    Interest income and other, net.......         307             1        308
                                              -------       -------    -------
   Income (loss) before income taxes.....         144          (248)      (104)
   Provision (benefit) for income taxes..          62           (94)       (32)
                                              -------       -------    -------
   Net income (loss).....................     $    82       $  (154)   $   (72)
                                              =======       =======    =======

                            UNITED TRANSNET, INC.

                         CONSOLIDATED BALANCE SHEETS

                                                        JUNE 29,   DECEMBER 31,
                                                          1996         1995
                                                       ----------- ------------
                                                        (IN THOUSANDS, EXCEPT
                                                          PER SHARE AMOUNTS)
                                                       (UNAUDITED)
ASSETS
Current assets
  Cash and cash equivalents...........................   $ 1,632     $ 2,330
  Accounts receivable, less allowance of $536 as of
   June 29, 1996 and $654 as of December 31, 1995.....    26,757      20,512
  Short-term investments..............................       --            2
  Prepaids and other assets...........................     5,336       2,644
  Income taxes receivable.............................       487         198
  Deferred tax assets.................................       444         --
                                                         -------     -------
    Total current assets..............................    34,656      25,686
Property and equipment, net...........................     9,633      10,332
Goodwill, net.........................................    27,999      16,429
Other intangible assets, net..........................     7,658       8,340
Other assets..........................................     7,324       5,661
Deferred tax assets...................................     3,255       3,982
                                                         -------     -------
      Total assets....................................   $90,525     $70,430
                                                         =======     =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term debt.....................................   $ 1,343     $ 1,500
  Dividends payable...................................       --          402
  Accounts payable....................................    11,637       9,105
  Accrued liabilities.................................    11,059      13,644
  Income taxes payable................................       130         727
  Deferred tax liabilities............................       132          76
                                                         -------     -------
    Total current liabilities.........................    24,301      25,454
Long-term debt, net of current maturities.............    30,276      24,811
Deferred compensation.................................     1,969         487
Other liabilities.....................................     4,359       3,501
                                                         -------     -------
      Total liabilities...............................    60,905      54,253
                                                         -------     -------
                                  SHARE INFORMATION
                               -----------------------
                                  1996        1995
                               ----------- -----------
Stockholders' equity
Preferred stock:
  Par value................... $     0.001 $     0.001
  Shares authorized...........   1,000,000   1,000,000
  Shares issued and
   outstanding................         --          --        --          --
Common stock:
  Par value................... $     0.001 $     0.001
  Shares authorized...........  25,000,000  25,000,000
  Shares issued and
   outstanding................   9,377,448   8,617,222         9           9
Paid-in capital.......................................    26,905      14,664
Retained earnings.....................................     2,706       1,504
                                                         -------     -------
    Total stockholders' equity........................    29,620      16,177
                                                         -------     -------
Commitments and contingencies ........................       --          --
                                                         -------     -------
      Total liabilities and stockholders' equity......   $90,525     $70,430
                                                         =======     =======

  The accompanying notes are an integral part of these consolidated financial statements.

                             UNITED TRANSNET, INC.
              FOR THE THREE AND SIX MONTHS ENDED JUNE 29, 1996 AND

                          COMBINED FOUNDING COMPANIES
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1995

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                          CONSOLIDATED       COMBINED      CONSOLIDATED     COMBINED
                          -------------    -------------   --------------  ------------
                          FOR THE THREE MONTHS ENDED       FOR THE SIX MONTHS ENDED
                          ------------------------------   ----------------------------
                            JUNE 29,         JUNE 30,        JUNE 29,       JUNE 30,
                              1996             1995            1996           1995
                          -------------    -------------   --------------  ------------
                           (UNAUDITED)     (UNAUDITED)      (UNAUDITED)
                          (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
Net revenues............   $      71,511    $      63,570   $    137,766   $    123,670
Cost of delivery........          53,845           46,181        102,377         89,837
                           -------------    -------------   ------------   ------------
  Gross profit..........          17,666           17,389         35,389         33,833
Selling, general and ad-
 ministrative expenses..          16,928           13,800         30,585         26,570
Amortization of intangi-
 ble assets.............             807              810          1,554          1,615
                           -------------    -------------   ------------   ------------
  Operating income......             (69)           2,779          3,250          5,648
Other income (expense)
  Interest expense......            (799)          (1,314)        (1,428)        (2,528)
  Interest income and
   other, net...........              17               66             38            122
                           -------------    -------------   ------------   ------------
Income (loss) before in-
 come taxes.............            (851)           1,531          1,860          3,242
Provision (benefit) for
 income taxes...........            (356)             414            739            682
                           -------------    -------------   ------------   ------------
Net income (loss).......            (495)           1,117          1,121          2,560
  Warrant accretion.....             --            (3,430)           --          (3,957)
                           -------------    -------------   ------------   ------------
Net income (loss)
 available for common
 stockholders...........   $        (495)   $      (2,313)  $      1,121   $     (1,397)
                           =============    =============   ============   ============
Earnings (loss) per com-
 mon share:
  Net income (loss).....   $       (0.05)                   $       0.12
                           =============                    ============
Unaudited pro forma in-
 formation:
  Net income before
   income taxes.........                    $       1,531                  $      3,242
  Provision for income
   taxes................                            1,016                         1,795
                                            -------------                  ------------
  Net income............                    $         515                  $      1,447
                                            =============                  ============
Pro Forma
Earnings per common
 share:
  Net income before
   income taxes.........                    $        0.20                  $       0.42
  Provision for income
   taxes................                             0.13                          0.23
                                            -------------                  ------------
  Net income............                    $        0.07                  $       0.19
                                            =============                  ============
Weighted average shares
 outstanding............       9,228,116        7,805,409      9,349,593      7,805,409
                           =============    =============   ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                             UNITED TRANSNET, INC.
                   FOR THE SIX MONTHS ENDED JUNE 29, 1996 AND

                          COMBINED FOUNDING COMPANIES
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    CONSOLIDATED    COMBINED
                                                   --------------  -----------
                                                   FOR THE SIX MONTHS ENDED
                                                   ---------------------------
                                                      JUNE 29,      JUNE 30,
                                                        1996          1995
                                                   --------------  -----------
                                                    (UNAUDITED)
                                                        (IN THOUSANDS)
Cash flows from operating activities
 Net income.......................................   $      1,121  $     2,560
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities
  Depreciation and amortization...................          1,521        1,774
  Provision for bad debts.........................             25           44
  Amortization of goodwill and other intangible
   assets.........................................          1,554        1,615
  Amortization of discount on long-term debt......            --           484
  Deferred income taxes...........................            950          331
  Loss on sale of assets..........................            --            28
  Non-cash employee compensation..................            --           647
  Change in operating assets and liabilities:
   Accounts receivable............................         (4,717)        (724)
   Prepaid and other assets, current and
    noncurrent....................................         (4,284)       1,181
   Income tax receivable..........................            (45)         --
   Accounts payable...............................          2,250        1,374
   Accrued liabilities............................         (3,259)      (2,836)
   Dividend payable...............................           (402)         --
   Income taxes payable...........................           (642)          91
   Deferred compensation..........................          1,482          (62)
                                                     ------------  -----------
    Net cash provided by (used in) operating
     activities...................................         (4,446)       6,507
                                                     ------------  -----------
Cash flows from investing activities
 Capital expenditures, net of disposals...........           (443)      (1,804)
 Sale (purchase) of short term investments........              2         (100)
 Purchase of companies, net of cash acquired......        (12,716)      (3,502)
                                                     ------------  -----------
    Net cash used in investing activities.........        (13,157)      (5,406)
                                                     ------------  -----------
Cash flows from financing activities
 Net increase (decrease) in line of credit........          6,428         (725)
 Payments of debt.................................         (1,689)      (3,680)
 Proceeds from issuance of debt...................            --         5,609
 Distributions to stockholder.....................            --        (1,025)
 Net transactions with Lanter.....................            --        (1,144)
 Exercise of common stock options.................             84          --
 Issuance of common stock pursuant to
  overallotment option............................          6,182          --
 Issuance of common stock in connection with
  business combinations...........................          5,900          --
                                                     ------------  -----------
    Net cash provided by (used in) financing
     activities...................................         16,905         (965)
                                                     ------------  -----------
Net increase (decrease) in cash and cash
 equivalents
Cash and cash equivalents.........................           (698)         136
 Beginning of period..............................          2,330        4,019
                                                     ------------  -----------
 End of period....................................   $      1,632  $     4,155
                                                     ============  ===========
Supplemental disclosure of cash flow information
 Cash paid during the quarter for
  Interest........................................   $      1,437  $     1,405
  Income taxes....................................            325          330
Disclosure of noncash investing and financing
 activities
 Net transfers of property........................   $        --   $       (26)
 Note receivable from related party...............            --           115
 Stock grants to key employees....................            --           647
Supplemental schedule of noncash investing and
 financing activities
 In connection with a Founding Company's acquisi-
  tions, liabilities were assumed as follows:
  Fair value of assets acquired...................                 $     3,150
  Cash paid for capital stock and assets..........                      (2,881)
                                                                   -----------
    Liabilities assumed...........................                 $       269
                                                                   ===========
 In connection with United TransNets's acquisi-
  tions, liabilities were assumed as follows:
  Fair value of assets acquired...................   $     14,289
  Proceeds paid for capital stock and assets......        (12,731)
                                                     ------------
    Liabilities assumed...........................   $      1,558
                                                     ============

                             UNITED TRANSNET, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                                       COMMON STOCK
                                     ---------------- PAID-IN RETAINED
                                      SHARES   AMOUNT CAPITAL EARNINGS  TOTAL
                                     --------- ------ ------- -------- -------
                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Balance at December 31, 1995........ 8,617,222  $ 9   $14,664  $1,504  $16,177
Stockholders' equity of pooled
 acquisition not restated...........    58,252  --         75      81      156
Common stock issued for purchase
 accounting acquisitions............   226,921  --      5,900     --     5,900
Exercise of common stock options....    16,653  --         84     --        84
Exercise of overallotment option....   458,400  --      6,182     --     6,182
Net income..........................       --   --        --    1,121    1,121
                                     ---------  ---   -------  ------  -------
Balance at June 29, 1996............ 9,377,448  $ 9   $26,905  $2,706  $29,620
                                     =========  ===   =======  ======  =======






  The accompanying notes are an integral part of these consolidated financial statements.

                             UNITED TRANSNET, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- BUSINESS AND ORGANIZATION

  United TransNet, Inc. (the "Company") provides scheduled and unscheduled ground and air delivery services for local, regional, national, and international shipments and offers same-day and next-day delivery options. Primary customers of the Company are financial institutions, pharmaceutical companies and automotive parts suppliers.

  The Company was formed by the mergers (the "Mergers") of CDG Holding Corp. and its operating subsidiary, Courier Dispatch Group, Inc. (collectively "Courier Dispatch"); Tricor America, Inc. ("Tricor"); Film Transit, Incorporated ("Film Transit"); Lanter Courier Corporation ("Lanter"); Salmon Acquisition Corporation and its operating subsidiary, Sunbelt Courier, Inc. (collectively "Sunbelt"); and 3D Distribution Systems, Inc. and its affiliated corporations and subsidiaries (collectively "3D") (collectively the "Combined Founding Companies"). Under the merger agreements, all outstanding shares of the Combined Founding Companies' capital stock were converted into shares of the Company's Common Stock concurrent with the consummation of the initial public offering ("Offering") of such Common Stock. The Combined Founding Companies are considered predecessor companies to the Company. The Mergers were accounted for in a manner similar to poolings-of-interest and, accordingly, the assets and liabilities of the Founding Companies were transferred at their historical amounts. Prior to the Mergers, the Company had no significant transactions or operations.

NOTE 2 -- BASIS OF PRESENTATION

  The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The combined financial statements include the accounts of the Combined Founding Companies and their subsidiaries. In the opinion of management, all adjustments necessary for a fair presentation of the financial positions and results of operations for the interim periods have been made. All such adjustments are of a normal recurring nature. Results of operations for the three and six months periods ended June 29, 1996 are not necessarily indicative of the results of operations for the year ending December 28, 1996 or any interim periods. During the three and six months ended June 30, 1995 the Combined Founding Companies were not under common control or management and some were not taxable entities. Therefore, the financial statements presented may not be comparable to or indicative of post combination results achieved by the Company after the Mergers. While certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, the Company believes that the disclosures herein are adequate to make the information presented not misleading. These statements should be read in conjunction with the Company's 1995 Consolidated Financial Statements included elsewhere herein.

  On January 16, 1996, the Company changed its fiscal year end from December 31 to the last Saturday in December, beginning with the fiscal year ending December 28, 1996. Each of the Company's fiscal quarters will end on the last Saturday of the last month of each calendar quarter.

  There have been no changes to the accounting policies of the Company during the periods presented. For description of these policies, see Note 1 of the Notes to Consolidated Financial Statements in the Company's audited Consolidated Financial Statements for the year ended December 31, 1995 included elsewhere herein.

  Certain of the Combined Founding Companies were S Corporations during the period ended June 30, 1995 and, accordingly, were not subject to corporate income taxes. The unaudited pro forma information is presented for the purpose of reflecting a provision for income taxes as if all of the Combined Founding Companies had been subject to income tax for all periods presented, calculated in accordance with FAS 109, Accounting for Income Taxes based on tax laws that were in effect during the respective periods.

                             UNITED TRANSNET, INC.

NOTE 3 -- EARNINGS PER COMMON SHARE

  Earnings per common share for the three and six month periods ending June 29, 1996 for the Company were computed based on the weighted average of common and common equivalent shares outstanding during the period. Pro forma earnings per common share for the three and six months ending June 30, 1995 for the Combined Founding Companies were computed based on common equivalent shares outstanding as if the Mergers and Offering had been consummated at the beginning of the respective periods. The pro forma earnings per common share for the three and six months ending June 30, 1995 does not include the effect of warrant accretion as the warrants were converted into common stock in connection with the Offering.

NOTE 4 -- COMBINED FOUNDING COMPANIES

  The Combined Founding Companies collectively are considered predecessors to the Company. The following tables provide a reconciliation to the Combined Founding Companies Consolidated Statement of Operations for the three and six months ended June 30, 1995.

                          COMBINED FOUNDING COMPANIES
                   FOR THE THREE MONTHS ENDED JUNE 30, 1995

                     CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                THE
                                       3D                    DISTRICTS
                           CDG    DISTRIBUTION     FILM      OF LANTER    SALMON    TRICOR   COMBINED
                         HOLDING    SYSTEMS,     TRANSIT      COURIER   ACQUISITION AMERICA  FOUNDING
                          CORP.       INC.     INCORPORATED CORPORATION CORPORATION  INC.    COMPANIES
                         -------  ------------ ------------ ----------- ----------- -------  ---------
                                                       (IN THOUSANDS)
Net revenues ........... $34,529     $3,730       $5,991      $5,641      $4,260    $9,419    $63,570
Cost of delivery........  25,618      2,568        3,899       4,147       3,351     6,598     46,181
                         -------     ------       ------      ------      ------    ------    -------
  Gross profit..........   8,911      1,162        2,092       1,494         909     2,821     17,389
Selling, general and
 administrative
 expenses...............   7,568      1,117        1,888         983         561     1,683     13,800
Amortization of
 intangible assets......     630        --           --           96          75         9        810
                         -------     ------       ------      ------      ------    ------    -------
  Operating income .....     713         45          204         415         273     1,129      2,779
Other income (expense)
  Interest expense......  (1,113)       (17)         (14)        --         (107)      (63)    (1,314)
  Interest income and
   other, net...........     --         --            17         --            8        41         66
                         -------     ------       ------      ------      ------    ------    -------
Income before income
 taxes..................    (400)        28          207         415         174     1,107      1,531
Provision (benefit) for
 income taxes ..........     271        (22)          78         --           87       --         414
                         -------     ------       ------      ------      ------    ------    -------
Net income (loss).......    (671)        50          129         415          87     1,107      1,117
Warrant accretion.......  (3,430)       --           --          --          --        --      (3,430)
                         -------     ------       ------      ------      ------    ------    -------
Net income (loss)
 available for common
 stockholders........... $(4,101)    $   50       $  129      $  415      $   87    $1,107    $(2,313)
                         =======     ======       ======      ======      ======    ======    =======
United pro forma
 information:
  Net income before
   income taxes......... $  (400)    $   28       $  207      $  415      $  174    $1,107    $ 1,531
  Provision (benefit)
   for income taxes.....     271        (22)          78         165          87       437      1,016
                         -------     ------       ------      ------      ------    ------    -------
  Net income (loss)..... $  (671)    $   50       $  129      $  250      $   87    $  670    $   515
                         =======     ======       ======      ======      ======    ======    =======

                             UNITED TRANSNET, INC.

NOTE 4 -- COMBINED FOUNDING COMPANIES (CONTINUED)

                          COMBINED FOUNDING COMPANIES
                    FOR THE SIX MONTHS ENDED JUNE 30, 1995

                     CONSOLIDATED STATEMENT OF OPERATIONS
                                   (AUDITED)


                                                                THE
                                       3D                   DISTRICTS OF
                           CDG    DISTRIBUTION     FILM        LANTER      SALMON    TRICOR   COMBINED
                         HOLDING    SYSTEMS,     TRANSIT      COURIER    ACQUISITION AMERICA  FOUNDING
                          CORP.       INC.     INCORPORATED    CORP.        CORP.     INC.    COMPANIES
                         -------  ------------ ------------ ------------ ----------- -------  ---------
                                                        (IN THOUSANDS)
Net revenues ........... $66,819     $7,422      $11,685      $11,170      $8,251    $18,323  $123,670
Cost of delivery........  49,231      5,135        7,865        8,281       6,425     12,900    89,837
                         -------     ------      -------      -------      ------    -------  --------
  Gross profit..........  17,588      2,287        3,820        2,889       1,826      5,423    33,833
Selling, general and
 administrative
 expenses...............  14,498      2,083        3,535        1,953       1,114      3,387    26,570
Amortization of
 intangible assets......   1,256        --           --           191         150         18     1,615
                         -------     ------      -------      -------      ------    -------  --------
  Operating income .....   1,834        204          285          745         562      2,018     5,648
Other income (expense)
  Interest expense......  (2,145)       (38)         (25)         --         (214)      (106)   (2,528)
  Interest income and
   other, net...........     --         --            25          --           15         82       122
                         -------     ------      -------      -------      ------    -------  --------
Income (loss) before
 income taxes...........    (311)       166          285          745         363      1,994     3,242
Provision for income
 taxes .................     369         36          111          --          166        --        682
                         -------     ------      -------      -------      ------    -------  --------
Net income (loss).......    (680)       130          174          745         197      1,994     2,560
  Warrant accretion.....  (3,957)       --           --           --          --         --     (3,957)
                         -------     ------      -------      -------      ------    -------  --------
Net income (loss)
 available for common
 stockholders........... $(4,637)    $  130      $   174      $   745      $  197    $ 1,994  $(1,397)
                         =======     ======      =======      =======      ======    =======  ========
Unaudited pro forma
 information:
  Net income (loss)
   before income taxes.. $  (311)    $  166      $   285      $   745      $  363    $ 1,994  $  3,242
  Provision (benefit)
   for income taxes.....     369         36          111          303         166        810     1,795
                         -------     ------      -------      -------      ------    -------  --------
  Net income (loss)..... $  (680)    $  130      $   174      $   442      $  197    $ 1,184  $  1,447
                         =======     ======      =======      =======      ======    =======  ========

NOTE 5 -- BUSINESS COMBINATIONS

  During the second quarter of 1996, the Company completed the acquisition of Statewide Delivery Service, Inc. ("Statewide"), M&R Express, Inc. ("M&R"), Carl Messenger Service, Inc. ("Carl"), and Eddy Messenger Service, Inc. ("Eddy").

  Effective April 30, 1996, the Company acquired certain assets and assumed certain liabilities of Statewide. The acquisition was accounted for under the purchase method; as such, the results of operations of Statewide are included in the Company's consolidated financial statements for the period subsequent to its acquisition date. The excess of the purchase price over the estimated fair value of the tangible and identifiable intangible assets acquired is amortized over a period of twenty-five years using the straight-line method.

                             UNITED TRANSNET, INC.

NOTE 5 -- BUSINESS COMBINATIONS (CONTINUED)

Effective as of April 30, 1996, the Company acquired certain assets and assumed certain liabilities of M&R. Under the terms of the purchase agreement, the Company may be required to make additional payments beginning in 1997 based on revenues obtained by M&R for services provided to a certain business not previously served by M&R during the four year period ending April 30, 2000. The acquisition was accounted for under the purchase method; as such, the results of operations of M&R are included in the Company's consolidated financial statements for the period subsequent to its acquisition date. The excess of the purchase price over the estimated fair value of the tangible and identifiable intangible assets acquired is amortized over a period of twenty-five years using the straight-line method. Any future amounts earned by M&R under the terms of the agreement will be recorded as additional cost in excess of the assets acquired.

Effective May 10, 1996, the Company acquired all of the outstanding stock of Carl. The acquisition of Carl was accounted for as a pooling-of-interest; however, the Company's previously reported consolidated financial results have not been restated to include the effect of the acquisition prior to its acquisition date, since the effect is not material.

Effective May 14, 1996, the Company acquired all of the outstanding stock of Eddy. Under the terms of the purchase agreement, the Company may be required to make additional payments beginning in 1997 contingent upon Eddy achieving certain revenue levels during the three-year period ending May 14, 1999. The acquisition was accounted for under the purchase method; as such, the results of operations of Eddy's are included in the Company's consolidated financial statements for the period subsequent to its acquisition date. The excess of the purchase price over the estimated fair value of the tangible and identifiable intangible assets acquired is amortized over a period of twenty-five years using the straight-line method. Any future payments earned under by Eddy the terms of the agreement will be recorded as additional costs in excess of the assets acquired.

Consideration for all acquisitions during the second quarter of 1996 aggregated approximately $6.90 million in cash and 285,173 shares of the Company's common stock with a total market value at the time of issuance of approximately $7.4 million with contingent consideration of up to $4.25 million. Total intangible assets recognized in these transactions were approximately $12.3 million.

Set forth below are pro forma combined revenue and income data reflecting the effect of these acquisitions on the Company's results of operations for the six months ended June 29, 1996 and June 30, 1995. The data presented below consist of the income statement data as presented in the Consolidated Statements of Operations and the income data of the companies acquired in the second quarter of 1996, as if the acquisition of such companies were effective as of the first day of the year being reported.

                                                       FOR THE SIX MONTHS ENDED
                                                       -------------------------
                                                         JUNE 29,     JUNE 30,
                                                           1996         1995
                                                       ------------ ------------
                                                         (IN THOUSANDS EXCEPT
                                                              SHARE DATA)
     Net revenues..................................... $    145,860     $134,989
     Net income.......................................          944        1,088
     Earnings per share...............................          .10          .13

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of United TransNet, Inc.

  In our opinion, the accompanying consolidated balance sheet and related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of United TransNet, Inc. and its subsidiaries at December 31, 1995 and the results of their operations and their cash flows for the period from December 20 to December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Atlanta, Georgia
March 12, 1996

                             UNITED TRANSNET, INC.

                           CONSOLIDATED BALANCE SHEET
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   DECEMBER 31,
                                                                       1995
                                                                   ------------
ASSETS
Current assets
  Cash and cash equivalents.......................................   $ 2,330
  Accounts receivable, less allowance of $654.....................    20,512
  Short-term investments..........................................         2
  Prepaids and other assets.......................................     2,644
  Income taxes receivable.........................................       198
                                                                     -------
    Total current assets..........................................    25,686
Property and equipment, net.......................................    10,332
Goodwill, net.....................................................    16,429
Other intangible assets, net......................................     8,340
Other assets......................................................     5,661
Deferred tax assets...............................................     3,982
                                                                     -------
                                                                     $70,430
                                                                     =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term debt.................................................   $ 1,500
  Dividends payable...............................................       402
  Accounts payable................................................     9,105
  Accrued liabilities.............................................    13,644
  Income taxes payable............................................       727
  Deferred tax liabilities........................................        76
                                                                     -------
    Total current liabilities.....................................    25,454
Long-term debt, net of current maturities.........................    24,811
Deferred compensation.............................................       487
Other liabilities.................................................     3,501
                                                                     -------
                                                                      54,253
                                                                     -------
Stockholders' equity
  Preferred Stock, $.001 par value; 1,000,000 authorized; no
   shares issued and outstanding..................................       --
  Common Stock, $.001 par value; 25,000,000 authorized; 8,617,222
   issued and outstanding.........................................         9
  Paid-in capital.................................................    14,664
  Retained earnings...............................................     1,504
                                                                     -------
    Total stockholders' equity....................................    16,177
                                                                     -------
Commitments and contingencies.....................................       --
                                                                     -------
                                                                     $70,430
                                                                     =======

  The accompanying notes are an integral part of these consolidated financial statements.

                             UNITED TRANSNET, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
              FOR THE PERIOD FROM DECEMBER 20 TO DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Net revenues......................................................... $ 7,748
Cost of delivery.....................................................   5,462
                                                                      -------
  Gross profit.......................................................   2,286
Selling, general and administrative expenses.........................   1,585
Amortization of intangible assets....................................      92
                                                                      -------
  Operating income...................................................     609
Other income (expense):
  Interest expense...................................................    (137)
  Interest income and other, net.....................................       5
                                                                      -------
Income before income taxes...........................................     477
Provision (benefit) for income taxes.................................  (2,231)
                                                                      -------
Income before extraordinary item.....................................   2,708
Extraordinary item -- loss on early extinguishment of debt, net of
 income tax benefit of $803..........................................   1,204
                                                                      -------
Net income........................................................... $ 1,504
                                                                      =======
Earnings per common share
  Income before extraordinary item................................... $   .31
  Extraordinary item.................................................     .14
                                                                      -------
  Net income......................................................... $   .17
                                                                      =======
Weighted average number of common and common equivalent shares ......   8,799
                                                                      =======



  The accompanying notes are an integral part of these consolidated financial statements.

                             UNITED TRANSNET, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
              FOR THE PERIOD FROM DECEMBER 20 TO DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                    COMMON STOCK
                                  ---------------- PAID-IN   RETAINED
                                   SHARES   AMOUNT CAPITAL   EARNINGS  TOTAL
                                  --------- ------ --------  -------- --------
Issuance of Common Stock to
 Founding Company stockholders..  4,692,222  $ 5   $  3,309   $  --   $  3,314
Issuance of Common Stock........  3,925,000    4     47,175      --     47,179
Distribution to Founding Company
 stockholders...................        --   --     (35,820)     --    (35,820)
Net income......................        --   --         --     1,504     1,504
                                  ---------  ---   --------   ------  --------
Balance at December 31, 1995....  8,617,222  $ 9   $ 14,664   $1,504  $ 16,177
                                  =========  ===   ========   ======  ========




  The accompanying notes are an integral part of these consolidated financial statements.

                             UNITED TRANSNET, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
              FOR THE PERIOD FROM DECEMBER 20 TO DECEMBER 31, 1995
                                 (IN THOUSANDS)

Cash flows from operating activities
 Net income.......................................................... $  1,504
 Adjustments to reconcile net income to net cash used in operating activities
  Depreciation and amortization......................................      103
  Provision for bad debts............................................      (25)
  Amortization of goodwill and other intangible assets...............       92
  Deferred income taxes..............................................   (2,572)
  Change in operating assets and liabilities
   Accounts receivable...............................................      460
   Other assets......................................................      188
   Accrued interest-related party....................................       91
   Accounts payable..................................................   (3,343)
   Accrued liabilities...............................................    1,269
   Income taxes payable..............................................      426
                                                                      --------
    Net cash used in operating activities............................   (1,807)
                                                                      --------
Cash flows from investing activities
 Capital expenditures, net of disposals..............................      (22)
                                                                      --------
    Net cash used in investing activities............................      (22)
                                                                      --------
Cash flows from financing activities
 Increase in revolving line of credit................................   23,434
 Decrease in revolving line of credit................................   (6,495)
 Payments of debt....................................................  (27,473)
 Proceeds from sale of common stock..................................   47,179
 Distribution to Founding Company stockholders.......................  (35,820)
                                                                      --------
    Net cash provided by financing activities........................      825
                                                                      --------
Net decrease in cash and cash equivalents............................   (1,004)
Cash and cash equivalents
 Beginning of period.................................................    3,334
                                                                      --------
 End of period....................................................... $  2,330
                                                                      ========
Supplemental disclosure of cash flow information
 Cash paid during the year for
  Interest........................................................... $     34
  Income taxes.......................................................        8
                                                                      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                             UNITED TRANSNET, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. BUSINESS AND ORGANIZATION

  United TransNet, Inc. (the "Company") provides scheduled and unscheduled ground and air delivery services for local, regional, national, and international shipments and offers same-day and next-day delivery options. Primary customers of the Company are financial institutions, pharmaceutical companies and automotive parts suppliers.

  The Company was formed by the merger of CDG Holding Corp. and its operating subsidiary, Courier Dispatch Group, Inc. (collectively "Courier Dispatch"); Tricor America, Inc. ("Tricor"); Film Transit, Incorporated ("Film Transit"); Lanter Courier Corporation ("Lanter"); Salmon Acquisition Corporation and its operating subsidiary, Sunbelt Courier, Inc. (collectively "Sunbelt"); and 3D Distribution Systems, Inc. and its affiliated corporations and subsidiaries (collectively "3D") (collectively the "Founding Companies"). Under the merger agreements, all outstanding shares of the Founding Companies' capital stock were converted into shares of the Company's Common Stock concurrent with the consummation of the initial public offering (the "Offering") of such Common Stock. The Founding Companies are considered predecessor companies to the Company. The Mergers were accounted for in a manner similar to poolings-of-interest and, accordingly, the assets and liabilities of the Founding Companies were transferred at their historical amounts. Prior to the Mergers, the Company had no significant transactions or operations.

2. BASIS OF PRESENTATION

  The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

 Estimates

  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period, the most significant of which are related to insurance accruals. Actual results could differ from those estimates.

 Disclosures About Fair Value of Financial Instruments

  In preparing disclosures about the fair value of financial instruments, the Company has assumed that the carrying amount approximates fair value for cash and cash equivalents, accounts receivable, short-term investments, short-term debt, and accounts payable. The fair value of long-term debt instruments is based upon the current interest rate environment and remaining term to maturity (see Note 6). The Company feels that the carrying value of long-term debt approximates the fair value.

  The more significant accounting policies followed by the Company are described below:

 Cash and Cash Equivalents and Short-Term Investments

  The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Short-term investments consist of certificates with original maturities of less than one year.

 Property and Equipment

  Property and equipment is recorded at cost. Additions and improvements are capitalized while maintenance and repair costs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to thirty-one and a half years. The cost and

                             UNITED TRANSNET, INC.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

accumulated depreciation of property retired or otherwise disposed of are removed from the account balances and any gain or loss is included in other income. Assets subject to capital leases are amortized using the straight-line method over the terms of the leases.

 Goodwill and Other Intangible Assets

  Goodwill and intangible assets are currently amortized on a straight-line basis over periods ranging from 1 to 20 years. The carrying value of intangible assets is evaluated for indications of possible impairment whenever events or changes in circumstances indicate that the carrying value of an intangible asset may not be recoverable. Events or changes in circumstances which may indicate impairment include a significant adverse change in legal factors, business climate or government regulation and current cash flow losses combined with a history of cash flow losses or forecasted continuing cash flow losses associated with an acquired company. The review is based on comparing the carrying amount to the undiscounted estimated cash flows before interest charges from operations over the remaining amortization period. No impairment is indicated as of December 31, 1995.

  Goodwill was $20,589 at December 31, 1995. Related accumulated amortization totaled $4,160 at December 31, 1995.

 Other Assets

  Other assets consist principally of prepayments, other receivables, supply items and advances to employees.

 Insurance Claims

  The Company is self-insured with respect to certain aspects of its workers' compensation, general liability, automobile and physical damage on vehicles and group health insurance. The accompanying financial statements include an insurance accrual based upon third party administrator's and management's evaluations of estimated future ultimate costs of outstanding claims and an estimated liability for claims incurred but not reported on an undiscounted basis. The ultimate cost of these claims will depend on the outcome of individual claims given the potential for these claims to increase or decrease over time.

 Revenue Recognition

  Revenue is recognized when the delivery is completed or the services are rendered to customers.

 Income Taxes

  The Company determines taxes on income by using the liability method as prescribed by Statement of Financial Accounting Standards No. 109 ("FAS 109"), "Accounting for Income Taxes." This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. In estimating future tax consequences, FAS 109 requires the consideration of all expected future events other than enactments of changes in the tax laws or rates.

 Earnings per Common Share

  Earnings per share of common stock was computed based on the weighted average number of common and common equivalent shares (if dilutive) outstanding during the period from December 20 to December 31, 1995.


 New Accounting Standards

  The Company currently accounts for stock related compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and therefore the Company does not expect the

                             UNITED TRANSNET, INC.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

adoption of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" to have a material impact on the Company's financial position or results of operations. This statement is effective for the Company's year ending December 28, 1996.

3. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                                    DECEMBER 31,
                                                                        1995
                                                                    ------------
   Land............................................................   $    577
   Buildings.......................................................      2,904
   Delivery vehicles...............................................     15,144
   Equipment and furnishings.......................................      6,290
   Leasehold improvements..........................................      2,567
                                                                      --------
                                                                        27,482
   Less accumulated depreciation and amortization..................    (17,150)
                                                                      --------
                                                                      $ 10,332
                                                                      ========

4. OTHER INTANGIBLE ASSETS

  Other intangible assets consists of the following:

                                                         ESTIMATED
                                                        AMORTIZABLE
                                                           LIVES    DECEMBER 31,
                                                          (YEARS)       1995
                                                        ----------- ------------
   Customer lists......................................    5-12       $ 7,524
   Noncompete agreements...............................     1-8         7,207
   Other intangible assets.............................       6         1,061
                                                                      -------
                                                                       15,792
   Less accumulated amortization.......................                (7,452)
                                                                      -------
                                                                      $ 8,340
                                                                      =======

5. ACCRUED LIABILITIES

  Accrued liabilities consists of the following:

                                                                    DECEMBER 31,
                                                                        1995
                                                                    ------------
   Accrued payroll and related benefits............................   $ 3,454
   Accrued insurance...............................................     8,748
   Other accrued liabilities.......................................     4,943
                                                                      -------
                                                                       17,145
   Less current portion............................................    13,644
                                                                      -------
                                                                      $ 3,501
                                                                      =======

                             UNITED TRANSNET, INC.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


6. SHORT-TERM AND LONG-TERM DEBT

  Short-term and long-term obligations consist of the following:

                                                                   DECEMBER 31,
                                                                       1995
                                                                   ------------
   Term loans payable in varying monthly installments, plus
    interest varying from 6% to 16%..............................    $   147
   Revolving line of credit with interest at the prime rate (8.5%
    at December 31, 1995) plus 0.25%.............................     23,434
   Acquisition loans payable in varying monthly installments,
    plus interest at 9%; final payment due March 1999............      2,300
   Notes payable, net of imputed interest of approximately $2 at
    December 31, 1995............................................        179
   Contracts payable in monthly installments of $2, plus interest
    at 8.5%......................................................         16
   Other notes payable...........................................        232
   Other non-compete agreements..................................          3
                                                                     -------
                                                                      26,311
   Less current portion..........................................     (1,500)
                                                                     -------
                                                                     $24,811
                                                                     =======

  The Company maintains a line of credit aggregating $35 million which expires on January 15, 1997. The Company is required to pay a commitment fee of .25% on the unused portion of the line of credit. At December 31, 1995, $23,434 was outstanding under this agreement. The estimated fair market value of the line of credit approximates the carrying value included in the balance sheet at December 31, 1995 due to its varying interest rate.

  Debt maturities are as follows:

   YEAR ENDED
   DECEMBER 31,
   ------------
    1996................................................................ $ 1,500
    1997................................................................  24,686
    1998................................................................      45
    1999................................................................      74
    2000 and thereafter.................................................       6
                                                                         -------
                                                                         $26,311
                                                                         =======

  In December 1995, the Company repaid all of the subordinated notes of Courier Dispatch which were assumed in the Mergers and generated an extraordinary loss of $2,007, net of a tax benefit of $803.


7. INCOME TAXES

  The provision (benefit) for income taxes is as follows:

                                                                    PERIOD FROM
                                                                    DECEMBER 20
                                                                         TO
                                                                    DECEMBER 31,
                                                                        1995
                                                                    ------------
   Current tax expense
    Federal........................................................   $   278
    State..........................................................        68
   Deferred tax benefit
    Federal........................................................    (2,187)
    State..........................................................      (390)
                                                                      -------
       Total provision (benefit)...................................   $(2,231)
                                                                      =======

                             UNITED TRANSNET, INC.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                                                    PERIOD FROM
                                                                    DECEMBER 20
                                                                         TO
                                                                    DECEMBER 31,
                                                                        1995
                                                                    ------------
   Tax at federal statutory rate...................................   $   163
   State income taxes, net of federal income tax benefit...........        23
   Decrease in valuation allowance.................................    (2,164)
   Nondeductible expenses..........................................         1
   Change in corporate tax status..................................      (243)
   Other...........................................................       (11)
                                                                      -------
                                                                      $(2,231)
                                                                      =======

  The components of deferred income taxes are as follows:

                                                                    DECEMBER 31,
                                                                        1995
                                                                    ------------
   Deferred tax assets
    Insurance accrual..............................................    $2,430
    Deferred compensation..........................................       248
    Vacation accrual...............................................       410
    Accounts receivable allowance..................................       259
    Net operating loss carryforwards...............................     1,918
    Other..........................................................        84
                                                                       ------
                                                                        5,349
                                                                       ------
   Deferred tax liabilities
    Accumulated depreciation.......................................      (940)
    Non-compete agreements.........................................      (101)
    Other..........................................................      (402)
                                                                       ------
                                                                       (1,443)
                                                                       ------
                                                                       $3,906
                                                                       ======

  The valuation allowance of $2,164 at December 20, 1995 related to the deferred tax assets of Courier Dispatch was reversed because the consolidated earnings of the Company have caused realization to become probable.

  At December 31, 1995, the Company has net operating loss carryforwards available for tax purposes of approximately $4 million to offset future taxable income through 2010.

                             UNITED TRANSNET, INC.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

8. COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  Rent expense related to operating leases amounted to approximately $477 for the period from December 20 to December 31, 1995.

  The following are the approximate future minimum lease payments required by operating leases:

    YEAR ENDED
   DECEMBER 31,
   ------------
    1996................................................................. $3,531
    1997.................................................................  2,706
    1998.................................................................  1,422
    1999.................................................................    666
    2000 and thereafter..................................................  1,463
                                                                          ------
                                                                          $9,788
                                                                          ======

 Litigation

  The Company is, from time to time, party to litigation arising in the normal course of its business, most of which involve claims for personal injury and property damage incurred in connection with its operations. Management believes that none of these actions will have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

 Self-Insurance Program

  The Company is self-insured with respect to certain aspects of its workers' compensation, general liability and automobile insurance and physical damage on vehicles claims. In accordance with the terms of the insurance policy, the Company maintains a $1,240 letter of credit with a commercial bank in favor of the insurer. Management believes that any claims as of December 31, 1995, arising under this self-insurance program will not have a material adverse effect on the financial position, results of operations, or cash flows of the Company.

9. RELATED PARTY TRANSACTIONS

  A board member of the Company is an officer of a bank, an affiliate of which is a significant customer of the Company. At December 31, 1995, the Company had an accounts receivable balance of $565 from this customer. Sales to this customer approximated $201 for the period from December 20 to December 31, 1995.

  Sunbelt uses two facilities owned by a related party for which no rent is charged. Sunbelt shares one of its facilities with this entity at no charge to the entity.

  Film Transit leases two facilities from a partnership of which the partners are two stockholders of the Company. Rent paid to the partnership for the period from December 20 to December 31, 1995 was $6.

10. EMPLOYEE BENEFIT PLANS

  Several of the Company's subsidiaries have qualified defined contribution plans which allow for voluntary pretax contributions by the employees. The Company pays all general and administrative expenses of the plans and in some cases makes matching contributions on behalf of the employees.

                             UNITED TRANSNET, INC.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  One subsidiary of the Company has a noncontributory profit sharing plan for the benefit of qualifying employees. Contributions to the plan are calculated at graduated percentages of the subsidiary's net income before taxes and employee bonuses.

11. CONCENTRATION OF CREDIT RISK

  During the period ended December 31, 1995, no one customer represented greater than 10% of total revenue of the Company. The Company's revenues are primarily derived from services to financial institutions, pharmaceutical companies, automotive and farm implement companies. Although the Company is affected by the creditworthiness of its customers, management does not believe significant credit risk exists at December 31, 1995. The Company generally does not require collateral, and maintains reserves for potential credit losses.

12. STOCK OPTION PLAN

  The Company has in place a stock option plan whereby selected members of management have been granted options to purchase shares of common stock. Transactions related to stock options for the period from December 20 to December 31, 1995 are as follows:

                                                                    OPTION PRICE
                                                            SHARES   PER SHARE
                                                            ------- ------------
   Outstanding at December 20, 1995........................ 216,110  $2.06-4.42
   Granted.................................................     --          --
   Exercised...............................................     --          --
   Cancelled or expired....................................     --          --
                                                            -------  ----------
   Outstanding at December 31, 1995........................ 216,110  $2.06-4.42
                                                            =======  ==========

13. UNAUDITED PRO FORMA INFORMATION

  The following table presents the unaudited results of operations of the Company for the years ended December 31, 1994 and 1995 as if the mergers had occurred on January 1, 1994. The pro forma information below reflects certain adjustments, including the elimination of interest expense on debt paid off with proceeds from the initial public offering and taxation as if Tricor and Lanter, subchapter S corporations, had been subject to federal and state income taxes throughout the periods presented.

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                            -------------------
                                                              1994      1995
                                                            --------- ---------
   Net revenues............................................ $ 214,099 $ 254,274
   Net income..............................................     4,703     4,085
   Net income per common share.............................      0.53      0.46
   Weighted average shares outstanding..................... 8,798,963 8,798,963

14. SUBSEQUENT EVENTS

 Sale of common stock

  On January 16, 1996, the Company sold 458,400 shares of Common Stock pursuant to an exercise of the underwriters' over-allotment option. The proceeds from the exercise of the over-allotment option, net of underwriting discounts and commissions and after deducting expenses related to the exercise, were approximately $6.2 million.

                             UNITED TRANSNET, INC.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 1995 Stock Incentive Plan

  On January 16, 1996, options to purchase 110,000 shares of Common Stock were granted pursuant to the 1995 Stock Incentive Plan (the "1995 Plan") with an exercise price of $14.75 per share, the market value of the Common Stock on the date of grant. On March 6, 1996 the Board of Directors authorized increasing the total number of shares subject to the 1995 Plan to an aggregate of 625,000 shares, subject to approval of that increase by stockholders of the Company.

 1996 Stock and Option Plan

  On March 6, 1996, the Board of Directors of the Company established the 1996 Stock and Option Plan (the "1996 Plan") for non-employee directors, subject to approval of this plan by stockholders of the Company. Under the 1996 Plan, 50,000 shares of common stock are reserved for issuance. The initial grants of stock and options may not occur before January 1, 1997.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Boards of Directors and Stockholders of the Combined Founding Companies

  In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the combined financial position of the Combined Founding Companies at December 31, 1993 and 1994 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1994 and for the period ended December 19, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Combined Founding Companies' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Atlanta, Georgia
March 12, 1996

                          COMBINED FOUNDING COMPANIES
             (PREDECESSORS TO UNITED TRANSNET, INC. -- SEE NOTE 1)

                            COMBINED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)

                                                              DECEMBER 31,
                                                             ----------------
                                                              1993     1994
                                                             -------  -------
                           ASSETS
Current assets
 Cash and cash equivalents.................................. $ 1,918  $ 4,019
 Accounts receivable, less allowance of $572 and $676.......  13,114   18,868
 Short-term investments.....................................     --       900
 Prepaids and other assets..................................   2,343    1,560
 Deferred tax assets........................................      91      306
                                                             -------  -------
    Total current assets....................................  17,466   25,653
Property and equipment, net.................................  13,224   15,165
Goodwill, net...............................................   8,121   15,502
Other intangible assets, net................................   5,463    9,004
Other assets................................................   1,307    1,653
Restricted certificates of deposit..........................   1,037      837
Deferred tax assets, net....................................     512      609
                                                             -------  -------
                                                             $47,130  $68,423
                                                             =======  =======
             LIABILITIES, COMMON STOCK WARRANTS
                  AND STOCKHOLDERS' EQUITY
Current liabilities
 Short-term debt............................................ $ 3,510  $10,057
 Short-term debt -- related parties.........................     575      575
 Accrued interest -- related parties........................   1,401    1,837
 Accounts payable...........................................   3,668    7,515
 Accrued liabilities........................................   8,566   10,347
 Income taxes payable.......................................     153      284
                                                             -------  -------
    Total current liabilities...............................  17,873   30,615
Long-term debt, net of current maturities...................   5,158   13,666
Long-term debt -- related parties, net of current
 maturities.................................................   8,548   12,301
Deferred compensation.......................................     768      619
Other liabilities...........................................   2,939    2,294
                                                             -------  -------
                                                              35,286   59,495
                                                             -------  -------
Common stock warrants.......................................   4,692    5,872
                                                             -------  -------
Stockholders' equity
 Common stock...............................................      93       93
 Paid-in capital............................................   2,713    2,572
 Retained earnings..........................................  12,812    9,367
 Treasury stock.............................................  (7,050)  (7,050)
 Common stock -- subscriptions receivable...................     --      (510)
 Predecessor basis adjustment...............................  (1,416)  (1,416)
                                                             -------  -------
                                                               7,152    3,056
                                                             -------  -------
Commitments and contingencies...............................     --       --
                                                             -------  -------
                                                             $47,130  $68,423
                                                             =======  =======

    The accompanying notes are an integral part of these combined financial statements.

                          COMBINED FOUNDING COMPANIES
             (PREDECESSORS TO UNITED TRANSNET, INC. -- SEE NOTE 1)

                       COMBINED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 YEAR ENDED       PERIOD ENDED
                                                DECEMBER 31,      DECEMBER 19,
                                              ------------------  ------------
                                                1993      1994        1995
                                              --------  --------  ------------
Net revenues................................. $171,901  $214,099    $246,526
Cost of delivery.............................  122,110   156,323     181,217
                                              --------  --------    --------
 Gross profit................................   49,791    57,776      65,309
Selling, general and administrative
 expenses....................................   41,095    48,395      53,444
Amortization of intangible assets............    2,258     3,667       3,204
                                              --------  --------    --------
 Operating income............................    6,438     5,714       8,661
Other income (expense)
 Interest expense-- related party............   (1,591)   (2,146)     (2,575)
 Interest expense............................     (796)   (1,612)     (2,713)
 Interest income and other, net .............      127     2,245         264
                                              --------  --------    --------
Income before income taxes ..................    4,178     4,201       3,637
Provision for income taxes ..................    1,067       336       1,021
                                              --------  --------    --------
Net income...................................    3,111     3,865       2,616
 Warrant accretion ..........................     (131)     (527)    (19,430)
                                              --------  --------    --------
Net income (loss) available for common
 stockholders................................ $  2,980  $  3,338    $(16,814)
                                              ========  ========    ========
Unaudited pro forma information (Note 15):
 Net income before income taxes ............. $  4,178  $  4,201    $  3,637
 Provision for income taxes..................    2,278     1,754       2,750
                                              --------  --------    --------
 Net income..................................    1,900     2,447         887
 Warrant accretion ..........................     (131)     (527)    (19,430)
                                              --------  --------    --------
Net income (loss) available for common
 stockholders................................ $  1,769  $  1,920    $(18,543)
                                              ========  ========    ========


    The accompanying notes are an integral part of these combined financial statements.

                          COMBINED FOUNDING COMPANIES
             (PREDECESSORS TO UNITED TRANSNET, INC. -- SEE NOTE 1)

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                            COMMON STOCK                                               PREDECESSOR
                          ----------------- TREASURY  PAID IN  SUBSCRIPTIONS RETAINED     BASIS
                           SHARES    AMOUNT  STOCK    CAPITAL   RECEIVABLE   EARNINGS  ADJUSTMENT   TOTAL
                          ---------  ------ --------  -------  ------------- --------  ----------- --------
Balance at December 31,
 1992 ..................  1,272,445   $ 93  $(7,050)  $ 3,477      $  --     $ 11,769    $(1,416)  $  6,873
Distributions to
 stockholders...........        --     --       --        --         --          (608)       --        (608)
Issuance of common
 stock..................      2,950    --       --         38        --           --         --          38
Net transactions with
 Lanter ................        --     --       --     (2,119)       --           --         --      (2,119)
Warrant accretion.......        --     --       --        --         --          (131)       --        (131)
3D net loss for two
 months ended December
 31, 1993...............        --     --       --        --         --           (12)       --         (12)
Net income..............        --     --       --      1,317        --         1,794        --       3,111
                          ---------   ----  -------   -------      -----     --------    -------   --------
Balance at December 31,
 1993 ..................  1,275,395     93   (7,050)    2,713        --        12,812     (1,416)     7,152
Distributions to
 stockholders...........        --     --       --        --         --        (1,580)       --      (1,580)
Issuance of common
 stock..................    300,952      1      --        716       (556)         --         --         161
Retirement of treasury
 stock .................   (954,098)    (1)     --        --         --        (3,772)       --      (3,773)
Subscription payment....        --     --       --        --          46          --         --          46
Net transactions with
 Lanter ................        --     --       --     (2,288)       --           --         --      (2,288)
Warrant accretion ......        --     --       --        --         --          (527)       --        (527)
Net income..............        --     --       --      1,431        --         2,434        --       3,865
                          ---------   ----  -------   -------      -----     --------    -------   --------
Balance at December 31,
 1994 ..................    622,249     93   (7,050)    2,572       (510)       9,367     (1,416)     3,056
Distributions to
 stockholders...........        --     --       --        --         --        (7,850)       --      (7,850)
Contributions from
 stockholder............        --     --       --        586        --           --         --         586
Issuance of common
 stock..................     22,506    --       --        726        --           --         --         726
Purchase and retirement
 of stock...............    (85,331)   --       --       (782)       --           --         --        (782)
Retirement of treasury
 stock .................    (33,688)    (1)      59       (59)       --           --         --          (1)
Subscription payments...        --     --       --        --         510          --         --         510
Warrant accretion.......        --     --       --        --         --       (19,430)       --     (19,430)
Exercise of common stock
 warrants...............  2,636,439      2      --     25,969        --           --         --      25,971
Net transactions with
 Lanter.................        --     --       --     (2,088)       --           --         --      (2,088)
Net income..............        --     --       --      1,095        --         1,521        --       2,616
                          ---------   ----  -------   -------      -----     --------    -------   --------
Balance at December 19,
 1995 ..................  3,162,175   $ 94  $(6,991)  $28,019      $ --      $(16,392)   $(1,416)  $  3,314
                          =========   ====  =======   =======      =====     ========    =======   ========


    The accompanying notes are an integral part of these combined financial statements.

                          COMBINED FOUNDING COMPANIES
             (PREDECESSORS TO UNITED TRANSNET, INC. -- SEE NOTE 1)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                    YEAR ENDED      PERIOD ENDED
                                                   DECEMBER 31,     DECEMBER 19,
                                                 -----------------  ------------
                                                  1993      1994        1995
                                                 -------  --------  ------------
Cash flows from operating activities
 Net income....................................  $ 3,111  $  3,865    $ 2,616
 Adjustments to reconcile net income to net
  cash provided by operating activities
 Depreciation and amortization.................    2,949     3,358      3,458
 Provision for bad debts.......................      270       288          8
 Amortization of goodwill and other intangible
  assets.......................................    2,258     2,859      3,204
 Amortization of discount on long-term debt....      421       707        999
 Deferred income taxes.........................      516      (312)       383
 Write-off of intangible assets................      --        808        --
 Loss (gain) on sale of assets.................       38        27        (69)
 Non-cash employee compensation................       38       154      1,199
 Change in operating assets and liabilities
  Accounts receivable..........................   (1,971)   (3,626)    (2,121)
  Other assets.................................     (323)      199     (6,930)
  Accrued interest-related party...............      372       352       (323)
  Accounts payable.............................    1,702     3,483      4,795
  Accrued liabilities..........................     (595)   (1,089)        58
  Dividend payable.............................      --        --         402
  Income taxes payable.........................     (218)      134      2,670
  Deferred compensation........................     (202)     (149)      (260)
                                                 -------  --------    -------
   Net cash provided by operating activities...    8,366    11,058     10,089
                                                 -------  --------    -------
Cash flows from investing activities
 Capital expenditures, net of disposals........   (3,305)   (2,001)    (2,265)
 (Purchase) sale of short-term investments.....      --       (900)       900
 Sale of restricted certificates of deposit....      --        200        837
 Purchase of companies, net of cash acquired...   (3,123)  (14,391)    (3,502)
                                                 -------  --------    -------
   Net cash used in investing activities.......   (6,428)  (17,092)    (4,030)
                                                 -------  --------    -------
Cash flows from financing activities
 Net increase in revolving line of credit......    1,535     4,913        347
 Payments of debt..............................   (2,599)   (6,217)    (5,897)
 Proceeds from issuance of debt................      --     15,208      7,045
 Distributions to stockholder..................     (608)   (1,580)    (5,424)
 Payments on long-term debt-- related party....     (110)     (160)       --
 Proceeds from long-term debt-- related party..      428       650        --
 Net transactions with Lanter..................   (2,200)   (2,274)    (2,062)
 Purchase and retirement of common stock.......      --     (2,961)      (782)
 Sale of common stock..........................      --        556        --
 Exercise of stock options.....................      --        --          27
 Exercise of stock warrants....................      --        --           2
                                                 -------  --------    -------
   Net cash (used in) provided by financing ac-
    tivities...................................   (3,554)    8,135     (6,744)
                                                 -------  --------    -------
Net (decrease) increase in cash and cash equiv-
 alents........................................   (1,616)    2,101       (685)
Cash and cash equivalents
 Beginning of the year.........................    3,483     1,918      4,019
                                                 -------  --------    -------
 End of the year...............................  $ 1,867  $  4,019    $ 3,334
                                                 =======  ========    =======
Supplemental disclosure of cash flow informa-
 tion
 Cash paid during the year for
 Interest......................................  $ 1,418  $  2,202    $ 4,320
 Income taxes..................................      747       707        758
Disclosure of noncash investing and financing
 activities
 Net transfers of property.....................       81       (14)
 Workers compensation premiums financed through
  issuance of notes payable....................      738
 Acquisition of property and equipment through
  issuance of notes payable....................      624       149        121
 Stock grants to key employees.................       38       315        960
 Non-cash distributions to stockholders........                         2,024
Other non-cash transactions:
 Consulting agreement..........................       75
Supplemental schedule of noncash investing and
 financing activities
 In conjunction with Courier Dispatch's acqui-
  sitions, liabilities were assumed as follows:
 Fair value of assets acquired.................  $ 3,095  $ 13,540    $ 3,150
 Cash paid for capital stock and assets........   (2,115)  (12,127)    (2,881)
                                                 -------  --------    -------
 Liabilities assumed...........................  $   980  $  1,413    $   269
                                                 =======  ========    =======

    The accompanying notes are an integral part of these combined financial statements.

                          COMBINED FOUNDING COMPANIES
             (PREDECESSORS TO UNITED TRANSNET, INC. -- SEE NOTE 1)

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. BUSINESS AND ORGANIZATION

  Each of CDG Holding Corp. and its operating subsidiary, Courier Dispatch Group, Inc. (collectively "Courier Dispatch"); Tricor America, Inc. ("Tricor"); Film Transit, Incorporated ("Film Transit"); Lanter Courier Corporation ("Lanter"); Salmon Acquisition Corporation and its operating subsidiary, Sunbelt Courier, Inc. (collectively "Sunbelt"); and 3D Distribution Systems, Inc. and its affiliated corporations and subsidiaries (collectively "3D") (collectively the "Founding Companies") entered into definitive merger agreements with United TransNet, Inc. (the "Company") pursuant to which wholly-owned subsidiaries of the Company were, in separate transactions, merged with each of the Founding Companies (the "Mergers"). Under the merger agreements, all outstanding shares of the Founding Companies' capital stock were converted into shares of the Company's Common Stock concurrently with the consummation of the initial public offering (the "Offering") of such Common Stock. The Founding Companies are considered predecessor companies to the Company.

  The Founding Companies are in the business of providing scheduled and non-scheduled ground and air courier services.

2. BASIS OF PRESENTATION

  The accompanying combined financial statements and related notes to combined financial statements are presented on a combined basis without giving effect to the Mergers or the Offering. The assets and liabilities of the Combined Founding Companies are reflected at their historical amounts.

  3D changed its fiscal year end from October 31 to December 31 effective for the year ended December 31, 1993. Accordingly, its accounts for the year ended October 31, 1993 have been combined with the accounts of the other Founding Companies for the year ended December 31, 1993. 3D's results of operations for the two months ended December 31, 1993 have been reflected as an adjustment to retained earnings.

  On June 30, 1995, Lanter agreed to include its Iowa, Nebraska and Wisconsin operations (the "Districts") in the Mergers. Lanter provided certain selling, general and administrative services to the Districts including cash management, accounting and finance, legal services, employee benefits administration, and shared sales and distribution support. All cash, investments and borrowings for Lanter's Districts (including Lanter) are maintained on a consolidated basis; accordingly, amounts specifically related to Lanter are accounted for in the equity section of Lanter's balance sheets. For purposes of consolidation, the balance of Lanter's equity investment account is reflected as additional paid-in capital.

 Estimates

  The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period, the most significant of which are related to insurance accruals. Actual results could differ from those estimates.

 Disclosures About Fair Value of Financial Instruments

  In preparing disclosures about the fair value of financial instruments, the Combined Founding Companies have assumed that the carrying amount approximates fair value for cash and cash equivalents, accounts receivable, short-term investments, short-term debt and accounts payable. The fair values of long-term debt instruments are based upon the current interest rate environment and remaining term to maturity (see Note 7). The Combined Founding Companies feel that the carrying value of long-term debt approximates the fair value.

                          COMBINED FOUNDING COMPANIES
             (PREDECESSORS TO UNITED TRANSNET, INC. -- SEE NOTE 1)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 Business Combinations

  In May 1993, Courier Dispatch acquired the outstanding capital stock of a delivery service in Alabama in exchange for $1,964, which included notes of $500 for the acquisition of a non-compete agreement with the company's stockholder. The acquired company provides statewide ground courier service for customers. The allocation of purchase price included the assignment of approximately $1,964 to intangible assets.

  In October 1992 and April 1993, Courier Dispatch acquired all the customer agreements and certain other records and the air banking division of delivery services in Minnesota and Missouri in exchange for $320 and $1,131, respectively, which included notes of $100 and $480, respectively, for non-compete agreements entered into with certain stockholders and employees of these companies. The allocation of purchase price included the assignment of approximately $320 and $1,131 to intangible assets.

  Effective March 28, 1994, Courier Dispatch acquired all of the outstanding common stock of a delivery service in Florida and non-compete agreements entered into with certain stockholders of the company in exchange for $2,575 in cash plus the issuance of $1,103 in notes in consideration of the non-compete agreements. The allocation of purchase price included the assignment of approximately $2,657 to intangible assets.

  Effective June 30, 1994, Courier Dispatch acquired all of the outstanding common stock of two delivery services in North Carolina and Minnesota in exchange for $9,700 and $1,265, respectively, which includes the issuance of $300 and $10 in notes, respectively, for the entry into non-compete agreements with certain stockholders and employees of these companies. The allocation of purchase price included the assignment of approximately $8,525 and $1,045, respectively, to intangible assets.

  In April 1995, Courier Dispatch acquired the outstanding capital stock of a delivery service in Minnesota in exchange for $150 in cash and $350 in notes. Courier Dispatch also acquired all of the assets of a related delivery service in Minnesota in exchange for $2,650, of which $400 was paid in cash, and the balance of which was paid by delivery of a 9% promissory note payable in quarterly installments until maturity on March 31, 1999, and the assumption of $269 of the company's liabilities. As part of these acquisitions, Courier Dispatch entered into non-compete agreements with certain stockholders of each of the companies. The allocation of purchase price for these purchases included the assignment of approximately $448 and $1,992, respectively, to intangible assets.

  These acquisitions were accounted for under the purchase method of accounting which requires allocation of the acquisition cost to assets acquired and liabilities assumed based upon their fair values at the date of acquisition. Under purchase accounting, the excess of the acquisition costs over the fair value of the acquired assets less assumed liabilities is recorded as goodwill. The intangible assets acquired in the business combinations above are amortized over periods ranging from 1 to 15 years, depending on the life of the asset. The results of these combinations are included in the consolidated statements from the date of acquisition.

  The following table presents the unaudited results of operations of the Combined Founding Companies for the years ended December 31, 1993 and 1994 as if the June 30, 1994 North Carolina acquisition had occurred on January 1, 1994. The pro forma information below also includes certain adjustments, including the effects of amortization of intangible assets and interest expense related to additional borrowings to fund the acquisition. The impact of other acquisitions made by the Combined Founding Companies in 1993, 1994 and 1995 is not reflected in the accompanying pro forma information because it is not material.

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                               -----------------
                                                                 1993     1994
                                                               -------- --------
                                                                  (UNAUDITED)
   Net revenues............................................... $198,543 $227,458
   Net income.................................................    3,166    3,250

                          COMBINED FOUNDING COMPANIES
             (PREDECESSORS TO UNITED TRANSNET, INC. -- SEE NOTE 1)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  The more significant accounting policies followed by the Combined Founding Companies are described below:

 Cash and Cash Equivalents and Short-Term Investments

  The Combined Founding Companies consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair market value. Short-term investments, which consist of certificates with original maturities of less than one year, are accounted for at fair market value which approximates cost.

 Property and Equipment

  Property and equipment is recorded at cost. Additions and improvements are capitalized while maintenance and repair costs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to thirty-one and a half years. The cost and accumulated depreciation of property retired or otherwise disposed of are removed from the amounts and any gain or loss is included in other income. Assets subject to capital leases are amortized using the straight-line method over the terms of the leases.

 Goodwill and Other Intangible Assets

  Goodwill and intangible assets are amortized on a straight-line basis over periods ranging from 1 to 20 years. The carrying value of intangible assets is evaluated for indications of possible impairment whenever events or changes in circumstances indicate that the carrying value of an intangible asset may not be recoverable. Events or changes in circumstances which may indicate impairment include a significant adverse change in legal factors, business climate or government regulation and current cash flow losses combined with a history of cash flow losses or forecasted continuing cash flow losses associated with an acquired company. The review is based on comparing the carrying amount to the undiscounted estimated cash flows before interest charges from operations over the remaining amortization period.

  Goodwill was $9,754 and $18,075 at December 31, 1993 and 1994, respectively. Related accumulated amortization totaled $1,633 and $2,573 at December 31, 1993 and 1994.

 Restricted Certificates of Deposit

  Sunbelt has two certificates of deposits pledged to its workers compensation and auto liability carrier in accordance with the collateral requirements specified by its insurer. The certificates total $637 and $200, respectively, bear interest at a weighted average rate and mature on July 9, 1995 and August 12, 1995, respectively. Sunbelt is required to maintain this collateral throughout the term of its relationship with this carrier.

 Other Assets

  Other assets consist principally of prepayments, other receivables, supply items and advances to employees.

 Insurance Claims

  Certain of the Combined Founding Companies are self-insured with respect to certain aspects of their workers' compensation, general liability, automobile and physical damage on vehicles and group health insurance. The accompanying financial statements include an insurance accrual based upon third party

                          COMBINED FOUNDING COMPANIES
             (PREDECESSORS TO UNITED TRANSNET, INC. -- SEE NOTE 1)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

administrators' and managements' evaluations of estimated future ultimate costs of outstanding claims and an estimated liability for claims incurred but not reported on an undiscounted basis. The ultimate cost of these claims will depend on the outcome of individual claims given the potential for the claims to increase or decrease over time.

 Revenue Recognition

  Revenue is recognized when the delivery is completed or the services are rendered to customers.

 Income Taxes

  The Combined Founding Companies determine taxes on income by using the liability method as prescribed by Statement of Financial Accounting Standards No. 109 ("FAS 109"), "Accounting for Income Taxes," except for Tricor and Lanter, which are organized as subchapter S corporations. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Combined Founding Companies' financial statements or tax returns. In estimating future tax consequences, FAS 109 requires the consideration of all expected future events other than enactments of changes in the tax laws or rates. See Note 15 for pro forma income tax information.

 Reclassifications

  Certain prior year amounts have been reclassified to conform with the current presentation.

4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                               DECEMBER 31,
                                                             ------------------
                                                               1993      1994
                                                             --------  --------
   Land..................................................... $  1,777  $  1,924
   Buildings................................................    4,598     4,610
   Delivery vehicles........................................   11,376    15,936
   Equipment and furnishings................................    5,648     7,305
   Leasehold improvements...................................    1,849     2,206
                                                             --------  --------
                                                               25,248    31,981
   Less accumulated depreciation and amortization...........  (12,024)  (16,816)
                                                             --------  --------
                                                             $ 13,224  $ 15,165
                                                             ========  ========


5. OTHER INTANGIBLE ASSETS

  Other intangible assets consists of the following:

                                                    ESTIMATED
                                                   AMORTIZABLE   DECEMBER 31,
                                                      LIVES    ----------------
                                                     (YEARS)    1993     1994
                                                   ----------- -------  -------
   Customer lists.................................    5-12     $ 2,036  $ 6,566
   Noncompete agreements..........................     1-8       5,406    6,833
   Operating certificates.........................    5-11         812      --
   Other intangible assets........................      6        1,070    1,070
                                                               -------  -------
                                                                 9,324   14,469
   Less accumulated amortization..................              (3,861)  (5,465)
                                                               -------  -------
                                                               $ 5,463  $ 9,004
                                                               =======  =======

                          COMBINED FOUNDING COMPANIES
             (PREDECESSORS TO UNITED TRANSNET, INC. -- SEE NOTE 1)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

6. ACCRUED LIABILITIES

  Accrued liabilities consists of the following:

                                                                  DECEMBER 31,
                                                                 --------------
                                                                  1993   1994
                                                                 ------ -------
   Accrued payroll and related benefits......................... $2,589 $ 3,217
   Accrued insurance............................................  2,105   2,180
   Other accrued liabilities....................................  3,872   4,950
                                                                 ------ -------
                                                                 $8,566 $10,347
                                                                 ====== =======

7. SHORT-TERM AND LONG-TERM DEBT

  Short-term and long-term obligations consist of the following:

                                                               DECEMBER 31,
                                                             -----------------
                                                              1993      1994
                                                             -------  --------
   Term loans payable in varying monthly installments, plus
    interest varying from 6% to 16%........................  $ 5,019  $  3,857
   Revolving lines of credit with interest varying from 9%
    to 16% including $500 and $500 due to a related party..    1,885     6,648
   Series A Senior Subordinated Notes, due to related par-
    ties, net of imputed interest of approximately $544 at
    December 31, 1994, due February 1999; interest payable
    quarterly at 10%.......................................      --      2,656
   Series B Amended and Restated Junior Subordinated Notes,
    due to a related party, net of imputed interest of ap-
    proximately $1,477 and $1,088 at December 31, 1993 and
    1994, respectively, due September 1996; interest pay-
    able quarterly at 11.5%................................    2,173     2,562
   Series C Amended and Restated Junior Subordinated Notes,
    due to a related party, net of imputed interest of ap-
    proximately $920 and $702 at December 31, 1993 and
    1994, respectively, due September 1996; interest pay-
    able quarterly at 15%..................................    1,080     1,298
   Term note payable to related party due October 31, 1999;
    with interest at 3.5%..................................    5,295     5,785
   Acquisition loans payable in varying monthly install-
    ments, plus interest at the prime rate (8.5% at Decem-
    ber 31, 1994) plus 1/2%................................      --     11,708
   Guarantee of term promissory note for management's pur-
    chase of common stock payable in varying annual in-
    stallments plus interest at the rate of prime (8.5% at
    December 31, 1994) plus 1%; final payment due February
    1997...................................................      --        510
   Notes payable, net of imputed interest of approximately
    $67 and $10 at December 31, 1993 and 1994, respective-
    ly.....................................................      657       426
   Premium loan, Workers' Compensation Insurance, payable
    in varying monthly installments, plus interest payable
    at 6%..................................................      693       312
   Contracts payable in varying monthly installments, plus
    interest ranging from 6.5% to 16.88%...................      299       189
   Other notes payable including $75 and $75 due to a re-
    lated party............................................      439       521
   Other non-compete agreements............................      251       127
                                                             -------  --------
                                                              17,791    36,599
   Less current portion....................................   (3,510)  (10,057)
   Less current portion -- related parties.................     (575)     (575)
                                                             -------  --------
                                                              13,706    25,967
   Long-term debt -- related parties.......................   (8,548)  (12,301)
                                                             -------  --------
                                                             $ 5,158  $ 13,666
                                                             =======  ========

                          COMBINED FOUNDING COMPANIES
             (PREDECESSORS TO UNITED TRANSNET, INC. -- SEE NOTE 1)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


  Debt maturities are as follows:

     YEAR ENDED
    DECEMBER 31,
    ------------
   1995................................................................ $10,632
   1996................................................................  13,568
   1997................................................................   4,005
   1998................................................................   1,625
   1999 and thereafter.................................................   6,769
                                                                        -------
                                                                        $36,599
                                                                        =======

8. COMMON STOCK WARRANTS

  In connection with the issuance of the subordinated notes, warrants for the purchase of common stock of Courier Dispatch were issued to the lenders as follows:

                                                              NUMBER    ASSIGNED
                                                            OF WARRANTS  VALUE
                                                            ----------- --------
   Series A Senior Notes 4 through 6.......................   666,666    $  667
   Series A Senior Notes 1 through 3.......................   653,146       653
   Series B Junior Notes...................................   752,381     1,731
   Series C Junior Notes...................................   551,746     1,269

  These warrants are exercisable in whole or in part at any time and expire upon the earliest of September 30, 2002 or the sixth anniversary of the prepayment in full of the related subordinated note. The warrants provide for various rights, including the right to require Courier Dispatch to purchase the warrants after September 30, 1996 for the warrants issued in connection with the Series B and C Notes and February 18, 1999 for the warrants issued in connection with the Series A Notes or upon the occurrence of an event of default, at the greater of a formula price as defined in the securities purchase agreement ("formula price") or fair market value (as determined by negotiation or appraisal). At any time after the later of September 30, 1998, for the warrants issued in connection with the Series B and C Notes, and February 18, 2001, for the warrants issued in connection with the Series A Notes, or, in either case, payment in full of all subordinated notes issued pursuant to the securities purchase agreement, Courier Dispatch may purchase, at its option, all of the warrants at the greater of the formula price or fair market value. The warrants are exercisable at a nominal exercise price. The valuation of these warrants resulted in an original issue discount on the related debt which is being amortized using the interest method over the term of the related debt.

  In connection with the restructuring of certain of its bank debt in July 1995, 12,500 warrants for the purchase of common stock of Courier Dispatch were issued to the lender.

  Transactions related to common stock warrants for each of the two years ended December 31, 1994 and the period ended December 19, 1995 are as follows:

                                                           NUMBER OF   ASSIGNED
                                                            WARRANTS    VALUE
                                                           ----------  --------
   Balance at December 31, 1992...........................  1,304,127  $  4,561
     Issuance.............................................        --        --
     Accretion............................................        --        131
                                                           ----------  --------
   Balance at December 31, 1993...........................  1,304,127     4,692
     Issuance.............................................    653,146       653
     Accretion............................................        --        527
                                                           ----------  --------
   Balance at December 31, 1994...........................  1,957,273     5,872
     Issuance.............................................    679,166       667
     Accretion............................................        --     19,430
     Exercise............................................. (2,636,439)  (25,969)
                                                           ----------  --------
   Balance at December 19, 1995...........................        --   $    --
                                                           ==========  ========

                          COMBINED FOUNDING COMPANIES
             (PREDECESSORS TO UNITED TRANSNET, INC. -- SEE NOTE 1)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


9. INCOME TAXES

  The Combined Founding Companies will file a consolidated federal income tax return for periods subsequent to the Mergers described in Notes 1 and 2. Each Combined Founding Company will file a "short-period" federal tax return through the date of the Mergers.

  The Combined Founding Companies have implemented FAS 109 for all periods. This statement provides for a liability approach to accounting for income taxes.

  Combined federal and state income taxes are as follows:

                                                       YEAR ENDED   PERIOD ENDED
                                                      DECEMBER 31,  DECEMBER 19,
                                                      ------------  ------------
                                                       1993  1994       1995
                                                      ------ -----  ------------
Current tax expense
  Federal............................................ $  374 $ 483     $  522
  State..............................................    170   165        116
Deferred tax expense (benefit)
  Federal............................................    450  (274)       320
  State..............................................     73   (38)        63
                                                      ------ -----     ------
    Total provision.................................. $1,067 $ 336     $1,021
                                                      ====== =====     ======

  The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                                  YEAR ENDED      PERIOD ENDED
                                                 DECEMBER 31,     DECEMBER 19,
                                                ----------------  ------------
                                                 1993     1994        1995
                                                -------  -------  ------------
Tax at federal statutory rate.................. $ 1,421  $ 1,429    $ 1,237
State income taxes, net of federal income tax
 benefit.......................................     153      105         84
Effect of valuation allowance..................     160      (18)       276
Nondeductible expenses.........................     352      685        960
Income not subject to corporate level
 taxation......................................  (1,028)  (1,890)    (1,445)
Other..........................................       9       25        (91)
                                                -------  -------    -------
                                                $ 1,067  $   336    $ 1,021
                                                =======  =======    =======

  The components of deferred income taxes are as follows:

                                                                 DECEMBER 31,
                                                               ----------------
                                                                1993     1994
                                                               -------  -------
Deferred tax assets
  Insurance accrual........................................... $ 2,545  $ 2,732
  Deferred compensation.......................................     403      293
  Vacation accrual............................................     212      261
  Accounts receivable allowance...............................     163      164
  Other.......................................................     336      418
                                                               -------  -------
                                                                 3,659    3,868
                                                               -------  -------
Deferred tax liabilities
  Accumulated depreciation....................................    (973)    (832)
  Other.......................................................     (98)    (154)
                                                               -------  -------
                                                                (1,071)    (986)
                                                               -------  -------
Valuation allowance...........................................  (1,985)  (1,967)
                                                               -------  -------
                                                               $   603  $   915
                                                               =======  =======

                          COMBINED FOUNDING COMPANIES
             (PREDECESSORS TO UNITED TRANSNET, INC. -- SEE NOTE 1)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


  Tricor and Lanter are organized as subchapter S corporations and, as a result, the tax on each company's income is the responsibility of the individual stockholders. See the combined statements of operations for unaudited pro forma income tax information.

  In 1993 and 1994, the Combined Founding Companies utilized approximately $128 and $125 of alternative minimum tax credits which were generated in 1991 and 1992, respectively, to reduce their current federal income tax expense.

10. STOCKHOLDERS' EQUITY

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1993    1994
                                                                 ------  ------
COURIER DISPATCH
Class A Common Stock; $.001 par value; 3,750,000 shares
 authorized; 550,664 issued and outstanding....................  $    1  $    1
Class B Common Stock; $.001 par value; 3,750,000 shares
 authorized; 0 shares issued and outstanding...................     --      --
TRICOR
Tricor California, Inc. -- Common Stock; no par value; 10,000
 shares authorized; 22.5 shares issued and outstanding.........     --      --
Tricor International -- Common Stock; no par value; 10,000
 shares authorized; 225 shares issued and outstanding..........      43      43
Tricor America, Inc. -- Common Stock; no par value; 10,000
 shares authorized; 75 shares issued and outstanding...........      21      21
Tricor Nevada, Inc. -- Common Stock; no par value; 2,500 shares
 authorized; 45 shares issued and outstanding..................       1       1
FILM TRANSIT
Class A Common Stock; $50 par value; 500 shares authorized;
 197.33 shares issued and outstanding..........................      10      10
Class B Common Stock; $50 par value; 500 shares authorized; 308
 shares issued and outstanding.................................      15      15
SUNBELT
Common Stock; no par value; 1,000 shares authorized; 400 shares
 issued and outstanding........................................       1       1
3D
Common Stock; $.01 par value; 100,000,000 shares authorized;
 70,875 shares issued and outstanding..........................       1       1
                                                                 ------  ------
                                                                 $   93  $   93
                                                                 ======  ======

11. COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  Rent expense related to operating leases amounted to approximately $10,218, $12,959, and $14,044 for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995, respectively.

  The following are the approximate future minimum lease payments required by operating leases:

      YEAR ENDED
      DECEMBER 31,
      ------------
       1995.............................................................. $2,657
       1996..............................................................  2,281
       1997..............................................................  1,635
       1998..............................................................  1,042
       1999 and thereafter...............................................  1,689
                                                                          ------
                                                                          $9,304
                                                                          ======

                          COMBINED FOUNDING COMPANIES
             (PREDECESSORS TO UNITED TRANSNET, INC. -- SEE NOTE 1)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


 Litigation

  The Combined Founding Companies are, from time to time, parties to litigation arising in the normal course of their business, most of which involve claims for personal injury and property damage incurred in connection with their respective operations. Management believes that none of these actions will have a material adverse effect on the financial position or results of operations of the Combined Founding Companies.

 Self-Insurance Program

  The Combined Founding Companies are self-insured with respect to workers' compensation, general liability and automobile insurance and physical damage on vehicles claims. In accordance with the terms of the insurance policy, Courier Dispatch maintains a $1,240 letter of credit with a commercial bank in favor of the insurer. Management believes that any claims as of December 19, 1995, arising under this self-insurance program will not have a material adverse effect on the financial position or results of operations of the Combined Founding Companies.

12. RELATED PARTY TRANSACTIONS

  At December 31, 1993 and 1994, Courier Dispatch had outstanding $2,173 and $3,890 of its subordinated notes, net of imputed interest, with a bank. In connection with the notes, the bank acquired warrants to purchase 1,412,287 shares of common stock of Courier Dispatch. A managing director of the bank is a director of Courier Dispatch.

  At December 31, 1993 and 1994, Courier Dispatch had outstanding $1,080 and $2,626 of its subordinated notes, net of imputed interest, with another bank. In connection with the notes, the bank acquired warrants to purchase 1,211,652 shares of the common stock of Courier Dispatch. An executive vice president of the bank is a director of Courier Dispatch. An affiliate of the bank is a significant customer of Courier Dispatch. At December 31, 1993 and 1994, Courier Dispatch had an accounts receivable balance of approximately $250 and $1,184, respectively, from this customer. Sales to this customer approximated $4,972, $5,513 and $6,458 for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995, respectively.

  In April 1992, Sunbelt began maintaining workers' compensation and auto liability coverage through a captive insurance company owned by relatives of Sunbelt's stockholders. The accounts between Sunbelt and the insurance carrier are settled in the ordinary course of business and are governed by state insurance regulations. Sunbelt has pledged two certificates of deposit to the insurance carrier in accordance with collateral requirements specified in the above policies. Sunbelt is required to maintain the collateral throughout the term of its relationship with the insurance carrier. Premiums paid to the insurance carrier were approximately $698, $827 and $932 during the years ended December 31, 1993 and 1994 and the period ended December 19, 1995.

  Lanter Company, an affiliate of Lanter, provides certain administrative services to Lanter and therefore allocates and charges a portion of its corporate service expenses to Lanter. These expenses are allocated to Lanter based upon estimated time incurred. These allocations were $700, $646 and $630 for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995, respectively.

  At December 31, 1993 and 1994, 3D had a revolving line of credit with a former stockholder and officer of 3D of approximately $500 and $500, respectively. Additionally, 3D had notes payable to this officer at December 31, 1993 and 1994 of $75 and $75, respectively.

  Sunbelt had an unsecured note payable of $5,295 and $5,785 at December 31, 1993 and 1994, respectively, to a related party. The note matures on December 31, 1999. Accrued interest on these notes was $1,217 and $1,569 as of December 31, 1993 and 1994, respectively.

                          COMBINED FOUNDING COMPANIES
             (PREDECESSORS TO UNITED TRANSNET, INC. -- SEE NOTE 1)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


  Sunbelt uses two facilities owned by a related party for which no rent is charged. Sunbelt shares one of its facilities with this entity at no charge to the entity.

  Film Transit leases two facilities from a partnership consisting of two stockholders of Film Transit. Rent paid to the partnership for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995 were $186, $207, and $193, respectively.

13. EMPLOYEE BENEFIT PLANS

  Several of the Combined Founding Companies have qualified defined contribution plans, which allow for voluntary pretax contributions by the employees. The Combined Founding Companies pay all general and administrative expenses of the plans and in some cases make matching contributions on behalf of the employees. For the years ended December 31, 1993 and 1994, and the period ended December 19, 1995, the Combined Founding Companies had expenses totaling $116, $152 and $832, respectively, related to these plans.

  Courier Dispatch, Lanter and Tricor have defined contribution 401(k) Plans which allow for voluntary pretax contributions by their employees. Each company may also contribute an additional amount at its discretion. Employer contributions totaled $129, $116 and $194 during the years ended December 31, 1993 and 1994 and the period ended December 19, 1995, respectively, for these three companies.

  Film Transit has a noncontributory profit sharing plan for the benefit of qualifying employees. Contributions by Film Transit are calculated at graduated percentages of net income before taxes and employee bonuses. During the years ended December 31, 1993 and 1994 and the period ended December 19, 1995, Film Transit contributed $752, $904 and $591 to the plan.

14. STOCK OPTION PLAN

  Courier Dispatch has in place a stock option plan whereby selected members of Courier Dispatch's management have been granted options to purchase shares of Courier Dispatch's common stock. Transactions related to stock options for each of the two years ended December 31, 1994 and the period ended December 19, 1995 are as follows:

                                                                    OPTION PRICE
                                                            SHARES   PER SHARE
                                                            ------- ------------
   Outstanding at December 31, 1992........................  29,343 $      1.40
   Granted.................................................  48,163        1.40
   Exercised...............................................     --          --
   Cancelled or expired....................................     --          --
                                                            ------- -----------
   Outstanding at December 31, 1993........................  77,506        1.40
   Granted.................................................  94,535  1.40--3.00
   Exercised...............................................     --          --
   Cancelled or expired....................................     --          --
                                                            ------- -----------
   Outstanding at December 31, 1994........................ 172,041  1.40--3.00
   Granted................................................. 167,503  1.40--3.00
   Exercised...............................................  19,669        1.40
   Cancelled or expired....................................     --          --
                                                            ------- -----------
   Outstanding at December 19, 1995........................ 319,875 $1.40--3.00
                                                            ======= ===========

  Compensation expense related to the stock options for the years ended December 31, 1993, 1994 and the period ended December 19, 1995 approximately $0, $154, and $500, respectively.

                          COMBINED FOUNDING COMPANIES
             (PREDECESSORS TO UNITED TRANSNET, INC. -- SEE NOTE 1)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


15. UNAUDITED PRO FORMA INFORMATION

 Income Taxes

  The following unaudited pro forma tax information is presented in accordance with FAS 109, as if Tricor and Lanter, each subchapter S corporations, had been subject to federal and state income taxes throughout the periods presented.

                                                      YEAR ENDED   PERIOD ENDED
                                                     DECEMBER 31,  DECEMBER 19,
                                                     ------------- ------------
                                                      1993   1994      1995
                                                     ------ ------ ------------
Earnings before pro forma adjustments, per combined
 statements of operations..........................  $4,178 $4,201    $3,637
Pro forma provision for income taxes ..............   2,278  1,754     2,750
                                                     ------ ------    ------
Pro forma earnings as above .......................  $1,900 $2,447    $  887
                                                     ====== ======    ======

16. SUBSEQUENT EVENT

  On December 20, 1995, in exchange for shares of Common Stock and cash, wholly-owned subsidiaries of the Company, in separate transactions, merged with each of the Founding Companies.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders ofCDG Holding Corp.

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of CDG Holding Corp. and its subsidiary, Courier Dispatch Group, Inc. (collectively, "Courier Dispatch") at December 31, 1993 and 1994, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1994 and for the period ended December 19, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of Courier Dispatch's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Atlanta, Georgia
March 12, 1996

                               CDG HOLDING CORP.

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               DECEMBER 31,
                                                              ----------------
                                                               1993     1994
                                                              -------  -------
                           ASSETS
Current assets
 Cash and cash equivalents................................... $   329  $ 1,122
 Accounts receivable, less allowance of $223 and $331........   4,286    9,160
 Prepaids and other assets...................................     603      780
                                                              -------  -------
    Total current assets.....................................   5,218   11,062
 Property and equipment, net.................................   4,348    5,558
 Goodwill, net...............................................   5,902   13,442
 Intangible assets, net......................................   4,061    8,096
 Other assets................................................      99      712
 Deferred tax assets.........................................     936    1,090
                                                              -------  -------
                                                              $20,564  $39,960
                                                              =======  =======
             LIABILITIES, COMMON STOCK WARRANTS
                  AND STOCKHOLDERS' DEFICIT
Current liabilities
 Short-term debt............................................. $ 1,819  $ 8,725
 Accrued interest-related parties............................     184      268
 Accounts payable............................................   1,986    5,731
 Accrued liabilities.........................................   2,850    3,993
 Income taxes payable........................................     115       17
                                                              -------  -------
    Total current liabilities................................   6,954   18,734
Long-term debt, net of current maturities
 Senior......................................................   2,029   11,855
 Subordinated -- related parties.............................   3,253    6,516
Deferred compensation........................................     768      619
Long-term portion of accrued insurance.......................   2,879    2,236
                                                              -------  -------
                                                               15,883   39,960
                                                              -------  -------
Common stock warrants........................................   4,692    5,872
                                                              -------  -------
Stockholders' equity (deficit)
 Class A common stock, $.001 par value; 3,750,000 shares
  authorized; 550,664 shares issued and outstanding..........       1        1
 Class B common stock, $.001 par value; 3,750,000 shares
  authorized; 0 shares issued and outstanding................     --       --
 Paid-in capital.............................................   1,159    1,875
 Retained earnings (deficit).................................     245   (5,822)
 Common stock -- subscriptions receivable....................     --      (510)
 Predecessor basis adjustment................................  (1,416)  (1,416)
                                                              -------  -------
                                                                  (11)  (5,872)
                                                              -------  -------
Commitments and contingencies................................     --       --
                                                              -------  -------
                                                              $20,564  $39,960
                                                              =======  =======

  The accompanying notes are an integral part of these consolidated financial statements.

                               CDG HOLDING CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   YEAR ENDED      PERIOD ENDED
                                                  DECEMBER 31,     DECEMBER 19,
                                                -----------------  ------------
                                                 1993      1994        1995
                                                -------  --------  ------------
Net revenues................................... $70,631  $104,614    $133,701
Cost of delivery...............................  49,960    76,685      99,796
                                                -------  --------    --------
    Gross profit ..............................  20,671    27,929      33,905
Selling, general and administrative expenses...  17,443    24,060      28,533
Amortization of intangible assets..............   1,454     2,722       2,538
                                                -------  --------    --------
    Operating income...........................   1,774     1,147       2,834
Other income (expense)
 Interest expense-related party................  (1,151)   (1,728)     (2,147)
 Interest expense..............................    (372)   (1,219)     (2,421)
 Interest income and other, net ...............      22         2           1
                                                -------  --------    --------
Income (loss) before income taxes..............     273    (1,798)     (1,733)
Provision (benefit) for income taxes...........     592       (30)        343
                                                -------  --------    --------
Net loss.......................................    (319)   (1,768)     (2,076)
Warrant accretion..............................    (131)     (527)    (19,430)
                                                -------  --------    --------
Net loss available for common stockholders..... $  (450) $ (2,295)   $(21,506)
                                                =======  ========    ========




  The accompanying notes are an integral part of these consolidated financial statements.

                               CDG HOLDING CORP.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                            COMMON STOCK
                          -----------------
                                                                             PREDECESSOR
                                            PAID-IN  SUBSCRIPTIONS RETAINED     BASIS
                           SHARES    AMOUNT CAPITAL   RECEIVABLE   EARNINGS  ADJUSTMENT   TOTAL
                          ---------  ------ -------  ------------- --------  ----------- --------
Balance at December 31,
 1992...................  1,203,810   $ 1   $ 1,159      $  --     $    695    $(1,416)  $    439
Warrant accretion.......        --    --        --         --          (131)       --        (131)
Net loss................        --    --        --         --          (319)       --        (319)
                          ---------   ---   -------      -----     --------    -------   --------
Balance at December 31,
 1993...................  1,203,810     1     1,159        --           245     (1,416)       (11)
Issuance of common
 stock..................    300,952     1       716       (556)         --         --         161
Purchase and retirement
 of stock...............   (954,098)   (1)      --         --        (3,772)       --      (3,773)
Subscription payment....        --    --        --          46          --         --          46
Warrant accretion.......        --    --        --         --          (527)       --        (527)
Net loss................        --    --        --         --        (1,768)       --      (1,768)
                          ---------   ---   -------      -----     --------    -------   --------
Balance at December 31,
 1994...................    550,664     1     1,875       (510)      (5,822)    (1,416)    (5,872)
Exercise of common stock
 options................     19,669   --         27        --           --         --          27
Warrant accretion.......        --    --        --         --       (19,430)       --     (19,430)
Exercise of common stock
 warrants...............  2,636,439     2    25,969        --           --         --      25,971
Subscription payment....        --    --        --         510          --         --         510
Purchase and retirement
 of stock...............    (85,331)  --       (782)       --           --         --        (782)
Net loss................        --    --        --         --        (2,076)       --      (2,076)
                          ---------   ---   -------      -----     --------    -------   --------
Balance at December 19,
 1995...................  3,121,441   $ 3   $27,089      $  --     $(27,328)   $(1,416)  $ (1,652)
                          =========   ===   =======      =====     ========    =======   ========


  The accompanying notes are an integral part of these consolidated financial statements.

                               CDG HOLDING CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                   YEAR ENDED      PERIOD ENDED
                                                  DECEMBER 31,     DECEMBER 19,
                                                -----------------  ------------
                                                 1993      1994        1995
                                                -------  --------  ------------
Cash flows from operating activities
 Net loss.....................................  $  (319) $ (1,768)   $(2,076)
 Adjustments to reconcile net loss to net cash
  provided by operating activities
   Depreciation and amortization..............      775     1,101      1,090
   Provision for bad debts....................      126       119        (85)
   Amortization of goodwill and other
    intangible assets.........................    1,454     2,068      2,538
   Amortization of discount on long-term
    debt......................................      421       707        999
   Deferred income taxes......................      386      (154)       509
   Write-off of operating certificates........      --        654        --
   Noncash employee compensation..............      --        154        500
   Change in operating assets and liabilities
    Accounts receivable.......................     (722)   (2,577)    (1,415)
    Other assets..............................      115      (738)    (6,248)
    Accounts payable..........................    1,506     3,381      3,210
    Accrued liabilities.......................   (1,036)   (1,725)     2,444
    Income taxes payable......................     (101)      (95)      (447)
    Deferred compensation.....................     (202)     (149)      (260)
                                                -------  --------    -------
      Net cash provided by operating
       activities.............................    2,403       978        759
                                                -------  --------    -------
Cash flows from investing activities
 Capital expenditures, net of disposals.......   (1,132)      880       (616)
 Purchase of companies, net of cash acquired..   (3,123)  (14,391)    (3,502)
                                                -------  --------    -------
      Net cash used in investing activities...   (4,255)  (13,511)    (4,118)
                                                -------  --------    -------
Cash flows from financing activities
 Net increase in revolving line of credit.....    1,385     4,763        347
 Payments of debt.............................     (865)   (4,240)    (2,705)
 Proceeds from issuance of debt...............      --     15,208      6,551
 Purchase/retirement of common stock..........      --     (2,961)      (782)
 Proceeds from sale of common stock...........      --        556        --
 Exercise of stock options....................      --        --          27
 Exercise of stock warrants...................      --        --           2
                                                -------  --------    -------
      Net cash provided by financing
       activities.............................      520    13,326      3,440
                                                -------  --------    -------
Net (decrease) increase in cash and cash
 equivalents..................................   (1,332)      793         81
Cash and cash equivalents
 Beginning of the period......................    1,661       329      1,122
                                                -------  --------    -------
 End of the period............................  $   329  $  1,122    $ 1,203
                                                =======  ========    =======
Supplemental disclosure of cash flow
 information
 Cash paid during the period for
  Interest....................................  $   925  $  1,733    $ 3,795
  Income taxes................................      297       501        224
Disclosure of noncash investing and financing
 activities
 Non-cash employee compensation...............                315        500
Supplemental schedule of noncash investing and
 financing activities
In conjunction with the Courier Dispatch's
 acquisitions, liabilities were assumed as
 follows:
 Fair value of assets acquired................  $ 3,095  $ 13,540    $ 3,150
 Cash paid for capital stock and assets.......   (2,115)  (12,127)    (2,881)
                                                -------  --------    -------
  Liabilities assumed.........................  $   980  $  1,413    $   269
                                                =======  ========    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                               CDG HOLDING CORP.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. BUSINESS AND ORGANIZATION

  CDG Holding Corp. ("Holding") and its subsidiary, Courier Dispatch Group, Inc. ("CDG"), collectively, "Courier Dispatch", provide air and ground courier services for customers requesting delivery of time-sensitive documents. Courier Dispatch operates in the southeast, northeast, and midwest.

  Courier Dispatch and its stockholders entered into a definitive merger agreement with United TransNet, Inc. (the "Company") pursuant to which a wholly-owned subsidiary of the Company merged with Courier Dispatch. Under the merger agreement, all outstanding shares of Courier Dispatch's capital stock were converted into shares of the Company's Common Stock concurrently with the consummation of an initial public offering of such Common Stock. Simultaneously with the entry by Courier Dispatch into such merger agreement, five other companies, Tricor America, Inc. ("Tricor"); Film Transit, Incorporated ("Film Transit"); Lanter Courier Corporation ("Lanter"); Salmon Acquisition Corporation and its operating subsidiary, Sunbelt Courier, Inc. (collectively, "Sunbelt"); and 3D Distribution Systems, Inc. and its affiliated corporations and subsidiaries (collectively, "3D") (collectively with Courier Dispatch, the "Founding Companies") entered into substantially similar merger agreements with the Company, pursuant to which wholly-owned subsidiaries of the Company merged with such Founding Companies (the "Mergers").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The more significant accounting policies followed by Courier Dispatch are summarized below:

 Basis of Presentation

  The consolidated financial statements include the accounts of Courier Dispatch and its subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

 Estimates

  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period, the most significant of which are related to insurance accruals. Actual results could differ from those estimates.

 Disclosures About Fair Value of Financial Instruments

  In preparing disclosures about the fair value of financial instruments, Courier Dispatch has assumed that the carrying amount approximates fair value for cash and cash equivalents, accounts receivable, short-term debt and accounts payable. The fair value of long-term debt instruments is based upon the current interest rate environment and remaining term to maturity (see Note
6). Courier Dispatch feels that the carrying value of long-term debt approximates the fair value.

 Cash and Cash Equivalents

  Courier Dispatch considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair market value.

 Property and Equipment

  Property and equipment is recorded at cost. Additions and improvements are capitalized while maintenance and repair costs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to twenty-five years. The cost and accumulated depreciation of property retired or otherwise disposed of are removed from the accounts and any gain or loss is included in income.

                               CDG HOLDING CORP.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


 Other Assets

  Other assets consist principally of prepayments, other receivables, supply items and advances to employees.

 Goodwill and Intangible Assets

  Goodwill and intangible assets are amortized on a straight-line basis over periods ranging from 1 to 15 years. The carrying value of intangible assets is evaluated for indications of possible impairment whenever events or changes in circumstances indicate that the carrying value of an intangible asset may not be recoverable. Events or changes in circumstances which may indicate impairment include a significant adverse change in legal factors, business climate or government regulation and current cash flow losses combined with a history of cash flow losses or forecasted continuing cash flow losses associated with an acquired company. The review is based on comparing the carrying amount to the undiscounted estimated cash flows before interest charges from operations over the remaining amortization period.

  Goodwill was $6,874 and $15,195 at December 31, 1993 and 1994. Related accumulated amortization totaled $972 and $1,753, respectively.

 Insurance Claims

  Courier Dispatch is self-insured with respect to certain aspects of its workers' compensation, general liability and automobile and physical damage on vehicles. The accompanying financial statements include an insurance accrual based upon the third party administrator's and management's evaluations of estimated future ultimate costs of outstanding claims and an estimated liability for claims incurred but not reported on an undiscounted basis. The ultimate cost of these claims will depend on the outcome of individual claims given the potential for these claims to increase or decrease over time.

 Deferred Compensation

  Courier Dispatch has an agreement with its former chairman that provides for minimum specified annual payments until his death. The accrual for these payments at December 31, 1993 and 1994 was approximately $1,090 and $732, respectively.

 Revenue

  Revenue is recognized when the delivery is completed or the services are rendered to customers.

 Income Taxes

  Taxes on income are determined by using the liability method as prescribed by Statement of Financial Accounting Standards No. 109 ("FAS 109"), "Accounting for Income Taxes." This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in Courier Dispatch's financial statements or tax returns. In estimating future tax consequences, FAS 109 requires the consideration of all expected future events other than enactments of changes in the tax laws or rates.


 Reclassifications

  Certain prior year amounts have been reclassified to conform with the current presentation.

 Business Combinations

  In May 1993, Courier Dispatch acquired the outstanding capital stock of a delivery service in Alabama in exchange for $1,964, which included notes of $500 for the acquisition of a non-compete agreement with the company's stockholder. The acquired company provides statewide ground courier service for customers. The allocation of purchase price included the assignment of approximately $1,964 to intangible assets.

                               CDG HOLDING CORP.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


  In October 1992 and April 1993, Courier Dispatch acquired all the customer agreements and certain other records and the air banking division of delivery services in Minnesota and Missouri in exchange for $320 and $1,131, respectively, which included notes of $100 and $480, respectively, for non-compete agreements entered into with certain stockholders and employees of these companies. The allocation of purchase price included the assignment of approximately $320 and $1,131 to intangible assets.

  Effective March 28, 1994, Courier Dispatch acquired all of the outstanding common stock of a delivery service in Florida and non-compete agreements entered into with certain stockholders of the acquired company in exchange for $2,575 in cash plus the issuance of $1,103 in notes in consideration of the non-compete agreements. The allocation of purchase price included the assignment of approximately $2,657 to intangible assets.

  Effective June 30, 1994, Courier Dispatch acquired all of the outstanding common stock of two delivery services in North Carolina and Minnesota in exchange for $9,700 and $1,265, respectively, which includes the issuance of $300 and $10 in notes, respectively, for the entry into non-compete agreements with certain stockholders and employees of these companies. The allocation of purchase price included the assignment of approximately $8,525 and $1,045, respectively, to intangible assets.

  In April 1995, Courier Dispatch acquired the outstanding capital stock of a delivery service in Minnesota in exchange for $150 in cash and $350 in notes. Courier Dispatch also acquired all of the assets of a related delivery service in Minnesota in exchange for $2,650, of which $400 was paid in cash and the balance of which was paid by delivery of a 9% promissory note, payable in quarterly installments until maturity on March 31, 1999, plus the assumption of $269 of the company's liabilities. As part of these acquisitions, Courier Dispatch entered into non-compete agreements with certain stockholders of each of the acquired companies. The allocation of purchase price for these purchases included the assignment of approximately $448 and $1,992, respectively, to intangible assets.

  These acquisitions were accounted for under the purchase method of accounting which requires allocation of the acquisition cost to assets acquired and liabilities assumed based upon their fair values at the date of acquisition. Under purchase accounting, the excess of the acquisition costs over the fair value of the acquired assets less assumed liabilities is recorded as goodwill. The intangible assets acquired in the business combinations above are amortized over periods ranging from 3 to 15 years, depending on the life of the asset. The results of these combinations are included in the consolidated statements from the date of acquisition.

  The following presents the unaudited results of operations of Courier Dispatch for the years ended December 31, 1993 and 1994 as if the June 30, 1994 North Carolina acquisition had occurred on January 1, 1994. The pro forma information below also includes certain adjustments, including the effects of amortization of intangible assets and interest expense related to additional borrowings to fund the acquisition. The impact of other acquisitions made by Courier Dispatch in 1993, 1994 and 1995 is not reflected in the accompanying pro forma information because it is not material.

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                              -----------------
                                                               1993      1994
                                                              -------  --------
                                                                (UNAUDITED)
    Net revenues ............................................ $97,284  $117,985
    Net (loss)...............................................    (263)   (2,583)

                               CDG HOLDING CORP.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


3. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                                DECEMBER 31,
                                                               ----------------
                                                                1993     1994
                                                               -------  -------
   Land....................................................... $   577  $   577
   Buildings..................................................   1,995    2,007
   Delivery vehicles..........................................     173    2,921
   Equipment and furnishings..................................   2,355    3,740
   Leasehold improvements.....................................     916    1,269
                                                               -------  -------
                                                                 6,016   10,514
   Less accumulated depreciation and amortization.............  (1,668)  (4,956)
                                                               -------  -------
                                                               $ 4,348  $ 5,558
                                                               =======  =======

4. INTANGIBLE ASSETS

  Intangible assets consists of the following:

                                                    ESTIMATED
                                                   AMORTIZABLE  DECEMBER 31,
                                                      LIVES    ----------------
                                                     (YEARS)    1993     1994
                                                   ----------- -------  -------
   Customer lists.................................    5-12     $ 2,036  $ 6,566
   Noncompete agreements..........................     1-7       2,515    3,942
   Operating certificates.........................    5-11         812      --
   Other intangibles..............................       6       1,070    1,070
                                                               -------  -------
                                                                 6,433   11,578
   Less accumulated amortization..................              (2,372)  (3,482)
                                                               -------  -------
                                                               $ 4,061  $ 8,096
                                                               =======  =======


5. ACCRUED LIABILITIES

  Accrued liabilities consists of the following:

                                                                   DECEMBER 31,
                                                                   -------------
                                                                    1993   1994
                                                                   ------ ------
   Accrued payroll and related benefits........................... $  942 $1,503
   Accrued vacation...............................................    387    440
   Accrued insurance..............................................    793    498
   Other accrued liabilities......................................    728  1,552
                                                                   ------ ------
                                                                   $2,850 $3,993
                                                                   ====== ======

                               CDG HOLDING CORP.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


6. SHORT-TERM AND LONG-TERM DEBT

  Short-term and long-term debt consist of the following:

                                                               DECEMBER 31,
                                                              ----------------
                                                               1993     1994
                                                              -------  -------
   Term loan payable in varying monthly installments, plus
    interest at the prime rate (8.5% at December 31, 1994)
    plus 1/2%...............................................  $ 1,676  $ 1,552
   Revolving line of credit with interest payable monthly at
    the prime rate (8.5% at December 31, 1994) plus 1/2%....    1,385    6,148
   Series A Senior Subordinated Notes, due to related
    parties, net of imputed interest of approximately $544
    at December 31, 1994, due February 1999; interest
    payable quarterly at 10%................................      --     2,656
   Series B Amended and Restated Junior Subordinated Notes,
    due to a related party, net of imputed interest of
    approximately $1,477 and $1,088 at December 31, 1993 and
    1994, respectively, due September 1996; interest payable
    quarterly at 11.5%......................................    2,173    2,562
   Series C Amended and Restated Junior Subordinated Notes,
    due to a related party, net of imputed interest of
    approximately $920 and $702 at December 31, 1993 and
    1994, respectively, due September 1996, interest payable
    quarterly at 15%........................................    1,080    1,298
   Acquisition loans payable in varying monthly
    installments, plus interest at the prime rate (8.5% at
    December 31, 1994) plus 1/2%............................      --    11,708
   Guarantee of term promissory note for management's
    purchase of common stock payable in varying annual
    installments, plus interest at the rate of prime (8.5%
    at December 31, 1994) plus 1%; final payment due
    February 1997...........................................      --       510
   Notes payable, net of imputed interest of approximately
    $67 and $10 at December 31, 1993 and 1994,
    respectively............................................      657      426
   Other notes payable......................................       66      201
   Other non-compete agreements.............................       64       35
                                                              -------  -------
                                                                7,101   27,096
   Less current portion.....................................   (1,819)  (8,725)
                                                              -------  -------
                                                                5,282   18,371
   Less subordinated debt to related parties................   (3,253)  (6,516)
                                                              -------  -------
                                                              $ 2,029  $11,855
                                                              =======  =======

 Term Loan

  On September 30, 1991, Courier Dispatch entered into a loan agreement (the "Agreement") with a bank. The Agreement provides Courier Dispatch with a $5,400 credit facility consisting of a $3,000 revolving line of credit, a $600 senior term loan and a $1,800 senior term loan. During 1992, the $600 senior term loan was paid. The revolving line of credit expires in March 1997, and is revocable upon the occurrence of certain events. At December 31, 1994, the balance outstanding under the line of credit was approximately $6,148. During 1993, Courier Dispatch entered into a second loan agreement (the "Amendment") with the bank. The Amendment provides Courier Dispatch with an additional $500 under the revolving line of credit, amends the original amortization period of the $1,800 term loan, changes its maturity date and amends certain financial loan covenants.

                               CDG HOLDING CORP.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


  During 1994, Courier Dispatch entered into two loan agreements (the "Restated Agreement" and the "New Agreement") with the bank. Together these agreements provided Courier Dispatch with an additional $1,500 under the revolving line of credit, extended the term of the revolving line of credit three years, provided for acquisition loans in the aggregate amount of $12,500 for the purchases of the Florida, North Carolina and Minnesota entities and amended certain financial loan covenants.

  Borrowings under the line of credit averaged approximately $1,131 and $3,869, respectively, with corresponding average interest rates of 6.25% and 7.29% for the years ended December 31, 1993 and 1994. Maximum borrowings were approximately $1,600 and $6,148, respectively for the years ended December 31, 1993 and 1994.

  Borrowings under the line of credit are subject to certain percentage limitations of eligible accounts receivable as specified in the Restated Agreement and the New Agreement. Courier Dispatch may elect on any October 1 through loan maturity to pay interest at a fixed rate as set by the lender for any one-year period beginning October 1 for the term loan. Borrowings under the facility are secured by substantially all of the assets of Courier Dispatch. The Restated Agreement and the New Agreement also provide for the issuance of standby letters of credit in the amount of approximately $1,600. The letters of credit expire at various dates through March 1997.

  The Restated Agreement and the New Agreement contain numerous covenants, including but not limited to, the maintenance of specified financial ratios, limitations on capital additions and disposals and limitations on additional borrowings. At December 31, 1994, Courier Dispatch was in compliance with or had obtained waivers for noncompliance of all of the financial ratio covenants.

  During 1995, Courier Dispatch restructured certain of its existing debt with a bank by combining certain of its acquisition loans into one instrument. Courier Dispatch also borrowed an additional $1,300 under this new facility. The new note bears interest at the rate of prime plus 1% and matures on January 15, 1997.

 Subordinated Notes

  The Series B Amended and Restated Junior Subordinated and C Amended and Restated Junior Subordinated Notes ("Series B and C Notes") of $2,452 and $1,235, respectively, are payable in full on September 30, 1996 or upon the occurrence of certain capital transactions as specified in the loan agreements, as amended. The Series A Senior Subordinated Notes ("Series A Notes") of $2,626 related to Courier Dispatch's repurchase and retirement of common stock in 1994 and is payable in full on February 18, 1999. During 1995, Courier Dispatch issued additional Series A Senior Subordinated Notes ("Series A Notes Four, Five and Six"). The Series A Notes Four, Five and Six are payable in full on February 18, 1999. The Series A Note, and Series A Notes Four, Five and Six and Series B and Series C Notes are secured by a priority interest in substantially all of the assets of Courier Dispatch.

  Debt maturities are as follows:

      YEAR ENDED
      DECEMBER 31,
      ------------
       1995............................................................. $ 8,725
       1996.............................................................  12,243
       1997.............................................................   3,862
       1998.............................................................   1,515
       1999 and thereafter..............................................     751
                                                                         -------
                                                                         $27,096
                                                                         =======

                               CDG HOLDING CORP.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

7. COMMON STOCK WARRANTS

  In connection with the issuance of the Subordinated Notes, warrants for the purchase of common stock of Courier Dispatch were issued to the lenders as follows:

                                                              NUMBER    ASSIGNED
                                                            OF WARRANTS  VALUE
                                                            ----------- --------
    Series A Senior Notes 4 through 6......................   666,666    $  667
    Series A Senior Notes 1 through 3......................   653,146       653
    Series B Junior Notes..................................   752,381     1,731
    Series C Junior Notes..................................   551,746     1,269

  These warrants are exercisable in whole or in part at any time and expire upon the earliest of September 30, 2002 or the sixth anniversary of the prepayment in full of the related subordinated debt. The warrants provide for various rights, including the right to require Courier Dispatch to purchase the warrants after September 30, 1996 for the warrants issued in connection with the Series B and C Notes and February 18, 1999 for the warrants issued in connection with the Series A Notes or upon the occurrence of an event of default, at the greater of a formula price as defined in the securities purchase agreement ("formula price") or fair market value (as determined by negotiation or appraisal). At any time after the later of September 30, 1998 for the warrants issued in connection with the Series B and C Notes and February 18, 2001 for the warrants issued in connection with the Series A Notes, or, in either case, payment in full of all subordinated notes issued pursuant to the securities purchase agreement, Courier Dispatch may purchase, at its option, all of the warrants at the greater of the formula price or fair market value. The warrants are exercisable at a nominal exercise price. The valuation of these warrants resulted in an original issue discount on the related debt which is being amortized using the interest method over the term of the related debt.

  In connection with the restructuring of certain of its bank debt in July 1995, 12,500 warrants for the purchase of common stock of Courier Dispatch were issued to the lender.

  Transactions related to common stock warrants for each of the two years ended December 31, 1994 and the period ended December 19, 1995 are as follows:

                                                            NUMBER     ASSIGNED
                                                          OF WARRANTS   VALUE
                                                          -----------  --------
    Balance at December 31, 1992.........................  1,304,127   $  4,561
     Issuance............................................        --         --
     Accretion...........................................        --         131
                                                          ----------   --------
    Balance At December 31, 1993.........................  1,304,127      4,692
     Issuance............................................    653,146        653
     Accretion...........................................        --         527
                                                          ----------   --------
    Balance at December 31, 1994.........................  1,957,273      5,872
     Issuance............................................    679,166        667
     Accretion...........................................        --      19,430
     Exercise............................................ (2,636,439)   (25,969)
                                                          ----------   --------
    Balance at December 19, 1995.........................        --    $    --
                                                          ==========   ========

8. STOCKHOLDERS' EQUITY

  In February 1994, Courier Dispatch repurchased and retired 954,098 shares of common stock from minority owners. Immediately upon completion of the purchase of the common stock and the placement of the related indebtedness to fund such purchase, Courier Dispatch sold 300,952 shares of common stock to certain members of Courier Dispatch's management. After these transactions there were 550,664 shares of common stock issued and outstanding.

                               CDG HOLDING CORP.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


  Management's purchase of common stock was financed through bank loans to management which Courier Dispatch has guaranteed. Courier Dispatch has recorded these loans in its accounts and the stock subscriptions receivable in its equity. The loan and stock subscriptions receivable are reduced as management makes principal payments.

  In February 1994, Courier Dispatch recapitalized its existing equity structure, resulting in a change in the authorized common stock from 3,000,000 shares authorized at December 31, 1993 to 3,750,000 shares of Class A voting common stock authorized and 3,750,000 shares of Class B non-voting common stock authorized. Subsequent to the recapitalization, total shares issued and outstanding remained at 550,664 shares of Class A voting stock.

9. INCOME TAXES

  The provision (benefit) for income taxes is as follows:

                                                       YEAR ENDED   PERIOD ENDED
                                                      DECEMBER 31,  DECEMBER 19,
                                                      ------------  ------------
                                                      1993   1994       1995
                                                      ------------  ------------
Current tax provision (benefit)
 Federal............................................. $ 121 $   30     $(166)
 State...............................................    85     94       --
                                                      ----- ------     -----
                                                        206    124      (166)
                                                      ----- ------     -----
Deferred tax provision (benefit)
 Federal.............................................   330   (131)      433
 State...............................................    56    (23)       76
                                                      ----- ------     -----
                                                        386   (154)      509
                                                      ----- ------     -----
Total provision (benefit). .......................... $ 592 $  (30)    $ 343
                                                      ===== ======     =====

  In 1993 and 1994, Courier Dispatch utilized approximately $128 and $125, respectively, of alternative minimum tax credits which were generated in 1991 and 1992 to reduce its current federal income tax expense.

  The deferred tax assets (liabilities) consist of the following:

                                                                DECEMBER 31,
                                                               ----------------
                                                                1993     1994
                                                               -------  -------
   Deferred tax assets
    Insurance accrual......................................... $ 2,545  $ 2,513
    Deferred compensation.....................................     403      293
    Vacation accrual..........................................     118      139
    Accounts receivable allowance.............................     137      132
    Other.....................................................     290      349
                                                               -------  -------
                                                                 3,493    3,426
                                                               -------  -------
   Deferred tax liabilities
    Accumulated depreciation..................................    (572)    (448)
                                                               -------  -------
                                                                  (572)    (448)
                                                               -------  -------
   Valuation allowance........................................  (1,985)  (1,888)
                                                               -------  -------
                                                               $   936  $ 1,090
                                                               =======  =======

                               CDG HOLDING CORP.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


  The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                                      YEAR ENDED   PERIOD ENDED
                                                     DECEMBER 31,  DECEMBER 19,
                                                     ------------  ------------
                                                     1993   1994       1995
                                                     ------------  ------------
Tax provision (benefit) at federal statutory rate..  $  93 $ (611)    $(589)
State income taxes, net of federal income tax
 benefit...........................................     71     63       --
Nondeductible expenses, primarily goodwill.........    268    615       656
Effect of valuation allowance......................    160    (97)      276
                                                     ----- ------     -----
                                                     $ 592 $  (30)    $ 343
                                                     ===== ======     =====


10. STOCK OPTION PLAN

  Courier Dispatch has in place a stock option plan whereby selected members of Courier Dispatch's management have been granted options to purchase shares of Courier Dispatch's common stock. Transactions related to stock options for each of the two years ended December 31, 1994 and the period ended December 19, 1995 are as follows:

                                                                    OPTION PRICE
                                                            SHARES   PER SHARE
                                                            ------- ------------
   Outstanding at December 31, 1992........................  29,343 $      1.40
   Granted.................................................  48,163        1.40
   Exercised...............................................     --          --
   Canceled or expired.....................................     --          --
                                                            ------- -----------
   Outstanding at December 31, 1993........................  77,506        1.40
   Granted.................................................  94,535  1.40--3.00
   Exercised...............................................     --          --
   Canceled or expired.....................................     --          --
                                                            ------- -----------
   Outstanding at December 31, 1994........................ 172,041  1.40--3.00
   Granted................................................. 167,503  1.40--3.00
   Exercised...............................................  19,669        1.40
   Canceled or expired.....................................     --          --
                                                            ------- -----------
   Outstanding at December 19, 1995........................ 319,875 $1.40--3.00
                                                            ======= ===========

  Compensation expense related to the stock options for the years ended December 31, 1993, 1994 and the period ended December 19, 1995 was approximately $0, $154, and $500, respectively.

                               CDG HOLDING CORP.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


11. COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  Courier Dispatch leases office and operating facilities and certain equipment under noncancelable operating leases with terms in excess of one year. Future minimum lease payments required by operating leases approximate the following:

        YEAR ENDED
        DECEMBER 31,
        ------------
         1995............................................................ $1,540
         1996............................................................  1,352
         1997............................................................  1,076
         1998............................................................    860
         1999 and thereafter.............................................    617
                                                                          ------
                                                                          $5,445
                                                                          ======

  Several operating lease agreements have provisions for escalation in rents to approximate the change in the consumer price index. In addition, Courier Dispatch leases office and operating facilities and certain vehicles and equipment on a month-to-month basis. Lease expense for the years ended December 31, 1993 and 1994 and for the period ended December 19, 1995 were approximately $4,494, $7,061 and $8,322, respectively.

 Litigation

  Courier Dispatch is, from time to time, a party to litigation arising in the normal course of its business, most of which involves claims for personal injury and property damage incurred in connection with its operations. Management believes that none of these actions will have a material adverse effect on the financial position or results of operations of Courier Dispatch.

 Self-Insurance Program

  Courier Dispatch is self-insured with respect to certain aspects of its workers' compensation, general liability and automobile and physical damage on vehicles claims. The self-insured risk is $100 per general liability claim and $250 per workers compensation and automobile and vehicle damage claims. In accordance with the terms of the insurance policy, Courier Dispatch maintains a $1,240 letter of credit with a commercial bank in favor of the insurer. Management believes that any claims as of December 19, 1995 arising under this self-insurance program will not have a material adverse effect on the financial position or results of operations of Courier Dispatch.

12. RELATED PARTY TRANSACTIONS

  At December 31, 1993 and 1994, Courier Dispatch had outstanding $2,173 and $3,890 of its subordinated notes, net of imputed interest, with a bank. In connection with the notes, the bank acquired warrants to purchase 1,412,287 shares of Courier Dispatch's common stock. A managing director of the bank is a director of Courier Dispatch.

  At December 31, 1993 and 1994, Courier Dispatch had outstanding $1,080 and $2,626 of its subordinated notes, net of imputed interest, with another bank. In connection with the notes, the bank acquired warrants to purchase 1,211,652 shares of Courier Dispatch's common stock. An executive vice president of the bank is a director of Courier Dispatch. An affiliate of the bank is a significant customer of Courier Dispatch. At December 31, 1993 and 1994, Courier Dispatch had an account receivable balance of approximately $250 and $1,184,

                               CDG HOLDING CORP.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

respectively, from this customer. Sales to this customer approximated $4,972, $5,513 and $6,458 for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995, respectively.

13. EMPLOYEE BENEFIT PLANS

  Effective October 1, 1994, Courier Dispatch adopted a defined contribution plan. Courier Dispatch pays all general and administrative expenses of the plan and has the option to make contributions to the plan at its sole discretion. For the year ended December 31, 1994 and the period ended December 19, 1995, Courier Dispatch made no contributions to the plan. General and administrative expenses related to the plan for the year ended December 31, 1994 and the period ended December 19, 1995 were $23 and $47, respectively.

14. CONCENTRATION OF CREDIT RISK

  During the years ended December 31, 1993 and 1994 and the period ended December 19, 1995, no one customer represented greater than 10% of total sales revenue of Courier Dispatch. Courier Dispatch operates primarily in the southeast, northeast and midwest. Services to financial institutions comprised approximately 55% of total sales for each of the years ended December 31, 1993 and 1994 and the period ended December 19, 1995, with the remainder of sales primarily relating to pharmaceutical and other. Although Courier Dispatch is affected by the creditworthiness of its customers, management does not believe significant credit risk exists at December 19, 1995. Courier Dispatch generally does not require collateral, and maintains reserves for potential credit losses. Historically, such losses have been within management's expectations.

15. SUBSEQUENT EVENT

  On December 20, 1995, in exchange for shares of Common Stock, Courier Dispatch merged with a wholly-owned subsidiary of the Company.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Boards of Directors and Stockholder of Tricor America, Inc.

  In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Tricor America, Inc. ("Tricor") at December 31, 1993 and 1994, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1994, and for the period ended December 19, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Tricor's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Sacramento, California
March 12, 1996

                                     TRICOR

                            COMBINED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1993    1994
                                                                ------- -------
                            ASSETS
Current assets
 Cash and cash equivalents..................................... $   834 $ 2,411
 Accounts receivable, less allowance of $229 and $230..........   3,988   4,421
 Short-term investments........................................     --      500
 Prepaid workers' compensation.................................     685     --
 Prepaids and other assets.....................................     368     206
                                                                ------- -------
    Total current assets.......................................   5,875   7,538
Property and equipment, net....................................   3,902   3,808
Other assets...................................................     668     485
                                                                ------- -------
                                                                $10,445 $11,831
                                                                ======= =======
             LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
 Current maturities of long-term debt.......................... $   975 $   688
 Accounts payable..............................................     725     595
 Accrued liabilities...........................................   1,552   1,523
 Income taxes payable..........................................      26       2
                                                                ------- -------
    Total current liabilities..................................   3,278   2,808
 Long-term debt, net of current maturities.....................   2,209   1,533
                                                                ------- -------
                                                                  5,487   4,341
                                                                ------- -------
Stockholder's equity
 Common stock..................................................      65      65
 Retained earnings.............................................   4,893   7,425
                                                                ------- -------
                                                                  4,958   7,490
                                                                ------- -------
Commitments and contingencies..................................     --      --
                                                                ------- -------
                                                                $10,445 $11,831
                                                                ======= =======



    The accompanying notes are an integral part of these combined financial statements.

                                     TRICOR

                       COMBINED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   YEAR ENDED      PERIOD ENDED
                                                  DECEMBER 31,     DECEMBER 19,
                                                 ----------------  ------------
                                                  1993     1994        1995
                                                 -------  -------  ------------
Net revenues.................................... $32,504  $34,288    $37,252
Cost of delivery................................  23,726   24,846     27,172
                                                 -------  -------    -------
 Gross profit...................................   8,778    9,442     10,080
Selling, general and administrative expenses....   6,789    7,058      6,898
Amortization of intangible assets...............     100      172        --
                                                 -------  -------    -------
 Operating income...............................   1,889    2,212      3,182
Other income (expense)
 Interest expense...............................    (249)    (276)      (186)
 Interest income and other, net.................      67    2,191        178
                                                 -------  -------    -------
Income before income taxes......................   1,707    4,127      3,174
Provision for income taxes......................      41       15         18
                                                 -------  -------    -------
Net income...................................... $ 1,666  $ 4,112    $ 3,156
                                                 =======  =======    =======
Unaudited pro forma data (Note 9)
 Income before income taxes..................... $ 1,707  $ 4,127    $ 3,174
 Pro forma provision for income taxes...........     703      851      1,293
                                                 -------  -------    -------
Net income...................................... $ 1,004  $ 3,276    $ 1,881
                                                 =======  =======    =======





    The accompanying notes are an integral part of these combined financial statements.

                                     TRICOR

                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                COMMON STOCK
                                                ------------- RETAINED
                                                SHARES AMOUNT EARNINGS   TOTAL
                                                ------ ------ --------  -------
Balance at December 31, 1992...................  368    $65   $ 3,835   $ 3,900
Distributions to stockholder...................  --     --       (608)     (608)
Net income.....................................  --     --      1,666     1,666
                                                 ---    ---   -------   -------
Balance at December 31, 1993...................  368     65     4,893     4,958
Distributions to stockholder...................  --     --     (1,580)   (1,580)
Net income.....................................  --     --      4,112     4,112
                                                 ---    ---   -------   -------
Balance at December 31, 1994...................  368     65     7,425     7,490
Distributions to stockholder...................  --     --     (7,128)   (7,128)
Net income.....................................  --     --      3,156     3,156
                                                 ---    ---   -------   -------
Balance at December 19, 1995...................  368    $65   $ 3,453   $ 3,518
                                                 ===    ===   =======   =======






    The accompanying notes are an integral part of these combined financial statements.

                                     TRICOR

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                   YEAR ENDED      PERIOD ENDED
                                                  DECEMBER 31,     DECEMBER 19,
                                                 ----------------  ------------
                                                  1993     1994        1995
                                                 -------  -------  ------------
Cash flows from operating activities
Net income.....................................  $ 1,666  $ 4,112    $ 3,156
Adjustments to reconcile net income to net cash
 provided by operating activities..............
 Depreciation..................................      541      574        543
 Provision for bad debts.......................       23       79        --
 Amortization of intangible assets.............      100      105        --
 Write-off of intangible assets ...............      --        67        --
 Change in operating assets and liabilities
  Accounts receivable..........................     (832)    (512)      (331)
  Prepaid workers' compensation................      --       685        --
  Deferred and other assets....................     (244)     173       (180)
  Accounts payable.............................     (217)    (130)     1,271
  Income taxes payable.........................      --       (24)       --
  Accrued liabilities..........................      443      (29)       199
  Dividend payable.............................      --       --         402
                                                 -------  -------    -------
Net cash provided by operating activities......    1,480    5,100      5,060
                                                 -------  -------    -------
Cash flows from investing activities
 Net (purchases) sales of short-term
  investments..................................      --      (500)       500
 Capital expenditures, net of disposals........     (437)    (348)      (407)
                                                 -------  -------    -------
Net cash (used in) provided by investing
 activities....................................     (437)    (848)        93
                                                 -------  -------    -------
Cash flows from financing activities
 Payments of debt..............................     (812)  (1,095)      (716)
 Distributions to stockholder..................     (608)  (1,580)    (5,424)
                                                 -------  -------    -------
Net cash used in financing activities..........   (1,420)  (2,675)    (6,140)
                                                 -------  -------    -------
Net (decrease) increase in cash and cash
 equivalents ..................................     (377)   1,577       (987)
Cash and cash equivalents
 Beginning of the period.......................    1,211      834      2,411
                                                 -------  -------    -------
 End of the period.............................  $   834  $ 2,411    $ 1,424
                                                 =======  =======    =======
Supplemental disclosure of cash flow
 information
 Cash paid during the period for
  Interest.....................................  $   249  $   276    $   186
  Income taxes.................................       41       41
Disclosure of non-cash investing and financing
 activities
 Capital expenditures financed through issuance
  of notes payable.............................      213      132
 Workers' compensation premiums financed
  through issuance of notes payable............      738
 Non-cash distributions to stockholder.........                        1,302


    The accompanying notes are an integral part of these combined financial statements.

                                    TRICOR

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. BUSINESS AND ORGANIZATION

  Tricor America, Inc. ("Tricor") is engaged in interstate, intrastate and international courier services for customers requiring delivery of time-sensitive documents, using air and surface transportation. Tricor primarily operates in the Western United States and Pacific Rim with the bulk of its business concentrated with large banks and other financial services companies.

  Tricor is closely held and commonly controlled by one individual, the "stockholder." In October 1995, Tricor California, Inc. ("California"), Tricor International ("International") and Tricor Nevada, Inc. ("Nevada") were merged into and with Tricor America, Inc. Prior to this merger America, California, and International were S corporations and Nevada was a C corporation. California had authorized 10,000 shares of no par value common stock with 22.5 shares issued and outstanding, International had authorized 10,000 shares of no par value common stock with 225 shares issued and outstanding, and Nevada had authorized 2,500 shares of no par value common stock with 45 shares issued and outstanding.

  Tricor and its stockholder entered into a definitive merger agreement with United TransNet, Inc. (the "Company") pursuant to which a wholly-owned subsidiary of the Company merged with Tricor. Under the merger agreement, all outstanding shares of Tricor's capital stock were converted into shares of the Company's Common Stock and cash concurrently with the consummation of an initial public offering of such Common Stock. Simultaneously with the entry by Tricor into such merger agreement, five other companies, CDG Holding Corp. and its operating subsidiary, Courier Dispatch Group, Inc. (collectively, "Courier Dispatch"); Film Transit, Incorporated ("Film Transit"); Lanter Courier Corporation ("Lanter"); Salmon Acquisition Corporation and its operating subsidiary, Sunbelt Courier, Inc. (collectively, "Sunbelt"); and 3D Distribution Systems, Inc. and its affiliated corporations and subsidiaries (collectively, "3D") (collectively with Tricor, the "Founding Companies") entered into substantially similar merger agreements with the Company, pursuant to which wholly-owned subsidiaries of the Company merged with such Founding Companies (the "Mergers"). Prior to consummating the Mergers, Tricor distributed certain assets with a book value of $2,791, net of related indebtedness of $1,489, to its stockholder as a dividend.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The more significant accounting policies followed by Tricor are summarized below:

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period, the most significant of which are related to insurance accruals. Actual results could differ from those estimates.

 Disclosures About Fair Value of Financial Instruments

  In preparing disclosures about the fair value of financial instruments, Tricor has assumed that the carrying amount approximates fair value for cash and cash equivalents, accounts receivable, short-term investments, short-term debt and accounts payable. The fair value of long-term debt instruments is based upon the current interest rate environment and remaining term to maturity (see Note 5). Tricor feels that the carrying value of long-term debt approximates the fair value.

 Cash and Cash Equivalents and Short-Term Investments

  Cash and equivalents include certificates of deposit and money market accounts, all of which have original maturities of three months or less. Short-term investments, which consist of certificates of deposit with original maturities between three months and one year, are accounted for at fair market value, which approximates cost.

                                    TRICOR

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 Property and Equipment

  Property and equipment are recorded at cost. Additions and improvements are capitalized while maintenance and repair costs are charged to expense as incurred. Tricor computes depreciation using the double-declining balance method over the estimated useful lives of the assets, which range from 5--31.5 years. The cost and accumulated depreciation of property retired or otherwise disposed of are removed from the accounts and any gain or loss is included in income.

 Other Assets

  Other assets is comprised primarily of prepaid expenses, other receivables and a non-compete agreement with a stockholder which was written off in 1994.

 Insurance Claims

  Tricor is self-insured with respect to group health coverage and automobile and physical damage on vehicles up to specified per claim and aggregate amounts. The accompanying financial statements include an insurance accrual based upon a third party administrator's and management's evaluations of estimated future ultimate costs of outstanding claims and an estimated liability for claims incurred but not reported on an undiscounted basis. The ultimate cost of these claims will depend on the outcome of individual claims given the potential for these claims to increase or decrease over time.

 Revenue

  Revenue is recognized when the delivery is completed.

 Income Taxes

  America, California, and International elected S corporation status for federal and state tax purposes. Under S corporation rules, all income tax liability flows through to Tricor's stockholder with the exception of certain state taxes. Effective January 1, 1994, the state tax rate applicable to Tricor changed from 2.5% to 1.5%. Nevada accounts for federal and state income taxes in accordance with Statement of Financial Standards No. 109 (SFAS 109), "Accounting for Income Taxes". See Note 9 for pro forma income tax information.

 Reclassifications

  Certain prior year amounts have been reclassified to conform with the current presentation.

3. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                                DECEMBER 31,
                                                               ----------------
                                                                1993     1994
                                                               -------  -------
   Land....................................................... $   846  $   846
   Buildings..................................................   1,728    1,728
   Delivery vehicles..........................................   1,776    1,915
   Equipment and furnishings..................................   1,280    1,392
   Leasehold improvements.....................................     722      722
                                                               -------  -------
                                                                 6,352    6,603
   Less accumulated depreciation and amortization.............  (2,450)  (2,795)
                                                               -------  -------
                                                               $ 3,902  $ 3,808
                                                               =======  =======

                                     TRICOR

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

4. ACCRUED LIABILITIES

  Accrued liabilities consists of the following:

                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1993   1994
                                                                  ------ ------
   Accrued payroll and related benefits.......................... $  775 $  697
   Accrued insurance.............................................    479    414
   Other accrued liabilities.....................................    298    412
                                                                  ------ ------
                                                                  $1,552 $1,523
                                                                  ====== ======

5. LONG-TERM DEBT

                                                               DECEMBER 31,
                                                               --------------
                                                                1993    1994
                                                               ------  ------
   Long-term debt consists of the following:
   Note payable, secured by land and building in Los Angeles,
    California; payable in monthly principal and interest
    installments of $3 to $5; bearing interest based on the
    cost of funds for the 11th District savings institutions
    plus a margin of 2.25%; interest at December 31, 1994 was
    7.26%..................................................... $  398  $  361
   Note payable, secured by land and building in Irving,
    Texas; payable in monthly principal installments of $2
    plus interest at an adjustable rate indexed to prime rate;
    interest at December 31, 1994 was 9.75%...................    178     135
   Contracts payable, secured by property and equipment
    payable in monthly installments ranging from $22 to $23
    including principal and interest at rates from 6.5% to
    16.88%....................................................    299     189
   Note payable, secured by land and building in South San
    Francisco, California, repaid in 1994.....................    236     --
   Note payable, secured by land and building in South San
    Francisco, California, payable in monthly installments of
    $8 including principal and interest; bearing interest at
    9.1%; payable in full at January 1, 1996..................    899     890
   Premium loan, Workers' Compensation Insurance, payable in
    monthly installments ranging from $26 to $79 including
    principal and interest, bearing interest at 6%............    693     312
   Note payable to former stockholder, in connection with
    covenant not to compete, secured by a pledge of 25% of
    Tricor's stock, payable in monthly installments of $8,
    non-interest bearing......................................    187      92
   Note payable to former stockholder, in connection with
    stock redemption, secured by the pledge of 25% of the
    Tricor's stock, payable in monthly installments of $6 to
    $14; bearing interest at 12%; payable in full at
    January 1, 1996...........................................    280     238
   Other notes payable........................................     14       4
                                                               ------  ------
                                                                3,184   2,221
   Less -- current portion....................................   (975)   (688)
                                                               ------  ------
                                                               $2,209  $1,533
                                                               ======  ======

                                    TRICOR

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


  Debt maturities are as follows:

        YEAR ENDED
        DECEMBER 31,
        ------------
         1995............................................................ $  688
         1996............................................................  1,057
         1997............................................................    133
         1998............................................................    110
         1999 and thereafter.............................................    233
                                                                          ------
                                                                          $2,221
                                                                          ======

6. COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  Tricor leases office and operating facilities from related parties and non-related parties and certain equipment from non-related parties under noncancelable operating leases with terms in excess of one year. Future minimum lease payments required by operating leases approximate the following:

        YEAR ENDED                                           RELATED NON-RELATED
        DECEMBER 31,                                         PARTIES   PARTIES
        ------------                                         ------- -----------
         1995............................................... $  140     $203
         1996...............................................    140      134
         1997...............................................     50       64
         1998...............................................     50       30
         1999 and thereafter................................    983       36
                                                             ------     ----
                                                             $1,363     $467
                                                             ======     ====

  Several operating lease agreements have provisions for escalation in rents to approximate the change in the consumer price index and for Tricor's share of real estate taxes and building operating expenses. Lease expense to related parties for the years December 31, 1993, and 1994 and for the period ended December 19, 1995 totaled approximately $115, $140 and $65, respectively. Lease expense to non-related parties for the same periods totaled approximately $244, $250 and $372, respectively.

 Litigation

  Tricor is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of these actions will have a material adverse effect on the financial position or results of operations of Tricor.

7. EMPLOYEE RETIREMENT PLAN

  Tricor has a Qualified 401(k) Employee Savings and Profit Sharing Plan for the benefit of all eligible employees. Employees are eligible to participate in the plan if they have been employed by Tricor for one year and work at least 20 hours per week. Generally, employees can defer up to 15% of their salary under the plan. Tricor can make a discretionary matching contribution based on a percentage of the deferral up to 5% of the yearly compensation. Employer contributions for the plan for the year ended December 31, 1993 and 1994, and for the period ended December 19, 1995, totaled approximately $101, $103, and $165, respectively.

8. LIFE INSURANCE PROCEEDS

  During 1994, Tricor received life insurance proceeds totaling approximately $2,015 upon the death of a former officer of Tricor, which are recorded as other income.

                                    TRICOR

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


9. UNAUDITED PRO FORMA INFORMATION

 Income Taxes

  Tricor has calculated the December 31, 1993 and 1994 and the December 19, 1995 pro forma provision for income taxes under Financial Accounting Standards Board Statement No. 109 (SFAS 109).

  The pro forma income tax provision is as follows:

                                                      YEAR ENDED    PERIOD ENDED
                                                     DECEMBER 31,   DECEMBER 19,
                                                     -------------- ------------
                                                      1993    1994      1995
                                                     ------  ------ ------------
   Current tax provision
    Federal......................................... $  568  $  649    $1,037
    State...........................................    170     194       301
                                                     ------  ------    ------
                                                        738     843     1,338
                                                     ------  ------    ------
   Deferred tax (benefit) provision
    Federal.........................................    (28)      4       (43)
    State...........................................     (7)      4        (2)
                                                     ------  ------    ------
                                                        (35)      8       (45)
                                                     ------  ------    ------
       Total provision.............................. $  703  $  851    $1,293
                                                     ======  ======    ======


  The differences in pro forma income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                                    YEAR ENDED    PERIOD ENDED
                                                   DECEMBER 31,   DECEMBER 19,
                                                   -------------  ------------
                                                   1993   1994        1995
                                                   -------------  ------------
   Tax at federal statutory rate.................. $ 581 $ 1,403     $1,079
   State income taxes, net of federal income tax
    benefit.......................................   108     133        193
   Life insurance proceeds........................   --     (685)       --
   Other..........................................    14     --          21
                                                   ----- -------     ------
                                                   $ 703 $   851     $1,293
                                                   ===== =======     ======

  Pro forma deferred income taxes result from temporary differences in the recognition of certain expenses for financial and income tax reporting purposes.

  Deferred taxes would be provided for the temporary differences between the financial reporting basis and the tax basis of Tricor's assets and liabilities. Pro forma deferred tax assets would consist of the following:

                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1993   1994
                                                                  ------ ------
   Compensated absence accrual................................... $  132 $  144
   Self-insurance accrual........................................    208    179
   State income taxes............................................     25     35
   Other.........................................................    104    103
                                                                  ------ ------
                                                                  $  469 $  461
                                                                  ====== ======

10. SUBSEQUENT EVENT

  On December 20, 1995, in exchange for shares of Common Stock and cash, Tricor merged with a wholly-owned subsidiary of the Company.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Film Transit, Incorporated

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Film Transit, Incorporated and its subsidiary (collectively, "Film Transit") at December 31, 1993 and 1994, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1994 and for the period ended December 19, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Film Transit's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Memphis, Tennessee
March 12, 1996

                           FILM TRANSIT, INCORPORATED

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               DECEMBER 31,
                                                              ----------------
                                                               1993     1994
                                                              -------  -------
                           ASSETS
Current assets
  Cash and cash equivalents.................................. $   425  $   101
  Short-term investments.....................................     --       400
  Accounts receivable, less allowance of $60 and $60.........   1,476    1,559
  Deferred tax assets........................................      55      229
  Prepaids and other assets..................................     417      416
                                                              -------  -------
    Total current assets.....................................   2,373    2,705
Property and equipment, net..................................   2,190    2,082
Intangibles and other assets, net............................     256      187
                                                              -------  -------
                                                              $ 4,819  $ 4,974
                                                              =======  =======
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term debt............................................ $   527  $   470
  Accounts payable...........................................     435      438
  Accrued liabilities........................................   2,235    2,656
  Income taxes payable.......................................      12       79
                                                              -------  -------
    Total current liabilities................................   3,209    3,643
Long-term debt, net of current maturities....................     624      141
Deferred tax liabilities.....................................     364      317
Other liabilities............................................      60       58
                                                              -------  -------
                                                                4,257    4,159
                                                              -------  -------
Stockholders' equity
  Class "A" common stock, $50 par value; 500 shares
   authorized; 197 shares issued and outstanding.............      10       10
  Class "B" common stock, $50 par value; 500 shares
   authorized; 308 shares issued and outstanding.............      15       15
  Paid-in capital............................................     100      100
  Retained earnings..........................................   7,428    7,681
  Treasury stock (144 Class "A" Shares and 308 Class "B"
   Shares)...................................................  (6,991)  (6,991)
                                                              -------  -------
                                                                  562      815
                                                              -------  -------
Commitments and contingencies................................     --       --
                                                              -------  -------
                                                              $ 4,819  $ 4,974
                                                              =======  =======

  The accompanying notes are an integral part of these consolidated financial statements.

                           FILM TRANSIT, INCORPORATED

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   YEAR ENDED
                                                  DECEMBER 31,     PERIOD ENDED
                                                 ----------------  DECEMBER 19,
                                                  1993     1994        1995
                                                 -------  -------  ------------
Net revenues.................................... $24,692  $24,717    $22,352
Cost of delivery................................  16,079   16,829     14,566
                                                 -------  -------    -------
  Gross profit..................................   8,613    7,888      7,786
Selling, general and administrative expenses....   7,348    7,351      7,155
Amortization of intangible assets...............      37       91        --
                                                 -------  -------    -------
  Operating income..............................   1,228      446        631
Other income (expense)..........................
  Interest expense..............................     (97)     (62)       (43)
  Interest income and other, net................       7       19         49
                                                 -------  -------    -------
Income before income taxes......................   1,138      403        637
Provision for income taxes......................     450      150        241
                                                 -------  -------    -------
Net income...................................... $   688  $   253    $   396
                                                 =======  =======    =======


  The accompanying notes are an integral part of these consolidated financial statements.

                           FILM TRANSIT, INCORPORATED

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                           CLASS "A"     CLASS "B"
                         COMMON STOCK  COMMON STOCK
                         ------------- ------------- PAID-IN RETAINED TREASURY
                         SHARES AMOUNT SHARES AMOUNT CAPITAL EARNINGS  STOCK    TOTAL
                         ------ ------ ------ ------ ------- -------- --------  -----
Balance at December 31,
 1992...................  197    $10    308    $15    $100    $6,740  $(6,991)  $(126)
Net income..............  --     --     --     --      --        688      --      688
                          ---    ---    ---    ---    ----    ------  -------   -----
Balance at December 31,
 1993...................  197     10    308     15     100     7,428   (6,991)    562
Net income..............  --     --     --     --      --        253      --      253
                          ---    ---    ---    ---    ----    ------  -------   -----
Balance at December 31,
 1994...................  197     10    308     15     100     7,681   (6,991)    815
Distributions to
 stockholders...........  --     --     --     --      --       (519)     --     (519)
Net income..............  --     --     --     --      --        396      --      396
                          ---    ---    ---    ---    ----    ------  -------   -----
Balance at December 19,
 1995...................  197    $10    308    $15    $100    $7,558  $(6,991)  $ 692
                          ===    ===    ===    ===    ====    ======  =======   =====



  The accompanying notes are an integral part of these consolidated financial statements.

                           FILM TRANSIT, INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                    YEAR ENDED     PERIOD ENDED
                                                   DECEMBER 31,    DECEMBER 19,
                                                   --------------  ------------
                                                    1993    1994       1995
                                                   ------  ------  ------------
Cash flows from operating activities
  Net income...................................... $  688  $  253     $ 396
  Adjustments to reconcile net income to net cash
   provided by operating activities
    Depreciation and amortization.................    498     483       462
    Provision for bad debts.......................     14      43        61
    Amortization of intangible assets.............     33     --        --
    Loss (gain) on sale of assets.................     18      15        (3)
    Amortization/write off of authority licenses..      4      91       --
    Deferred income taxes.........................    131    (221)       64
    Change in operating assets and liabilities
      Accounts receivable.........................    138    (126)      (78)
      Other assets................................   (101)    (20)     (346)
      Accounts payable............................    127       3        60
      Accrued liabilities.........................   (281)    421      (162)
      Income taxes payable........................    (90)     67      (111)
      Other liabilities...........................      4      (2)      --
                                                   ------  ------     -----
        Net cash provided by operating
         activities...............................  1,183   1,007       343
                                                   ------  ------     -----
Cash flows from investing activities..............
  (Purchases) sales of short-term investments.....    --     (400)      400
  Capital expenditures, net of disposals..........   (529)   (391)     (441)
                                                   ------  ------     -----
        Net cash used in investing activities.....   (529)   (791)      (41)
                                                   ------  ------     -----
Cash flows from financing activities..............
  Payments of debt................................   (502)   (540)     (879)
  Proceeds from issuance of debt..................    --      --        494
                                                   ------  ------     -----
        Net cash used in financing activities.....   (502)   (540)     (385)
                                                   ------  ------     -----
Net increase (decrease) in cash and cash
 equivalents......................................    152    (324)      (83)
Cash and cash equivalents.........................
  Beginning of the period.........................    273     425       101
                                                   ------  ------     -----
  End of the period............................... $  425  $  101     $  18
                                                   ======  ======     =====
Supplemental disclosure of cash flow information
  Cash paid during the period for
    Interest...................................... $   97  $   62     $  32
    Income taxes..................................    408     303       288
Disclosure of non-cash investing and financing
 activities.......................................
  Non-cash distributions to stockholder...........                    $ 519

  The accompanying notes are an integral part of these consolidated financial statements.

                          FILM TRANSIT, INCORPORATED

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. BUSINESS AND ORGANIZATION

  Film Transit, Incorporated, including its subsidiary, (collectively, "Film Transit") is a Class I common carrier specializing in the transportation of motion picture film and theater supplies, magazines, surface movement of air freight and general commodities. A large proportion of Film Transit's revenues are developed from the transportation of small package shipments. Film Transit operates in the mid-south.

  Film Transit and its stockholders entered into a definitive merger agreement with United TransNet, Inc. (the "Company") pursuant to which a wholly-owned subsidiary of the Company merged with Film Transit. Under the merger agreement, all outstanding shares of Film Transit's capital stock were converted into shares of the Company's Common Stock concurrently with the consummation of an initial public offering of such Common Stock. Simultaneously with the entry by Film Transit into such merger agreement, five other companies, CDG Holding Corp. and its operating subsidiary, Courier Dispatch Group, Inc. (collectively "Courier Dispatch"); Tricor America, Inc. ("Tricor"); Salmon Acquisition Corporation and its operating subsidiary, Sunbelt Courier, Inc. (collectively, "Sunbelt"); and 3D Distribution Systems, Inc. and its affiliated corporations and subsidiaries (collectively, "3D") (collectively with Film Transit, the "Founding Companies") entered into substantially similar merger agreements with the Company, pursuant to which wholly-owned subsidiaries of the Company merged with such Founding Companies (the "Mergers"). Prior to consummating the agreement, Film Transit distributed certain assets to its stockholders as a dividend.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The more significant accounting policies followed by Film Transit are summarized below:

 Basis of Presentation

  The consolidated financial statements include the accounts of Film Transit, Incorporated and its wholly-owned subsidiary, Commonwealth Associates. All significant intercompany accounts and transactions have been eliminated in consolidation.

 Estimates

  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period, the most significant of which are related to insurance accruals. Actual results could differ from those estimates.

 Disclosures About Fair Value of Financial Instruments

  In preparing disclosures about the fair value of financial instruments, Film Transit has assumed that the carrying amount approximates fair value for cash and cash equivalents, accounts receivable, short-term investments, short-term debt and accounts payable. The fair value of long-term debt instruments is based upon the current interest rate environment and remaining term to maturity (see Notes 5 and 6). Film Transit feels that the carrying value of long-term debt approximates the fair value.

 Cash and Cash Equivalents and Short-Term Investments

  Cash on hand, amounts due from banks and certificates of deposit and repurchase agreements having original maturities of three months or less are classified as cash and cash equivalents by Film Transit. Short-term investments consist of certificates of deposit with original maturities of less than one year and are recorded at market which approximates cost.

                          FILM TRANSIT, INCORPORATED

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


 Property and Equipment

  Property and equipment are recorded at cost. Additions and improvements are capitalized while maintenance and repair costs are charged to expense as incurred. Film Transit computes depreciation using the straight-line method over the estimated useful life of the assets. Average depreciable lives are: building and improvements 31.5 years; fixtures and equipment 7-15 years; and vehicles and accessories 3-5 years. The cost and accumulated depreciation of property retired or otherwise disposed of are removed from the accounts and any gain or loss is included in income.

 Insurance Claims

  Film Transit is self-insured with respect to workers' compensation up to the deductible of $200 a claim and $950 in aggregate at December 19, 1995. The aggregate deductible at December 31, 1993 and 1994 was $1,550 and $1,450, respectively. The accompanying financial statements include an insurance accrual based upon the third party administrator's and management's evaluations of estimated future ultimate costs outstanding claims and an estimated liability for claims incurred but not reported on an undiscounted basis.

 Revenue

  Revenue is recognized when the delivery is completed.

 Income Taxes

  Taxes on income are determined by using the liability method as prescribed by Statement of Financial Accounting Standards No. 109 ("FAS 109"), "Accounting for Income Taxes." This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in Film Transit's financial statements or tax returns. In estimating future tax consequences, FAS 109 requires the consideration of all expected future events other than enactments of changes in the tax laws or rates.

 Reclassifications

  Certain prior year amounts have been reclassified to conform with the current presentation.

3. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                                DECEMBER 31,
                                                               ----------------
                                                                1993     1994
                                                               -------  -------
   Land....................................................... $    56  $    56
   Buildings..................................................     232      232
   Delivery vehicles..........................................   5,827    5,731
   Equipment and furnishings..................................   1,297    1,343
   Leasehold improvements.....................................      54       53
                                                               -------  -------
                                                                 7,466    7,415
   Less accumulated depreciation and amortization.............  (5,276)  (5,333)
                                                               -------  -------
                                                               $ 2,190  $ 2,082
                                                               =======  =======

                          FILM TRANSIT, INCORPORATED

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


4. ACCRUED LIABILITIES

  Accrued liabilities consists of the following:

                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1993   1994
                                                                  ------ ------
   Accrued payroll and related benefits.......................... $1,002 $1,154
   Accrued vacation..............................................    175    175
   Accrued insurance ............................................    686    805
   Other accrued liabilities.....................................    372    522
                                                                  ------ ------
                                                                  $2,235 $2,656
                                                                  ====== ======

5. SHORT-TERM DEBT

  On September 8, 1988, Film Transit and a bank entered into a note, amended November 1, 1992, which provides Film Transit with an available line of credit of $1,700 and bears interest at the bank's prime (8.5% at December 31, 1994). The note matures May 1, 1996. Borrowings under the note are cross collateralized with the long-term note described below and are secured by accounts receivable, inventory and property and equipment.

6. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                                 DECEMBER 31,
                                                                 -------------
                                                                  1993   1994
                                                                 ------  -----
   Note payable to a financial institution, payable in monthly installments of $45 including principal and interest at
    6.65% with a final payment in March 1996. Secured by
    substantially all assets of Film Transit and certain
    stockholder guarantees...................................... $1,151  $ 611
   Less current portion.........................................   (527)  (470)
                                                                 ------  -----
                                                                 $  624  $ 141
                                                                 ======  =====

  Under the most restrictive covenants of this note, Film Transit cannot pay dividends or incur losses for two consecutive quarters.

  Debt maturities are as follows:

       YEAR ENDED
       DECEMBER 31,
       ------------
        1995............................................................... $470
        1996...............................................................  141
                                                                            ----
                                                                            $611
                                                                            ====

                          FILM TRANSIT, INCORPORATED

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


7. INCOME TAXES

  The provision for income taxes is as follows:

                                                       YEAR ENDED   PERIOD ENDED
                                                      DECEMBER 31,  DECEMBER 19,
                                                      ------------  ------------
                                                      1993   1994       1995
                                                      ------------  ------------
   Current tax provision
     Federal......................................... $ 275 $  319      $149
     State...........................................    44     52        28
                                                      ----- ------      ----
                                                        319    371       177
                                                      ----- ------      ----
   Deferred tax provision (benefit)..................
     Federal.........................................   113   (189)       56
     State...........................................    18    (32)        8
                                                      ----- ------      ----
                                                        131   (221)       64
                                                      ----- ------      ----
       Total provision............................... $ 450 $  150      $241
                                                      ===== ======      ====

  Deferred tax assets (liabilities) consist of the following:

                                                                DECEMBER 31,
                                                                --------------
                                                                 1993    1994
                                                                ------  ------
   Deferred tax assets
     Insurance accrual......................................... $  --   $  140
     Vacation accrual..........................................     66      66
     Accounts receivable allowance.............................     23      23
     Authority rights/permits .................................     22      57
                                                                ------  ------
                                                                   111     286
                                                                ------  ------
   Deferred tax liabilities
     Accumulated depreciation..................................   (386)   (374)
     Other.....................................................    (34)    --
                                                                ------  ------
                                                                  (420)   (374)
                                                                ------  ------
                                                                $ (309) $  (88)
                                                                ======  ======

  The differences in income taxes provided and the amounts determined by the federal statutory tax rate to income before income taxes result from the following:

                                                     YEAR ENDED   PERIOD ENDED
                                                    DECEMBER 31,  DECEMBER 19,
                                                    ------------- ------------
                                                     1993   1994      1995
                                                    ------ ------ ------------
   Tax at federal statutory rate................... $  387 $  137     $217
   State income taxes, net of federal income tax
    benefit........................................     40     13       18
   Nondeductible expenses..........................     11    --         4
   Other...........................................     12    --         2
                                                    ------ ------     ----
                                                    $  450 $  150     $241
                                                    ====== ======     ====

                          FILM TRANSIT, INCORPORATED

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


8. COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  Film Transit leases office and operating facilities and certain equipment under noncancelable operating leases with terms in excess of one year. Future minimum lease payments required by operating leases approximate the following:

       YEAR ENDED
       DECEMBER 31,
       ------------
        1995............................................................... $267
        1996...............................................................  205
        1997...............................................................  137
        1998...............................................................   18
                                                                            ----
                                                                            $627
                                                                            ====

  In addition, Film Transit leases office and operating facilities, and certain vehicles and equipment on a month-to-month basis. Film Transit leases automotive equipment furnished by employees contracting for the delivery service of the Film Transit. Lease expense for the years ended December 31, 1993 and 1994 and for the period ended December 19, 1995, was $3,542, $3,415 and $3,069, respectively.

 Litigation

  Film Transit is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of these actions will have a material adverse effect on the financial position or results of operations of Film Transit.

 Contingencies

  At December 19, 1995, Film Transit was contingently liable for $320 as endorser of employee notes from Film Transit, Incorporated Employees Profit Sharing Plan and Trust (the "Plan"). The notes are secured by the vested interest in the Plan and/or chattel mortgage where applicable.

  A standby letter of credit is outstanding at December 19, 1995 for $672 as security for the insurance carrier in connection with Film Transit's workers' compensation policy.

9. RELATED PARTY TRANSACTIONS

  Film Transit leases two facilities from a partnership consisting of two stockholders of Film Transit. Monthly rent expense is $15 plus an allocated portion of the real estate tax, insurance and maintenance expense. Rent expense paid to the partnership for the years ended December 31, 1993 and 1994 and for the period ended December 19, 1995, was $186, $207 and $193, respectively.

10. EMPLOYEE PROFIT SHARING PLAN AND TRUST

  Film Transit has a noncontributory profit sharing plan for the benefit of qualifying employees who have completed six months of service and attained the age of 18. Contributions by Film Transit are calculated at graduated percentages of net income before taxes and employee bonuses, as specified in the Plan. During the years ended December 31, 1993 and 1994, and the period ended December 19, 1995, Film Transit's profit sharing expense was $752, $904, and $591, respectively.

                          FILM TRANSIT, INCORPORATED

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


11. CONCENTRATION OF CREDIT RISK

  During the years ended December 31, 1993 and 1994, and the period ended December 19, 1995, no one customer represented greater than 10% of the total sales revenue of Film Transit. Film Transit operates primarily in Alabama, Arkansas, Louisiana, Mississippi, Oklahoma, Tennessee and Texas. Services to the automotive and farm implement industry comprise approximately 65% of total sales for the three year period ended December 31, 1994 and the period ended December 19, 1995. Although Film Transit is affected by the creditworthiness of its customers, management does not believe significant credit risk exists at December 19, 1995. Film Transit maintains reserves for potential credit losses, and historically, such losses have been within management's expectations.

12. SUBSEQUENT EVENT

  On December 20, 1995, in exchange for shares of Common Stock and cash, Film Transit merged with a wholly-owned subsidiary of the Company.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To Board of Directors and Stockholders of
Lanter Courier Corporation

  In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of Lanter Courier Corporation ("Lanter") equity investment and of cash flows present fairly, in all material respects, the financial position of the Iowa, Nebraska and Wisconsin operations (the "Districts") of Lanter as described in Note 1 to the combined financial statements, at December 31, 1993 and 1994, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1994 and for the period ended December 19, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Lanter's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
St. Louis, Missouri
March 12, 1996

                  THE DISTRICTS OF LANTER COURIER CORPORATION

                            COMBINED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1993   1994
                                                                  ------ ------
                             ASSETS
Current assets
  Accounts receivable, less allowance of $41 and $31............. $1,163 $1,103
  Prepaids and other assets......................................     82     54
                                                                  ------ ------
    Total current assets.........................................  1,245  1,157
Property and equipment, net......................................    265    204
Intangibles, net.................................................    851    498
Other assets.....................................................    248    220
                                                                  ------ ------
                                                                  $2,609 $2,079
                                                                  ====== ======
            LIABILITIES AND LANTER EQUITY INVESTMENT
Current liabilities
  Accounts payable............................................... $  172 $  369
  Accrued liabilities............................................  1,021  1,151
                                                                  ------ ------
    Total current liabilities....................................  1,193  1,520
                                                                  ------ ------
Lanter equity investment.........................................  1,416    559
                                                                  ------ ------
Commitments and contingencies....................................    --     --
                                                                  ------ ------
                                                                  $2,609 $2,079
                                                                  ====== ======


    The accompanying notes are an integral part of these combined financial statements.

                  THE DISTRICTS OF LANTER COURIER CORPORATION

                       COMBINED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     YEAR ENDED    PERIOD ENDED
                                                    DECEMBER 31,   DECEMBER 19,
                                                   --------------- ------------
                                                    1993    1994       1995
                                                   ------- ------- ------------
Net revenues...................................... $19,647 $21,431   $21,777
Cost of delivery..................................  14,452  15,802    16,468
                                                   ------- -------   -------
    Gross profit..................................   5,195   5,629     5,309
Selling, general and administrative expenses......   3,511   3,816     3,845
Amortization of intangible assets.................     367     382       369
                                                   ------- -------   -------
  Net income...................................... $ 1,317 $ 1,431   $ 1,095
                                                   ======= =======   =======
Unaudited pro forma data (Note 10)
  Income before income taxes...................... $ 1,317 $ 1,431   $ 1,095
  Pro forma provision for income taxes............     534     582       454
                                                   ------- -------   -------
    Pro forma net income.......................... $   783 $   849   $   641
                                                   ======= =======   =======



    The accompanying notes are an integral part of these combined financial statements.

                  THE DISTRICTS OF LANTER COURIER CORPORATION

                COMBINED STATEMENTS OF LANTER EQUITY INVESTMENT
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Balance at December 31, 1992........................................... $ 2,218
Net income.............................................................   1,317
Net cash transactions with Lanter......................................  (2,200)
Net non-cash transactions with Lanter..................................      81
                                                                        -------
Balance at December 31, 1993...........................................   1,416
Net income.............................................................   1,431
Net cash transactions with Lanter......................................  (2,274)
Net non-cash transactions with Lanter..................................     (14)
                                                                        -------
Balance at December 31, 1994...........................................     559
Distributions to stockholder...........................................    (143)
Contributions from stockholder.........................................     586
Net cash transactions with Lanter......................................  (2,062)
Net non-cash transactions with Lanter..................................     (26)
Net income.............................................................   1,095
                                                                        -------
Balance at December 19, 1995........................................... $     9
                                                                        =======



    The accompanying notes are an integral part of these combined financial statements.

                  THE DISTRICTS OF LANTER COURIER CORPORATION

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                      PERIOD
                                                   YEAR ENDED         ENDED
                                                  DECEMBER 31,     DECEMBER 19,
                                                 ----------------  ------------
                                                  1993     1994        1995
                                                 -------  -------  ------------
Cash flows from operating activities
 Net income..................................... $ 1,317  $ 1,431    $ 1,095
 Adjustments to reconcile net income to net cash
  provided by operating activities..............
  Depreciation and amortization.................     290      158        116
  Provision for bad debts.......................      65       20        --
  Amortization of intangible assets.............     367      382        369
  Loss on sale of property......................     --       --         (14)
  Change in operating assets and liabilities....
   Accounts receivable .........................    (125)      40        (80)
   Other assets.................................    (122)      28       (120)
   Accounts payable.............................      49      197        235
   Accrued liabilities .........................     462      130        585
                                                 -------  -------    -------
    Net cash provided by operating activities...   2,303    2,386      2,186
                                                 -------  -------    -------
Cash flows from investing activities............
 Capital expenditures, net of disposals ........    (103)    (112)       (24)
                                                 -------  -------    -------
    Net cash used in investing activities ......    (103)    (112)       (24)
                                                 -------  -------    -------
Cash flows from financing activities............
 Net transactions with Lanter ..................  (2,200)  (2,274)    (2,062)
                                                 -------  -------    -------
    Net cash used in financing activities ......  (2,200)  (2,274)    (2,062)
                                                 -------  -------    -------
Net increase in cash and cash equivalents.......     --       --         100
Cash and cash equivalents.......................
  Beginning of the period.......................     --       --         --
                                                 -------  -------    -------
  End of the period............................. $   --   $   --     $   100
                                                 =======  =======    =======
Disclosure of non-cash investing and financing
 activities.....................................
 Net transfers of property with Lanter. ........ $    81  $   (14)   $   (26)
Other non-cash transactions:
 Addition of consulting agreement...............      75
 Non-cash distributions to stockholder. ........                        (143)
 Non-cash contribution from stockholder ........                         586



    The accompanying notes are an integral part of these combined financial statements.

                  THE DISTRICTS OF LANTER COURIER CORPORATION

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. BUSINESS AND ORGANIZATION

  Lanter Courier Corporation ("Lanter") has operations in Iowa, Nebraska and Wisconsin (collectively referred to as the "Districts"). The Districts are engaged in the business of providing courier and delivery services to customers primarily within Iowa, Nebraska and Wisconsin. Other Lanter operations were to be transferred to another company owned by Lanter stockholders in connection with the merger discussed below. The transferred operations were not a part of the planned Mergers.

  Lanter and its stockholders entered into a definitive merger agreement with United TransNet, Inc. (the "Company") pursuant to which a wholly-owned subsidiary of the Company will merge with Lanter. Under the merger agreement, all outstanding shares of Lanter's capital stock were converted into cash and shares of the Company's Common Stock concurrently with the consummation of an initial public offering of such Common Stock. Simultaneously with the entry by Lanter into such merger agreement, five other companies, CDG Holding Corp. and its operating subsidiary, Courier Dispatch Group, Inc. (collectively, "Courier Dispatch"); Tricor America, Inc. ("Tricor"); Film Transit, Incorporated ("Film Transit"); Salmon Acquisition Corporation and its operating subsidiary, Sunbelt Courier, Inc. (collectively, "Sunbelt"); and 3D Distribution Systems, Inc. and its affiliated corporations and subsidiaries (collectively, "3D") (collectively with Lanter, the "Founding Companies") entered into substantially similar merger agreements with the Company pursuant to which wholly-owned subsidiaries of the Company merged with such Founding Companies (the "Mergers"). Prior to the closing of the agreement, Lanter distributed certain assets to its stockholders as a dividend in conjunction with the transfer of other Lanter operations discussed above.

  The combined statements of income and cash flows of the Districts were derived from the accounting records of Lanter and include the revenue, expenses and cash flows directly attributable to the Districts' operations, as well as an allocation of Lanter corporate expenses (see Note 7). The combined balance sheets include assets and liabilities at Lanter's historical cost basis which are specifically identifiable to the Districts. All cash, investments and borrowings were maintained on a consolidated basis for all of Lanter's districts; accordingly, cash, investments and borrowings and related interest income and expense are not reflected in the combined financial statements of the Districts for the years ended December 31, 1993 and 1994 and for the period ended December 19, 1995. All debt and certain other obligations of Lanter will be included with the transferred operations discussed above. The Company has received indemnification from Lanter's stockholders for all debt and certain other obligations of Lanter. Accordingly, such amounts will not be obligations of the Districts included in the Mergers.

  The accompanying combined financial statements have been prepared on a historical basis. The financial information in these combined financial statements is not necessarily indicative of results that would have occurred if the Districts had been a separate stand-alone entity during the periods presented or of future results of the Districts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The District's significant accounting policies which conform to generally accepted accounting principles and are applied on a consistent basis among years are described below:

 Basis of Presentation

  These combined financial statements include the historical accounts of the Districts. The Districts do not have intercompany transactions.

                  THE DISTRICTS OF LANTER COURIER CORPORATION

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period, the most significant of which are related to insurance accruals. Actual results could differ from those estimates.

 Disclosures About Fair Value of Financial Instruments

  In preparing disclosures about the fair value of financial instruments, the Districts have assumed that the carrying amount approximates fair value for accounts receivable and accounts payable.

 Property and Equipment

  Property and equipment are recorded at cost. Additions and improvements are capitalized while maintenance and repair costs are charged to expense as incurred. Lanter computes depreciation using the straight-line method over the estimated useful lives of the assets, which range from three to thirty-one and a half years. The cost and accumulated depreciation of property retired or otherwise disposed of are removed from the accounts and any gain or loss is included in income.

 Intangible Assets

  On each of December 31, 1990 and June 30, 1992, Lanter entered into separate non-compete agreements with third parties. Pursuant to such agreements, such third parties agreed not to compete with Lanter's courier and delivery service for a period of five years. The non-compete agreements were allocated to the Districts based upon the geographic areas involved. Non-compete agreements are amortized on a straight-line basis over the term of each agreement. Accumulated amortization of non-compete agreements was $915 and $1,268 at December 31, 1993 and 1994, respectively.

  The carrying value of intangible assets is evaluated for indications of possible impairment. The review is based on comparing the carrying amount to the undiscounted estimated cash flows from operations over the remaining amortization period.

 Consulting Agreement

  On June 30, 1992, Lanter entered into a consulting agreement with a third party pursuant to which the third party agreed to provide advisory and consulting services to Lanter in connection with its operations for a period of 124 months. The consulting agreement has been allocated to the Districts based upon the geographic location involved. The consulting agreement is amortized on a straight-line basis over the 124 month term of the agreement. Accumulated amortization of the consulting agreement was $7 and $29 at December 31, 1993 and 1994, respectively.

 Insurance Claims

  The Districts are self-insured with respect to workers' compensation, general liability and automobile claims and medical benefits. Prior to 1993 and 1994, the Districts were fully insured by an insurance company for workers' compensation and automobile claims, respectively. The accompanying financial statements include an insurance accrual for automobile, workers' compensation and medical claims based upon the third-party administrator's and management's evaluations of estimated future ultimate costs of outstanding claims and an estimated liability for claims incurred but not reported on an undiscounted basis. The ultimate cost of these claims will depend on the outcome of individual claims given the potential for these claims to increase or decrease over time.

                  THE DISTRICTS OF LANTER COURIER CORPORATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
 Revenue

  Revenue is recognized when the delivery is completed.

 Income Taxes

  Lanter is a subchapter S corporation. Therefore, the Districts' income is included in Lanter's stockholders' income for federal income tax purposes. While the Districts are not subject to federal income tax, they are subject to certain state and local taxes. See Note 10 for unaudited pro forma income tax information.

 Reclassifications

  Certain prior year amounts have been reclassified to conform with the current presentation.

3. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1993    1994
                                                                 ------  ------
   Delivery vehicles............................................ $  735  $  879
   Machinery, equipment and furnishings.........................     66     105
   Leasehold improvements.......................................     10      15
                                                                 ------  ------
                                                                    811     999
   Less accumulated depreciation and amortization...............   (546)   (795)
                                                                 ------  ------
                                                                 $  265  $  204
                                                                 ======  ======

4. OTHER ASSETS

  Other assets consists of the following:

                                                                   DECEMBER 31,
                                                                   -------------
                                                                    1993   1994
                                                                   ------ ------
   Consulting agreement........................................... $  218 $  196
   Other..........................................................     30     24
                                                                   ------ ------
                                                                   $  248 $  220
                                                                   ====== ======

5. ACCRUED LIABILITIES

  Accrued liabilities consists of the following:

                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1993   1994
                                                                  ------ ------
   Accrued payroll and related benefits.......................... $  329 $  390
   Accrued insurance.............................................    436    670
   Accrued sales and use taxes...................................    100    --
   Other accrued liabilities.....................................    156     91
                                                                  ------ ------
                                                                  $1,021 $1,151
                                                                  ====== ======

                  THE DISTRICTS OF LANTER COURIER CORPORATION

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

6. COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  The Districts lease certain office and warehouse space in various locations throughout Iowa, Nebraska and Wisconsin and certain vehicles for use in operations. Future minimum lease payments required by noncancellable operating leases approximate the following:

        YEAR ENDED
        DECEMBER 31,
        ------------
         1995............................................................. $157
         1996.............................................................  275
         1997.............................................................  216
         1998.............................................................   75
         1999.............................................................   53
                                                                           ----
         Total minimum lease payments..................................... $776
                                                                           ====

  Lease expense for all operating leases was $1,211, $1,500 and $1,706 for the years ended December 1993 and 1994 and the period ended December 19, 1995, respectively.

  Receivables of the Districts of $1,204 and $1,134 at December 31, 1993 and 1994 are pledged as collateral on Lanter's term loan with a financial institution.

 Litigation

  Lanter is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of these actions will have a material adverse effect on the financial position or results of operations of Lanter. The Company has received indemnification from Lanter's stockholders for damages and expenses related to certain liabilities of the Districts.

7. RELATED PARTY TRANSACTIONS

  Lanter uses a centralized cash management system to finance its operations. Cash receipts related to the Districts' operations are received by Lanter and cash disbursements of the Districts are paid by Lanter. No interest has been charged on transactions with Lanter.

  As part of the merger agreement, Lanter was required to maintain a minimum equity investment. In order to meet this requirement at December 19, 1995, Lanter contributed $443, net of distributions, in the form of a note receivable which is payable to the Districts by Lanter upon demand.

  The net intercompany balance with Lanter resulting from the funding of all financial transactions will not be settled. As a result, the net intercompany balance has been included as a Lanter Equity Investment in the combined balance sheets of the Districts.

  Lanter provides certain selling, general and administrative services to the Districts including cash management, accounting and finance, legal services, employee benefits administration, and shared sales and distribution support. These expenses were allocated to the Districts primarily based on estimated time incurred which management believes to be reasonable. These allocations were $428, $377 and $630, for the years ended December 31, 1993 and 1994, and the period ended December 19, 1995, respectively. Such allocations are included in selling, general and administrative expenses in the combined statements of operations of the Districts.

                  THE DISTRICTS OF LANTER COURIER CORPORATION

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
  Lanter Company, an affiliate of Lanter, provides certain administrative services to Lanter and therefore allocates and charges a portion of its corporate service expenses to Lanter. These expenses are allocated to the Districts primarily based upon estimated time incurred which management believes to be reasonable. These allocations were $272, $269 and $18 for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995, respectively. Such allocations are included in selling, general and administrative expenses in the combined statements of operations of the Districts.

8. EMPLOYEE RETIREMENT PLANS

  The Districts participate in Lanter's voluntary defined contribution 401(k) Plan (the "Plan") which is available to substantially all employees of the Districts. Prior to January 1, 1995, the Plan was jointly sponsored by Lanter Company, an affiliate of Lanter. On January 1, 1995, the assets related to Lanter employees were transferred to a new plan sponsored solely by Lanter. The cost of these benefits has historically been allocated to the Districts as incurred. Lanter matches up to 50% of the employees' contribution and may contribute a discretionary amount and/or a profit sharing amount to the Plan. The Districts have been allocated expenses of $15, $26 and $29 for 401(k) expenses related to employees of the Districts during the years ended December 31, 1993 and 1994 and the period ended December 19, 1995, respectively.

9. SALES TO MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

  During the years ended December 31, 1993 and 1994 and the period ended December 19, 1995, no one customer represented greater than 10% of total sales revenue of the Districts. The Districts operate primarily in Iowa, Nebraska and Wisconsin. Services to financial institutions comprised approximately 40%, 38% and 36% of total sales for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995, respectively, with the remainder relating to parcel service. Although the Districts are affected by the creditworthiness of its customers, management does not believe significant credit risk exists at December 19, 1995. The Districts generally do not require collateral. The Districts maintain reserves for potential credit losses and historically such losses have been within management's expectations.

10. UNAUDITED PRO FORMA INFORMATION

 Income Taxes

  The Districts have calculated the December 31, 1993 and 1994 and the December 19, 1995 pro forma provision for income taxes under Statement of Financial Accounting Standards No. 109 ("FAS 109") "Accounting for Income Taxes."

  The pro forma income tax provision is as follows:

                                                     YEAR ENDED     PERIOD ENDED
                                                    DECEMBER 31,    DECEMBER 19,
                                                    --------------  ------------
                                                     1993    1994       1995
                                                    ------  ------  ------------
Current tax provision
  Federal.......................................... $  528  $  511      $375
  State............................................    168     163       118
                                                    ------  ------      ----
                                                       696     674       493
                                                    ------  ------      ----
Deferred tax provision (benefit)
  Federal..........................................   (123)    (70)      (30)
  State............................................    (39)    (22)       (9)
                                                    ------  ------      ----
                                                      (162)    (92)      (39)
                                                    ------  ------      ----
    Total provision................................ $  534  $  582      $454
                                                    ======  ======      ====

                  THE DISTRICTS OF LANTER COURIER CORPORATION

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  The differences in pro forma income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                                     YEAR ENDED   PERIOD ENDED
                                                    DECEMBER 31,  DECEMBER 19,
                                                    ------------- ------------
                                                     1993   1994      1995
                                                    ------ ------ ------------
Tax at federal statutory rate...................... $  448 $  487     $372
State income taxes, net of federal income tax
 benefit...........................................     85     93       72
Other..............................................      1      2       10
                                                    ------ ------     ----
                                                    $  534 $  582     $454
                                                    ====== ======     ====

  Pro forma deferred income taxes result from temporary differences in the recognition of certain expenses for financial and income tax reporting purposes.

  Deferred taxes would be provided for the temporary differences between the financial reporting basis and the tax basis of the Districts' assets and liabilities. Pro forma deferred tax assets (liabilities) would consist of the following:

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1993    1994
                                                                 ------  ------
   Self-insurance accrual....................................... $  178  $  275
   Accounts receivable allowance................................     18      14
   Other........................................................    (33)    (21)
                                                                 ------  ------
       Total.................................................... $  163  $  268
                                                                 ======  ======

11. SUBSEQUENT EVENT

  On December 20, 1995, in exchange for shares of Common Stock and cash, the Districts merged with a wholly-owned subsidiary of the Company.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Salmon Acquisition Corporation

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Salmon Acquisition Corporation and its subsidiary (collectively, "Sunbelt") at December 31, 1993 and 1994 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1994, and for the period ended December 19, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Sunbelt's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Memphis, Tennessee
March 12, 1996

                         SALMON ACQUISITION CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                DECEMBER 31,
                                                                --------------
                                                                 1993    1994
                                                                ------  ------
                            ASSETS
Current assets
 Cash and cash equivalents..................................... $  276  $  382
 Accounts receivable, less allowance of $19 and $24............  1,086   1,308
 Income taxes refundable.......................................     87     --
 Deferred tax assets...........................................     31      65
 Prepaids and other assets.....................................     15      52
                                                                ------  ------
    Total current assets.......................................  1,495   1,807
Property and equipment, net....................................  1,890   3,078
Goodwill, net..................................................  2,219   2,060
Intangible assets, net.........................................    551     410
Restricted certificates of deposit.............................  1,037     837
Other assets...................................................      7      15
                                                                ------  ------
                                                                $7,199  $8,207
                                                                ======  ======
             LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
 Accrued interest -- related party............................. $1,217  $1,569
 Accounts payable..............................................     64     103
 Accrued liabilities...........................................    442     438
 Obligations under non-compete agreement.......................    206     --
 Income taxes payable..........................................    --      177
                                                                ------  ------
    Total current liabilities..................................  1,929   2,287
Long-term debt -- related party................................  5,295   5,785
Deferred tax liabilities.......................................     50     156
                                                                ------  ------
                                                                 7,274   8,228
                                                                ------  ------
Stockholders' deficit
 Common stock, no par value; 1,000 shares authorized; 400
  shares issued and outstanding................................      1       1
 Retained deficit..............................................    (76)    (22)
                                                                ------  ------
                                                                   (75)    (21)
                                                                ------  ------
Commitments and contingencies..................................    --      --
                                                                ------  ------
                                                                $7,199  $8,207
                                                                ======  ======


  The accompanying notes are an integral part of these consolidated financial statements.

                         SALMON ACQUISITION CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   YEAR ENDED      PERIOD ENDED
                                                  DECEMBER 31,     DECEMBER 19,
                                                 ----------------  ------------
                                                  1993     1994        1995
                                                 -------  -------  ------------
Net revenues.................................... $11,882  $14,187    $16,629
Cost of delivery................................   9,266   11,203     13,087
                                                 -------  -------    -------
    Gross profit................................   2,616    2,984      3,542
Selling, general and administrative expenses....   2,135    2,096      2,320
Amortization of intangible assets...............     300      300        297
                                                 -------  -------    -------
    Operating income............................     181      588        925
Other income (expense)
 Interest expense -- related party..............    (403)    (373)      (428)
 Interest income and other, net.................      31       33         35
                                                 -------  -------    -------
Income (loss) before income taxes...............    (191)     248        532
Provision (benefit) for income taxes............     (15)     194        260
                                                 -------  -------    -------
    Net (loss) income........................... $  (176) $    54    $   272
                                                 =======  =======    =======





  The accompanying notes are an integral part of these consolidated financial statements.

                         SALMON ACQUISITION CORPORATION

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  COMMON STOCK  RETAINED
                                                  ------------- (DEFICIT)
                                                  SHARES AMOUNT EARNINGS  TOTAL
                                                  ------ ------ --------- -----
Balance at December 31, 1992.....................  400    $  1    $ 100   $ 101
Net loss.........................................  --      --      (176)   (176)
                                                   ---    ----    -----   -----
Balance at December 31, 1993.....................  400       1      (76)    (75)
Net income.......................................  --      --        54      54
                                                   ---    ----    -----   -----
Balance at December 31, 1994.....................  400       1      (22)    (21)
Distributions to stockholders....................  --      --       (59)    (59)
Net income.......................................  --      --       272     272
                                                   ---    ----    -----   -----
Balance at December 19, 1995.....................  400    $  1    $ 191   $ 192
                                                   ===    ====    =====   =====





  The accompanying notes are an integral part of these consolidated financial statements.

                         SALMON ACQUISITION CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                    YEAR ENDED      PERIOD ENDED
                                                   DECEMBER 31,     DECEMBER 19,
                                                  ----------------  ------------
                                                   1993     1994        1995
                                                  -------  -------  ------------
Cash flows from operating activities
 Net (loss) income..............................  $  (176) $    54    $   272
 Adjustments to reconcile net (loss) income to
  net cash provided by operating activities
  Depreciation and amortization.................      553      754      1,009
  Provision for bad debts.......................       25       25         11
  Amortization of goodwill and other intangible
   assets.......................................      300      300        297
  Loss on sale of assets........................       20       12          5
  Deferred income taxes.........................       10       72        (95)
  Change in operating assets and liabilities
   Accounts receivable..........................     (183)    (247)      (236)
   Other assets.................................       34      (45)        32
   Income taxes refundable......................      --        87        146
   Accrued interest -- related party............      372      352       (232)
   Accounts payable.............................      (33)      39        119
   Accrued liabilities..........................       45       (4)       --
   Obligations under non-compete agreement......     (225)    (206)       --
   Income taxes payable.........................      (27)     177        --
                                                  -------  -------    -------
    Net cash provided by operating activities...      715    1,370      1,328
                                                  -------  -------    -------
Cash flows from investing activities
 Sale of restricted certificates of deposit.....      --       200        837
 Capital expenditures, net of disposals.........   (1,092)  (1,954)      (791)
                                                  -------  -------    -------
    Net cash (used in) provided by investing
     activities.................................   (1,092)  (1,754)        46
                                                  -------  -------    -------
Cash flows from financing activities
 Payments on long-term debt -- related party....     (110)    (160)    (1,249)
 Proceeds from long-term debt -- related party..      428      650        --
                                                  -------  -------    -------
    Net cash provided by (used in) financing
     activities.................................      318      490     (1,249)
                                                  -------  -------    -------
Net (decrease) increase in cash and cash
 equivalents....................................      (59)     106        125
Cash and cash equivalents
 Beginning of the period........................      335      276        382
                                                  -------  -------    -------
 End of the period..............................  $   276  $   382    $   507
                                                  =======  =======    =======
Supplemental disclosure of cash flow information
 Cash paid during the period for
  Interest......................................  $    32  $    20    $   221
  Income taxes..................................        1     (140)       199
Supplemental schedule of non-cash investing and
 financing activities
 Distribution of assets for payment of
  interest......................................                      $ 1,337
 Distribution of assets for payment of
  dividends.....................................                           59


  The accompanying notes are an integral part of these consolidated financial statements.

                        SALMON ACQUISITION CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. BUSINESS AND ORGANIZATION

  Salmon Acquisition Corporation, including its subsidiary (collectively, "Sunbelt") is a contract courier service providing ground courier services for customers requiring delivery of time-sensitive documents. The Company operates in the Mid-South.

  Sunbelt and its stockholders entered into a definitive merger agreement with United TransNet, Inc. (the "Company") pursuant to which a wholly-owned subsidiary of the Company merged with Sunbelt. Under the merger agreement, all outstanding shares of Sunbelt's capital stock were converted into shares of the Company's Common Stock concurrently with the consummation of an initial public offering of such Common Stock. Simultaneously with the entry by Sunbelt into such merger agreement, five other companies, CDG Holding Corp. and its operating subsidiary, Courier Dispatch Group, Inc. (collectively "Courier Dispatch"); Tricor America, Inc. ("Tricor"); Film Transit, Incorporated ("Film Transit"); Lanter Courier Corporation ("Lanter"); and 3D Distribution Systems, Inc. and its affiliated corporations and subsidiaries (collectively, "3D") (collectively with Sunbelt, the "Founding Companies") entered into substantially similar merger agreements with the Company, pursuant to which wholly-owned subsidiaries of the Company merged with such Founding Companies (the "Mergers"). Prior to consummating the agreement, Sunbelt distributed certain assets to its stockholders as a dividend.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The more significant accounting policies followed by the Company are summarized below:

 Basis of Presentation

  The consolidated financial statements include the accounts of Salmon Acquisition Corporation and its wholly-owned subsidiary, Sunbelt Courier, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

 Estimates

  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period, the most significant of which are related to insurance accruals. Actual results could differ from those estimates.

 Disclosures About Fair Value of Financial Instruments

  In preparing disclosures about the fair value of financial instruments, Sunbelt has assumed that the carrying amount approximates fair value for cash and cash equivalents, accounts receivable and accounts payable. The fair value of long-term debt instruments is based upon the current interest rate environment and remaining term to maturity (see Note 5). Sunbelt feels that the carrying value of long-term debt approximates the fair value.

 Cash and Cash Equivalents

  Cash on hand, amounts due from banks and certificates of deposit and repurchase agreements having original maturities of three months or less are classified as cash and cash equivalents by Sunbelt.

 Property and Equipment

  Property and equipment is recorded at cost. Additions and improvements are capitalized while maintenance and repair costs are charged to expense as incurred. Sunbelt computes depreciation using the straight-line method

                        SALMON ACQUISITION CORPORATION

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) over the estimated useful lives of the assets. Average depreciable lives are: building and improvements 31.5 years; fixtures and equipment 7-15 years; and vehicles and accessories 3-5 years. The cost and accumulated depreciation of property retired or otherwise disposed of are removed from the accounts and any gain or loss is included in income.

 Goodwill and Other Intangible Assets

  Goodwill in connection with a business acquired in October 1989 aggregated approximately $2,880 and is being amortized over 20 years. Accumulated amortization totaled $661 and $820 at December 31, 1993 and 1994, respectively. The carrying value of intangible assets is evaluated for indications of possible impairment whenever events or changes in circumstances indicate that the carrying value of an intangible asset may not be recoverable. Events or changes in circumstances which may indicate impairment include a significant adverse change in legal factors, business climate or government regulation and current cash flow losses combined with a history of cash flow losses or forecasted continuing cash flow losses associated with an acquired company. The review is based on comparing the carrying amount to the undiscounted estimated cash flows before interest charges from operations over the remaining amortization period.

  In connection with the acquisition, Sunbelt entered into a non-compete agreement for a period of eight years with the sellers. Sunbelt paid the liability resulting from this agreement totaling $1,125 over a five-year period. The related asset is being amortized over eight years, the life of the agreement. Accumulated amortization totaled $574 and $715 at December 31, 1993 and 1994, respectively.

 Revenue

  Revenue is recognized when the delivery is completed.

 Income Taxes

  Taxes are provided on substantially all income and expense items included in income, regardless of the period in which such items are recognized for tax purposes. Taxes on income are determined by using the liability method as prescribed by Statement of Financial Accounting Standards No. 109 ("FAS 109"), "Accounting for Income Taxes." This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in Sunbelt's financial statements or tax returns. In estimating future tax consequences, FAS 109 requires the consideration of all expected future events other than enactments of changes in the tax laws or rates.

 Reclassifications

  Certain prior year amounts have been reclassified to conform with the current presentation.

3. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1993    1994
                                                                 ------  ------
   Land......................................................... $  298  $  445
   Buildings....................................................    643     643
   Delivery vehicles............................................  1,997   3,548
   Equipment and furnishings....................................    347     384
   Construction in progress.....................................    --       26
                                                                 ------  ------
                                                                  3,285   5,046
   Less accumulated depreciation and amortization............... (1,395) (1,968)
                                                                 ------  ------
                                                                 $1,890  $3,078
                                                                 ======  ======

                        SALMON ACQUISITION CORPORATION

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

4. ACCRUED LIABILITIES

  Accrued liabilities consists of the following:

                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1993   1994
                                                                  ------ ------
   Accrued payroll and related benefits.......................... $  145 $  194
   Accrued vacation..............................................    150    150
   Accrued insurance.............................................    147     94
                                                                  ------ ------
                                                                  $  442 $  438
                                                                  ====== ======

5. LONG-TERM DEBT -- RELATED PARTY

  Sunbelt has an unsecured note payable with a company owned by relatives of Sunbelt's stockholders. This agreement, as amended, has no specific repayment terms and provides for a maturity date of October 31, 1999. The balance has been classified long term based on the agreement from the related party that no payment will be demanded during the next twelve months; however, the note is payable immediately upon a change in ownership. The accrued interest-related party is associated with this outstanding debt, and the related interest expense associated with these notes totaled $403, $373 and $428 during 1993 and 1994, and the period ended December 19, 1995, respectively.

6. INCOME TAXES

  The provision (benefit) for income taxes is as follows:

                                                      YEAR ENDED    PERIOD ENDED
                                                     DECEMBER 31,   DECEMBER 19,
                                                     -------------- ------------
                                                      1993    1994      1995
                                                     ------  ------ ------------
Current tax (benefit) provision
  Federal........................................... $  (25) $  118     $308
  State.............................................    --        4       47
                                                     ------  ------     ----
                                                        (25)    122      355
Deferred tax provision (benefit)
  Federal...........................................     11      55      (81)
  State.............................................     (1)     17      (14)
                                                     ------  ------     ----
                                                         10      72      (95)
                                                     ------  ------     ----
    Total (benefit) provision....................... $  (15) $  194     $260
                                                     ======  ======     ====

                        SALMON ACQUISITION CORPORATION

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  Deferred tax assets (liabilities) consist of the following:

                                                                 DECEMBER 31,
                                                                 -------------
                                                                 1993    1994
                                                                 ------ ------
   Deferred tax assets
     Accounts receivable allowance.............................. $   3  $    9
     Vacation accrual...........................................    28      56
     Accumulated depreciation...................................     1     --
     Net operating loss carryforward............................    13     --
                                                                 -----  ------
                                                                    45      65
                                                                 -----  ------
   Deferred tax liabilities
     Accumulated depreciation...................................   --       (2)
     Non-compete agreement......................................   (64)   (154)
                                                                 -----  ------
                                                                   (64)   (156)
                                                                 -----  ------
                                                                 $ (19) $  (91)
                                                                 =====  ======

  The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                                    YEAR ENDED    PERIOD ENDED
                                                   DECEMBER 31,   DECEMBER 19,
                                                   -------------- ------------
                                                    1993    1994      1995
                                                   ------  ------ ------------
   Tax at federal statutory rate.................. $  (65) $   84     $181
   State income taxes, net of federal income tax
    benefit.......................................      1      14       31
   Effect of goodwill amortization ...............     54      54       56
   Change in effective rate used for deferred
    taxes.........................................    --       33      --
   Other..........................................     (5)      9       (8)
                                                   ------  ------     ----
                                                   $  (15) $  194     $260
                                                   ======  ======     ====

  For the year ended December 31, 1993, Sunbelt was able to utilize the surtax exemptions, whereby its federal tax expense (benefit) was based upon income tax rates less than the maximum statutory income tax rates. Likewise, the deferred tax expense (benefit) was based upon the lower rates at which the temporary differences were expected to reverse. Beginning with the year ended December 31, 1994, the rate was increased from the surtax to statutory rate based on a change in earnings levels and the rate the temporary differences were expected to reverse.

7. COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  Sunbelt leases office and operating facilities and certain equipment under noncancelable operating leases with terms in excess of one year. Future minimum lease payments required by operating leases approximate the following:

        YEAR ENDED
        DECEMBER 31,
        ------------
        1995................................................................ $16
        1996................................................................   4
                                                                             ---
                                                                             $20
                                                                             ===

                        SALMON ACQUISITION CORPORATION

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  In addition, Sunbelt leases office and operating facilities, and certain vehicles and equipment on a month-to-month basis. Lease expense for the years ended December 31, 1993 and 1994 and the period ended December 19, 1995 was $66, $62 and $150, respectively.

 Litigation

  Sunbelt is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of these actions will have a material adverse effect on the financial position or results of operations of Sunbelt.

8. RELATED PARTY TRANSACTIONS

  Sunbelt uses office space and maintenance facilities in buildings in three locations owned by an entity which is owned by relatives of Sunbelt's stockholders. Sunbelt stores delivery vehicles on the premises owned by this related party and conducts daily operations at these facilities and does not pay for these services. Sunbelt also shares its Baton Rouge facilities with this entity in reciprocity. Additionally, Sunbelt allows this related party to store its vehicles at the Baton Rouge site at no charge.

  In April 1992, Sunbelt began maintaining its workers' compensation and auto liability coverage through a captive insurance company owned by relatives of Sunbelt's stockholders. The accounts between Sunbelt and the insurance carrier are settled in the ordinary course of business and are governed by state insurance regulations. Sunbelt has pledged two certificates of deposit of $200 and $637 which mature on August 12, 1995 and July 9, 1995, respectively, and bear interest at a weighted average rate to the insurance carrier in accordance with collateral requirements specified in the above policies. Sunbelt is required to maintain this collateral throughout the term of their relationship with the insurance carrier. Premiums paid to the insurance carrier were approximately $698, $827 and $932 during 1993, 1994 and the period ended December 19, 1995, respectively.

  See Note 5 for additional related party disclosures of the long-term debt and accrued interest.


9. CONCENTRATION OF CREDIT RISK

  During the years ended December 31, 1993 and 1994, and the period ended December 19, 1995, no one customer represented greater than 10% of total sales revenue of Sunbelt. Sunbelt operates primarily in Alabama, Arkansas, Louisiana, Mississippi and Tennessee. Services to the financial institutions comprise approximately 77%, 74% and 63% of total sales for the years ended December 31, 1993 and 1994, and the period ended December 19, 1995, respectively. Although Sunbelt is affected by the creditworthiness of its customers, management does not believe significant credit risk exists at December 19, 1995. Sunbelt maintains reserves for potential credit losses, and historically, such losses have been within management's expectations.

10. SUBSEQUENT EVENT

  On December 20, 1995, in exchange for shares of Common Stock and cash, Sunbelt merged with a wholly-owned subsidiary of the Company.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of 3D Distribution Systems, Inc.

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of 3D Distribution Systems, Inc. and its subsidiaries (collectively, "3D") at December 31, 1993 and 1994 and the results of their operations and their cash flows for the year ended October 31, 1993, for the two months ended December 31, 1993, for the year ended December 31, 1994 and for the period ended December 19, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of 3D's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Dallas, Texas
March 12, 1996

                         3D DISTRIBUTION SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1993    1994
                                                                 ------  ------
                             ASSETS
Current assets
  Cash and cash equivalents..................................... $   54  $    3
  Accounts receivable...........................................  1,115   1,317
  Other receivables.............................................      5      10
  Deferred tax assets...........................................      5      12
  Prepaids and other assets.....................................     81      42
                                                                 ------  ------
    Total current assets .......................................  1,260   1,384
Property and equipment, net.....................................    629     435
Other assets....................................................     29      34
                                                                 ------  ------
                                                                 $1,918  $1,853
                                                                 ======  ======
              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt.......................... $  189  $  174
  Accounts payable..............................................    286     279
  Accrued liabilities...........................................    260     586
  Income taxes payable..........................................    --        9
  Notes payable to former stockholder...........................    575     575
                                                                 ------  ------
    Total current liabilities ..................................  1,310   1,623
Long-term debt, net of current maturities.......................    296     137
Deferred tax liabilities........................................     10       8
                                                                 ------  ------
                                                                  1,616   1,768
Stockholders' equity
  Common stock, $.01 par value; 100,000,000 shares
   authorized; 70,312 shares issued and outstanding ............      1       1
  Paid-in capital...............................................     38      38
  Retained earnings.............................................    322     105
  Treasury stock at cost, 33,400 shares ........................    (59)    (59)
                                                                 ------  ------
                                                                    302      85
                                                                 ------  ------
  Commitments and contingencies.................................    --      --
                                                                 ------  ------
                                                                 $1,918  $1,853
                                                                 ======  ======


  The accompanying notes are an integral part of these consolidated financial statements.

                         3D DISTRIBUTION SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          TWO MONTHS
                             YEAR ENDED     ENDED      YEAR ENDED  PERIOD ENDED
                             OCTOBER 31, DECEMBER 31, DECEMBER 31, DECEMBER 19,
                                1993         1993         1994         1995
                             ----------- ------------ ------------ ------------
Net revenues...............    $12,545      $2,202      $14,862      $14,815
Cost of delivery...........      8,627       1,460       10,958       10,128
                               -------      ------      -------      -------
    Gross profit...........      3,918         742        3,904        4,687
Selling, general and
 administrative expenses...      3,869         733        4,014        4,693
                               -------      ------      -------      -------
    Operating (loss)
     income................         49           9         (110)          (6)
Other income (expense)
  Interest expense-related
   party ..................        (37)         (5)         (45)         --
  Interest expense.........        (78)        (13)         (55)         (63)
  Interest income and
   other, net .............        --           11          --             1
                               -------      ------      -------      -------
(Loss) income before income
 taxes.....................        (66)          2         (210)         (68)
Provision (benefit) for
 income taxes..............         (1)         14            7          159
                               -------      ------      -------      -------
Net loss...................    $   (65)     $  (12)     $  (217)     $  (227)
                               =======      ======      =======      =======


  The accompanying notes are an integral part of these consolidated financial statements.

                         3D DISTRIBUTION SYSTEMS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                COMMON STOCK
                               --------------- PAID-IN RETAINED TREASURY
                               SHARES   AMOUNT CAPITAL EARNINGS  STOCK   TOTAL
                               -------  ------ ------- -------- -------- -----
Balance at October 31, 1992..   67,362   $  1   $--     $ 399     $(59)  $ 341
Issuance of common stock.....    2,950    --      38      --       --       38
Net loss.....................      --     --     --       (65)     --      (65)
                               -------   ----   ----    -----     ----   -----
Balance at October 31, 1993..   70,312      1     38      334      (59)    314
Net loss for two months ended
 December 31, 1993...........      --     --     --       (12)     --      (12)
                               -------   ----   ----    -----     ----   -----
Balance at December 31,
 1993........................   70,312      1     38      322      (59)    302
Net loss.....................      --     --     --      (217)     --     (217)
                               -------   ----   ----    -----     ----   -----
Balance at December 31,
 1994........................   70,312      1     38      105      (59)     85
Issuance of common stock.....    2,837    --     699      --       --      699
Retirement of treasury
 stock.......................  (33,688)    (1)   (59)     --        59      (1)
Net loss.....................      --     --     --      (227)     --     (227)
                               -------   ----   ----    -----     ----   -----
Balance at December 19,1995..   39,461   $--    $678    $(122)    $--    $ 556
                               =======   ====   ====    =====     ====   =====


  The accompanying notes are an integral part of these consolidated financial statements.

                         3D DISTRIBUTION SYSTEMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                           TWO MONTHS
                              YEAR ENDED     ENDED      YEAR ENDED  PERIOD ENDED
                              OCTOBER 31, DECEMBER 31, DECEMBER 31, DECEMBER 19,
                                 1993         1993         1994         1995
                              ----------- ------------ ------------ ------------
Cash flows from operating
 activities
 Net loss...................     $ (65)      $ (12)       $(217)       $(227)
 Adjustments to reconcile
  net loss to net cash
  provided by (used in)
  operating activities
  Depreciation and
   amortization.............       292          43          288          237
  Provision for bad debts
   .........................        17         --             2           21
  Gain from disposal of
   assets...................       --          --           --           (57)
  Deferred income taxes.....       (11)          1           (9)         (95)
  Noncash employee
   compensation.............        38         --           --           699
  Change in operating assets
   and liabilities
   Accounts receivable......      (247)        183         (204)          20
   Other receivables........         4         --            (5)           8
   Other assets.............        (9)         15           34          (76)
   Accounts payable.........       270        (290)          (7)        (191)
   Accrued liabilities......        (7)         47          326         (117)
   Income taxes payable.....       --          --             9          191
                                 -----       -----        -----        -----
    Net cash provided by
     (used in) operating
     activities ............       282         (13)         217          413
                                 -----       -----        -----        -----
Cash flows from investing
 activities
 Capital expenditures, net
  of disposals..............       (12)        (10)         (76)          14
                                 -----       -----        -----        -----
    Net cash (used in)
     provided by investing
     activities ............       (12)        (10)         (76)          14
                                 -----       -----        -----        -----
Cash flows from financing
 activities
 Net increase in revolving
  line of credit............       150         100          150          --
 Payments of debt...........      (420)        (26)        (342)        (348)
                                 -----       -----        -----        -----
    Net cash (used in)
     provided by financing
     activities ............      (270)         74         (192)        (348)
                                 -----       -----        -----        -----
Net increase (decrease) in
 cash and cash equivalents..       --           51          (51)          79
Cash and cash equivalents
 Beginning of the period....         3           3           54            3
                                 -----       -----        -----        -----
 End of the period..........     $   3       $  54        $   3        $  82
                                 =====       =====        =====        =====
Supplemental disclosure of
 cash flow information
 Cash paid during the period
  for
  Interest..................     $ 115       $  19        $ 111        $  86
  Income taxes..............                                  2           40
Disclosure of noncash
 investing and financing
 activities
 Acquisition of property and
  equipment for notes
  payable...................       411                       17          121
 Stock grants to key
  employees.................        38                                   699

  The accompanying notes are an integral part of these consolidated financial statements.

                         3D DISTRIBUTION SYSTEMS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. BUSINESS AND ORGANIZATION

  3D Distribution Systems, Inc. and its subsidiary, MDH Couriers, Inc., and its affiliates, Texas Package Express, Inc., 3D Consolidation and Distribution Systems, Inc., 3D Freight, Inc. and 3D Package Express, Inc. (collectively, "3D") provide air and ground courier services for customers requiring delivery of time-sensitive documents. 3D operates in the southeast, midwest, and Texas.

  3D and its stockholders entered into a definitive merger agreement with United TransNet, Inc. (the "Company") pursuant to which a wholly-owned subsidiary of the Company merged with 3D. Under the merger agreement, all outstanding shares of 3D's capital stock were converted into shares of the Company Common Stock concurrently with the consummation of an initial public offering of such Common Stock. Simultaneously with the entry by 3D into such merger agreement, five other companies, CDG Holding Corp. and its operating subsidiary, Courier Dispatch Group, Inc. (collectively, "Courier Dispatch"); Tricor America, Inc. ("Tricor"); Film Transit, Incorporated ("Film Transit"); Lanter Courier Corporation ("Lanter"); and Salmon Acquisition Corporation and its operating subsidiary, Sunbelt Courier, Inc. (collectively, "Sunbelt") (collectively with 3D, the "Founding Companies") entered into substantially similar merger agreements with the Company pursuant to which wholly-owned subsidiaries of the Company merged with such Founding Companies (the "Mergers").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The more significant accounting policies followed by 3D are summarized below:

 Basis of Presentation

  The consolidated financial statements include the accounts of 3D Distribution Systems, Inc., MDH Couriers, Inc., Texas Package Express, Inc., 3D Consolidation and Distribution Systems, Inc., 3D Freight, Inc. and 3D Package Express, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company changed its fiscal year end from October 31 to December 31 effective for the year ended December 31, 1993. Therefore, the results of operations for the period from November 1, 1993 through December 31, 1993 have been recorded to retained earnings at December 31, 1993.

  The following table shows comparative information for the two months ended December 31, 1992 and 1993:

                                                              TWO MONTHS ENDED
                                                                DECEMBER 31,
                                                             ------------------
                                                                1992      1993
                                                             ----------- ------
                                                             (UNAUDITED)
    Net revenues. ..........................................   $1,948    $2,202
    Gross profit. ..........................................      640       742
    Provision (benefit) for income taxes....................      (11)       14
    Net income (loss). .....................................      (24)      (12)

 Estimates

  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period, the most significant of which are related to insurance accruals. Actual results could differ from those estimates.

                         3D DISTRIBUTION SYSTEMS, INC.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 Disclosures About Fair Value of Financial Instruments

  In preparing disclosures about the fair value of financial instruments, 3D has assumed that the carrying amount approximates fair value for cash and cash equivalents, accounts receivable, short-term debt and accounts payable. The fair value of long-term debt instruments is based upon the current interest rate environment and remaining term to maturity (see Note 5). 3D feels that the carrying value of long-term debt approximates the fair value.

 Property and Equipment

  Property and equipment is recorded at cost. Additions and improvements are capitalized while maintenance and repair costs are charged to expense as incurred. 3D computes depreciation using the straight-line method over the estimated useful lives of the assets, which range from three to twenty-five years. The cost and accumulated depreciation of property retired or otherwise disposed of are removed from the accounts and any gain or loss is included in income.

 Other Assets

  Other assets consist principally of deposits.

 Insurance Claims

  3D is self-insured with respect to workers' compensation in Texas. The accompanying financial statements include an insurance accrual based upon management's evaluations of estimated future ultimate costs of outstanding claims and an estimated liability for claims incurred but not reported on an undiscounted basis. The ultimate cost of these claims will depend on the outcome of individual claims given the potential for these claims to increase or decrease over time.

 Revenue

  Revenue is recognized when the delivery is completed.

 Income Taxes

  Taxes on income are determined by using the liability method as prescribed by Statement of Financial Accounting Standards No. 109 ("FAS 109"), "Accounting for Income Taxes." This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in 3D's financial statements or tax returns. In estimating future tax consequences, FAS 109 requires the consideration of all expected future events other than enactments of changes in the tax laws or rates.

 Reclassifications

  Certain prior year amounts have been reclassified to conform with the current presentation.

                         3D DISTRIBUTION SYSTEMS, INC.

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

3. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1993    1994
                                                                 ------  ------
   Delivery vehicles...........................................  $  868  $  942
   Equipment and furnishings...................................     207     164
   Computer equipment..........................................      96     151
   Leasehold improvements......................................     147     147
                                                                 ------  ------
                                                                  1,318   1,404
   Less accumulated depreciation and amortization..............    (689)   (969)
                                                                 ------  ------
                                                                 $  629  $  435
                                                                 ======  ======

4. ACCRUED LIABILITIES

  Accrued liabilities consists of the following:

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1993    1994
                                                                 ------  ------
   Accrued payroll and related benefits........................  $  165  $  222
   Accrued insurance ..........................................     --      233
   Other accrued liabilities...................................      95     131
                                                                 ------  ------
                                                                 $  260  $  586
                                                                 ======  ======

5. DUE TO FORMER STOCKHOLDER AND LONG-TERM DEBT

  Due to former stockholder consists of the following:

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1993    1994
                                                                 ------  ------
   Revolving line of credit with a variable rate of interest.
    See Note 8.................................................  $  500  $  500
   Unsecured notes payable plus interest at prime rate (8.5% at
    December 31, 1994) plus 2%. See Note 8.....................      75      75
                                                                 ------  ------
                                                                 $  575  $  575
                                                                 ======  ======

  Long-term debt consists of the following:

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1993    1994
                                                                 ------  ------
   Notes payable for vehicles. This debt is collateralized by vehicles and has varying interest rates of 8.5% to 11.5%...  $  481  $  308
   Other notes payable.........................................       4       3
                                                                 ------  ------
                                                                    485     311
   Less current portion........................................    (189)   (174)
                                                                 ------  ------
                                                                 $  296  $  137
                                                                 ======  ======

                         3D DISTRIBUTION SYSTEMS, INC.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  Debt maturities are as follows:

        YEAR ENDED
        DECEMBER 31,
        ------------
         1995.............................................................. $174
         1996..............................................................  127
         1997..............................................................   10
                                                                            ----
                                                                            $311
                                                                            ====

  The line of credit and unsecured note payable are due from a related party and are due on demand. Upon consummation of the Mergers, this debt will be repaid.

6. INCOME TAXES

  The provision (benefit) for income taxes is as follows:

                                          YEAR ENDED   YEAR ENDED  PERIOD ENDED
                                          OCTOBER 31, DECEMBER 31, DECEMBER 19,
                                             1993         1994         1995
                                          ----------- ------------ ------------
   Current tax provision (benefit):
     Federal.............................     $ 3         $16          $231
     State...............................     --          --             23
                                              ---         ---          ----
                                                3          16           254
   Deferred tax (benefit) provision:
     Federal.............................      (4)         (9)          (88)
     State...............................     --          --             (7)
                                              ---         ---          ----
                                               (4)         (9)          (95)
                                              ---         ---          ----
   Total (benefit) provision.............     $(1)        $ 7          $159
                                              ===         ===          ====

  The differences between taxable income for financial reporting and income tax purposes are primarily attributable to depreciation expense.

  The deferred tax assets (liabilities) consist of the following:

                                                                  DECEMBER 31,
                                                                  --------------
                                                                   1993   1994
                                                                  ------  ------
   Deferred tax assets:
     Insurance accrual........................................... $  --   $  79
     Other.......................................................     10     12
                                                                  ------  -----
                                                                      10     91
                                                                  ------  -----
   Deferred tax liabilities:
     Accumulated depreciation....................................    (15)    (8)
                                                                  ------  -----
   Valuation allowance...........................................    --     (79)
                                                                  ------  -----
                                                                  $   (5) $   4
                                                                  ======  =====

                         3D DISTRIBUTION SYSTEMS, INC.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                          YEAR ENDED   YEAR ENDED  PERIOD ENDED
                                          OCTOBER 31, DECEMBER 31, DECEMBER 19,
                                             1993         1994         1995
                                          ----------- ------------ ------------
   Tax at federal statutory rate.........    $ (22)       $(71)       $ (23)
   State income taxes, net of federal
    income
    tax benefit..........................      --          --            17
   Nondeductible expenses................       19           7          244
   Effect of graduated rates.............       (3)        (11)         --
   Effect of rate change on deferred
    tax..................................        5           3          --
   Effect of valuation allowance.........      --           79          (79)
                                             -----        ----        -----
                                             $  (1)       $  7        $ 159
                                             =====        ====        =====

7. COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  3D leases office and operating facilities and certain equipment under noncancellable operating leases with terms in excess of one year. Future minimum lease payments required by operating leases approximate the following:

        YEAR ENDED
        DECEMBER 31,
        ------------
         1995.............................................................. $334
         1996..............................................................  171
         1997..............................................................   92
         1998..............................................................    9
                                                                            ----
                                                                            $606
                                                                            ====

  Several operating lease agreements have provisions for escalation in rents to approximate the change in the consumer price index. In addition, 3D leases office and operating facilities and certain vehicles and equipment on a month-to-month basis. Lease expense for the years ended October 31, 1993, and December 31, 1994 and for the period ended December 19, 1995 was $686, $710 and $751, respectively.

  3D leases a number of its delivery vehicles under lease agreements bearing a 12 month initial noncancellable lease term, at the end of which the agreements are month-to-month. Operating lease expense related to these agreements and included in total lease expense was $140, $179 and $201 for the years ended October 31, 1993, December 31, 1994 and for the period ended December 19, 1995, respectively.

 Litigation

  3D is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of these actions will have a material adverse effect on the financial position or results of operations of 3D.

                         3D DISTRIBUTION SYSTEMS, INC.

                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

8. RELATED PARTY TRANSACTIONS

  3D has a revolving line of credit and notes payable with a former stockholder and officer of 3D which are due upon demand. Both the revolving line of credit and notes payable are to be paid in full upon consummation of the Mergers.

  3D pays consulting fees of approximately $95 per year to a former stockholder and officer of 3D. The consulting fees are to be discontinued upon completion of the Mergers.

9. CONCENTRATION OF CREDIT RISK

  During the year ended October 31, 1993, one customer accounted for approximately $1,300, or 10.1% of revenues. During the year ended December 31, 1994, no individual customer accounted for greater than 10% of revenues however, four customers accounted for approximately 31% of revenues. During the period ended December 19, 1995, one customer accounted for $1,634 or 10.7% of revenue.

  Although 3D is affected by the creditworthiness of its customers, management does not believe significant concentration of credit risk exists at December 19, 1995. 3D generally does not require collateral. 3D does not maintain reserves for potential credit losses as historically such losses have been insignificant.

10. SUBSEQUENT EVENT

  On December 20, 1995, in exchange for shares of Common Stock and cash, 3D merged with a wholly-owned subsidiary of the Company.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
Eddy Messenger Service, Inc.

  We have audited the accompanying balance sheet of Eddy Messenger Service, Inc. as of December 31, 1995, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eddy Messenger Service, Inc. at December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

White Plains, New York
May 1, 1996

                          EDDY MESSENGER SERVICE, INC.

                                 BALANCE SHEET
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    DECEMBER 31,
                                                                        1995
                                                                    ------------
                              ASSETS
Current assets:
 Cash and cash equivalents.........................................    $  142
 Accounts receivable, less allowance for doubtful accounts of $78..       968
 Loans receivable from employees...................................        12
 Deferred income taxes.............................................       265
 Refundable income taxes...........................................       236
 Other current assets..............................................         2
                                                                       ------
Total current assets...............................................     1,625
Fixed assets, at cost, net of accumulated depreciation of $451.....       272
Real estate held for sale, at net realizable value.................       100
Security deposits..................................................       271
Deferred income taxes..............................................        46
Other assets.......................................................        12
                                                                       ------
                                                                       $2,326
                                                                       ======
               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses.............................    $  678
 Due to stockholders...............................................       207
 Working capital borrowings........................................       100
 Current portion of long-term debt.................................        28
                                                                       ------
Total current liabilities..........................................     1,013
Long-term debt, less current portion...............................       101
Security deposits..................................................        21
Stockholders' equity:
 Common stock, no par value
  200 shares authorized and issued; 190 shares outstanding (no
   change from prior year).........................................       --
 Retained earnings.................................................     1,207
 Less: treasury stock, 10 shares; at cost (no change from prior
  year)............................................................       (16)
                                                                       ------
Total stockholders' equity ........................................     1,191
                                                                       ------
                                                                       $2,326
                                                                       ======

                            See accompanying notes.

                          EDDY MESSENGER SERVICE, INC.

                              STATEMENT OF INCOME
                                 (IN THOUSANDS)

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1995
                                                                   ------------
Revenue:
 Messenger service................................................   $12,181
 Other............................................................       307
                                                                     -------
                                                                      12,488
Costs and expenses:
 Messenger service................................................     9,628
 Selling, general and administrative, including interest expense
  of $6...........................................................     2,716
                                                                     -------
                                                                      12,344
Income before income taxes........................................       144
Provision for income taxes........................................        62
                                                                     -------
Net income........................................................   $    82
                                                                     =======


                            See accompanying notes.

                          EDDY MESSENGER SERVICE, INC.

                         STATEMENT OF RETAINED EARNINGS
                                 (IN THOUSANDS)

Retained earnings at January 1, 1995, as initially reported............. $1,347
Adjustment..............................................................   (222)
                                                                         ------
Retained earnings at January 1, 1995, as restated.......................  1,125
Net income..............................................................     82
                                                                         ------
Retained earnings at December 31, 1995.................................. $1,207
                                                                         ======



                            See accompanying notes.

                          EDDY MESSENGER SERVICE, INC.

                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1995
                                                                   ------------
OPERATING ACTIVITIES
Net income.......................................................      $ 82
Adjustments to reconcile net income to net cash used in operating activities:
 Depreciation and amortization...................................       251
 Deferred income taxes...........................................        74
 Gain on sale of fixed asset.....................................        (2)
 Changes in operating assets and liabilities:
  Increase in accounts receivable................................      (180)
  Decrease in due from stockholders..............................        76
  Decrease in loans receivable from employees....................         3
  Decrease in other current assets...............................        17
  Increase in security deposits receivable.......................        (1)
  Increase in accounts payable and accrued expenses..............        36
  Increase in due to stockholders................................        46
  Decrease in income taxes.......................................      (415)
  Increase in security deposits payable..........................         2
                                                                       ----
Net cash used in operating activities............................       (11)
                                                                       ----
INVESTING ACTIVITIES
Purchases of fixed assets........................................       (95)
Proceeds from sale of fixed assets...............................         7
                                                                       ----
Net cash used in investing activities............................       (88)
                                                                       ----
FINANCING ACTIVITIES
Proceeds from working capital borrowings.........................       100
Payments on long-term debt.......................................       (55)
                                                                       ----
Net cash provided by financing activities........................        45
                                                                       ----
Decrease in cash and cash equivalents............................       (54)
Cash and cash equivalents at beginning of period.................       196
                                                                       ----
Cash and cash equivalents at end of period.......................      $142
                                                                       ====

                            See accompanying notes.

                         EDDY MESSENGER SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. SIGNIFICANT ACCOUNTING POLICIES

 Nature of Operations

  The Company is in the business of providing package delivery services to large and medium size companies in the New York Tri-State area, on either a scheduled or emergency basis. Revenue is recognized as services are performed. Credit is extended based on an evaluation of the customer's financial condition; collateral is not required.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Depreciation and Amortization

  Depreciation is computed principally on the straight-line method based on estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of 10 years or the life of the lease.

 Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

2. FIXED ASSETS

  Fixed assets consist of the following:

    Leasehold improvements............................................ $244,512
    Machinery and equipment...........................................  178,456
    Automobiles and trucks............................................  237,339
    Furniture and fixtures............................................   62,876
                                                                       --------
                                                                        723,183
    Less: accumulated depreciation.................................... (450,945)
                                                                       --------
                                                                       $272,238
                                                                       ========

  Substantially all leasehold improvements have been incurred in connection with properties leased from related parties which, through 1994, were being amortized over periods of 10 to 40 years. In 1995, the Company adjusted the life used to amortize such assets to the lesser of 10 years or the life of the lease. This resulted in a net adjustment to the January 1, 1995 retained earnings of $222,570.

                         EDDY MESSENGER SERVICE, INC.

3. LONG-TERM DEBT AND NOTES PAYABLE

  Long-term debt consists of the following:

    Secured note payable to a finance company, with interest at 8.2%, due in monthly installments of principal and interest of $1,572 through October 1997............................................  $ 30,643
    Secured mortgage note payable to a bank, with an adjustable rate of interest (8.5% at December 31, 1995), due in monthly
     installments of principal and interest ($719 at December 31,
     1995) through October 2019......................................    88,156
    Secured note payable to bank, with interest at 10%, due in monthly installments of principal and interest of $616 through
     October 1996 ...................................................     5,888
    Unsecured note payable to a finance company, with interest at 2%, due in monthly installments of principal and interest of $1,948
     through February 1996 ..........................................     3,892
                                                                       --------
                                                                        128,579
    Less: current portion............................................    27,947
                                                                       --------
                                                                       $100,632
                                                                       ========

  Substantially all of the assets of the Company are pledged as collateral under certain of the above notes.

  Maturities of long-term debt for years subsequent to December 31, 1995 are as follows:

    1996............................................................... $ 27,947
    1997...............................................................   14,966
    1998...............................................................    1,413
    1999...............................................................    1,537
    2000...............................................................    1,674
    Thereafter.........................................................   81,042
                                                                        --------
                                                                        $128,579
                                                                        ========

  During 1995, interest payments amounted to $6,217.

  At December 31, 1995, the Company has $100,000 outstanding under a $350,000 line of credit to fund working capital needs. The borrowings are to be repaid within one year and accrue interest at prime. The remaining $250,000 under this line of credit accrues interest at prime plus 1 1/2%. There is no expiration date on this line of credit. At December 31, 1995 the prime rate was 8 1/2%.

  The carrying value of the Company's borrowings under its working capital loans, long-term debt and notes payable approximate their fair value.

                         EDDY MESSENGER SERVICE, INC.

4. LEASES

  The Company leases its offices, warehouse, certain trucks and other equipment under various operating leases. Security deposits of $231,100 have been paid to current stockholders.

  The Company leases office space and certain warehouses from its current stockholders and third parties on a month-to-month basis. Portions of the warehouse space are subleased to third parties through noncancelable subleases expiring on various dates through the year 2000 and other various month-to-month subleases. The aggregate income on the three noncancelable subleases is as follows:

        1996........................................................... $129,000
        1997...........................................................  112,500
        1998...........................................................  112,500
        1999...........................................................  112,500
        2000...........................................................   84,000

  The Company intends to continue to lease the property from its current stockholders for at least the period covered by the subleases. Included in costs and expenses is approximately $477,000 of rent expense paid to current stockholders. During 1995, income from all the subleases noted above amounted to approximately $150,000 and has been recorded as other revenue.

  The Company has commitments under an operating lease for office and warehouse space. The lease expires in 1998. The Company has two month-to-month subleases which generate income of $5,000 per month. Total aggregate minimum lease commitments are as follows:

        1996............................................................ $42,000
        1997............................................................  42,000
        1998............................................................   7,000
                                                                         -------
                                                                         $91,000
                                                                         =======

5. INCOME TAXES

  Deferred taxes are provided when items of income or expense are recognized in different periods for tax purposes. Cumulative temporary differences of approximately $737,000 relate to the allowance for bad debts, amortization of leasehold improvements and various accrued liabilities which are being deducted for book purposes on a current basis, but will not be deducted for tax purposes until a later date.

  The provision (benefit) for income taxes consists of the following:

                                                      CURRENT   DEFERRED  TOTAL
                                                      --------  -------- -------
        Federal...................................... $(21,500) $65,700  $44,200
        State........................................   10,000    8,200   18,200
                                                      --------  -------  -------
                                                      $(11,500) $73,900  $62,400
                                                      ========  =======  =======

  In addition to federal income taxes, the Company pays state taxes in New York State, New York City, New Jersey and Connecticut. The difference between income taxes expense resulting from applying domestic federal statutory rates to pretax income and the reported amount of income tax expense is attributable to state taxes.

  During 1995, the Company made income tax payments of approximately $403,700.

                         EDDY MESSENGER SERVICE, INC.

6. SUBSEQUENT EVENTS

 Sales of Business

  On April 5, 1996, the Company entered into a letter of intent with United TransNet, Inc. ("UTN") relating to the sale of 100% of the common stock or substantially all of the assets relating to the provision of courier services of the Company (the "Sale"). The letter of intent stipulates that the Company may write-off leasehold improvements and automobiles with a net carrying amount of approximately $240,000 at December 31, 1995. In addition, the Company will write-off $231,100 of security deposits due from current shareholders (see Note 4). The letter of intent shall terminate on May 24, 1996 if the Sale is not consummated by that date.

 Debt Guaranty

  During February 1996, the Company agreed to act as guarantor in connection with a $2.2 million mortgage loan of an affiliate. In addition, the Company entered into an agreement with the affiliate to lease the related property in the event of the affiliate's default on the mortgage.

                                                                 APPENDIX I

                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF SEPTEMBER 10, 1996

                                  BY AND AMONG

                            CORPORATE EXPRESS, INC.,

                          BEVO ACQUISITION CORP., INC.

                                      AND

                             UNITED TRANSNET, INC.

                         AGREEMENT AND PLAN OF MERGER

  This Agreement and Plan of Merger, dated as of September 10, 1996 (the "Agreement"), by and among Corporate Express, Inc., a Colorado corporation ("Parent"), Bevo Acquisition Corp., Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Subsidiary"), and United TransNet, Inc., a Delaware corporation (the "Company");

                                  WITNESSETH:

  Whereas, the Boards of Directors of Parent and the Company have determined that the merger of Subsidiary with and into the Company (the "Merger") is consistent with and in furtherance of the long-term business strategy of Parent and the Company and is fair to, and in the best interests of, Parent and the Company and their respective stockholders; and

  Whereas, Parent, Subsidiary and the Company intend the Merger to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to be treated as a pooling-of-interests under Accounting Principles Board Opinion No. 16 ("APB 16");

  Now, Therefore, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                  The Merger

  Section 1.1. The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) in accordance with the Delaware General Corporation Law (the "DGCL"); Subsidiary shall be merged with and into the Company and the separate existence of Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

  Section 1.2. Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as shall be stated in a Certificate of Merger, in a form mutually acceptable to Parent and the Company, to be filed with the Secretary of State of the State of Delaware in accordance with the DGCL (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.5.

                                  ARTICLE II

                     The Surviving and Parent Corporations

  Section 2.1. Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Certificate of Incorporation of the Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation shall remain unchanged).

  Section 2.2. By-Laws. The By-laws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the By-laws of the Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation shall remain unchanged).

  Section 2.3. Directors and Officers. The directors and officers of the Surviving Corporation shall be as designated in Schedule 2.3, and such directors and officers shall serve in accordance with the By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                             Conversion of Shares

  Section 3.1. Conversion of Company Shares and Subsidiary Shares in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of capital stock of the Company:

    (a) as consideration to be issued to each such holder in the Merger (the "Merger Consideration"), each share of Common Stock, par value $.001 per share, of the Company (the "Company Common Stock"), shall be converted into the right to receive one share of the common stock, par value $.0002 per share, of Parent ("Parent Common Stock") multiplied by the Exchange Ratio (as defined below);

    (b) each share of capital stock of the Company, if any, owned by Parent or any subsidiary of Parent or held in treasury by the Company or any subsidiary of the Company immediately prior to the Effective Time shall be canceled and shall cease to exist from and after the Effective Time;

    (c) subject to and as more fully provided in Section 7.9, each unexpired option to purchase Company Common Stock ("Company Options") that is outstanding at the Effective Time shall automatically and without any action on the part of the holder thereof be assumed by Parent and converted into an option to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock which is entitled to be purchased under such Company Options multiplied by the Exchange Ratio, at a price per share of Parent Common Stock equal to the per share exercise price of such Company Options divided by the Exchange Ratio (the "Exchanged Options"). Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become issuable upon the exercise of the Exchanged Options and (ii) at the Effective Time, issue to each holder of an Exchanged Option a document evidencing Parent's assumption of the Company's obligations under the Company Options. The Exchanged Options shall have the same terms and conditions as the Company Options;

    (d) each issued and outstanding share of common stock, par value $.001 per share, of Subsidiary ("Subsidiary Common Stock") shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation; and

    (e) no share of Company Common Stock shall be deemed to be outstanding or to have any rights other than those set forth in this Section 3.1 after the Effective Time.

  Section 3.2. Exchange Ratio; Adjustments to Parent Common Stock.

  (a) The "Exchange Ratio" shall be forty-five one hundredths (.45) of one share of Parent Common Stock for each one (1) share of Company Common Stock.

  (b) If, prior to Closing (as defined in Section 3.5 below), Parent

    (i) pays a dividend or makes a distribution on any class of Parent Common Stock in shares of any class of Parent Common Stock;

    (ii) subdivides its outstanding shares of any class of Parent Common Stock into a greater number of shares;

    (iii) combines its outstanding shares of any class of Parent Common Stock into a smaller number of shares;

    (iv) pays a dividend or makes a distribution on any class of Parent Common Stock in shares of its capital stock other than Parent Common Stock;

    (v) issues by reclassification of any class of Parent Common Stock any shares of its capital stock; or

    (vi) takes any other corporate action the effect of which is to change the number of shares of Parent Common Stock outstanding;

then the Exchange Ratio in effect immediately prior to such action shall be proportionately adjusted so that the holder of any shares of Company Common Stock or any Company Options thereafter shall receive the aggregate number and kind of shares of Parent Common Stock (and other capital stock, as the case may be) which it would have owned immediately following such action if such shares of Company Common Stock or such Company Option had been converted to Parent Common Stock or Parent Options, as the case may be, immediately prior to such action. The adjustment in the Exchange Ratio provided for in this Section 3.2(b) shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination, reclassification or other corporate action.

  Section 3.3. Exchange of Certificates. (a) From and after the Effective Time, each holder of an outstanding certificate which immediately prior to the Effective Time represented shares of Company Common Stock shall be entitled to receive in exchange therefor, upon surrender thereof to an exchange agent reasonably satisfactory to Parent and the Company (the "Exchange Agent"), a certificate or certificates representing the number of whole shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.1(a). Notwithstanding any other provision of this Agreement, (i) until holders or transferees of certificates theretofore representing shares of Company Common Stock have surrendered them for exchange as provided herein, no dividends (or other distributions) shall be paid with respect to any shares represented by such certificates and no payment for fractional shares shall be made and (ii) without regard to when such certificates representing shares of Company Common Stock are surrendered for exchange as provided herein, no interest shall be paid on any dividends (or other distributions) or any payment for fractional shares. Upon surrender of a certificate which immediately prior to the Effective Time represented shares of Company Common Stock, there shall be paid to the holder of such certificate the amount of any dividends (or other distributions) which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Parent Common Stock represented by the certificate or certificates issued upon such surrender.

  (b) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any applicable transfer or other taxes required by reason of such issuance.

  (c) No later than the Closing (as hereinafter defined), Parent shall deliver to the Exchange Agent the certificates representing shares of Parent Common Stock, registered under the Registration Statement as defined in Section 4.9, required to effect the exchanges referred to in paragraph (a) above and cash for payment of any fractional shares referred to in Section 3.4. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration to be issued and paid pursuant to Section (a) above and Section
3.4 to holders of Company Common Stock upon transmittal of Certificates for exchange as provided in paragraph (d) below. Any interest, dividends or other income earned on the investment of cash held by the Exchange Agent shall be for the account of Parent.

  (d) Promptly after the special meeting of the Company's stockholders at which this Agreement and the Merger will be considered, and assuming approval thereof, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Company Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Company Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares of Company Common Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1(a), and the Company Certificates so surrendered shall be canceled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Parent Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  (e) Promptly following the date which is nine months after the Effective Date, the Exchange Agent shall deliver to Parent all cash, certificates (including any Parent Common Stock) and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Company Certificate may surrender such Company Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Parent Common Stock, without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, Parent, Subsidiary, the Company or the Surviving Corporation shall be liable to a holder of Company Common Stock for any Parent Common Stock delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

  (f) In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Company Certificate the Parent Common Stock deliverable in respect thereof determined in accordance with this Article III. When authorizing such payment in exchange therefor, the Board of Directors of the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificate to give the Surviving Corporation such indemnity as it may reasonably direct as protection against any claim that may be made against the Surviving Corporation with respect to the Company Certificate alleged to have been lost, stolen or destroyed.

  Section 3.4. No Fractional Securities. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Parent Common Stock shall be issued in the Merger and no Parent Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock upon surrender of Company Certificates for exchange pursuant to this Article III shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the closing price per share of Parent Common Stock on the Nasdaq National Market System (the "NASDAQ"), as reported by the Wall Street Journal, on the last trading day immediately preceding the Effective Time.

  Section 3.5. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at a location mutually agreeable to Parent and the Company on the fifth business day immediately following the date on which the last of the conditions set forth in Article VIII is fulfilled or waived (but in any case no earlier than November 4, 1996), or at such other time and place as Parent and the Company shall agree (the date on which the Closing occurs is referred to in this Agreement as the "Closing Date").

  Section 3.6. Closing of the Company's Transfer Books. At and after the Effective Time, holders of Company Certificates shall cease to have any rights as stockholders of the Company, except for the right to receive shares of Parent Common Stock pursuant to Section 3.3 and the right to receive cash for payment of fractional shares pursuant to Section 3.4. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of this Agreement, Company Certificates formerly representing Company Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for Parent Common Stock in accordance with this Article III.

                                  ARTICLE IV

            Representations and Warranties of Parent and Subsidiary

  Parent and Subsidiary each represent and warrant to the Company as follows:

  Section 4.1. Organization and Qualification. Each of Parent and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole (a "Parent Material Adverse Effect"). True, accurate and complete copies of each of Parent's and Subsidiary's Certificates of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been (or, in the case of Subsidiary, will promptly be) delivered to the Company.

  Section 4.2. Capitalization.

  (a) The authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent Common Stock, of which 70,351,327 shares were outstanding as of August 29, 1996, (ii) 3,000,000 shares of non-voting common stock, par value $.0001 per share, none of which was outstanding as of July 19, 1996, and
(ii) 25,000,000 shares of preferred stock, par value $.0001 per share, none of which was issued and outstanding as of July 8, 1996. All of the issued and outstanding shares of Parent Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights.

  (b) The authorized capital stock of Subsidiary consists of 1,000 shares of Subsidiary Common Stock, of which 100 shares are issued and outstanding, which shares are owned beneficially and of record by Parent.

  (c) Except as disclosed in the Parent SEC Reports (as defined in Section 4.5) or as set forth on Schedule 4.2 attached hereto, as of the date hereof, there are (i) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti- takeover agreement, obligating Parent or any subsidiary of Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent or obligating Parent or any subsidiary of Parent to grant, extend or enter into any such agreement or commitment, and
(ii) no voting trusts, proxies or other agreements or understandings to which Parent or any subsidiary of Parent is a party or is bound with respect to the voting of any shares of capital stock of Parent. The shares of Parent Common Stock issued to stockholders of the Company in the Merger will be at the Effective Time duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

  Section 4.3. Subsidiaries. Each direct and indirect corporate subsidiary of Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted except where any failure would not have a Parent Material Adverse Effect. Each subsidiary of Parent is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, when taken together with all such other failures, have a Parent Material Adverse Effect. All of the outstanding shares of capital stock of each corporate subsidiary of Parent are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by Parent, free and clear of any liens, claims or encumbrances except that such shares are pledged to secure Parent's credit facilities and except as set forth on Schedule 4.3. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of Parent, including any right of conversion or exchange under any outstanding security, instrument or agreement. As used in this Agreement, the term "subsidiary" shall mean, when used with reference to any person or entity, any corporation, partnership, joint venture or other entity which such person or entity, directly or indirectly, controls or of which such person or entity (either acting alone or together with its other subsidiaries) owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, joint venture or other entity.

  Section 4.4. Authority; Non-Contravention; Approvals.

  (a) Parent and Subsidiary each have full corporate power and authority to enter into this Agreement and, subject to the Parent Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of Parent and Subsidiary and no other corporate proceedings on the part of Parent or Subsidiary are necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Subsidiary, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

  (b) The execution and delivery of this Agreement by each of Parent and Subsidiary do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by Parent and Subsidiary of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals (as defined in Section 4.4(c)) and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Parent Material Adverse Effect.

  (c) Except for (i) the filings by Parent and the Company required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Joint Proxy Statement/Prospectus (as defined in
Section 4.9) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"), and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, (iii) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger,
(iv) any required filing with the Interstate Commerce Commission ("ICC") or the Department of Transportation ("DOT") and (v) any required filings or approvals under the Interstate Commerce Act or filings with or approvals from the DOT, the Federal Communications Commission, applicable state environmental authorities, public service commissions and public utility commissions (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or Subsidiary or the consummation by Parent or Subsidiary of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Parent Material Adverse Effect.

  Section 4.5. Reports and Financial Statements. Since September 23, 1994, Parent has filed with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Parent has previously delivered to the Company copies of its (a) Annual Reports on Form 10-K for the fiscal years ended February 25, 1995 and March 2, 1996, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting from September 23, 1994 until the date hereof, and (c) all other reports, including quarterly reports, or registration statements filed by Parent with the SEC since September 23, 1994 (other than registration statements filed on Form S-3/S-8) (the documents referred to in clauses (a), (b) and (c) are collectively referred to as the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of Parent included in such reports (collectively, the "Parent Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

  Section 4.6. Absence of Undisclosed Liabilities. Except as disclosed in the Parent SEC Reports or with respect to acquisitions or potential transactions or commitments heretofore disclosed to the Company, neither Parent nor any of its subsidiaries had at May 31, 1996, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Parent Financial Statements or reflected in the notes thereto or (ii) which were incurred after May 31, 1996 and were incurred in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Parent Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof, and (c) liabilities and obligations which are of a nature not required to be accrued or reserved against in the consolidated financial statements of Parent and its subsidiaries, or reflected in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

  Section 4.7. Absence of Certain Changes or Events. Since the date of the most recent Parent SEC Report, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole, including as a result of any change in capital structure, employee compensation arrangement (including severance rights and benefit plans), accounting method or applicable law.

  Section 4.8. Litigation. Except as disclosed in the Parent SEC Reports or in
Schedule 4.8 attached hereto, there are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain or enjoin the consummation of the Merger or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to cause a Parent Material Adverse Effect. Except as set forth in the Parent SEC Reports or in Schedule 4.8 attached hereto, neither Parent nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any Parent Material Adverse Effect.

  Section 4.9. Registration Statement and Proxy Statement. None of the information to be supplied by Parent or its subsidiaries for inclusion in (a) the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by Parent in connection with the Merger for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement") or (b) the proxy statement to be distributed in connection with the Company's meeting of its stockholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the prospectus included in the Registration Statement, the "Joint Proxy Statement/Prospectus") will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective, at the time of such meeting of the stockholders of the Company and for so long as it remains effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will, as of its effective date, comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or covenant is made by Parent or Subsidiary with respect to information in writing supplied or to be supplied by the Company for inclusion therein.

  Section 4.10. No Violation of Law. Except as disclosed in the Parent SEC Reports, neither Parent nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Reports, as of the date of this Agreement, to the knowledge of Parent, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Parent Material Adverse Effect. Parent and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Parent Permits"), except for permits, licenses, franchises, variances, exemptions, orders, and other governmental authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Parent Material Adverse Effect. Parent and its subsidiaries are not in violation of the terms of any Parent Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Parent Material Adverse Effect.

  Section 4.11. Compliance with Agreements. Except as disclosed in the Parent SEC Reports, Parent and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under (a) the respective charters, by-laws or other similar organizational instruments of Parent or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which Parent or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 4.11, would have, in the aggregate, a Parent Material Adverse Effect.

  Section 4.12. Taxes.

  (a) Parent and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns (as defined in Section 4.12(c)) required to be filed by them for all periods ending on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a Parent Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects and (ii) duly paid in full or made adequate provision for the payment of all Taxes (as defined in Section 4.12(b)) for all periods ending at or prior to the Effective Time. The liabilities and reserves for Taxes reflected in the Parent balance sheet included in the latest Parent SEC Report are adequate to cover all Taxes for all periods ending at or prior to the Effective Time and there are no material liens for Taxes upon any property or assets of Parent or any subsidiary thereof, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service (the "IRS") or any other governmental taxing authority with respect to Taxes of the Parent or any of its subsidiaries which, if decided adversely, singly or in the aggregate, would have a Parent Material Adverse Effect. Neither Parent nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly-owned corporate subsidiary of Parent other than agreements disclosed in
Schedule 4.12 the consequences of which are fully and adequately reserved for in the Parent Financial Statements. Neither Parent nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

  (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

  (c) For purposes of this Agreement, the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

  Section 4.13. Employee Benefit Plans; ERISA. (a) Except as set forth in the Parent SEC Reports, at the date hereof, Parent and its subsidiaries do not maintain or contribute to any material employee benefit plans, programs, arrangements or practices (such plans, programs, arrangements or practices of Parent and its subsidiaries being referred to as the "Parent Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other similar material arrangements for the provision of benefits (excluding any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code). Schedule 4.13 attached hereto lists all Multi-employer Plans and Multiple Employer Plans which any of Parent or its subsidiaries maintains or to which any of them makes contributions. Neither Parent nor its subsidiaries has any obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, except as required under the terms of the Parent Plans, under existing collective bargaining agreements or to comply with applicable law.

  (b) Except as disclosed in the Parent SEC Reports, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or
Section 4975 of the Code with respect to any of the Parent Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, could have a Parent Material Adverse Effect, (ii) except for premiums due, there is no outstanding material liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Parent Plans,
(iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Parent Plans subject to Title IV of ERISA other than in a "standard termination" described in Section 4041(b) of ERISA, (iv) none of the Parent Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Parent Plans ended prior to the date of this Agreement, (v) the current present value of all projected benefit obligations under each of the Parent Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Parent SEC Reports as of March 2, 1996, based upon reasonable actuarial assumptions currently utilized for such Parent Plan, (vi) each of the Parent Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (vii) each of the Parent Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Parent Plans, and the period for making any such necessary retroactive amendments has not expired,
(viii) with respect to Multiemployer Plans, neither Parent nor any of its subsidiaries has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203, 4204 and 4205 of ERISA and, to the best knowledge of Parent and its subsidiaries, no event has occurred or is expected to occur which presents a material risk of a complete withdrawal or partial withdrawal under said Sections 4203, 4204 and 4205, (ix) to the best knowledge of Parent and its subsidiaries, there are no material pending, threatened or anticipated claims involving any of the Parent Plans other than claims for benefits in the ordinary course, and (x) Parent and its subsidiaries have no current material liability, whether measured alone or in the aggregate, for plan termination or complete withdrawal or partial withdrawal under Title IV of ERISA based on any plan to which any entity that would be deemed one employer with Parent and its subsidiaries under Section 4001 of ERISA or Section 414 of the Code contributed during the period of time covered by the applicable statute of limitations (a "Parent Controlled Group Plan"), and Parent and its subsidiaries do not reasonably anticipate that any such liability will be asserted against Parent or any of its subsidiaries. None of the Parent Controlled Group Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code).

  (c) The Parent SEC Reports contain a true and complete summary or list of or otherwise describe all material employment contracts and other employee benefit arrangements with "change of control" or similar provisions and all severance agreements with executive officers.

  Section 4.14. Labor Controversies. Except as set forth in the Parent SEC Reports, (a) there are no significant controversies pending or, to the knowledge of Parent, threatened between Parent or its subsidiaries and any representatives of any of their employees, (b) to the knowledge of Parent, there are no material organizational efforts presently being made involving any of the presently unorganized employees of Parent and its subsidiaries, (c) Parent and its subsidiaries have, to the knowledge of Parent, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and (d) no person has, to the knowledge of Parent, asserted that Parent or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except for such controversies, organizational efforts, non-compliance and liabilities which, singly or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

  Section 4.15. Environmental Matters. (a) Except as set forth in the Parent SEC Reports or in Schedule 4.15, (i) Parent and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned, leased or operated by Parent or any of its subsidiaries contains any Hazardous Substance in amounts exceeding the levels permitted by, or which otherwise create liability under, applicable Environmental Laws,
(iii) neither Parent nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that Parent or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, or any of the properties owned, leased or operated by Parent or any of its subsidiaries (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against Parent or any of its subsidiaries relating to any violation, or alleged violation, of or any liability or alleged liability, under any Environmental Law, (v) no reports have been filed, or are required to be filed, by Parent or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of or released at, from or onto any properties owned, leased or operated by Parent or any of its subsidiaries during the time such properties were owned, leased or operated by Parent or any of its subsidiaries or to the best knowledge of Parent and its subsidiaries at any other time or at any other facility or site to which Hazardous Substances from or generated by Parent or any of its subsidiaries have been taken at any time in the past, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law conducted by or which are in the possession of Parent or its subsidiaries relating to the activities of or properties owned, leased or operated by Parent or its subsidiaries which have not been delivered to the Company prior to the date hereof, (viii) there are no underground storage tanks on, in or under any properties owned, leased or operated by Parent and any of its subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by Parent or any of its subsidiaries, or, to the best knowledge of Parent and its subsidiaries, at any other time (ix) there is no friable asbestos or asbestos containing material present in any of the properties owned by Parent and its subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by Parent or any of its subsidiaries, and (x) neither Parent, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through
(x) that, singly or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

  (b) As used herein, "Environmental Law" means any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to
(x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act, the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

  (c) As used herein, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority pursuant to any Environmental Law including, without limitation, any toxic waste, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

  Section 4.16. Title to Assets. Parent and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties as reflected in the most recent balance sheet included in the Parent Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Parent's business operations (in the manner presently carried on by the Parent), or (iii) as disclosed in the Parent SEC Reports, and except for such matters which, singly or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. All leases under which Parent leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not have a Parent Material Adverse Effect.

  Section 4.17. Trademarks and Intellectual Property Compliance. Parent and its subsidiaries own or have the right to use, without any material payment to any other party, all of their patents, trademarks (registered or unregistered), trade names, service marks, copyrights and applications ("Intellectual Property Rights") and the consummation of the transactions contemplated hereby will not alter or impair such rights in any material respect. To the best knowledge of Parent, no claims are pending by any person with respect to the ownership, validity, enforceability or use of any such Intellectual Property Rights challenging or questioning the validity or effectiveness of any of the foregoing which claims could reasonably be expected to have a Parent Material Adverse Effect.

  Section 4.18. Material Agreements. Parent and Subsidiary have no material agreements other than those filed as exhibits to Parent SEC Reports or which will be filed with the Registration Statement, copies of which (to the extent such agreements exist on and as of the date hereof) have been delivered to the Company, or which will be delivered to the Company promptly after they become available.

  Section 4.19. Pooling Matters. To the Parent's knowledge and based upon consultation with its independent accountants, neither the Parent nor any of its affiliates has taken or agreed to take any action that would affect the ability of Parent to account for the Merger as a pooling of interests.

  Section 4.20. Insurance. Except to the extent there would be no Parent Material Adverse Effect, all of Parent's and its subsidiaries' liability, theft, life, health, fire, title, worker's compensation and other forms of insurance, surety bonds and umbrella policies, insuring Parent and its subsidiaries and their directors, officers, employees, independent contractors, properties, assets and business, are valid and in full force and effect and without any premium past due or pending notice of cancellation, are, in the reasonable judgment of Parent, adequate for the business of Parent and its subsidiaries as now conducted, and there are no claims, singly or in the aggregate, under such policies in excess of $200,000, which, in any event, are not in excess of the limitations of coverage set forth in such policies. Parent and its subsidiaries have taken all actions reasonably necessary to insure that their independent contractors obtain and maintain adequate insurance coverage. All of the insurance policies referred to in this Section
4.20 are "occurrence" policies and no such policies are "claims made" policies. Neither Parent nor any of its subsidiaries has knowledge of any fact indicating that such policies will not continue to be available to Parent and its subsidiaries upon substantially similar terms subsequent to the Effective Time. The provision and/or reserves in the Parent Financial Statements are adequate for any and all self insurance programs maintained by Parent or its subsidiaries.

  Section 4.21. Transactions with Related Parties. Except as set forth in the Parent SEC Reports, (a) there have been no transactions by Parent or its subsidiaries with any officer or director of Parent or beneficial owner of more than five percent (5%) of Parent which are required to be disclosed pursuant to the Exchange Act and (b) there are no material agreements or understandings now in effect between Parent or its subsidiaries and any Related Party.

                                   ARTICLE V

                 Representations and Warranties of the Company

  The Company represents and warrants to Parent and Subsidiary as follows:

  Section 5.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole (a "Company Material Adverse Effect"). True, accurate and complete copies of the Company's Certificate of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

  Section 5.2. Capitalization.

  (a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock (par value $.001 per shares). As of August 7, 1996, 9,380,946 shares of Company Common Stock and no shares of preferred stock were issued and outstanding. All of such issued and outstanding shares are validly issued and are fully paid, nonassessable and free of preemptive rights.

  (b) Except as set forth in the Company SEC Reports (as defined in Section 5.5) or on Schedule 5.2 attached hereto, as of the date hereof there are: (i) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment, and (ii) no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company.

  Section 5.3. Subsidiaries. Except as set forth in Schedule 5.3, each direct and indirect corporate subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted except where any failure would not have a Company Material Adverse Effect. Each subsidiary of the Company is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a Company Material Adverse Effect. All of the outstanding shares of capital stock of each corporate subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever except that such shares are pledged to secure the Company's (and such subsidiaries') credit facilities or as set forth in Schedule 5.3 attached hereto. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

  Section 5.4. Authority; Non-Contravention; Approvals.

  (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval (as defined in Section 7.3) and the Company Required Statutory Approvals (as defined in
Section 5.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the Company Stockholders' Approval, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. Without limitation of the foregoing, each of the covenants and obligations of the Company set forth in Sections 6.1, 6.5, 7.3, 7.6, 7.7, 7.8 and 7.10 is valid, legally binding and enforceable notwithstanding the absence of the Company Stockholders' Approval.

  (b) Except as set forth in Schedule 5.4(b), the execution and delivery of this Agreement by the Company do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected. Except as set forth in Schedule 5.4(b), the consummation by the Company of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Company Required Statutory Approvals and the Company Stockholders' Approval and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Company Material Adverse Effect.

  (c) Except for (i) the filings by Parent and the Company required by the HSR Act, (ii) the filing of the Joint Proxy Statement/Prospectus with the SEC pursuant to the Exchange Act and the Securities Act and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, (iii) the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger and (iv) any required filings or approvals under the Interstate Commerce Act or filings with or approvals from the DOT, the Federal Communications Commission, applicable state environmental authorities, public service commissions and public utility commissions (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Company Material Adverse Effect.

  Section 5.5. Reports and Financial Statements. Except as set forth on
Schedule 5.5 attached hereto, since December 20, 1995, the Company has filed with the SEC all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has previously delivered to Parent copies of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting, if any, from December 20, 1995 until the date hereof, and (c) all other reports, including quarterly reports, or registration statements filed by the Company with the SEC since December 20, 1995 (other than registration statements filed on Form S-3/S-8) (the documents referred to in clauses (a), (b) and (c) are collectively referred to as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included in such reports (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

  Section 5.6. Absence of Undisclosed Liabilities. Except as disclosed in the Company SEC Reports, neither the Company nor any of its subsidiaries had at June 29, 1996, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except:
(a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or (ii) which were incurred after June 29, 1996 and were incurred in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Company Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof, and (c) liabilities and obligations which are of a nature not required to be accrued or reserved against in the consolidated financial statements of the Company and its subsidiaries, or reflected in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

  Section 5.7. Absence of Certain Changes or Events. Since the date of the most recent Company SEC Report, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, including as a result of any change in capital structure, employee compensation arrangement (including severance rights and benefit plans), accounting method or applicable law.

  Section 5.8. Litigation. Except as referred to in the Company SEC Reports or in Schedule 5.8 attached hereto, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain the consummation of the Merger or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to cause a Company Material Adverse Effect. Except as referred to in the Company SEC Reports or in
Schedule 5.8 attached hereto, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any Company Material Adverse Effect.

  Section 5.9. Registration Statement and Proxy Statement. None of the information to be supplied by the Company or its subsidiaries for inclusion in
(a) the Registration Statement or (b) the Proxy Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the transactions contemplated by this Agreement or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective, at the time of such meeting of the stockholders of the Company and for so long as it remains effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will, as of its effective date, comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or covenant is made by the Company with respect to information in writing supplied or to be supplied by Parent or Subsidiary for inclusion therein.

  Section 5.10. No Violation of Law. Except as disclosed in the Company SEC Reports or in Schedule 5.10 attached hereto, neither the Company nor any of its subsidiaries is in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Company SEC Reports, as of the date of this Agreement, to the knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Company Material Adverse Effect. The Company and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"), except for permits, licenses, franchises, variances, exemptions, orders, and other governmental authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Company Material Adverse Effect. The Company and its subsidiaries are not in violation of the terms of any Company Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Company Material Adverse Effect.

  Section 5.11. Compliance with Agreements. Except as disclosed in the Company SEC Reports or in Schedule 5.11, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (a) the respective charters, by-laws or similar organizational instruments of the Company or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this
Section 5.11, would have, in the aggregate, a Company Material Adverse Effect.

  Section 5.12. Taxes. The Company and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them for all periods ending on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a Company Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision for the payment of all Taxes for all periods ending at or prior to the Effective Time. The liabilities and reserves for Taxes reflected in the Company balance sheet included in the latest Company SEC Report are adequate to cover all Taxes for all periods ending at or prior to the Effective Time and there are no material liens for Taxes upon any property or assets of the Company or any subsidiary thereof, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of the Company or any of its subsidiaries which, if decided adversely, singly or in the aggregate, would have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly-owned corporate subsidiary of the Company. Neither the Company nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

  Section 5.13. Employee Benefit Plans; ERISA.

  (a) Except as set forth in the Company SEC Reports, at the date hereof, the Company and its subsidiaries do not maintain or contribute to any material employee benefit plans, programs, arrangements and practices (such plans, programs, arrangements and practices of the Company and its subsidiaries being referred to as the "Company Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of ERISA, or other similar material arrangements for the provision of benefits (excluding any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code). Schedule 5.13(a) attached hereto lists all Multi-employer Plans and Multiple Employer Plans which any of the Company or its subsidiaries maintains or to which any of them makes contributions. Neither the Company nor its subsidiaries has any obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, except as required under the terms of the Company Plans, under existing collective bargaining agreements or to comply with applicable law.

  (b) Except as disclosed in the Company SEC Reports, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or
Section 4975 of the Code with respect to any of the Company Plans that could result in penalties, taxes or liabilities which, singly or in the aggregate, could have a Company Material Adverse Effect, (ii) except for premiums due, there is no outstanding material liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Company Plans,
(iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Company Plans subject to Title IV of ERISA other than in a "standard termination" described in Section 4041(b) of ERISA, (iv) none of the Company Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Company Plans ended prior to the date of this Agreement, (v) the current present value of all projected benefit obligations under each of the Company Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Company SEC Reports as of June 29, 1996, based upon reasonable actuarial assumptions currently utilized for such Company Plan, (vi) each of the Company Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations,
(vii) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Company Plans, and the period for making any such necessary retroactive amendments has not expired, (viii) with respect to Multi-employer Plans, neither the Company nor any of its subsidiaries has, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203, 4204 and 4205 of ERISA and, to the best knowledge of the Company and its subsidiaries, no event has occurred or is expected to occur which presents a material risk of a complete or partial withdrawal under said Sections 4203, 4204 and 4205, (ix) to the best knowledge of the Company and its subsidiaries, there are no material pending, threatened or anticipated claims involving any of the Company Plans other than claims for benefits in the ordinary course, and (x) the Company and its subsidiaries have no current material liability, whether measured alone or in the aggregate, for plan termination or complete withdrawal or partial withdrawal under Title IV of ERISA based on any plan to which any entity that would be deemed one employer with the Company and its subsidiaries under Section 4001 of ERISA or Section 414 of the Code contributed during the period of time covered by the applicable statute of limitations (the "Company Controlled Group Plans"), and the Company and its subsidiaries do not reasonably anticipate that any such liability will be asserted against the Company or any of its subsidiaries. None of the Company Controlled Group Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code).

  (c) The Company SEC Reports or Schedule 5.13(c) contain a true and complete summary or list of or otherwise describe all material employment contracts and other employee benefit arrangements with "change of control" or similar provisions and all severance agreements with executive officers.

  Section 5.14. Labor Controversies. Except as set forth in the Company SEC Reports, (a) there are no significant controversies pending or, to the knowledge of the Company, threatened between the Company or its subsidiaries and any representatives of any of their employees, (b) to the knowledge of the Company, there are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company or its subsidiaries, (c) the Company and its subsidiaries have, to the knowledge of the Company, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and (d) no person has, to the knowledge of the Company, asserted that the Company or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except for such controversies, organizational efforts, non-compliance and liabilities which, singly or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

  Section 5.15. Environmental Matters. Except as set forth in the Company SEC Reports or in Schedule 5.15, (i) the Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned, leased or operated by the Company or any of its subsidiaries contains any Hazardous Substance in amounts exceeding the levels permitted by, or which otherwise create liability under, applicable Environmental Laws,
(iii) neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, or any of the properties owned, leased or operated by the Company or any of its subsidiaries (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of or any liability, or alleged liability under any Environmental Law, (vi) no Hazardous Substance has been disposed of or released at, from or onto any properties owned, leased or operated by the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries or to the best knowledge of Company and its subsidiaries at any other time or at any other facility or site to which Hazardous Substances from or generated by the Company or any of its subsidiaries have been taken at any time in the past,
(vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law conducted by or which are in the possession of the Company or its subsidiaries relating to the activities of or properties owned, leased or operated by the Company or its subsidiaries which have not been delivered to Parent prior to the date hereof, (viii) there are no underground storage tanks on, in or under any properties owned, leased or operated by the Company or any of its subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, or to the best knowledge of the Company and its subsidiaries at any other time, (ix) there is no friable asbestos or asbestos containing material present in any of the properties owned by the Company and its subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, and (x) neither the Company, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (x) that, singly or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

  Section 5.16. Title to Assets. The Company and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company), (iii) as disclosed in the Company SEC Reports or (iv) as provided in the credit facility, dated April 12, 1996, between the Company and its lending banks, and except for such matters which, singly or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. All leases under which the Company leases any substantial amount of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not have a Company Material Adverse Effect.

  Section 5.17. Company Stockholders' Approval. The affirmative vote of stockholders of the Company required for approval and adoption of this Agreement and the Merger is a majority of the outstanding shares of Company Common Stock.

  Section 5.18. No Excess Parachute Payments. Except as set forth on Schedule 5.18, the Company has no contracts, arrangements or understandings pursuant to which any person may receive any amount or entitlement from the Company or any of its subsidiaries (including cash or property or the vesting of property) that may be characterized as an "excess parachute payment" (as such term is defined in Section 280G(B)(1) of the Code) (any such amount being an "Excess Parachute Payment") as a result of any of the transactions contemplated by this Agreement. Except as set forth on Schedule 5.18, to the best knowledge of the Company, no person is entitled to receive any additional payment from the Company, its subsidiaries or any other person (a "Parachute Gross-up Payment") in the event that the 20 percent (20%) parachute excise tax of Section 4999(a) of the Code is imposed on such person. Except as set forth on Schedule 5.18, the Board of Directors of the Company has not during the six months prior to the date of this Agreement granted to any officer, director or employee of the Company any right to receive any Parachute Gross-Up Payment.

  Section 5.19. Trademarks and Intellectual Property Compliance. The Company and its subsidiaries own or have the right to use, without any material payment to any other party, all of their Intellectual Property Rights, and the consummation of the transactions contemplated hereby will not alter or impair such rights in any material respect. To the knowledge of the Company, no claims are pending by any person with respect to the ownership, validity, enforceability or use of any such Intellectual Property Rights challenging or questioning the validity or effectiveness of any of the foregoing which claims could reasonably be expected to have a Company Material Adverse Effect.

  Section 5.20. Material Agreements. The Company has no material agreements other than those filed as exhibits to the Company SEC Reports or as set forth on Schedule 5.20 or which will be filed with the Registration Statement, copies of which (to the extent such agreements exist on and as of the date hereof) have been delivered to Parent, or which will be delivered to Parent promptly after they become available.

  Section 5.21. Pooling Matters. To the Company's knowledge and based upon consultation with its independent accountants, neither the Company nor any of its affiliates has taken or agreed to take any action that would affect the ability of Parent to account for the Merger as a pooling of interests.

  Section 5.22. Transactions with Related Parties. Except as set forth in the Company SEC Reports or on Schedule 5.22, (a) there have been no transactions by the Company or its subsidiaries with any officer or director of the Company or beneficial owner of more than five percent (5%) of the Company Common Stock or their affiliates ("Related Parties") which are required to be disclosed pursuant to the Exchange Act and (b) there are no material agreements or understandings now in effect between the Company or its subsidiaries and any Related Party.

  Section 5.23. Insurance. Except to the extent there would be no Company Material Adverse Effect, all of the Company's and its subsidiaries' liability, theft, life, health, fire, title, worker's compensation and other forms of insurance, surety bonds and umbrella policies, insuring the Company and its subsidiaries and their directors, officers, employees, independent contractors, properties, assets and business, are valid and in full force and effect and without any premium past due or pending notice of cancellation, are, in the reasonable judgment of the Company, adequate for the business of the Company and its subsidiaries as now conducted, and there are no claims, singly or in the aggregate, under such policies in excess of $250,000 (as to which the Company is self-insured), which, in any event, are not in excess of the limitations of coverage set forth in such policies. The Company and its subsidiaries have taken all actions reasonably necessary to insure that their independent contractors obtain and maintain adequate insurance coverage. All of the insurance policies referred to in this Section 5.23 are "occurrence" policies and no such policies are "claims made" policies. Neither the Company nor any of its subsidiaries has knowledge of any fact indicating that such policies will not continue to be available to the Company and its subsidiaries upon substantially similar terms subsequent to the Effective Time. The provision and/or reserves in the Company Financial Statements are adequate for any and all self insurance programs maintained by the Company or its subsidiaries.

  Section 5.24. Employment Agreements. Except as set forth on Schedule 5.24, any and all employees of the Company who are parties to agreements that would provide to them cash compensation upon a change of control (as defined therein) of the Company or upon a voluntary termination of employment by any such employee (collectively, the "Employment Agreements") have executed amendments and/or waivers of the cash compensation provisions applicable upon such a change of control (as defined therein) or upon a voluntary termination of employment by any such employee.

  Section 5.25. Affiliate Agreements. Each person who may be deemed an affiliate of the Company under Rule 145 of the Securities Act ("Rule 145"), including, without limitation, all directors and executive officers of the Company, has delivered an agreement to Parent agreeing to the resale restrictions imposed by applicable securities laws and accounting rules (including, but not limited to, Accounting Series Release No. 135
("ASR 135")).

                                  ARTICLE VI

                    Conduct of Business Pending the Merger

  Section 6.1. Conduct of Business by the Company Pending the Merger. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries, to:

    (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

    (b) not (i) amend or propose to amend their respective charters or by-laws, (ii) split, combine or reclassify their outstanding capital stock or
  (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly-owned subsidiary of the Company;

    (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of Company Common Stock, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that the Company may issue shares (i) upon conversion of convertible securities and exercise of options outstanding on the date hereof; and (ii) in connection with the potential acquisitions described in Schedule 6.1;

    (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business or (B) borrowings to refinance existing indebtedness,
  (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) take any action which to the knowledge of the Company would unreasonably jeopardize the treatment of the Merger as a pooling of interests under APB 16, (iv) take or fail to take any action which action or failure to the knowledge of the Company would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (v) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

    (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

    (f) confer on a regular and frequent basis with one or more representatives of Parent to report operational matters of materiality and the general status of ongoing operations;

    (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice (excluding material management non-competition and severance agreements);

    (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law; and

    (i) maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

  Section 6.2. Conduct of Business by Parent and Subsidiary Pending the Merger. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless the Company shall otherwise agree in writing, Parent shall, and shall cause its subsidiaries, to:

    (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

    (b) not (i) amend or propose to amend their respective charters or by-laws, (ii) split, combine or reclassify (whether by stock dividend or otherwise) their outstanding capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly-owned subsidiary of Parent;

    (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any shares of Parent Common Stock, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that Parent may issue shares
  (i) upon conversion of convertible securities and exercise of options outstanding on the date hereof and (ii) in connection with potential acquisitions;

    (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business or (B) borrowings to refinance existing indebtedness,
  (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) take any action which to the knowledge of Parent would unreasonably jeopardize the treatment of the Merger as a pooling of interests under APB No. 16, (iv) take or fail to take any action which action or failure to take action would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (v) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

    (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

    (f) confer on a regular and frequent basis with one or more representatives of the Company to report operational matters of materiality and the general status of ongoing operations;

    (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice; provided, however, that Parent and its subsidiaries shall in no event enter into any written employment agreement which provides for an annual base salary in excess of $125,000 and has a term in excess of one year or enter into or amend any material severance or termination arrangement;

    (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law; and

    (i) maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

  Section 6.3. Control of the Company's Operations. Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

  Section 6.4. Control of Parent's Operations. Nothing contained in this Agreement shall give to the Company, directly or indirectly, rights to control or direct Parent's operations prior to the Effective Time. Prior to the Effective Time, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

  Section 6.5. Acquisition Transactions.

  (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, initiate or solicit, and the Company shall, and shall use its best efforts to cause each of its subsidiaries to, cause any officer, director or employee of, or any attorney, accountant, investment banker, financial advisor or other agent retained by it, not to initiate or solicit, any proposal or offer to acquire all or any substantial part of the business and properties of the Company and its subsidiaries or any capital stock of the Company and its subsidiaries, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof in a transaction, upon the consummation of which the holders of Company Common Stock will own less than a majority of the equity of the offeror or resulting entity or have the right to elect no more than a minority of the board of directors (or similar governing board) of the offeror or the resulting entity (any such transactions being referred to herein as "Acquisition Transactions").

  (b) Notwithstanding any other provision of this Agreement, in response to an unsolicited proposal or inquiry with respect to an Acquisition Transaction,
(i) the Company may engage in discussions or negotiations regarding such proposal or inquiry with a third party who (without any solicitation or initiation, directly or indirectly, by or with the Company or any Company representative after the date of this Agreement) seeks to initiate such discussions or negotiations and may negotiate with and furnish to such third party information concerning the Company and its business, properties and assets, and (ii) if such Acquisition Transaction is a tender offer subject to the provisions of Section 14(d) under the Exchange Act, the Company's Board of Directors may take and disclose to the Company's stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act.

  (c) In the event the Company shall determine to provide any information or negotiate as described in paragraph (b) above, or shall receive any offer of the type referred to in paragraph (b) above, it shall (i) immediately provide Parent a copy of all information provided to the third party, (ii) inform Parent that information is to be provided, that negotiations are to take place or that an offer has been received, as the case may be, and (iii) furnish to Parent the identity of the person receiving such information or the proponent of such offer, if applicable, and, if any offer has been received, unless the Board of Directors of the Company concludes that such disclosure is inconsistent with its fiduciary duties under applicable law, a description of the material terms thereof.

  (d) The Company may terminate this Agreement, withdraw, modify or not make its recommendation referred to in Section 7.3, if but only if (i) the Company shall have determined in good faith after consultation with the independent financial advisors of the Company that such Acquisition Transaction would be more favorable to the Company's stockholders from a financial point of view than the Merger, (ii) the Board of Directors of the Company shall conclude in good faith after consultation with its legal counsel that such action is necessary in order for the Board of Directors of the Company to act in a manner that is consistent with its fiduciary obligations under applicable law and (iii) the Company shall have furnished the Parent with a copy of a definitive agreement (if any) with an offeror of an Acquisition Transaction at least five business days prior to its execution and Parent shall have failed within such five business day period to offer to amend the terms of this Agreement so that the Merger would be, in the good faith determination of the Board of Directors of the Company, at least as favorable to the Company's stockholders from a financial point of view as the Acquisition Transaction.

  (e) Each party (i) acknowledges that a breach of any of its covenants contained in this Section 6.5 will result in irreparable harm to the other party which will not be compensable in money damages, and (ii) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the other party for a breach of such covenant. In any event, if Company enters into an Acquisition Transaction, it will immediately pay to Parent the sums described in Section 7.6 below.

                                  ARTICLE VII

                             Additional Agreements

  Section 7.1. Access to Information. (a) The Company and its subsidiaries shall afford to Parent and Subsidiary and their respective accountants, counsel, financial advisors and other representatives (the "Parent Representatives") and Parent and its subsidiaries shall afford to the Company and its accountants, counsel, financial advisors and other representatives (the "Company Representatives") full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly to one another (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed by any of them with the SEC in connection with the transactions contemplated by this Agreement or which may have a material effect on their respective businesses, properties or personnel and (ii) such other information concerning their respective businesses, properties and personnel as Parent or Subsidiary or the Company, as the case may be, shall reasonably request; provided that no investigation pursuant to this Section
7.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Parent and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Parent Representatives to hold, and the Company and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Company Representatives to hold, in strict confidence all non-public documents and information furnished to Parent and Subsidiary or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement, except that (i) Parent, Subsidiary and the Company may disclose such information as may be necessary in connection with seeking the Parent Required Statutory Approvals, the Company Required Statutory Approvals and the Company Stockholders' Approval and (ii) each of Parent, Subsidiary and the Company may disclose any information that it is required by law or judicial or administrative order to disclose.

  (b) In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all non-public written material provided pursuant to this Section 7.1 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by Parent or the Company based on the information in such material shall be destroyed (and Parent and the Company shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

  (c) The Company shall promptly advise Parent and Parent shall promptly advise the Company in writing of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, any material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, taken as a whole.

  Section 7.2. Registration Statement and Proxy Statement. Parent and the Company shall file with the SEC as soon as is reasonably practicable after the date hereof the Joint Proxy Statement/Prospectus and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Common Stock pursuant hereto. Parent and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the first sentence of this Section 7.2.

  Section 7.3. Stockholders' Approval. The Company shall, as promptly as practicable, submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders and, subject to the fiduciary duties of the Board of Directors of the Company under applicable law, or except to the extent contemplated by Section 6.5, shall use its reasonable best efforts to obtain stockholder approval and adoption (the "Company Stockholders' Approval") of this Agreement and the transactions contemplated hereby. Such meeting of stockholders shall be held as soon as practicable following the date upon which the Registration Statement becomes effective. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law, or except as contemplated by Section 6.5, the Company shall, through its Board of Directors, recommend to its stockholders approval of the transactions contemplated by this Agreement. The Company (i) acknowledges that a breach of its covenant contained in this Section 7.3 to convene a meeting of its stockholders and call for a vote thereat with respect to the approval of this Agreement and the Merger will result in irreparable harm to Parent which will not be compensable in money damages and (ii) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to Parent for a breach of such covenant.

  Section 7.4. [Intentionally omitted.]

  Section 7.5. Exchange Listing. Parent shall use its best efforts to effect, at or before the Effective Time, authorization for listing on the NASDAQ, upon official notice of issuance, of the shares of Parent Common Stock to be issued pursuant to the Merger.

  Section 7.6. Expenses and Fees.

  (a) Except as provided in Section 7.6(b), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and mailing of the Joint Proxy Statement/Prospectus shall be shared equally by Parent and the Company.

  (b) The Company agrees to pay to Parent a fee equal to Three Million Three Hundred Seventy-Five Thousand Dollars ($3,375,000) if (i) the Company terminates this Agreement pursuant to Section 6.5, and (ii) within twelve (12) months thereafter consummates the Acquisition Transaction to which such termination is attributable or another Acquisition Transaction commenced within sixty (60) days after such termination.

  Section 7.7. Agreement to Cooperate.

  (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the requisite votes of the stockholders of the Company and the boards of directors of the Company and Parent.

  (b) Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to file as soon as practicable after the date hereof a Notification and Report Form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Each of Parent and the Company shall (i) use its reasonable efforts to comply as expeditiously as possible with all lawful requests of the FTC or the Antitrust Division for additional information and documents and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto.

  (c) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, including any Acquisition Transaction, Parent shall have the right, at its own expense, to participate therein, and the Company will not settle any such litigation without the consent of Parent, which consent will not be unreasonably withheld.

  Section 7.8. Public Statements and Filings. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and, except as required by law in the judgment of the issuing party, shall not issue any such press release or written public statement prior to such consultation. In addition, each party shall provide the other party with a written copy of any of its SEC Reports to be filed at least 48 hours prior to the filing of such report.

  Section 7.9. Option Plans. Prior to the Effective Time, the Company through the Compensation Committee of its Board of Directors and Parent shall take such action as may be necessary to cause each unexpired and unexercised option (each a "Company Option"), whether immediately exercisable, exercisable at Closing by virtue of acceleration attributable to the Merger or exercisable only after Closing, to be automatically converted at the Effective Time into an option (each a "Parent Option") to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could have been purchased under the Company Option multiplied by the Exchange Ratio, at a price per share of Parent Common Stock equal to the option exercise price determined pursuant to the Company Option divided by the Exchange Ratio and subject to the same terms and conditions as the Company Option, including acceleration and period of exercise. At the Effective Time, all references in the stock option agreements to the Company shall be deemed to refer to Parent. As of the Effective Time, Parent shall assume all of the Company's obligations with respect to Company Options as so amended and, from and after the Effective Time, shall have reserved for issuance upon exercise of the Parent Options all shares of Parent Common Stock covered thereby and, as of the Effective Time, shall have filed an amendment to its Registration Statement on Form S-8 to register the additional shares of Parent Common Stock subject to Parent Options granted in replacement of Company Options.

  Section 7.10. Notification of Certain Matters. Each of the Company, Parent and Subsidiary agrees to give prompt notice to each other of, and to use reasonable efforts to prevent or promptly remedy, (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

  Section 7.11. Directors' and Officers' Indemnification and Insurance.
  (a) From and after the Effective Time, Parent shall, and Parent shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers and directors of the Company (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, or otherwise in connection with any claim, action, suit, proceeding or investigation (a "claim"), based in whole or in part on the fact that such person is or was a director or officer of the Company and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, this Agreement, the Merger and the transactions contemplated hereby), in each case to the fullest extent permitted under the DGCL (and shall pay any expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the DGCL, upon receipt from the Indemnified

Party to whom expenses are advanced of any undertaking to repay such advances required under the DGCL). Parent shall, and Parent shall cause the Surviving Corporation to, observe and comply with the Company's obligations pursuant to the indemnification agreements listed on Schedule 7.11 hereto.

  (b) Parent shall, and Parent shall cause the Surviving Corporation to, cause to be maintained in effect until sixty (60) days after the running of the statute of limitations the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such officers and directors) with respect to claims arising from facts or events which occurred at or before the Effective Time.

  (c) In the event the Surviving Corporation or Parent or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent shall assume the obligations set forth in this Section 7.11.

  (d) This Section 7.11 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on Parent, the Surviving Corporation and their respective successors and assigns.

  Section 7.12. Corrections to the Joint Proxy Statement/Prospectus and Registration Statement. Prior to the date of approval of the Merger by the Company's stockholders, each of the Company, Parent and Subsidiary shall correct promptly any information provided by it to be used specifically in the Joint Proxy Statement/Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement so as to correct the same and to cause the Joint Proxy Statement/Prospectus as so corrected to be disseminated to the stockholders of the Company and Parent, in each case to the extent required by applicable law.

  Section 7.13. [Intentionally omitted.]

  Section 7.14. Irrevocable Proxies. Upon the execution hereof, the Company will use its best efforts to cause its officers and directors to execute and deliver to Parent irrevocable proxies in a form reasonably acceptable to Parent authorizing the Parent to vote all shares of Company Common Stock which such executive officers and directors are entitled to vote in favor of the Merger.

  Section 7.15. Tax-Free Treatment of Merger. The Parent, the Subsidiary and Company shall each use its best efforts to cause the Merger to be treated as a tax-free reorganization for federal income tax purposes.

  Section 7.16. Parent's Periodic Reports Following the Merger. Following the Effective Time, Parent shall file with the SEC a periodic report under the Exchange Act which contains at least thirty (30) days of combined results of operations of the Company and the Parent as required by ASR 135 within the time prescribed under the Exchange Act for the filing of such report.

  Section 7.17. Grant of Options to Company Employees. Upon consummation of the Merger, Parent shall grant non-qualified options to purchase 1,000,000 shares of Parent Common Stock at an exercise price equal to Fair Market Value (as defined in Section 2.8 of Parent's 1994 Stock Option and Incentive Plan, as amended) on the grant date (which shall be the Closing Date), to certain employees of the Company as recommended to Parent by senior management of the Company in accordance with Schedule 7.17 and as agreed to by the compensation committee of the Parent's Board of Directors. Such options will vest over five years (2.083% per month, for months thirteen (13) through sixty (60), inclusive, following the Effective Time), expire ten (10) years from the date of grant and otherwise be subject to the terms and conditions of Parent's existing stock option plan, except that such options shall not qualify as incentive stock options under the Code. Parent shall register under the S-8 the shares issuable pursuant to the options Parent has agreed to grant under this Section 7.17, and shall use reasonable efforts to cause such shares to be listed on Nasdaq.

                                 ARTICLE VIII

                                  Conditions

  Section 8.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of the Company under applicable law and applicable listing requirements;

    (b) the shares of Parent Common Stock issuable in the Merger shall have been authorized for listing on the NASDAQ upon official notice of issuance;

    (c) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

    (d) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities;

    (e) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

    (f) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal;

    (g) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby, and all consents from lenders required to consummate the Merger, shall have been obtained and be in effect at the Effective Time; and

    (h) Coopers & Lybrand, certified public accountants for Parent, shall have delivered a letter, dated the Closing Date, addressed to Parent, in form and substance reasonably satisfactory to Parent, stating that the Merger will qualify as a pooling-of-interests transaction under APB No. 16.

  Section 8.2. Conditions to Obligation of the Company to Effect the
Merger. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

    (a) Parent and Subsidiary shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and Subsidiary contained in this Agreement shall be true and correct in all material respects on and as of the date made and, on and as of the Closing Date as if made at and as of such date, and the Company shall have received a certificate of the Chairman of the Board and Chief Executive Officer, the President or a Vice President of Parent and of the President and Chief Executive Officer or a Vice President of Subsidiary to that effect;

    (b) the Company shall have received an opinion of Sullivan & Worcester LLP, counsel to the Company, in form and substance reasonably satisfactory to the Company, dated the Closing Date, to the effect that the Company and holders of Company Common Stock will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger (except to the extent any stockholders receive cash in lieu of fractional shares);

    (c) the Company shall have received an opinion or opinions from Ballard, Spahr, Andrews & Ingersoll, counsel to Parent and Subsidiary, dated the Closing Date, substantially in the form of Exhibit 8.2(c);

    (d) the Company shall have received "comfort" letters in customary form from Coopers & Lybrand, certified public accountants for Parent and Subsidiary, dated the date of the Proxy Statement, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to the Company) with respect to certain financial statements and other financial information included in the

  Registration Statement and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total stockholders' equity, total revenues and the total and per share amounts of net income;

    (e) since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole;

    (f) all governmental waivers, consents, orders, and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to Parent of the Merger; and

    (g) the Company shall have received from Smith Barney Inc. (or other nationally recognized investment banking firm reasonably acceptable to Parent) an opinion, dated the date hereof, and, if requested by the Company, confirmed as of the date of the Joint Proxy Statement/Prospectus, to the effect that the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock, and such opinion shall not have been withdrawn.

  Section 8.3. Conditions to Obligations of Parent and Subsidiary to Effect the Merger. Unless waived by Parent and Subsidiary, the obligations of Parent and Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

    (a) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and Parent shall have received a Certificate of the President and Chief Executive Officer or of a Vice President of the Company to that effect;

    (b) Parent shall have received an opinion from Sullivan & Worcester LLP, counsel to the Company, dated the Closing Date, substantially in the form of Exhibit 8.3(b);

    (c) Parent shall have received "comfort" letters in customary form from Price Waterhouse, certified public accountants for the Company, dated the date of the Proxy Statement, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to Parent) with respect to certain financial statements and other financial information included in the Registration Statement and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total stockholders' equity, total revenues and the total and per share amounts of net income;

    (d) since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole;

    (e) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to Parent of the Merger; and

    (f) Parent shall have received from Donaldson, Lufkin & Jenrette Securities Corporation (or other nationally recognized investment banking firm reasonably acceptable to the Company) an opinion, dated the date hereof, and, if requested by Parent, confirmed as of the date of the Joint Proxy Statement/Prospectus, to the effect that the Exchange Ratio is fair, from a financial point of view, to Parent's stockholders, and such opinion shall not have been withdrawn.

                                  ARTICLE IX

                    Termination, Amendment and Waiver

  Section 9.1. Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of the Company, as follows:

  (a) The Company shall have the right to terminate this Agreement:

    (i) if the Merger is not completed by December 31, 1996 otherwise than account of delay or default on the part of the Company or any of its 5% stockholders or any of their affiliates or associates;

    (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Company or any of its 5% stockholders or any of their affiliates or associates;

   (iii) if the terms and conditions of Section 6.5(d), the last sentence of
  Section 6.5(e) and Section 7.6(b) are satisfied;

    (iv) if the Company's shareholder vote is not sufficient to approve the Merger;

    (v) if Parent (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default is given to Parent by the Company; or

   (vi) if (A) Parent is subjected to any claim, suit, action or proceeding, the existence or threat of which has not been disclosed to the Company as of the date hereof, that could reasonably be expected to have a Parent Material Adverse Effect, and (B) the Company notifies Parent within ten days after the Company receives notice of such claim, suit, action or proceeding that the Company is terminating this Agreement.

  (b) Parent shall have the right to terminate this Agreement:

    (i) if the Merger is not completed by December 31, 1996 otherwise than account of delay or default on the part of Parent or any of its 5% stockholders or any of their affiliates or associates;

    (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of Parent or any of its 5% stockholders or any of their affiliates or associates;

   (iii) if the Company's shareholder vote is not sufficient to approve the Merger;

    (iv) if the Company (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default is given to the Company by Parent; or

     (v) if (A) the Company is subjected to any claim, suit, action or proceeding, the existence or threat of which has not been disclosed to Parent as of the date hereof, that could reasonably be expected to have a Company Material Adverse Effect, and (B) Parent notifies the Company within ten days after Parent receives notice of such claim, suit, action or proceeding that Parent is terminating this Agreement.

  Section 9.2. Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, Parent, Subsidiary or their respective officers or directors (except as set forth in this Section 9.2 and in Sections 7.1, 7.6 and 7.8, all of which shall survive the termination). Nothing in this Section
9.2 shall relieve any party from liability for any breach of this Agreement.

  Section 9.3. Amendment. This Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

  Section 9.4. Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE X

                              General Provisions

  Section 10.1. Non-Survival of Representations and Warranties. All representations and warranties in this Agreement shall not survive the Merger, and after effectiveness of the Merger neither the Company, Parent, Subsidiary or their respective officers or directors shall have any further obligation with respect thereto.

  Section 10.2. Brokers. The Company represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee (except for the fee payable to the investment banking firm described in Section 8.2(g)) or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Parent and Subsidiary represent and warrant that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee (except for the fee payable to the investment banking firm described in Section 8.3(f)) or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Subsidiary.

  Section 10.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a) If to Parent or Subsidiary to:

    Corporate Express, Inc.
    325 Interlocken Parkway
    Broomfield, Colorado 80021
    Attention: Jirka Rysavy

  with a copy to:

    Ballard Spahr Andrews & Ingersoll
    1735 Market Street
    Philadelphia, Pennsylvania 19103
    Attention: Justin P. Klein

  (b) If to the Company, to:

    United TransNet, Inc.
    1080 Holcomb Bridge Road
    Building 200, Suite 140
    Roswell, Georgia 30076
    Attention: Philip A. Belyew

  with a copy to:

    Sullivan & Worcester LLP
    One Post Office Square
    Boston, Massachusetts 02109
    Attention: Harvey E. Bines

  Section 10.4. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

  Section 10.5. Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) is not intended to confer upon any other person any rights or remedies hereunder, except for rights of indemnified Parties under Section
7.11 and (c) shall not be assigned by operation of law or otherwise, except that Subsidiary may assign this Agreement to any other wholly-owned subsidiary of Parent. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

  Section 10.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  Section 10.7. Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except as set forth in the exception to Section 10.5(b), nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

  Section 10.8. Exhibits and Schedules. All Exhibits and Schedules referred to in this Agreement shall be attached hereto and are incorporated by reference herein. A disclosure in any Schedule referred to this Agreement shall constitute disclosure for purposes of each other Schedule referred to in this Agreement.

  In Witness Whereof, Parent, Subsidiary and the Company have caused this Agreement to be signed by their respective officers as of the date first written above.

                                          Corporate Express, Inc.


                                          By:/s/ Clayton K. Trier
                                             ------------------------
                                              Name: Clayton K. Trier

                                              Title: Authorized Signatory

                                          BEVO Acquisition Corp., Inc.


                                          By:/s/ Clayton K. Trier
                                             ------------------------
                                             Name: Clayton K. Trier
                                             Title: Authorized Signatory

                                          United Transnet, Inc.


                                          By:/s/ Philip A. Belyew
                                             ------------------------
                                             Name: Philip A. Belyew
                                             Title: Chief Executive Officer

                                                             September 10, 1996

United TransNet, Inc.
1080 Holcomb Bridge Road
Building 200, Suite 140
Roswell, Georgia 30076

Gentlemen:

  Corporate Express, Inc. and United TransNet, Inc. contemplate entering into an Agreement and Plan of Reorganization (the "Merger Agreement") concurrently with the execution of this letter. In connection therewith, certain of your employees will be granted non-qualified options to purchase 1,000,000 shares of Parent Common Stock (as defined in the Merger Agreement). This letter confirms our understanding that, following completion of Parent's 1996 fiscal year which ends March 1, 1997, the Compensation Committee of the Board of Directors of Parent will review the financial and operating performance of the business units formerly under the control of the Company's employees for the period from September 1, 1996 to March 1, 1997, and grant up to an additional 200,000 non-qualified options. Such options will vest over five years (2.083% per month, for months thirteen (13) through sixty (60), inclusive, following the Effective Time), expire ten (10) years from the date of grant and otherwise be subject to the terms and conditions of Parent's existing stock option plan, except that such options shall not qualify as incentive stock options under the Code. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

  If the foregoing accurately reflects our agreement, please so indicate by signing this letter in the space provided below.

                                          Sincerely yours,


                                          By:/s/ Clayton K. Trier
                                             ------------------------------
                                             Name: Clayton K. Trier
                                             Title: Director

                                          AGREED AND ACCEPTED this 10th day of
                                           September, 1996


                                          By: /s/ Philip A. Belyew
                                             -------------------------------
                                             Name:  Philip A. Belyew
                                             Title: Chief Executive Officer
result of any of the transactions contemplated by this Agreement. Except as set forth on Schedule 5.18, to the best knowledge of the Company, no person is
         -------------
entitled to receive any additional payment from the Company, its subsidiaries or any other person (a "Parachute Gross-up Payment") in the event that the 20 percent (20%) parachute excise tax of Section 4999(a) of the Code is imposed on such person. Except as set forth on Schedule 5.18, the Board of Directors of
                                     -------------
the Company has not during the six months prior to the date of this Agreement granted to any officer, director or employee of the Company any right to receive any Parachute Gross-Up Payment.

          SECTION 5.19 Trademarks and Intellectual Property Compliance. The Company and its subsidiaries own or have the right to use, without any material payment to any other party, all of their Intellectual Property Rights, and the consummation of the transactions contemplated hereby will not alter or impair such rights in any material respect. To the knowledge of the Company, no claims are pending by any person with respect to the ownership, validity, enforceability or use of any such Intellectual Property Rights challenging or questioning the validity or effectiveness of any of the foregoing which claims could reasonably be expected to have a Company Material Adverse Effect.

          SECTION 5.20 Material Agreements. The Company has no material agreements other than those filed as exhibits to the Company SEC Reports or as set forth on Schedule 5.20 or which will be filed with the Registration
             -------------
Statement, copies of which (to the extent such agreements exist on and as of the date hereof) have been delivered to Parent, or which will be delivered to Parent promptly after they become available.

          SECTION 5.21 Pooling Matters. To the Company's knowledge and based upon consultation with its independent accountants, neither the Company nor any of its affiliates has taken or agreed to take any action that would affect the ability of Parent to account for the Merger as a pooling of interests.

          SECTION 5.22 Transactions with Related Parties. Except as set forth in the Company SEC Reports or on Schedule 5.22, (a) there have been no
                                 -------------
transactions by the Company or its subsidiaries with any officer or director of the Company or beneficial owner of more than five percent (5%) of the Company Common Stock or their affiliates ("Related Parties") which are required to be disclosed pursuant to the Exchange Act and (b) there are no material agreements or understandings now in effect between the Company or its subsidiaries and any Related Party.

          SECTION 5.23 Insurance. Except to the extent there would be no Company Material Adverse Effect, all of the Company's and its subsidiaries' liability, theft, life, health, fire, title, worker's compensation and other forms of insurance, surety bonds and umbrella policies, insuring the Company and its subsidiaries and their directors, officers, employees, independent contractors, properties, assets and business, are valid and in full force and effect and without any premium past due or pending notice of cancellation, are, in the reasonable judgment of the Company, adequate for the business of the Company and its subsidiaries as now conducted, and there are no claims, singly or in the aggregate, under such policies in excess of $250,000 (as to which the Company is self-insured), which, in any event, are not in excess of the limitations of coverage set forth in such policies. The Company and its subsidiaries have taken all actions reasonably necessary to insure that their independent contractors obtain and maintain adequate insurance coverage. All of the insurance policies referred to in this Section 5.23 are "occurrence" policies and no such policies are "claims made" policies. Neither the Company nor any of its subsidiaries has knowledge of any fact indicating that such policies will not continue to be available to the Company and its subsidiaries upon substantially similar terms subsequent to the Effective Time. The provision and/or reserves in the Company Financial Statements are adequate for any and all self insurance programs maintained by the Company or its subsidiaries.

          SECTION 5.24   Employment Agreements.  Except as set forth on Schedule
                                                                        --------
5.24, any and all employees of the Company who are parties to agreements that
----
would provide to them cash compensation upon a change of control (as defined therein) of the Company or upon a voluntary termination of employment by any such employee (collectively, the "Employment Agreements") have executed amendments and/or waivers of the cash compensation provisions applicable upon such a change of control (as defined therein) or upon a voluntary termination of employment by any such employee.

          SECTION 5.25 Affiliate Agreements. Each person who may be deemed an affiliate of the Company under Rule 145 of the Securities Act ("Rule 145"), including, without limitation, all directors and executive officers of the Company, has delivered an agreement to Parent agreeing to the resale restrictions imposed by applicable securities laws and accounting rules (including, but not limited to, Accounting Series Release No. 135 ("ASR 135")).

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

          SECTION 6.1. Conduct of Business by the Company Pending the Merger. Except as otherwise contemplated by this

Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries, to:

          (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

          (b) not (i) amend or propose to amend their respective charters or by-laws, (ii) split, combine or reclassify their outstanding capital stock or
(iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly-owned subsidiary of the Company;

          (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of Company Common Stock, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that the Company may issue shares
(i) upon conversion of convertible securities and exercise of options outstanding on the date hereof; and (ii) in connection with the potential acquisitions described in Schedule 6.1;
                          ------------

          (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business or (B) borrowings to refinance existing indebtedness, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) take any action which to the knowledge of the Company would unreasonably jeopardize the treatment of the Merger as a pooling of interests under APB 16, (iv) take or fail to take any action which action or failure to the knowledge of the Company would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (v) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

          (f) confer on a regular and frequent basis with one or more representatives of Parent to report operational matters of materiality and the general status of ongoing operations;

          (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice (excluding material management non-competition and severance agreements);

          (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law; and

          (i) maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

          SECTION 6.2. Conduct of Business by Parent and Subsidiary Pending the Merger. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless the Company shall otherwise agree in writing, Parent shall, and shall cause its subsidiaries, to:

          (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

          (b) not (i) amend or propose to amend their respective charters or by-laws, (ii) split, combine or reclassify (whether by stock dividend or otherwise) their outstanding capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly-owned subsidiary of Parent;

          (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any shares of Parent Common Stock, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that Parent may issue shares (i) upon conversion of convertible securities and exercise of options outstanding on the date hereof and (ii) in connection with potential acquisitions;

          (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business or (B) borrowings to refinance existing indebtedness, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) take any action which to the knowledge of Parent would unreasonably jeopardize the treatment of the Merger as a pooling of interests under APB No. 16, (iv) take or fail to take any action which action or failure to take action would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (v) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

          (f) confer on a regular and frequent basis with one or more representatives of the Company to report operational matters of materiality and the general status of ongoing operations;

          (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice; provided, however, that Parent and its subsidiaries shall in no event enter into any written employment agreement which provides for an annual base salary in excess of $125,000 and has a term in excess of one year or enter into or amend any material severance or termination arrangement;

          (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law; and

          (i) maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

          SECTION 6.3. Control of the Company's Operations. Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

          SECTION 6.4. Control of Parent's Operations. Nothing contained in this Agreement shall give to the Company, directly or indirectly, rights to control or direct Parent's operations prior to the Effective Time. Prior to the Effective Time, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

          SECTION 6.5.   Acquisition Transactions.

          (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, initiate or solicit, and the Company shall, and shall use its best efforts to cause each of its subsidiaries to, cause any officer, director or employee of, or any attorney, accountant, investment banker, financial advisor or other agent retained by it, not to initiate or solicit, any proposal or offer to acquire all or any substantial part of the business and properties of the Company and its subsidiaries or any capital stock of the Company and its subsidiaries, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof in a transaction, upon the consummation of which the holders of Company Common Stock will own less than a majority of the equity of the offeror or resulting entity or have the right to elect no more than a minority of the board of directors (or similar governing board) of the offeror or the resulting entity (any such transactions being referred to herein as "Acquisition Transactions").

          (b) Notwithstanding any other provision of this Agreement, in response to an unsolicited proposal or inquiry with respect to an Acquisition Transaction, (i) the Company may engage in discussions or negotiations regarding such proposal or inquiry with a third party who (without any solicitation or initiation, directly or indirectly, by or with the Company or any Company representative after the date of this Agreement) seeks to initiate such discussions or negotiations and may negotiate with and furnish to such third party information concerning the Company and its business, properties and assets, and (ii) if such Acquisition Transaction is a tender offer subject to the provisions of Section 14(d) under the Exchange Act, the Company's Board of Directors may take and disclose to the Company's stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act.

          (c) In the event the Company shall determine to provide any information or negotiate as described in paragraph (b) above, or shall receive any offer of the type referred to in paragraph (b) above, it shall (i) immediately provide Parent a copy of all information provided to the third party, (ii) inform Parent that information is to be provided, that negotiations are to take place or that an offer has been received, as the case may be, and
(iii) furnish to Parent the identity of the person receiving such information or the proponent of such offer, if applicable, and, if any offer has been received, unless the Board of Directors of the Company concludes that such disclosure is inconsistent with its fiduciary duties under applicable law, a description of the material terms thereof.

          (d) The Company may terminate this Agreement, withdraw, modify or not make its recommendation referred to in Section 7.3, if but only if (i) the
                                       -----------
Company shall have determined in good faith after consultation with the independent financial advisors of the Company that such Acquisition Transaction would be more favorable to the Company's stockholders from a financial point of view than the Merger, (ii) the Board of Directors of the Company shall conclude in good faith after consultation with its legal counsel that such action is necessary in order for the Board of Directors of the Company to act in a manner that is consistent with its fiduciary obligations under applicable law and (iii) the Company shall have furnished the Parent with a copy of a definitive agreement (if any) with an offeror of an Acquisition Transaction at least five business days prior to its execution and Parent shall have failed within such five business day period to offer to amend the terms of this Agreement so that the Merger would be, in the good faith determination of the Board of Directors of the Company, at least as favorable to the Company's stockholders from a financial point of view as the Acquisition Transaction.

          (e) Each party (i) acknowledges that a breach of any of its covenants contained in this Section 6.5 will result in irreparable harm to the other party which will not be compensable in money damages, and (ii) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the other party for a breach of such covenant. In any event, if Company enters into an Acquisition Transaction, it will immediately pay to Parent the sums described in Section 7.6 below.

                                  ARTICLE VII

                             Additional Agreements

          SECTION 7.1. Access to Information. (a) The Company and its subsidiaries shall afford to Parent and Subsidiary and their respective accountants, counsel, financial advisors and other representatives (the "Parent Representatives") and Parent and its subsidiaries shall afford to the Company and its accountants, counsel, financial advisors and other representatives (the "Company Representatives") full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly to one another (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed by any of them with the SEC in connection with the transactions contemplated by this Agreement or which may have a material effect on their respective businesses, properties or personnel and (ii) such other information concerning their respective businesses, properties and personnel as Parent or Subsidiary or the Company, as the case may be, shall reasonably request; provided that no investigation pursuant to this Section 7.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Parent and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Parent Representatives to hold, and the Company and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Company Representatives to hold, in strict confidence all non-public documents and information furnished to Parent and Subsidiary or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement, except that (i) Parent, Subsidiary and the Company may disclose such information as may be necessary in connection with seeking the Parent Required Statutory Approvals, the Company Required Statutory Approvals and the Company Stockholders' Approval and (ii) each of Parent, Subsidiary and the Company may disclose any information that it is required by law or judicial or administrative order to disclose.

          (b) In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all non-public written material provided pursuant to this Section 7.1 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by Parent or the Company based on the information in such material shall be destroyed (and Parent and the Company shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

          (c) The Company shall promptly advise Parent and Parent shall promptly advise the Company in writing of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, any material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, taken as a whole.

          SECTION 7.2. Registration Statement and Proxy Statement. Parent and the Company shall file with the SEC as soon as is reasonably practicable after the date hereof the Joint Proxy Statement/Prospectus and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Parent shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Parent Common Stock pursuant hereto. Parent and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the first sentence of this Section 7.2.

          SECTION 7.3. Stockholders' Approval. The Company shall, as promptly as practicable, submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders and, subject to the fiduciary duties of the Board of Directors of the Company under applicable law, or except to the extent contemplated by Section 6.5, shall use its reasonable best efforts to obtain stockholder approval and adoption (the "Company Stockholders' Approval") of this Agreement and the transactions contemplated hereby. Such meeting of stockholders shall be held as soon as practicable following the date upon which the Registration Statement becomes effective. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law, or except as contemplated by Section 6.5, the Company shall, through its Board of Directors, recommend to its stockholders approval of the transactions contemplated by this Agreement. The Company (i) acknowledges that a breach of its covenant contained in this Section 7.3 to convene a meeting of its stockholders and call for a vote thereat with respect to the approval of this Agreement and the Merger will result in irreparable harm to Parent which will not be compensable in money damages and (ii) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to Parent for a breach of such covenant.

          SECTION 7.4.   [Intentionally omitted.]

          SECTION 7.5. Exchange Listing. Parent shall use its best efforts to effect, at or before the Effective Time, authorization for listing on the NASDAQ, upon official notice of issuance, of the shares of Parent Common Stock to be issued pursuant to the Merger.

          SECTION 7.6.   Expenses and Fees.

          (a) Except as provided in Section 7.6(b), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and mailing of the Joint Proxy Statement/Prospectus shall be shared equally by Parent and the Company.

          (b) The Company agrees to pay to Parent a fee equal to Three Million Three Hundred Seventy-Five Thousand Dollars ($3,375,000) if (i) the Company terminates this Agreement pursuant to Section 6.5, and (ii) within twelve (12) months thereafter consummates the Acquisition Transaction to which such termination is attributable or another Acquisition Transaction commenced within sixty (60) days after such termination.

          SECTION 7.7.   Agreement to Cooperate.

          (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the requisite votes of the stockholders of the Company and the boards of directors of the Company and Parent.

          (b) Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to file as soon as practicable after the date hereof a Notification and Report Form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Each of Parent and the Company shall (i) use its reasonable efforts to comply as expeditiously as possible with all lawful requests of the FTC or the Antitrust Division for additional information and documents and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto.

          (c) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, including any Acquisition Transaction, Parent shall have the right, at its own expense, to participate therein, and the Company will not settle any such litigation without the consent of Parent, which consent will not be unreasonably withheld.

          SECTION 7.8. Public Statements and Filings. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and, except as required by law in the judgment of the issuing party, shall not issue any such press release or written public statement prior to such consultation. In addition, each party shall provide the other party with a written copy of any of its SEC Reports to be filed at least 48 hours prior to the filing of such report.

          SECTION 7.9. Option Plans. Prior to the Effective Time, the Company through the Compensation Committee of its Board of Directors and Parent shall take such action as may be necessary to cause each unexpired and unexercised option (each a "Company Option"), whether immediately exercisable, exercisable at Closing by virtue of acceleration attributable to the Merger or exercisable only after Closing, to be automatically converted at the Effective Time into an option (each a "Parent Option") to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that could have been purchased under the Company Option multiplied by the Exchange Ratio, at a price per share of Parent Common Stock equal to the option exercise price determined pursuant to the Company Option divided by the Exchange Ratio and subject to the same terms and conditions as the Company Option, including acceleration and period of exercise. At the Effective Time, all references in the stock option agreements to the Company shall be deemed to refer to Parent. As of the Effective Time, Parent shall assume all of the Company's obligations with respect to Company Options as so amended and, from and after the Effective Time, shall have reserved for issuance upon exercise of the Parent Options all shares of Parent Common Stock covered thereby and, as of the Effective Time, shall have filed an amendment to its Registration Statement on Form S-8 to register the additional shares of Parent Common Stock subject to Parent Options granted in replacement of Company Options.

          SECTION 7.10. Notification of Certain Matters. Each of the Company, Parent and Subsidiary agrees to give prompt notice to each other of, and to use reasonable efforts to prevent or promptly remedy, (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and
(ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 7.11.  Directors' and Officers' Indemnification and Insurance.

          (a) From and after the Effective Time, Parent shall, and Parent shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers and directors of the Company (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, or otherwise in connection with any claim, action, suit, proceeding or investigation (a "claim"), based in whole or in part on the fact that such person is or was a director or officer of the Company and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, this Agreement, the Merger and the transactions contemplated hereby), in each case to the fullest extent permitted under the DGCL (and shall pay any expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the DGCL, upon receipt from the Indemnified Party to whom expenses are advanced of any undertaking to repay such advances required under the DGCL). Parent shall, and Parent shall cause the Surviving Corporation to, observe and comply with the Company's obligations pursuant to the indemnification agreements listed on Schedule 7.11 hereto.
                                     -------------

          (b) Parent shall, and Parent shall cause the Surviving Corporation to, cause to be maintained in effect until sixty (60) days after the running of the statute of limitations the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such officers and directors) with respect to claims arising from facts or events which occurred at or before the Effective Time.

          (c) In the event the Surviving Corporation or Parent or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent shall assume the obligations set forth in this Section 7.11.

          (d) This Section 7.11 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on Parent, the Surviving Corporation and their respective successors and assigns.

          SECTION 7.12. Corrections to the Joint Proxy Statement/Prospectus and Registration Statement. Prior to the date of approval of the Merger by the Company's stockholders, each of the Company, Parent and Subsidiary shall correct promptly any information provided by it to be used specifically in the Joint Proxy Statement/Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement so as to correct the same and to cause the Joint Proxy Statement/Prospectus as so corrected to be disseminated to the stockholders of the Company and Parent, in each case to the extent required by applicable law.

          SECTION 7.13.  [Intentionally omitted.]

          SECTION 7.14. Irrevocable Proxies. Upon the execution hereof, the Company will use its best efforts to cause its officers and directors to execute and deliver to Parent irrevocable proxies in a form reasonably acceptable to Parent authorizing the Parent to vote all shares of Company Common Stock which such executive officers and directors are entitled to vote in favor of the Merger.

          SECTION 7.15. Tax-Free Treatment of Merger. The Parent, the Subsidiary and Company shall each use its best efforts to cause the Merger to be treated as a tax-free reorganization for federal income tax purposes.

          SECTION 7.16. Parent's Periodic Reports Following the Merger. Following the Effective Time, Parent shall file with the SEC a periodic report under the Exchange Act which contains at least thirty (30) days of combined results of operations of the Company and the Parent as required by ASR 135 within the time prescribed under the Exchange Act for the filing of such report.

          SECTION 7.17. Grant of Options to Company Employees. Upon consummation of the Merger, Parent shall grant non-qualified options to purchase 1,000,000 shares of Parent Common Stock at an exercise price equal to Fair Market Value (as defined in Section 2.8 of Parent's 1994 Stock Option and Incentive Plan, as amended) on the grant date (which shall be the Closing Date), to certain employees of the Company as recommended to Parent by senior management of the Company in accordance with Schedule 7.17 and as agreed to by
                                             -------------
the compensation committee of the Parent's Board of Directors. Such options will vest over five years (2.083% per month, for months thirteen (13) through sixty (60), inclusive, following the Effective Time), expire ten (10) years from the date of grant and otherwise be subject to the terms and conditions of Parent's existing stock option plan, except that such options shall not qualify as incentive stock options under the Code. Parent shall register under the S-8 the shares issuable pursuant to the options Parent has agreed to grant under this Section 7.17,and shall use reasonable efforts to cause such shares to be listed on Nasdaq.


                                  ARTICLE VIII

                                   Conditions

          SECTION 8.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of the Company under applicable law and applicable listing requirements;

          (b) the shares of Parent Common Stock issuable in the Merger shall have been authorized for listing on the NASDAQ upon official notice of issuance;

          (c) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (d) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities;

          (e) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

          (f) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal;

          (g) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby, and all consents from lenders required to consummate the Merger, shall have been obtained and be in effect at the Effective Time; and

          (h) Coopers & Lybrand, certified public accountants for Parent, shall have delivered a letter, dated the Closing Date, addressed to Parent, in form and substance reasonably satisfactory to Parent, stating that the Merger will qualify as a pooling-of-interests transaction under APB No. 16.

          SECTION 8.2. Conditions to Obligation of the Company to Effect the Merger. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) Parent and Subsidiary shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and Subsidiary contained in this Agreement shall be true and correct in all material respects on and as of the date made and, on and as of the Closing

Date as if made at and as of such date, and the Company shall have received a certificate of the Chairman of the Board and Chief Executive Officer, the President or a Vice President of Parent and of the President and Chief Executive Officer or a Vice President of Subsidiary to that effect;

          (b) the Company shall have received an opinion of Sullivan & Worcester LLP, counsel to the Company, in form and substance reasonably satisfactory to the Company, dated the Closing Date, to the effect that the Company and holders of Company Common Stock will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger (except to the extent any stockholders receive cash in lieu of fractional shares);

          (c) the Company shall have received an opinion or opinions from Ballard, Spahr, Andrews & Ingersoll, counsel to Parent and Subsidiary, dated the Closing Date, substantially in the form of Exhibit 8.2(c);

          (d) the Company shall have received "comfort" letters in customary form from Coopers & Lybrand, certified public accountants for Parent and Subsidiary, dated the date of the Proxy Statement, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to the Company) with respect to certain financial statements and other financial information included in the Registration Statement and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total stockholders' equity, total revenues and the total and per share amounts of net income;

          (e) since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole;

          (f) all governmental waivers, consents, orders, and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to Parent of the Merger; and

          (g) the Company shall have received from Smith Barney Inc. (or other nationally recognized investment banking firm reasonably acceptable to Parent) an opinion, dated the date hereof, and, if requested by the Company, confirmed as of the date of the Joint Proxy Statement/Prospectus, to the effect that the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock, and such opinion shall not have been withdrawn.

          SECTION 8.3. Conditions to Obligations of Parent and Subsidiary to Effect the Merger. Unless waived by Parent and Subsidiary, the obligations of Parent and Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and Parent shall have received a Certificate of the President and Chief Executive Officer or of a Vice President of the Company to that effect;

          (b) Parent shall have received an opinion from Sullivan & Worcester LLP, counsel to the Company, dated the Closing Date, substantially in the form of Exhibit 8.3(b);

          (c) Parent shall have received "comfort" letters in customary form from Price Waterhouse, certified public accountants for the Company, dated the date of the Proxy Statement, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to Parent) with respect to certain financial statements and other financial information included in the Registration Statement and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total stockholders' equity, total revenues and the total and per share amounts of net income;

          (d) since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole;

          (e) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date, and no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to Parent of the Merger; and

          (f) Parent shall have received from Donaldson, Lufkin & Jenrette Securities Corporation (or other nationally recognized investment banking firm reasonably acceptable to the Company) an opinion, dated the date hereof, and, if requested by Parent, confirmed as of the date of the Joint Proxy Statement/Prospectus, to the effect that the Exchange Ratio is fair, from a financial point of view, to Parent's stockholders, and such opinion shall not have been withdrawn.

                                   ARTICLE IX

                       Termination, Amendment and Waiver

          SECTION 9.1. Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of the Company, as follows:

          (a)  The Company shall have the right to terminate this Agreement:

               (i) if the Merger is not completed by December 31, 1996 otherwise than account of delay or default on the part of the Company or any of its 5% stockholders or any of their affiliates or associates;

               (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Company or any of its 5% stockholders or any of their affiliates or associates;

               (iii) if the terms and conditions of Section 6.5(d), the last sentence of Section 6.5(e) and Section 7.6(b) are satisfied;

               (iv) if the Company's shareholder vote is not sufficient to approve the Merger;

               (v) if Parent (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default is given to Parent by the Company; or

               (vi) if (A) Parent is subjected to any claim, suit, action or proceeding, the existence or threat of which has not been disclosed to the Company as of the date hereof, that could reasonably be expected to have a Parent Material Adverse Effect, and (B) the Company notifies Parent within ten days after the Company receives notice of such claim, suit, action or proceeding that the Company is terminating this Agreement.

          (b)  Parent shall have the right to terminate this Agreement:

               (i) if the Merger is not completed by December 31, 1996 otherwise than account of delay or default on the part of Parent or any of its 5% stockholders or any of their affiliates or associates;

               (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of Parent or any of its 5% stockholders or any of their affiliates or associates;

               (iii) if the Company's shareholder vote is not sufficient to approve the Merger;

               (iv) if the Company (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default is given to the Company by Parent; or

               (v) if (A) the Company is subjected to any claim, suit, action or proceeding, the existence or threat of which has not been disclosed to Parent as of the date hereof, that could reasonably be expected to have a Company Material Adverse Effect, and (B) Parent notifies the Company within ten days after Parent receives notice of such claim, suit, action or proceeding that Parent is terminating this Agreement.

          SECTION 9.2. Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, Parent, Subsidiary or their respective officers or directors (except as set forth in this Section 9.2 and in Sections 7.1, 7.6 and 7.8, all of which shall survive the termination). Nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

          SECTION 9.3. Amendment. This Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

          SECTION 9.4. Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE X

                               General Provisions

          SECTION 10.1. Non-Survival of Representations and Warranties. All representations and warranties in this Agreement shall not survive the Merger, and after effectiveness of the Merger neither the Company, Parent, Subsidiary or their respective officers or directors shall have any further obligation with respect thereto.

          SECTION 10.2. Brokers. The Company represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee (except for the fee payable to the investment banking firm described in Section 8.2(g)) or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Parent and Subsidiary represent and warrant that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee (except for the fee payable to the investment banking firm described in Section 8.3(f)) or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Subsidiary.

          SECTION 10.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If to Parent or Subsidiary to:

                    Corporate Express, Inc.
                    325 Interlocken Parkway
                    Broomfield, Colorado  80021
                    Attention:  Jirka Rysavy
          with a copy to:

                    Ballard Spahr Andrews & Ingersoll
                    1735 Market Street
                    Philadelphia, Pennsylvania  19103
                    Attention:  Justin P. Klein

          (b)  If to the Company, to:

                    United TransNet, Inc.
                    1080 Holcomb Bridge Road
                    Building 200, Suite 140
                    Roswell, Georgia 30076
                    Attention:  Philip A. Belyew

          with a copy to:

                    Sullivan & Worcester LLP
                    One Post Office Square
                    Boston, Massachusetts  02109
                    Attention: Harvey E. Bines

          SECTION 10.4. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

          SECTION 10.5. Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof,
(b) is not intended to confer upon any other person any rights or remedies hereunder, except for rights of indemnified Parties under Section 7.11 and (c) shall not be assigned by operation of law or otherwise, except that Subsidiary may assign this Agreement to any other wholly-owned subsidiary of Parent. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

          SECTION 10.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          SECTION 10.7. Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except as set forth in the exception to Section 10.5(b), nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 10.8. Exhibits and Schedules. All Exhibits and Schedules referred to in this Agreement shall be attached hereto and are incorporated by reference herein. A disclosure in any Schedule referred to this Agreement shall constitute disclosure for purposes of each other Schedule referred to in this Agreement.

          IN WITNESS WHEREOF, Parent, Subsidiary and the Company have caused this Agreement to be signed by their respective officers as of the date first written above.


                                    CORPORATE EXPRESS, INC.


                                By:      /s/ Clayton K. Trier
                                         ---------------------------
                                Name:    Clayton K. Trier
                                Title:   Authorized Signatory

                                BEVO ACQUISITION CORP., INC.


                                By:      /s/ Clayton K. Trier
                                         ---------------------------
                                Name:    Clayton K. Trier
                                Title:   Authorized Signatory

                                UNITED TRANSNET, INC.


                                By:      /s/ Philip A. Belyew
                                         ---------------------------
                                Name:    Philip A. Belyew
                                Title:   Chief Executive Officer

September 10, 1996



United TransNet, Inc.
1080 Holcomb Bridge Road
Building 200, Suite 140
Roswell, Georgia 30076

Gentlemen:

     Corporate Express, Inc. and United TransNet, Inc. contemplate entering into an Agreement and Plan of Reorganization (the "Merger Agreement") concurrently with the execution of this letter. In connection therewith, certain of your employees will be granted non-qualified options to purchase 1,000,000 shares of Parent Common Stock (as defined in the Merger Agreement). This letter confirms our understanding that, following completion of Parent's 1996 fiscal year which ends March 1, 1997, the Compensation Committee of the Board of Directors of Parent will review the financial and operating performance of the business units formerly under the control of the Company's employees for the period from September 1, 1996 to March 1, 1997, and grant up to an additional 200,000 non-qualified options. Such options will vest over five years (2.083% per month, for months thirteen (13) through sixty (60), inclusive, following the Effective
Time), expire ten (10) years from the date of grant and otherwise be subject to the terms and conditions of Parent's existing stock option plan, except that such options shall not qualify as incentive stock options under the Code. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

     If the foregoing accurately reflects our agreement, please so indicate by signing this letter in the space provided below.

Sincerely yours,



By:
       -----------------------------
Name:  Clayton K. Trier
Title: Director

AGREED AND ACCEPTED
this 10th day of September, 1996



By:
       -----------------------------
Name:  Philip A. Belyew
Title: Chief Executive Officer

                                                                    APPENDIX II

                   [LETTERHEAD OF SMITH BARNEY APPEARS HERE]

October 9, 1996

The Board of Directors
United TransNet, Inc.
1080 Holcomb Bridge Road
Roswell, Georgia 30076

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of United TransNet, Inc. ("United TransNet") of the consideration to be received by such holders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of September 10, 1996 (the "Merger Agreement"), by and among Corporate Express, Inc. ("Corporate Express"), Bevo Acquisition Corp., Inc., a wholly owned subsidiary of Corporate Express ("Subsidiary"), and United TransNet. As more fully described in the Merger Agreement, (i) Subsidiary will be merged with and into United TransNet (the "Merger") and (ii) each outstanding share of the common stock, par value $0.001 per share, of United TransNet (the "United TransNet Common Stock") will be converted into the right to receive 0.45 of a share (the "Exchange Ratio") of the common stock, par value $0.0002 per share, of Corporate Express (the "Corporate Express Common Stock").

In arriving at our opinion, we reviewed the Merger Agreement and the Proxy Statement and Prospectus dated the date hereof of United TransNet and Corporate Express relating to the proposed Merger, and held discussions with certain senior officers, directors and other representatives and advisors of United TransNet and with certain senior officers of Corporate Express concerning the businesses, operations and prospects of United TransNet and Corporate Express. We examined certain publicly available business and financial information relating to United TransNet and Corporate Express as well as certain financial forecasts and other information and data for United TransNet and Corporate Express which were provided to or otherwise discussed with us by the respective managements of United TransNet and Corporate Express, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of United TransNet Common Stock and Corporate Express Common Stock; historical and projected earnings and operating data of United TransNet and Corporate Express; and the capitalization and financial condition of United TransNet and Corporate Express. We also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of United TransNet and Corporate Express. We also evaluated the potential pro forma financial impact of the Merger on Corporate Express. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data furnished to or otherwise reviewed by or discussed with us, we have been advised by the respective managements of United TransNet and Corporate Express that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of United TransNet and Corporate Express as to the future financial performance of United TransNet and Corporate Express and the potential strategic implications and operational benefits anticipated to result from the Merger. We have assumed, with your consent, that the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Our opinion, as expressed herein, relates to the relative values of United TransNet and Corporate Express. We are not expressing any opinion as to what the value of the Corporate Express Common Stock actually will be when issued to United

TransNet stockholders pursuant to the Merger or the prices at which the Corporate Express Common Stock will trade subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of United TransNet or Corporate Express nor have we made any physical inspection of the properties or assets of United TransNet or Corporate Express. We were not requested to, and we did not, participate in the negotiation or structuring of the Merger, nor were we requested to, and we did not, approach or hold discussions with third parties regarding the possible acquisition of United TransNet. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Smith Barney has been engaged to render financial advisory services to United TransNet with respect to this opinion and will receive a fee for our services, including a fee upon delivery of this opinion. In the ordinary course of business, we and our affiliates may actively trade or hold the securities of United TransNet and Corporate Express for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. Smith Barney has in the past provided financial advisory and investment banking services to United TransNet unrelated to the proposed Merger, and has received compensation for such services. In addition, we and our affiliates (including Travelers Group Inc. and its affiliates) may maintain business relationships with United TransNet and Corporate Express.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of United TransNet in evaluating the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of United TransNet Common Stock.

Very truly yours,


Smith Barney Inc.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

       Section 7-109-101, et seq., of the Colorado Business Corporation Act generally provides that a corporation may indemnify its directors, officers, employees, fiduciaries and agent against liabilities and reasonable expenses incurred in connection with any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), by reason of being or having been a director, officer, employee, fiduciary or agent of the corporation, if such person acted in good faith and reasonably believed that his conduct, in his official capacity, was in the best interests of the corporation (or, with respect to employee benefit plans, was in the best interests of the participants of the plan), and in all other cases his conduct was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, the director, officer, employee, fiduciary or agent must have had no reasonable cause to believe his conduct was unlawful. Under Colorado law, the corporation may not indemnify a director, officer, employee, fiduciary or agent in connection with a Proceeding by or in the right of the corporation if the director is adjudged liable to the corporation, or in a proceeding in which the director, officer, employee or agent is adjudged liable for an improper personal benefit.

       Corporate Express' Articles of Amendment and Restatement to the Articles of Incorporation and By-Laws provide that Corporate Express shall indemnify its officers and directors to the full extent permitted by the law. The indemnification provisions in Corporate Express' By-Laws are substantially similar to the provisions of Section 7-109-101, et seq. Corporate Express has entered into agreements to provide indemnification for its directors and certain officers consistent with its Articles of Amendment and Restatement to the Articles of Incorporation and By-Laws.

Item 21. Exhibits and Financial Statement Schedules

       (a) Exhibits

       Except as otherwise noted, the Exhibit was previously filed as an exhibit to Corporate Express' Registration Statement on Form S-1, File No. 33-81924 (the "Initial Registration Statement"), and is incorporated herein by reference with respect to such exhibits. The exhibit numbers shown below for such items correspond to those shown in the Initial Registration Statement.


          Exhibit
          Number  Description
          ------  -----------

          2.1* Agreement and Plan of Merger dated as of September 10, 1996 among Corporate Express, Inc., United TransNet, Inc. and Bevo Acquisition Corp., Inc.

          2.2* Letter dated September 10, 1996 to United TransNet, Inc. regarding grant of options

          3.1 Articles of Amendment and Restatement of the Articles of Incorporation of Corporate Express, Inc., a Colorado corporation filed on September 30, 1994.

          3.2       Amended and Restated By-Laws of Corporate Express, Inc.

          4.1       Specimen Common Stock Certificate of Corporate Express,
                    Inc.

          4.2       Form of Corporate Express Warrant Agreement.

          4.3 Credit Agreement, dated as of February 28, 1994 by and among Corporate Express, Inc., various Financial Institutions, Sanwa Business Credit Corporation and Continental Bank N.A., as amended (the "Senior Credit Facility").

          4.4 Indenture dated as of February 28, 1994 by and among Corporate Express, Inc., and the Guarantors named therein and First Trust National Association for the $100,000,000 9% Senior Subordinated Notes.

          4.5 Note Purchase Agreement dated February 22, 1994 by and among Corporate Express, Inc., McQuiddy Holdings Inc., McQuiddy Office Designers, Inc., New Jersey Office Supply Inc., Ross-Martin Company Inc., Scott Rice Company Inc., Schwabacher/Frey, Inc., Bayless Stationers, Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Alex. Brown & Sons Incorporated.

          4.6 Recapitalization Agreement dated December 3, 1991, by and between Corporate Express, Inc., J.P. Morgan Investment Corporation ("J.P. Morgan") and Shareholders.

          4.7 Recapitalization Agreement dated August 29, 1992 by and among Corporate Express, Inc., J.P. Morgan and Shareholders.

          4.8       First Amendment to Senior Credit Facility dated May 10,
                    1996.

          4.9** Indenture dated as of June 24, 1996 relating to the Company's 4 1/2% Convertible Notes due July 1, 2000 (including forms of Notes).

          4.10** First Amendment to Indenture relating to the Company's 4 1/2% Convertible Notes.

          4.11** Registration Rights Agreement dated as of June 24, 1996 by and among the Company and Alex. Brown & Sons Incorporated, Donaldson Lufkin & Jenrette Securities Corporation, Montgomery Securities and J.P. Morgan & Co.

          5.1*** Opinion of Ballard Spahr Andrews & Ingersoll as to the validity of the shares of Corporate Express Common Stock being registered.

         10.1 Employment Agreement (Restated) dated as of January 1, 1992, by and between Corporate Express, Inc. and Jirka Rysavy, as amended.

         10.2 Employment Agreement dated as of August 25, 1993, by and between Corporate Express, Inc. and Robert King, as amended effective July 15, 1994.

         10.3 Stock Purchase Agreement dated September 26, 1993, by and among Corporate Express, Inc., Synergom, Inc. and OfficeMax, Inc., as amended.

         10.4 Agreement and Plan of Merger, dated May 3, 1993, by and among Lindsay's Business Supplies and Furniture, Inc. ("Lindsay's"), the shareholders of Lindsay's and Corporate Express, Inc. (the "Lindsay's Merger Agreement"), as amended on May 6, 1993.

         10.5 Stock Purchase Agreement dated November 19, 1993 by and among HM Holdings,Inc., SFB Stationers Holdings, Inc. and Corporate Express, Inc., as amended on December 16, 1993 and February 24, 1994.

          10.6 Agreement and Plan of Merger, dated November 30, 1993, by and among Lucas Bros., Inc. ("Lucas"), the Shareholders of Lucas and Corporate Express, Inc.

          10.7 Corporate Express Amended and Restated 1992 Stock Option Plan, Form of Non-qualified Stock Option Agreement and Form of Incentive Stock Option Agreement.

          10.8      Corporate Express 1994 Executive Stock Option Plan.

          10.9 Form of Indemnification Agreement between Corporate Express, Inc. and its officers and directors.

          10.10     Corporate Express 1994 Stock Option and Incentive Plan.

          10.11     Corporate Express 1994 Employee Stock Purchase Plan.

          10.12 Stock Purchase Agreement among Siekert & Baum, Inc., Richard Buckley, Peter Reiland, other Reiland family members and related trusts, and Corporate Express, Inc., dated as of January 13, 1995 (incorporated by reference to Corporate Express, Inc.'s Form 8-K filed on January 30, 1995, as amended by Form 8-K/A filed on February 9, 1995).

          10.13 Asset Purchase Agreement between Joyce International, Inc. and Corporate Express, Inc., dated as of January 9, 1995 (incorporated by reference to Corporate Express, Inc.'s Form 8-K filed on January 30, 1995 as amended by Form 8-K/A filed on February 9, 1995).

          10.14 Letter Agreements dated as of December 19, 1994 and February 3, 1995 amending the Senior Credit Facility.

          10.15 Employment Agreement dated as of July 31, 1995 by and between Corporate Express, Inc. and Sam Leno.

          10.16 Agreement among Corporate Express, Inc., Synergom, Inc. and OfficeMax, Inc. dated as of August 25, 1995.

          11.1*     Statement regarding computation of per share earnings.

          21.1*     List of Subsidiaries.

          23.1*** Consent of Ballard Spahr Andrews & Ingersoll (included as part of Exhibit 5.1).

          23.2*     Consent of Coopers & Lybrand L.L.P.

          23.3*     Consent of Horne CPA Group.

          23.4*     Consent of Schutrumpf & Koren, P.C.

          23.5*     Consent of Arthur Andersen LLP.

          23.6*     Consent of KPMG.

          23.7*     Consent of McGee, Wheeler & Co., P.C.

          23.8*     Consent of Ernst & Young LLP.

          23.9*     Consent of Samson Belair Deloitte & Touche.

          23.10*    Consent of Arthur Anderson

          23.11*    Consent of Price Waterhouse LLP

          23.12*    Consent of Ernst & Young LLP.

          24.1      Power of Attorney (included on signature page to Form S-4).

          25.1** Form T-1, Statement of Eligibility and Qualification of Bankers Trust Company.

          99.1*     Form of Proxy Card.


          __________________

          *    Previously filed.
          ** Filed in connection with Corporate Express' Form S-3 dated September 20, 1996.
          ***  Filed herewith.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Broomfield, State of Colorado, on October 8, 1996.

                                        CORPORATE EXPRESS, INC.

                                        By: /s/ Jirka Rysavy
                                           -------------------------------------
                                              Jirka Rysavy
                                              Chairman of the Board and
                                              Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 8, 1996 by the following persons in the capacities indicated. Each person whose signature appears below hereby authorizes and appoints Jirka Rysavy, Robert L. King and Gary M. Jacobs, and any one of them, as his or her attorneys-in-fact, to sign and file on his or her behalf, in the capacities stated below, any and all pre-effective amendments and post-effective amendments to this Registration Statement.

                Signature                            Title
                ---------                            -----

/s/ Jirka Rysavy                      Chairman of the Board and Chief Executive
--------------------------------      Officer (Principal Executive Officer)
Jirka Rysavy

/s/ Robert L. King                    President, Chief Operating Officer and
--------------------------------      Director
Robert L. King

/s/ Sam R. Leno                       Executive Vice President and Chief
--------------------------------      Financial Officer (Principal Financial
Sam R. Leno                           Officer)

/s/ Joanne C. Farver                  Vice President and Controller (Principal
--------------------------------      Accounting Officer)
Joanne C. Farver

/s/ Janet A. Hickey                   Director
--------------------------------
Janet A. Hickey

/s/ Mo Siegel                         Director
--------------------------------
Mo Siegel

/s/ Clayton K. Trier                  Director
--------------------------------
Clayton K. Trier

                                 EXHIBIT INDEX

          Except as otherwise noted, the Exhibit was previously filed as an exhibit to Corporate Express' Registration Statement on Form S-1, File No. 33-81924 (the "Initial Registration Statement"), and is incorporated herein by reference with respect to such exhibits. The exhibit numbers shown below for such items correspond to those shown in the Initial Registration Statement.

          Exhibit
          Number    Description
          ------    ------------------------------------------------------------

          2.1* Agreement and Plan of Merger dated as of September 10, 1996 among Corporate Express, Inc., United TransNet, Inc. and Bevo Acquisition Corp., Inc.

          2.2* Letter dated September 10, 1996 to United TransNet, Inc. regarding grant of options.

          3.1 Articles of Amendment and Restatement of the Articles of Incorporation of Corporate Express, Inc., a Colorado corporation filed on September 30, 1994.

          3.2       Amended and Restated By-Laws of Corporate Express, Inc.

          4.1       Specimen Common Stock Certificate of Corporate Express, Inc.

          4.2       Form of Corporate Express Warrant Agreement.

          4.3 Credit Agreement, dated as of February 28, 1994 by and among Corporate Express, Inc., various Financial Institutions, Sanwa Business Credit Corporation and Continental Bank N.A., as amended (the "Senior Credit Facility").

          4.4 Indenture dated as of February 28, 1994 by and among Corporate Express, Inc., and the Guarantors named therein and First Trust National Association for the $100,000,000 9 1/2% Senior Subordinated Notes.

          4.5 Note Purchase Agreement dated February 22, 1994 by and among Corporate Express, Inc., McQuiddy Holdings Inc., McQuiddy Office Designers, Inc., New Jersey Office Supply Inc., Ross-Martin Company Inc., Scott Rice Company Inc., Schwabacher/Frey, Inc., Bayless Stationers, Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Alex. Brown & Sons Incorporated.

          4.6 Recapitalization Agreement dated December 3, 1991, by and between Corporate Express, Inc., J.P. Morgan Investment Corporation ("J.P. Morgan") and Shareholders.

          4.7 Recapitalization Agreement dated August 29, 1992 by and among Corporate Express, Inc., J.P. Morgan and Shareholders.

          4.8       First Amendment to Senior Credit Facility dated May 10,
                    1996.

          4.9** Indenture dated as of June 24, 1996 relating to the Company's 4 1/2% Convertible Notes due July 1, 2000 (including forms of Notes).

          4.10** First Amendment to Indenture relating to the Company's 4 1/2% of Convertible Notes.

          4.11** Registration Rights Agreement dated as of June 24, 1996 by and among the Company and Alex. Brown & Sons Incorporated, Donaldson Lufkin & Jenrette Securities Corporation, Montgomery Securities and J.P. Morgan & Co.

          5.1*** Opinion of Ballard Spahr Andrews & Ingersoll as to the validity of the shares of Corporate Express Common Stock being registered.

          10.1 Employment Agreement (Restated) dated as of January 1, 1992, by and between Corporate Express, Inc. and Jirka Rysavy, as amended.

          10.2 Employment Agreement dated as of August 25, 1993, by and between Corporate Express, Inc. and Robert King, as amended effective July 15, 1994.

          10.3 Stock Purchase Agreement dated September 26, 1993, by and among Corporate Express, Inc., Synergom, Inc. and OfficeMax, Inc., as amended.

          10.4 Agreement and Plan of Merger, dated May 3, 1993, by and among Lindsay's Business Supplies and Furniture, Inc. ("Lindsay's"), the shareholders of Lindsay's and Corporate Express, Inc. (the "Lindsay's Merger Agreement"), as amended on May 6, 1993.

          10.5 Stock Purchase Agreement dated November 19, 1993 by and among HM Holdings,Inc., SFB Stationers Holdings, Inc. and Corporate Express, Inc., as amended on December 16, 1993 and February 24, 1994.

          10.6 Agreement and Plan of Merger, dated November 30, 1993, by and among Lucas Bros., Inc. ("Lucas"), the Shareholders of Lucas and Corporate Express, Inc.

          10.7 Corporate Express Amended and Restated 1992 Stock Option Plan, Form of Non-qualified Stock Option Agreement and Form of Incentive Stock Option Agreement.

          10.8      Corporate Express 1994 Executive Stock Option Plan.

          10.9 Form of Indemnification Agreement between Corporate Express, Inc. and its officers and directors.

          10.10     Corporate Express 1994 Stock Option and Incentive Plan.

          10.11     Corporate Express 1994 Employee Stock Purchase Plan.

          10.12 Stock Purchase Agreement among Siekert & Baum, Inc., Richard Buckley, Peter Reiland, other Reiland family members and related trusts, and Corporate Express, Inc., dated as of January 13, 1995 (incorporated by reference to Corporate Express, Inc.'s Form 8-K filed on January 30, 1995, as amended by Form 8-K/A filed on February 9, 1995).

          10.13 Asset Purchase Agreement between Joyce International, Inc. and Corporate Express, Inc., dated as of January 9, 1995 (incorporated by reference to Corporate Express, Inc.'s Form 8-K filed on January 30, 1995 as amended by Form 8-K/A filed on February 9, 1995).

          10.14 Letter Agreements dated as of December 19, 1994 and February 3, 1995 amending the Senior Credit Facility.

          10.15 Employment Agreement dated as of July 31, 1995 by and between Corporate Express, Inc. and Sam Leno.

          10.16 Agreement among Corporate Express, Inc., Synergom, Inc. and OfficeMax, Inc. dated as of August 25, 1995.

          11.1*     Statement regarding computation of per share earnings.

          21.1*     List of Subsidiaries.

          23.1*** Consent of Ballard Spahr Andrews & Ingersoll (included as part of Exhibit 5.1).

          23.2*     Consent of Coopers & Lybrand L.L.P.

          23.3*     Consent of Horne CPA Group.

          23.4*     Consent of Schutrumpf & Koren, P.C.

          23.5*     Consent of Arthur Andersen LLP.

          23.6*     Consent of KPMG.

          23.7*     Consent of McGee, Wheeler & Co., P.C.

          23.8*     Consent of Ernst & Young LLP.

          23.9*     Consent of Samson Belair Deloitte & Touche.

          23.10*    Consent of Arthur Andersen

          23.11*    Consent of Price Waterhouse LLP.

          23.12*    Consent of Ernst & Young LLP.

          24.1      Power of Attorney (included on signature page to Form S-4).

          25.1** Form T-1, Statement of Eligibility and Qualification of Bankers Trust Company.

          99.1*     Form of Proxy Card.


          __________________

          *    Previously filed.
          ** Filed in connection with Corporate Express' Form S-3 dated September 20, 1996.
          ***  Filed hereiwth.